As filed with the Securities and Exchange Commission on November 3, 2010

Registration No. 333-164757

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 3
TO
FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FactorShares 2X: S&P500 Bull/USD Bear
(Registrant)
(Exact name of the Registrant as specified in their respective charter)

Delaware	6799	80-0561313

(State of Organization)	(Primary Standard Industrial	(I.R.S. Employer
	Classification Number)	Identification Number)

c/o Factor Capital Management,		Stuart J. Rosenthal
LLC		c/o Factor Capital
1 Penn Plaza,		Management, LLC
36th Floor		1 Penn Plaza,
New York, New York 10119		36th Floor
(212) 786-7481		New York, New York 10119
(212) 786-7481
(Address, including zip code, and		(Name, address, including zip
telephone number, including		code, and telephone number,
area code, of registrant’s principal		including area code, of agent
executive offices)		for service)

Copies to:
Michael J. Schmidtberger, Esq.
James C. Munsell, Esq.
Sidley Austin LLP
787 Seventh Avenue
New York, New York 10019

Approximate date of commencement of proposed sale to the public:
As promptly as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer (Do not check if a smaller reporting company) ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price Per Share	Proposed Maximum Aggregate Offering Price[1]	Amount of Registration Fee[2]

FactorShares 2X: S&P500
Bull/TBond Bear Units of
Beneficial Interest	4,000,000	$25.00	$100,000,000	$7,130

1 The proposed maximum aggregate offering price has been calculated assuming that all Shares are sold at a price of $25.00 per Share.

2 The amount of the registration fee of the Shares is calculated in reliance upon Rule 457(o) under the Securities Act and using the proposed maximum aggregate offering price as described above. 4,000,000 Shares were registered and the registration fee of $7,130 in respect thereof was paid on February 8, 2010.

     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY STATEMENT

The prospectus contained in this Registration Statement relates to the Common Units of Beneficial Interest for each of the following registrants:

		Common Units of Beneficial
	Registration	Interest Being Concurrently
Registrant	Statement	Registered

FactorShares 2X: S&P500 Bull/TBond Bear	333-164754	4,000,000
FactorShares 2X: TBond Bull/S&P500 Bear	333-164758	4,000,000
FactorShares 2X: S&P500 Bull/USD Bear	333-164757	4,000,000
FactorShares 2X: Oil Bull/S&P500 Bear	333-164756	4,000,000
FactorShares 2X: Gold Bull/S&P500 Bear	333-164755	4,000,000

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated November 3, 2010

FACTORSHARES 2X: S&P500 BULL/TBOND BEAR	(NYSE Arca Symbol: FSE)	4,000,000 Common Units of Beneficial Interest
FACTORSHARES 2X: TBOND BULL/S&P500 BEAR	(NYSE Arca Symbol: FSA)	4,000,000 Common Units of Beneficial Interest
FACTORSHARES 2X: S&P500 BULL/USD BEAR	(NYSE Arca Symbol: FSU)	4,000,000 Common Units of Beneficial Interest
FACTORSHARES 2X: OIL BULL/S&P500 BEAR	(NYSE Arca Symbol: FOL)	4,000,000 Common Units of Beneficial Interest
FACTORSHARES 2X: GOLD BULL/S&P500 BEAR	(NYSE Arca Symbol: FSG)	4,000,000 Common Units of Beneficial Interest

Each above-listed Fund (collectively the Funds) is organized as a Delaware statutory trust. Each Fund will issue common units of beneficial interest, or Shares, which represent units of fractional undivided beneficial interest in and ownership of such Fund only. Shares in each Fund will be separately offered. Shares may be purchased from each Fund only by certain eligible financial institutions, called Authorized Participants, and only in one or more blocks of 100,000 Shares, called a Basket. Each Fund will issue its Shares in Baskets to Authorized Participants continuously at the net asset value of 100,000 Shares. The Form of Participant Agreement sets forth the terms and conditions on which an Authorized Participant may create or redeem a Basket.

The offering of Shares will terminate on the third anniversary of the registration statement of which this Prospectus is a part unless prior thereto a new registration statement is filed.

Each Fund trades certain exchange-traded futures contracts, with a view to tracking its corresponding index, on a daily and leveraged basis.

The objective of each Fund is to reflect the spread, or the difference in daily return, on a leveraged basis, between two predetermined market segments. Each Fund represents a relative value or “spread” strategy seeking to track the differences in daily returns between two futures-based Index components.

As described in this Prospectus, each Fund will have a leverage ratio of approximately 4:1 upon daily rebalancing, which increases the potential for trading profits and losses.

Before making an investment decision, you should understand that each Fund seeks investment results for a single day only, not for longer periods. This means that the return of a Fund for a period longer than a single trading day will be the result of each day’s returns compounded over the period, which will very likely differ from approximately twice (either + 200% or – 200%) the return of such Fund’s corresponding Index for that period. Due to a number of reasons as described throughout the Prospectus, including, but not limited to, mathematical compounding, daily rebalancing, the different times used to calculate the NAV Calculation Time in contrast to the Index Calculation Time, leverage and volatility, each Fund will not track its corresponding Index for a period longer than a single trading day and may experience tracking error intra-day. In periods of higher market volatility, the volatility of an Index may be at least as important to a Fund’s return for the period as the changes in the levels of the corresponding Index. Each Fund is different from most exchange-traded funds in that each Fund seeks leveraged or inverse leveraged returns and only on a daily basis. Each Fund also is riskier than similarly benchmarked exchange-traded funds that do not use leverage or inverse leverage. Accordingly, the Funds may not be suitable for all investors and should be used only by knowledgeable investors who understand the potential consequences of seeking daily leveraged or daily inverse leveraged investment results. Shareholders should actively monitor their investments.

THE SHARES ARE SPECULATIVE SECURITIES. PLEASE REFER TO “THE RISKS YOU FACE” BEGINNING ON PAGE 27.

  Futures trading is volatile and even a small movement in market prices could cause large losses.

  The success of each Fund’s trading program will depend upon the skill of the Managing Owner and its trading principals.

  Because the Funds are leveraged at approximately 4:1 as described in this Prospectus, a relatively small movement in the price of a futures contract owned by a Fund may cause greater losses. If an Index moves more than 50% in a direction adverse to the corresponding Fund, you could lose all of your investment.

  You will sustain losses if the expenses of a Fund are not offset by profits from its investments and/or interest income.

  Investors in each Fund will pay fees in connection with their investment in Shares including asset-based fees of 0.75% per annum and routine offering, operational, administrative and other ordinary expenses of approximately 0.40% per annum. Additional charges include brokerage commissions expected to be (i) 0.08% of the net asset value of FactorShares 2X: S&P500 Bull/TBond Bear, (ii) 0.11% of the net asset value of FactorShares 2X: TBond Bull/S&P500 Bear, (iii) 0.10% of the net asset value of FactorShares 2X: S&P500 Bull/USD Bear, (iv) 0.19% of the net asset value of FactorShares 2X: Oil Bull/S&P500 Bear, and (v) 0.13% of the net asset value of FactorShares 2X: Gold Bull/S&P500 Bear, in any year, although the actual amount of brokerage commissions and fees in any year or any part of any year may be greater.

     On [•], 2010, Timber Hill LLC, as the Initial Purchaser, subject to certain conditions, agreed to purchase and will take delivery of 200,000 Shares of each Fund, which comprise the initial Baskets, at a purchase price of $25.00 per Share ($2,500,000 per Basket), as described in “Plan of Distribution.” The Initial Purchaser proposes to offer to the public these 200,000 Shares at a per Share offering price that will vary depending upon, among other factors, the trading price of the Shares on NYSE Arca, the net asset value per Share and the supply of and demand for Shares of each Fund at the time of offer. Shares offered by the Initial Purchaser at different times may have different offering prices. The Initial Purchaser will not receive from the Funds, the Managing Owner or any of their affiliates, any fee or other compensation in connection with their sale of Shares to the public.

     Authorized Participants may offer to the public, from time-to-time, Shares from any Baskets they create. Shares offered to the public by Authorized Participants will be offered at a per Share offering price that will vary depending upon, among other factors, the trading price of the Shares of each Fund on NYSE Arca, the net asset value per Share and the supply of and demand for the Shares at the time of offer. Shares initially comprising the same Basket but offered by Authorized Participants to the public at different times may have different offering prices. Authorized Participants will not receive from the Funds, the Managing Owner or any of their affiliates, any fee or other compensation in connection with their sale of Shares to the public. An Authorized Participant may receive commissions or fees from investors who purchase Shares through their commission or fee-based brokerage accounts with the Authorized Participant. In addition, the Funds will pay a distribution services fee to the Distributor. For more information regarding these items of compensation paid to FINRA members, please see the “Plan of Distribution” section on page 134.

     These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense. None of the Funds are a mutual fund or any other type of investment company within the meaning of the Investment Company Act of 1940, as amended, and is not subject to regulation thereunder.

     THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THESE POOLS NOR HAS THE COMMISSION PASSED UPON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

([_____] [__], 2010)

COMMODITY FUTURES TRADING COMMISSION
RISK DISCLOSURE STATEMENT

     YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN THE COMMODITY POOLS. IN SO DOING, YOU SHOULD BE AWARE THAT COMMODITY INTEREST TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOLS AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOLS. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOLS.

     FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED TO THESE POOLS AT PAGE 98 AND A STATEMENT OF THE PERCENTAGE RETURNS NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 24.

     THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN ANY OF THESE COMMODITY POOLS. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN ANY OF THESE COMMODITY POOLS, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGES 27 THROUGH 64.

     YOU SHOULD ALSO BE AWARE THAT THESE COMMODITY POOLS MAY TRADE FOREIGN FUTURES CONTRACTS OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOLS AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOLS MAY BE EFFECTED.

     THESE POOLS HAVE NOT COMMENCED TRADING AND DO NOT HAVE ANY PERFORMANCE HISTORY.

     NEITHER THE POOL OPERATOR NOR ANY OF ITS TRADING PRINCIPALS HAVE PREVIOUSLY OPERATED ANY OTHER POOLS OR TRADED ANY OTHER ACCOUNTS.

     THE BOOKS AND RECORDS OF EACH FUND WILL BE MAINTAINED AS FOLLOWS: CERTAIN FINANCIAL BOOKS AND RECORDS INCLUDING BASKET CREATION AND REDEMPTION BOOKS AND RECORDS; JOURNALS OF ORIGINAL ENTRY OR OTHER EQUIVALENT RECORD SHOWING ALL RECEIPTS AND DISBURSEMENTS OF MONEY, SECURITIES AND OTHER PROPERTY; ADJUSTING ENTRIES AND ANY OTHER RECORDS OF ORIGINAL ENTRY OR THEIR EQUIVALENT FORMING THE BASIS OF ENTRIES IN ANY LEDGER; A GENERAL LEDGER OR OTHER EQUIVALENT RECORD CONTAINING DETAILS OF ALL ASSET, LIABILITY, CAPITAL, INCOME AND EXPENSE ACCOUNTS; CANCELLED CHECKS, BANK STATEMENTS, JOURNALS, LEDGERS, INVOICES, COMPUTER GENERATED RECORDS, AND ALL OTHER RECORDS, DATA AND MEMORANDA PREPARED OR RECEIVED IN CONNECTION WITH THE OPERATION OF THE FUNDS; AND STATEMENTS OF FINANCIAL CONDITION AND INCOME (LOSS) ARE MAINTAINED BY STATE STREET BANK AND TRUST COMPANY, STATE STREET FINANCIAL CENTER, ONE LINCOLN STREET, BOSTON, MA 02111, ATTENTION: TRUST ADMINISTRATION LEGAL DEPARTMENT. ALL ORIGINALS OR COPIES OF EACH REPORT, LETTER, CIRCULAR, MEMORANDUM, PUBLICATION, WRITING, ADVERTISEMENT OR OTHER LITERATURE OR ADVICE (INCLUDING THE TEXTS OF STANDARDIZED ORAL PRESENTATION AND OF RADIO, TELEVISION, SEMINAR OR SIMILAR MASS MEDIA PRESENTATIONS), DISTRIBUTED OR CAUSED TO BE DISTRIBUTED BY THE MANAGING OWNER TO ANY EXISTING OR PROSPECTIVE PARTICIPANT SHOWING THE FIRST DATE OF DISTRIBUTION OR

i

RECEIPT, IF NOT OTHERWISE SHOWN ON THE DOCUMENT, THAT HAS BEEN APPROVED AND/OR FILED BY FORESIDE FUND SERVICES, INC., THE ACKNOWLEDGMENT SPECIFIED BY CFTC RULE 4.21(B), FOR EACH AUTHORIZED PARTICIPANT, COPIES OF ALL MARKETING MATERIAL (INCLUDING INTERNET SITES) FILED WITH FINANCIAL INDUSTRY REGULATORY AUTHORITY, THAT HAS BEEN APPROVED AND/OR FILED BY FORESIDE FUND SERVICES, LLC, ALL AUTHORIZED PARTICIPANTS’ CONTRACTUAL AGREEMENTS, ORDER-RELATED SOURCE DOCUMENTS AND CORRESPONDENCE FROM AUTHORIZED PARTICIPANTS ASSOCIATED WITH CREATION AND REDEMPTION ORDERS ARE MAINTAINED BY FORESIDE FUND SERVICES, INC. THREE CANAL PLAZA, PORTLAND, ME 04101. ALL OTHER MARKETING MATERIALS, BOOKS AND RECORDS OF EACH FUND (INCLUDING MINUTE BOOKS AND OTHER GENERAL CORPORATE RECORDS, TRADING RECORDS AND RELATED REPORTS AND OTHER ITEMS RECEIVED FROM EACH FUND’S COMMODITY BROKERS) WILL BE MAINTAINED AT EACH FUND’S PRINCIPAL OFFICE, C/O FACTOR CAPITAL MANAGEMENT, LLC, 1 PENN PLAZA, 36TH FLOOR, NEW YORK, NEW YORK 10119; TELEPHONE NUMBER (212) 786-7481. SHAREHOLDERS WILL HAVE THE RIGHT, DURING NORMAL BUSINESS HOURS, TO HAVE ACCESS TO AND COPY (UPON PAYMENT OF REASONABLE REPRODUCTION COSTS) SUCH BOOKS AND RECORDS IN PERSON OR BY THEIR AUTHORIZED ATTORNEY OR AGENT. MONTHLY ACCOUNT STATEMENTS FOR EACH FUND CONFORMING TO COMMODITY FUTURES TRADING COMMISSION (THE “CFTC”) AND THE NATIONAL FUTURES ASSOCIATION (THE “NFA”) REQUIREMENTS WILL BE POSTED ON THE MANAGING OWNER’S WEBSITE AT WWW.FACTORSHARES.NET. ADDITIONAL REPORTS WILL BE POSTED ON THE MANAGING OWNER’S WEBSITE IN THE DISCRETION OF THE MANAGING OWNER OR AS REQUIRED BY REGULATORY AUTHORITIES. THERE WILL SIMILARLY BE DISTRIBUTED TO SHAREHOLDERS OF EACH FUND, NOT MORE THAN 90 DAYS AFTER THE CLOSE OF EACH FUND’S FISCAL YEAR, CERTIFIED AUDITED FINANCIAL STATEMENTS. TAX INFORMATION RELATING TO SHARES OF EACH FUND NECESSARY FOR THE PREPARATION OF SHAREHOLDERS’ ANNUAL FEDERAL INCOME TAX RETURNS WILL ALSO BE DISTRIBUTED.

     THIS PROSPECTUS DOES NOT INCLUDE ALL OF THE INFORMATION OR EXHIBITS IN THE REGISTRATION STATEMENT OF THE FUNDS. YOU CAN READ AND COPY THE ENTIRE REGISTRATION STATEMENT OF EACH FUND AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC IN WASHINGTON, D.C.

     THE FUNDS WILL FILE PERIODIC, QUARTERLY AND ANNUAL REPORTS WITH THE SEC. YOU CAN READ AND COPY THESE REPORTS AT THE SEC PUBLIC REFERENCE FACILITIES IN WASHINGTON, D.C. PLEASE CALL THE SEC AT 1–800–SEC–0330 FOR FURTHER INFORMATION.

     THE FILINGS OF THE FUNDS WILL BE POSTED AT THE SEC WEBSITE AT WWW.SEC.GOV.

REGULATORY NOTICES

     NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE FUNDS, THE MANAGING OWNER, THE INITIAL PURCHASER, THE AUTHORIZED PARTICIPANTS OR ANY OTHER PERSON.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION TO SELL OR A SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY OFFER, SOLICITATION, OR SALE OF THE SHARES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION, OR SALE IS NOT AUTHORIZED OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER, SOLICITATION, OR SALE.

     AUTHORIZED PARTICIPANTS MAY BE REQUIRED TO DELIVER A PROSPECTUS WHEN TRANSACTING IN SHARES. SEE “PLAN OF DISTRIBUTION.”

FactorSharesTM is a service mark owned by Factor Advisors, LLC for which a federal service mark registration application is currently pending before the U.S. Patent and Trademark Office.

The S&P 500® mark is a registered service mark owned by Standard and Poor’s Financial Services LLC.

The USDX® mark is a registered service mark owned by ICE Futures U.S., Inc.

FACTORSHARES 2X: S&P500 BULL/TBOND BEAR
FACTORSHARES 2X: TBOND BULL/S&P500 BEAR
FACTORSHARES 2X: S&P500 BULL/USD BEAR
FACTORSHARES 2X: OIL BULL/S&P500 BEAR
FACTORSHARES 2X: GOLD BULL/S&P500 BEAR

PART ONE
DISCLOSURE DOCUMENT

	Of The Index Futures Contracts And
	Other Assets Held By Such Fund And
	Fluctuations In The Price Of These
	Assets Could Materially And
	Adversely Affect An Investment In
	Each Fund’s Shares	27
(2)	An Investor Should Not Expect The
	Return Of A Fund To Match +200%
	Or –200%, As Applicable, Of The
	Changes In The Value Of The
	Corresponding Index Because Such A
	Calculation Ignores The Effects Of
	Compounding And Tracking Error
	Arising From A Number Of Sources,
	Including Leverage, Daily
	Rebalancing, The Different Times
	Used To Calculate The NAV
	Calculation Time In Contrast To The
	Index Calculation Time, Fees And
	Expenses And Interest Income	29
(3)	As An Investor’s Holding Period
	Increases, The Probability Increases
	That A Fund’s Return Will Not
	Correspond To +200% Or –200%, As
	Applicable, Of The Simple Difference
	in Total Return Between The Long
	Sub-Index And Short Sub-Index Over
	The Period	32
(4)	Market Volatility, Which Is Amplified
	By The Use Of Leverage, May Further
	Facilitate The Total Loss Of An
	Investor’s Investment Or May
	Adversely Impact A Fund’s Return For
	Time Periods Longer Than A Single
	Trading Day	33
(5)	The Correlation Between the Long
	Sub-Index and Short Sub-Index May
	Decrease, Thereby Increasing Fund
	Volatility Which May Adversely
	Affect the Value of Your Shares	35
(6)	Because A Fund’s Portfolio Turnover
	Rate Is Expected To Be Very High
	Due To Holding Both Long And Short
	Futures Contracts, Daily Rebalancing,
	Leverage And Index And/Or Market
	Volatility, A Fund Will Incur
	Additional Brokerage Costs, Operating
	Costs And May Generate Increased
	Taxable Capital Gains, Which, In
	Turn, Would Adversely Affect The
	Value Of Your Shares	36

(7)	The Risk Of Total Loss In The Value
	Of Your Shares Exists In The Event Of
	A Significant Index Movement	36
(8)	A Fund Is Likely To Experience A
	Loss Even If Its Index Level Remains
	Unchanged Due To Volatility And
	Compounding Arising From A Fund’s
	Use Of Leverage And Daily
	Rebalancing	36
(9)	A Fund Is Likely To Experience A
	Loss Even If The Spread, Or The
	Difference In Multi-Day Return,
	Between The Long Sub-Index And
	The Short Sub-Index Is Zero Due To
	Volatility And Compounding Arising
	From A Fund’s Use Of Leverage And
	Daily Rebalancing	37
(10)	The Funds’ Leverage Ratio Of
	Approximately 4:1 Increases The
	Potential For Both Trading Profits And
	Losses And May Exceed The Amount
	Of Leverage Typically Employed By
	Other Similar Exchange Traded
	Products	39
(11)	Because Of Leverage, Each Fund Will
	Trade More Futures Contracts
	(Substitute Futures And Financial
	Instruments, As Applicable), And
	Incur More Brokerage Commission
	Expenses Than It Would If It Did Not
	Use Leverage	39
(12)	Each Fund Seeks To Track A Multiple
	Or Inverse Multiple Of A
	Corresponding Index On A Daily Basis
	At All Times, Even During Periods In
	Which The Corresponding Index Is
	Flat As Well As When A
	Corresponding Index Is Moving In A
	Manner Which Causes The Applicable
	Fund’s NAV To Decline, Thereby
	Causing Losses To Such Fund	39
(13)	Investors Who Invest Only In Either
	The S&P500 Bull/TBond Bear Fund
	Or The TBond Bull/S&P500 Bear
	Fund May Not Be Able To Profit If
	The Market Value Of The S&P500
	Bull/TBond Bear Index Moves Against
	Such Investment	40
(14)	Net Asset Value May Not Always
	Correspond To Market Price Due to
	Certain Inherent Factors Such As
	Supply And Demand Forces In The
	Secondary Market And Non-
	Concurrent Trading Hours Between
	NYSE Arca And The Various Futures
	Exchanges Which May Result In

	Baskets Being Created Or Redeemed
	At A Value That Differs From The
	Market Price Of The Shares	40
(15)	Regulatory And Exchange Position
	Limits And Other Rules May Restrict
	The Creation Of Baskets And The
	Operation Of One Or More Of The
	Funds	41
(16)	While Close Tracking Of Any Fund To
	Its Corresponding Index May Be
	Achieved On Any Single Trading Day,
	A Number Of Factors May Affect
	Their Ability To Consistently Achieve
	This Daily Tracking, Or Correlation	42
(17)	A Fund’s Performance Will Not
	Correlate To The Changes In The
	Corresponding Index For Periods Of
	Longer Than A Single Trading Day	43
(18)	Investors Who Invest Intra-Day Are
	Subject To The Risk That The
	Performance Of Their Intra-Day
	Investment Will Not Reflect A Return
	That Equals A Fund’s Leveraged Daily
	Investment Objective	43
(19)	Because Each Fund Seeks To Track
	The Changes, As Closely As Possible,
	In An Amount Equal To Either +200%
	Or –200%, As Applicable, Of The
	Daily Changes Of The Corresponding
	Index, A Fund Could Theoretically
	Lose An Amount Greater Than Its Net
	Assets If The Corresponding Index
	Moved More Than 50% In A Direction
	That Is Adverse To The Fund, And In
	Turn, You Will Experience A Total
	Loss On Your Investment	43
(20)	Leverage and Short Selling
	Theoretically Exposes The Funds To
	Unlimited Losses	44
(21)	NYSE Arca May Halt Trading In The
	Shares Of A Fund Which Would
	Adversely Impact Your Ability To Sell
	Shares	44
(22)	The Lack Of An Active Trading
	Market For The Shares Of A Fund
	May Result In Losses On Your
	Investment In Such Fund At The Time
	Of Disposition Of Your Shares	45
(23)	The Shares Of Each Fund Are New
	Securities Products And Their Value
	Could Decrease If Unanticipated
	Operational Or Trading Problems
	Arise	45
(24)	The Liquidity Of The Shares Of A
	Certain Fund May Also Be Affected
	By The Withdrawal From Participation

v

	Of One Or More Authorized
	Participants With Respect To Such
	Fund, Which Could Adversely Affect
	The Value Of Your Shares	45
(25)	Shareholders That Are Not Authorized
	Participants May Only Purchase Or
	Sell Their Shares In Secondary
	Trading Markets, And The Conditions
	Associated With Trading In Secondary
	Markets May Adversely Affect
	Investors’ Investment In The Shares	45
(26)	As The Managing Owner And Its
	Principals Have No History Of
	Operating Investment Vehicles Like
	The Funds, Their Experience May Be
	Inadequate Or Unsuitable To Manage
	The Funds	45
(27)	A Computer Systems Failure Could
	Result In Losses For The Funds	46
(28)	You May Not Rely On Daily Past
	Performance Of A Fund Or Index
	Results In Deciding Whether To Buy
	Shares Of A Fund	46
(29)	Asset Class Concentration May Result
	In Greater Index Volatility, Which
	Could Adversely Affect The Value Of
	Your Shares	46
(30)	Gains, If Any, From A Fund’s
	Holdings With Respect To The First
	Of Its Index Futures Contracts May Be
	Offset By Losses On The Second
	Index Futures Contacts It Invests In;
	Gains, If Any, On The Second Index
	Futures Contracts May Be Offset By
	Losses From Its Holdings Of Its First
	Index Futures Contract, Resulting In
	No Gains Or Aggregate Losses For A
	Fund	46
(31)	Price Volatility May Possibly Cause
	The Total Loss Of Your Investment	47
(32)	A Fund’s Exposure To Physical
	Commodities Or Financial Products
	Through Its Investment In Index
	Futures Contracts (Substitute Futures
	And Financial Instruments, As
	Applicable) May Subject The Fund To
	Greater Volatility Than Investments In
	Traditional Securities, Which May
	Adversely Affect The Value Of Your
	Shares In The Applicable Fund	47
(33)	Fees And Commissions Are Charged
	Regardless Of Profitability And May
	Result In Depletion Of Assets	47
(34)	A Fund Will Experience A Loss If It Is
	Required To Sell Treasuries At A Price

	Lower Than The Price At Which They
	Were Acquired	47
(35)	You Cannot Be Assured Of The
	Managing Owner’s Continued
	Services, Which Discontinuance May
	Be Detrimental To The Funds And
	May Cause The Funds To Terminate	47
(36)	Potentially Illiquid Markets May
	Increase Losses Of A Fund And In
	Turn The Net Asset Value Of Your
	Shares	47
(37)	The Value of Your Shares May Be
	Adversely Affected By Redemption
	Orders That Are Subject To
	Postponement, Suspension Or
	Rejection Under Certain
	Circumstances	48
(38)	Because Futures Contracts Have No
	Intrinsic Value, The Positive
	Performance Of Your Investment Is
	Wholly Dependent Upon An Equal
	And Offsetting Loss	48
(39)	Failure Of Commodity Or Currency
	Futures Markets To Exhibit Low To
	Negative Correlation To General
	Financial Markets Will Reduce
	Benefits Of Diversification And May
	Increase Losses To Your Portfolio	48
(40)	Shareholders Will Not Have The
	Protections Associated With
	Ownership Of Shares In An
	Investment Company Registered
	Under The Investment Company Act
	Of 1940. Such Protections Are
	Intended To Decrease Certain
	Conflicts And Also Impose A Number
	Of Investment Restrictions And
	Diversification Requirements	49
(41)	Each Fund May Trade In Foreign
	Markets Which May Not Be Subject
	To The Same Level Of Regulatory
	Oversight As Trading In Domestic
	Markets	49
(42)	Various Actual And Potential Conflicts
	Of Interest, Such As The Relationship
	Between The Managing Owner And
	The Commodity Broker, May Be
	Detrimental To Shareholders	49
(43)	Failure Of Futures Commission
	Merchants Or Commodity Brokers To
	Segregate Assets May Increase Losses;
	Despite Segregation Of Assets, The
	Funds Remain At Risk Of Significant
	Losses Because The Funds May Only
	Receive A Pro-Rata Share Of Certain
	Assets, Or No Assets At All	50

(44)	Regulatory Changes Or Actions May
	Alter The Nature Of An Investment In
	The Funds And The Effect Of Such
	Future Regulatory Changes Or Actions
	On The Funds Could Be Substantial
	And Adverse	50
(45)	You Should Consult Your Own Legal,
	Tax And Financial Advisers Regarding
	The Desirability Of An Investment In
	The Shares Because No Independent
	Advisers Were Appointed To
	Represent You In Connection With
	The Formation And Operation Of The
	Funds	50
(46)	Possibility Of Termination Of A Fund
	May Adversely Affect Your Portfolio	50
(47)	Shareholders Do Not Have The Rights
	Enjoyed By Investors In Certain Other
	Vehicles And May Be Adversely
	Affected By A Lack Of Statutory
	Rights And By Limited Voting And
	Distribution Rights	51
(48)	An Investment In Shares Of The Funds
	May Be Adversely Affected By
	Competition From Other Methods Of
	Investing In Futures Contracts On
	Commodities or Financial Instruments	51
(49)	Competing Claims Over Ownership Of
	Intellectual Property Rights Related To
	The Funds Could Adversely Affect
	The Funds And An Investment In
	Shares	51
(50)	The Value Of The Shares Will Be
	Adversely Affected If The Funds Are
	Required To Indemnify The Trustee Or
	The Managing Owner	51
(51)	The Net Asset Value Calculation Of
	The Funds May Be Overstated Or
	Understated Due To The Valuation
	Method Employed When A Settlement
	Price Is Not Available Due To Unusual
	or Extraordinary Circumstances On
	The Date Of Net Asset Value
	Calculation	51
(52)	Although The Shares Of Each Fund
	Are Limited Liability Investments,
	Certain Circumstances Such As
	Bankruptcy Of A Fund Or
	Indemnification Of Such Fund By The
	Shareholders Will Increase A
	Shareholder’s Liability	52
(53)	As a Futures Contract Nears
	Expiration, “Backwardation” May
	Decrease Or “Contango” May
	Increase, Respectively, The Market
	Prices Of The Index Futures Contracts

	Linked To Physical Commodities
	Underlying The Commodities Indexes,
	And In Turn, May Either Increase Or
	Decrease The Value Of Your Shares,
	Respectively	52
(54)	Funds That Are Designed To Track A
	Multiple Of The Daily Changes In The
	Value Of Gold Or Oil (Oil
	Bull/S&P500 Bear Fund And Gold
	Bull/S&P500 Bear Fund) Do Not
	Invest In The Physical Commodities
	As Certain Other Exchange Traded
	Products Do. Rather, The Funds Use
	Index Futures Contracts (Substitute
	Futures And Financial Instruments, As
	Applicable) To Gain Exposure To
	These Physical Commodities. Not
	Investing Directly In The Physical
	Commodities May Introduce
	Additional Tracking Error And These
	Funds Are Subject To The Effects Of
	Contango And Backwardation
	Described Above	53
(55)	The Effect Of Market Disruptions,
	Governmental Intervention And The
	Dodd-Frank Wall Street Reform And
	Consumer Protection Act Are
	Unpredictable And May Have An
	Adverse Effect On The Value Of Your
	Shares	53
(56)	The Effects Of New Regulation Of The
	Over-The-Counter Derivatives Markets
	Is Unknown And May Have A
	Detrimental Effect On The Value Of
	Your Shares	54
(57)	Financial Instruments, Such As
	Forward Agreements And Swaps, Are
	Not Regulated And Are Subject To
	The Risk Of Counterparty Non-
	Performance Resulting In A Fund Not
	Realizing A Trading Gain	54
(58)	Shareholders Of A Fund Will Be
	Subject To Taxation On Their
	Allocable Share Of The Fund’s
	Taxable Income, Whether Or Not They
	Receive Cash Distributions	55
(59)	Items Of Income, Gain, Loss And
	Deduction With Respect To Shares Of
	A Fund Could Be Reallocated If The
	IRS Does Not Accept The
	Assumptions Or Conventions Used By
	The Fund In Allocating Fund Tax
	Items	55
(60)	The Current Treatment Of Long-Term
	Capital Gains Under Current U.S.
	Federal Income Tax Law May Be

	Adversely Affected, Changed Or
	Repealed In The Future, And In Turn,
	May Adversely Affect The Value Of
	Your Shares	55
(61)	Because Each Fund Invests In The
	Equity Index Futures Contracts, Each
	Fund Is Subject To The Risks Inherent
	In An Investment In Any Equity
	Security. If An Event Occurs That
	Adversely Affects The Equity Security
	Market In Light Of Your Investment,
	The Value Of Your Shares May Also
	Be Adversely Affected	56
(62)	Because Each Fund Invests
	Approximately Half Of Its Portfolio In
	The Equity Index Futures Contracts,
	Each Fund Is Subject To The Non-
	Diversification Risks Associated With
	The Equity Index Futures Contracts,
	Which May Adversely Affect The
	Value Of Your Shares	57
(63)	To The Extent That The Underlying
	Index Of The Equity Index Futures
	Contracts Is Concentrated In Certain
	Securities, Such Concentration May
	Amplify The Potentially Adverse
	Effects Upon Each Of The Funds	57
(64)	The Funds Are Subject To Issuer Risk,
	Which Means That Certain Actions Or
	Inactions By The Issuers Of The
	Equities That Comprise The
	Underlying Index May Be Adverse To
	The Value Of The Equity Index
	Futures Contracts, Which Would
	Adversely Affect The Value Of The
	Funds, And Ultimately, The Value Of
	Your Shares	57
(65)	Changes In The Equity Market May
	Adversely Affect The Value Of The
	Funds, And In Turn, The Value Of
	Your Shares	57
(66)	A Liquid Trading Market For Shares
	Of The Issuers Underlying The Equity
	Index Futures Contracts May Not
	Develop Or Exist, Which In Turn, May
	Adversely Affect The Value Of The
	Shares Of Certain Funds	58
(67)	Because You Have No Recourse To
	The Index Sponsors Or Their
	Successors Of Each Underlying Index,
	You Have No Protections Against
	Certain Actions Or Inactions Of The
	Index Sponsors Or Their Successors
	That May Be Detrimental To The
	Value Of Your Shares	58

(68)	A Change In The Ownership Of The
	Underlying Index May Change The
	Determination, Valuation
	Methodology Or Any Other Aspect Of
	The Underlying Index In A Manner
	That May Be Adverse To The
	Corresponding Index Futures Contract,
	And Ultimately, The Value Of Your
	Shares	59
(69)	Cessation Of Publication Of An
	Underlying Index May Materially And
	Adversely Affect The Activities Of
	The Applicable Index Futures
	Contracts, And In Turn, The Managing
	Owner May Terminate The Affected
	Fund At A Time When The Value Of
	Your Shares Has Decreased And
	Thereby Guarantees A Loss In Value
	Of Your Shares	59
(70)	Because The Asset Class Underlying
	The Index Futures Contracts May
	Underperform Relative To Other
	Sectors, You May Either Earn Less
	Money Or Lose Money As Compared
	To Selling Your Shares At A Time
	When The Sector Associated With The
	Underlying Index Is Outperforming
	Other Sectors	59
(71)	The Equity/Bond Relative Value Funds
	Are Subject To Interest Rate Risk,
	Which May Adversely Affect The
	Value Of Your Shares. The Interest
	Rate Risk Is Further Increased Due To
	The Long-Term Fixed Income
	Obligations That Underlie The
	Treasury Index Futures Contracts	60
(72)	Price Fluctuations Of U.S. Government
	Securities Such As 30-Year U.S.
	Treasury Bonds Will Affect The Value
	Of The Treasury Index Futures
	Contracts, And Ultimately, The Value
	Of Your Shares	60
(73)	The S&P500 Bull/USD Bear Fund’s
	Performance May Not Always
	Replicate Exactly The Changes In The
	Level Of Its Corresponding Index	60
(74)	Because The Price Of Currency Index
	Futures Contracts Are Primarily
	Influenced By Short-Term Interest
	Rate Differentials, You May Sell Your
	Shares In The S&P500 Bull/USD Bear
	Fund At A Time When The Currency
	Index Futures Contracts Are Being
	Traded At A Premium, And Therefore
	Receive An Amount That Would Be
	Lower Than If The Currency Index

	Futures Contracts Were Trading At A
	Discount	61
(75)	Exchange Rates On The Currencies
	That Compose The Index Underlying
	The Currency Index Futures Contracts
	Could Be Volatile And Could
	Materially And Adversely Affect The
	Performance Of Your Shares Of The
	S&P500 Bull/USD Bear Fund	61
(76)	Substantial Sales Of Index Currencies
	By The Official Sector Could
	Adversely Affect The Value Of Your
	Shares Of The S&P500 Bull/USD Bear
	Fund	62
(77)	The Value Of The Shares Of The Oil
	Bull/S&P500 Bear Fund Relates
	Directly To The Value Of The Oil
	Index Futures Contracts And Other
	Assets Held By The Oil Bull/S&P500
	Bear Fund And Fluctuations In The
	Price Of These Assets May Be
	Volatile, Which In Turn Could
	Materially And Adversely Affect Your
	Investment In The Oil Bull/S&P500
	Bear Fund’s Shares	62
(78)	The Impact Of Environmental And
	Other Governmental Laws And
	Regulations May Adversely Affect The
	Price Of Crude Oil And Therefore May
	Adversely Affect The Value Of Your
	Shares Of The Oil Bull/S&P500 Bear
	Fund	63
(79)	The Occurrence Of A Terrorist Attack,
	Or The Outbreak, Continuation Or
	Expansion Of War Or Other Hostilities
	Could Disrupt Trading In The Oil
	Index Futures Contracts Markets, And
	In Turn Adversely Affect The Value
	Of Your Oil Bull/S&P500 Bear Fund
	Shares	63
(80)	The Price Of Gold Has Fluctuated
	Widely Over The Past Several Years
	And A Decline In The Price Of Gold
	May Result In A Decline In The Value
	Of Your Shares In The Gold
	Bull/S&P500 Bear Fund	64
(81)	Large-Scale Sales Of Gold May Lead
	To A Decline In The Price Of Gold
	And A Decline In The Value Of Your
	Shares Of The Gold Bull/S&P500 Bear
	Fund	64
(82)	Widening Interest Rate Differentials
	Between The Cost Of Money And The
	Cost Of Borrowing Gold Could Result
	In Increased Sales And A Decline In
	The Price Of Gold, Possibly Resulting

x

Factor Capital Management, LLC Statement
of Changes in Member’s Capital for
the Period From November 2, 2009
(inception) to September 30, 2010	177
Factor Capital Management, LLC Statement
of Cash Flows Period From November
2, 2009 (inception) to September 30,
2010	178
Notes to Financial Statements	179

PART TWO
STATEMENT OF ADDITIONAL
INFORMATION

SUMMARY

     This summary of all material information provided in this Prospectus is intended for quick reference only. The remainder of this Prospectus contains more detailed information. You should read the entire Prospectus, including all exhibits to this Prospectus, before deciding to invest in Shares of any Fund. This Prospectus is intended to be used beginning [__], 2010.

     The Funds

     Each of the Funds was formed as a Delaware statutory trust on January 26, 2010. Each Fund will issue common units of beneficial interest, or Shares, which represent units of fractional undivided beneficial interest in and ownership of such Fund. The term of each Fund is perpetual (unless terminated earlier in certain circumstances). The principal office of the Funds is located at c/o Factor Capital Management, LLC, 1 Penn Plaza, 36th Floor, New York, New York 10119, and the telephone number of each of them is (212) 786-7481.

     Purchases and Sales in the Secondary Market on NYSE Arca

     The Shares of each Fund will trade on NYSE Arca like any other equity security.

     Baskets of Shares in each Fund may be created or redeemed only by Authorized Participants, except that the initial Baskets will be created by the Initial Purchaser. It is expected that Baskets in a Fund will be created when there is sufficient demand for Shares in such Fund that the market price per Share is at a premium to the net asset value per Share. Authorized Participants are expected to sell such Shares, which will be listed on NYSE Arca, to the public at prices that are expected to reflect, among other factors, the trading price of the Shares of such Fund on NYSE Arca and the supply of and demand for the Shares at the time of sale. This price is expected to fall between the net asset value and the trading price of the Shares on NYSE Arca at the time of sale. Similarly, it is expected that Baskets in a Fund will be redeemed when the market price per Share of such Fund is at a discount to the net asset value per Share. Retail investors seeking to purchase or sell Shares on any day are expected to effect such transactions in the secondary market, on NYSE Arca, at the market price per Share, rather than in connection with the creation or redemption of Baskets.

     The market price of the Shares of a Fund may not be identical to the net asset value per Share, but these valuations are expected to be close. Investors will be able to use the indicative intra-day value per Share to determine if they want to purchase in the secondary market via NYSE Arca. The intra-day indicative value per Share of each Fund is calculated by applying the percentage price change of each Fund’s holdings in futures contracts to the last published NAV of each Fund and will be disseminated by one or more market data vendors every 15 seconds throughout the trading day.

     Retail investors may purchase and sell Shares through traditional brokerage accounts. Purchases or sales of Shares may be subject to customary brokerage commissions. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

     Pricing Information Available on NYSE Arca and Other Sources

     The following tables list the symbols and their meanings with respect to the Funds, the Indexes and the Sub-Indexes:

FactorShares 2X: S&P500 Bull/TBond Bear
NYSE Arca Ticker Symbol	FSE
Intra-Day Index Level Symbol and End of Day Index Closing Level Symbol	SPUSERPT
Intra-Day Long Sub-Index Level Symbol and End of Day Long Sub-Index Closing Level Symbol	SPXFP
Intra-Day Short Sub-Index Level Symbol and End of Day Short Sub-Index Closing Level Symbol	SPUSTBP
End-of-Day Net Asset Value Symbol	FSE.NV
Intra-Day Indicative Values Per Share Symbol	FSE.IV

FactorShares 2X: TBond Bull/S&P500 Bear
NYSE Arca Ticker Symbol	FSA
Intra-Day Index Level Symbol and End of Day Index Closing Level Symbol	SPUSERPT
Intra-Day Long Sub-Index Level Symbol and End of Day Long Sub-Index Closing Level Symbol	SPXFP
Intra-Day Short Sub-Index Level Symbol and End of Day Short Sub-Index Closing Level Symbol	SPUSTBP
End-of-Day Net Asset Value Symbol	FSA.NV
Intra-Day Indicative Values Per Share Symbol	FSA.IV

FactorShares 2X: S&P500 Bull/USD Bear
NYSE Arca Ticker Symbol	FSU
Intra-Day Index Level Symbol and End of Day Index Closing Level Symbol	SPNUSDTR
Intra-Day Long Sub-Index Level Symbol and End of Day Long Sub-Index Closing Level Symbol	SPXFP
Intra-Day Short Sub-Index Level Symbol and End of Day Short Sub-Index Closing Level Symbol	SPUSDP
End-of-Day Net Asset Value Symbol	FSU.NV
Intra-Day Indicative Values Per Share Symbol	FSU.IV

FactorShares 2X: Oil Bull/S&P500 Bear
NYSE Arca Ticker Symbol	FOL
Intra-Day Index Level Symbol and End of Day Index Closing Level Symbol	SPCOESTR
Intra-Day Long Sub-Index Level Symbol and End of Day Long Sub-Index Closing Level Symbol	SPGCCLP
Intra-Day Short Sub-Index Level Symbol and End of Day Short Sub-Index Closing Level Symbol	SPXFP
End-of-Day Net Asset Value Symbol	FOL.NV
Intra-Day Indicative Values Per Share Symbol	FOL.IV

FactorShares 2X: Gold Bull/S&P500 Bear
NYSE Arca Ticker Symbol	FSG
Intra-Day Index Level Symbol and End of Day Index Closing Level Symbol	SPGDESTR
Intra-Day Long Sub-Index Level Symbol and End of Day Long Sub-Index Closing Level Symbol	SPGCGCP
Intra-Day Short Sub-Index Level Symbol and End of Day Short Sub-Index Closing Level Symbol	SPXFP
End-of-Day Net Asset Value Symbol	FSG.NV
Intra-Day Indicative Values Per Share Symbol	FSG.IV

     For additional information regarding Fund, Index and Sub-Index intra-day and end of day values, please see “Investment Objectives of the Funds.”

     The Index Sponsor obtains information for inclusion in, or for use in the calculation of, the Indexes from sources the Index Sponsor considers reliable. None of the Index Sponsor, the Managing Owner, the Funds or any of their respective affiliates accepts responsibility for or guarantees the accuracy and/or completeness of any of the Indexes or any data included in any of the Indexes.

CUSIP Numbers

Fund Name	CUSIP
FactorShares 2X: S&P500 Bull/TBond Bear	303046 106
FactorShares 2X: TBond Bull/S&P500 Bear	303047 104
FactorShares 2X: S&P500 Bull/USD Bear	303048 102
FactorShares 2X: Oil Bull/S&P500 Bear	30304 P 104
FactorShares 2X: Gold Bull/S&P500 Bear	30304 T 106

Break-even Estimates

     Each Fund is subject to the fees and expenses set forth in the “Breakeven Table” on page 24 (prior to the amount of any commissions charged by the investor’s broker in connection with an investor’s purchase of Shares) and will be successful only if losses are avoided. The following table reflects the expected dollar and percentage amounts that each Share of each Fund must earn per annum in order for an investor to break-even, assuming that the net asset value of each Share is $25.00, plus the amount of any commissions charged by the investor’s broker in connection with an investor’s purchase of Shares.

Fund Name	Required Income to Break-even
	$ [1]	%
FactorShares 2X: S&P500 Bull/TBond Bear	$ 0.27	1.07%
FactorShares 2X: TBond Bull/S&P500 Bear	$ 0.28	1.10%
FactorShares 2X: S&P500 Bull/USD Bear	$ 0.28	1.09%
FactorShares 2X: Oil Bull/S&P500 Bear	$ 0.30	1.18%
FactorShares 2X: Gold Bull/S&P500 Bear	$ 0.28	1.12%

     1 The dollar amount as specified in the above table reflects that amount of required income to break even per annum per Share assuming that the net asset value of each Share is $25.00. Additionally, the dollar amount as specified in the above table reflects an expectation that each Fund will earn interest income equal to 0.16% per annum, based upon the yield of 3-month U.S. Treasury bills as of October 1, 2010.

     Risk Factors

     An investment in Shares of any Fund is speculative and involves a high degree of risk. The summary risk factors set forth below are intended merely to highlight certain risks that are common to all the Funds. Each Fund has particular risks that are set forth elsewhere in this Prospectus.

  The Funds have no operating history. Therefore, a potential investor has no performance history to serve as a factor for evaluating an investment in any Fund.

  Past performance, when available, is not necessarily indicative of future results; all or substantially all of an investment in any Fund could be lost.

  The trading of each Fund will take place in very volatile markets.

  Price volatility, which is amplified by the use of leverage, may possibly cause the total loss of an investor’s investment and may adversely impact performance over periods longer than a single trading day. However, you should understand that the objective of each Fund is to seek to track its corresponding Index on a leveraged basis for a maximum period of a single trading day.
  For periods longer than a single trading day, the cumulative percentage increase or decrease in the net asset value of the Shares of a Fund may diverge significantly from a multiple or inverse multiple of the increase or decrease in the relevant Index due to the compounding effect experienced by a Fund which results from a number of factors, including, leverage, daily rebalancing, the different times used to calculate the NAV
  Calculation Time in contrast to the Index Calculation Time, fees, expenses and interest income, which in turn results in greater non-correlation between the return of a Fund and its corresponding Index over time periods longer than a single trading day.

  For periods longer than a single trading day, the cumulative percentage increase or decrease in the net asset value of the Shares of a Fund may diverge significantly from a certain multiple or inverse multiple of the spread, or the difference in the return between the Long Sub-Index and the Short Sub-Index because the nature of this methodology is insufficient and therefore does not account for the additional effects of compounding due to leverage and the daily rebalancing experienced by each Fund.
  Because a Fund’s portfolio turnover rate is expected to be very high due to daily rebalancing, holding both long and short futures contracts, leverage, Index and/or market volatility, a Fund will incur additional brokerage costs, operating costs and may generate increased taxable capital gains, which, in turn, would adversely affect the value of your Shares.

  Using leverage and/or short positions should be considered to be speculative and may result in the total loss of an investor’s investment.

  Because each Fund seeks investment results corresponding to +200% or –200% of the daily price changes of an Index, the risk of total loss exists in the event of a daily movement of a Fund’s Index in excess of 50% in a direction adverse to the Fund.

  As of the date of this Prospectus, each Index Futures Contract is subject to speculative position limits except with respect to the U.S. Dollar Index® futures contract, which is traded on ICE Futures U.S.®, Inc. Index Futures Contracts that are subject to speculative position limits are referred to as Affected Index Futures Contracts. Because the Funds are subject to position limits, a Fund’s ability to issue new Baskets or the Fund’s ability to reinvest income in the Affected Index Futures Contracts may be limited to the extent that these activities would cause the Fund to exceed the applicable position limits, unless the Fund trades alternative futures contracts, swaps or forwards in addition to and as a proxy for the Affected Index Futures Contracts. Speculative position limits may affect the correlation between changes in the net asset value per Share and changes in the level of the corresponding Index, and the correlation between the price of the Shares, as traded on NYSE Arca, and the net asset value of such Fund. That is, the use of alternative futures contracts, swaps and forwards in addition to or as a proxy for the Affected Index Futures Contracts, or the inability to create additional Baskets, could result in additional tracking error between changes in the net asset value per Share and changes in the level of the corresponding Index, or could result in the Shares of a Fund trading at a premium or discount to net asset value per Share.
  There can be no assurance that a Fund will achieve profits or avoid losses, significant or otherwise.

  Performance of a Fund may not track its Index on a daily basis or an intra-day basis. Such tracking error may cause a Fund to outperform or underperform its Index on a daily basis or an intra-day basis.

  Certain potential conflicts of interest exist. An affiliate of the Commodity Broker is a member of Factor Advisors, LLC, the parent and the sole owner of the Managing Owner. Therefore, the Managing Owner has a disincentive to replace the Commodity Broker as the Funds’ broker due to this relationship. The Managing Owner and the Commodity Broker are subject to a number of additional conflicts. See “Conflicts of Interest” for a more complete disclosure of various conflicts.

     The Trustee

     Wilmington Trust Company, or the Trustee, a Delaware banking corporation, is the sole trustee of the Funds. The Trustee has only nominal duties and liabilities to the Funds.

     The Managing Owner

     Factor Capital Management, LLC, a Delaware limited liability company, is the Managing Owner of each Fund. The Managing Owner was formed on November 2, 2009. The Managing Owner will serve as the commodity pool operator of each Fund. The Managing Owner has been registered with the Commodity Futures Trading Commission, or the CFTC, as a commodity pool operator and has been a member of the National Futures Association, or the NFA, in such capacity since December 17, 2009. The Managing Owner and its trading principals have no experience in operating commodity pools and managing futures trading accounts. As a registered commodity pool operator with respect to each Fund, the Managing Owner must comply with various regulatory requirements under the Commodity Exchange Act and the rules and regulations of the CFTC and the NFA, including investor protection requirements, antifraud prohibitions, disclosure requirements, and reporting and recordkeeping requirements. The Managing Owner also will be subject to periodic inspections and audits by the CFTC and NFA. The principal office of the Managing Owner is located at 1 Penn Plaza, 36th Floor, New York, New York 10119. The telephone number of the Managing Owner is (212) 786-7481.

     Each Fund will pay the Managing Owner a Management Fee, monthly in arrears, in an amount equal to 0.75% per annum of the daily net asset value of such Fund. The Management Fee will be paid in consideration of the Managing Owner’s futures advisory services.

INVESTMENT OBJECTIVES OF THE FUNDS

     Before making an investment decision, you should understand that each Fund seeks investment results for a single day only, not for longer periods. This means that the return of a Fund for a period longer than a single trading day will be the result of each day’s returns compounded over the period, which will very likely differ from approximately twice (either +200% or –200%) the return of such Fund’s corresponding Index for that period. Due to a number of reasons as described throughout the Prospectus, including, but not limited to, mathematical compounding, daily rebalancing, the different times used to calculate the NAV Calculation Time in contrast to the Index Calculation Time, leverage and volatility, each Fund will not track its corresponding Index for a period longer than a single trading day and may experience tracking error intra-day. In periods of higher market volatility, the volatility of an Index may be at least as important to a Fund’s return for the period as the changes in the levels of the corresponding Index. Each Fund is different from most exchange-traded funds in that each Fund seeks leveraged or inverse leveraged returns and only on a daily basis. Each Fund also is riskier than similarly benchmarked exchange-traded funds that do not use leverage or inverse leverage. Accordingly, the Funds may not be suitable for all investors and should be used only by knowledgeable investors who understand the potential consequences of seeking daily leveraged or daily inverse leveraged investment results. Shareholders should actively monitor their investments.

LEVERAGED FUND FLOW CHART

LEVERAGED INVERSE FUND FLOW CHART

     The objective of each Fund is to reflect the spread, or the difference in daily return, on a leveraged basis, between two predetermined market segments. Each Fund represents a relative value or “spread” strategy seeking to track the differences in daily returns between two futures-based Index components. By simultaneously buying and selling two benchmark Index Futures Contracts (or, as necessary, substantively equivalent combinations of Substitute Futures and Financial Instruments), each Leveraged Fund and Leveraged Inverse Fund targets a daily return equivalent to approximately +200% and –200%, respectively, of the spread, or the difference in daily return, between a long futures contract and a short futures contract (before fees, expenses and interest income). The term “Substitute Futures” refers to futures contracts other than the specific Index Futures Contracts that underlie the applicable Index that the Managing Owner expects will tend to exhibit trading prices or returns that generally correlate with an Index Futures Contract. The term “Financial Instruments” refers to forward agreements and swaps that the Managing Owner expects will tend to exhibit trading prices or returns that generally correlate with an Index Futures Contract. Additional information regarding Substitute Futures and Financial Instruments is available under the heading “Investment Objectives of the Funds – Substitute Futures and Financial Instruments.”

     By attempting to profit from potential price spreads, or daily differentials between the two specific benchmark Index Futures Contracts, combined with a possible diversification benefit, a relative value or “spread” strategy may be more beneficial to investors than an outright and concentrated investment, long or short, in a single market segment.

     As illustrated above, a Fund’s Index consists of two sub-indexes, or individually, a Sub-Index, collectively, the Sub-Indexes. A long Sub-Index, or Long Sub-Index, reflects a passive exposure to a certain near-month long Index Futures Contract, or Long Index Futures Contract. A short Sub-Index, or Short Sub-Index, reflects a passive exposure to a certain near-month short Index Futures Contract, or Short Index Futures Contract. Each Index is designed to reflect +100% of the spread, or the difference in daily return, positive or negative, between the Long Sub-Index and the Short Sub-Index, plus the return on a risk free component. The risk free component of an Index reflects the returns generated by holding a 3-month United States Treasury bill.

     Each Index is rebalanced daily as of the Index Calculation Time in order to continue to reflect the spread, or the difference in the daily return, between two specific market segments. By rebalancing each Index on a daily basis as of the Index Calculation Time, each Index will then be comprised of equal notional amounts (i.e. +100% and –100%, respectively) of both of its Long Index Futures Contracts and Short Index Futures Contracts in accordance with its daily objectives. Daily rebalancing of each Index will lead to different results than would otherwise occur if an Index, and in turn, its corresponding Fund, were to be rebalanced less frequently or more frequently than daily.

     As explained in greater detail below, each Fund seeks to track its corresponding Index on a leveraged basis by creating a portfolio of Long Index Futures Contracts and Short Index Futures Contracts (Substitute Futures and Financial Instruments, as applicable). Each Fund seeks to rebalance daily its holdings around the NAV Calculation Time, which occurs upon the first to settle of its Long Index Futures Contracts or Short Index Futures Contracts. However, each Fund will only rebalance on business days when NYSE Arca and the futures exchanges on which both the Long Index Futures Contracts and the Short Index Futures Contracts are open.

     The Managing Owner determines the type, quantity and combination of Index Futures Contracts (Substitute Futures and Financial Instruments, as applicable), the Managing Owner believes may produce daily returns consistent with the applicable Fund’s daily and leveraged objective.

     We have provided the examples to explain how each Leveraged Fund and Leveraged Inverse Fund will operate under the section “Investment Objectives of the Funds” starting on page 66.

Rolling

     Each Sub-Index, which is comprised of a certain Index Futures Contract, includes provisions for the replacement (also referred to as “rolling”) of its Index Futures Contract as it approaches its expiration date. “Rolling” is a procedure which involves closing out the Index Futures Contract that will soon expire and establishing a position in a new Index Futures Contract with a later expiration date pursuant to the rules of each Sub-Index. In turn, each Fund will seek to roll its Index Futures Contracts in a manner consistent with its Sub-Index’s provisions for the replacement of an Index Futures Contract that is approaching maturity. For additional information regarding the roll rules with respect to each Sub-Index, please see the section “Description of the S&P Factor Index™ Series” starting on page 85.

Effect of Leverage

     The Funds employ leverage synthetically by entering into derivatives with an aggregate notional value, or “exposure,” that is greater than the Fund’s net asset value. This has an effect equivalent to investing in stocks or bonds with borrowed money, which is called “leveraging” an investment. To invest with borrowed money is to achieve the right to a return on a capital base in excess of the investor’s equity capital investment - the investor is entitled to the return on the total amount of the investment, which is the aggregate amount of the equity capital invested plus the amount of the borrowed capital invested.

     The Funds achieve the right to a return on a capital base in excess of their equity capital by entering into derivatives (e.g., futures contracts, and if necessary, Financial Instruments) with an aggregate notional value, or “exposure,” in excess of the Funds’ net asset value. The capital base is comprised of “notional” dollars, not cash, but the effect is the same. The notional value of a futures contract that references a physical commodity, such as West Texas Intermediate Crude Oil, is the contract size (measured in fixed units of the corresponding commodity) multiplied by the market price for future delivery of the commodity. So if a contract for December delivery of 1,000 barrels of West Texas Intermediate Crude Oil has a market price of $75, the notional value of the contract is $75,000 (e.g. 1,000 contract size x $75 market price). For a financial futures contract such as an E-mini Standard & Poor’s 500 Stock Price Index™ Futures, the contract size is a number of fixed dollars, or $50 for the E-mini Standard & Poor’s 500 Stock Price Index™ Futures contract. So if the market price for December expiration of the E-mini Standard & Poor’s 500 Stock Price Index™ Futures is 1,100, the notional value of the contract is $55,000 (e.g. $50 contract size x 1,100 market price). It is referred to as a “notional” value because it does not exist physically; it exists only hypothetically as the subject of an agreement between the parties to the contract.

     The use of leverage increases the potential for both trading profits and losses, depending on the changes in market value of a Fund’s Index Futures Contracts positions (Substitute Futures and Financial Instruments, as applicable). Holding futures positions with a notional amount in excess of each Fund’s net asset value constitutes a form or leverage.

Because the notional value of each Fund’s Index Futures Contracts (Substitute Futures and Financial Instruments, as applicable), will rise or fall throughout each trading day and prior to rebalancing, the leverage ratio could be higher or lower than an approximately 4:1 leverage ratio between the notional value of a Fund’s portfolio and Fund Equity immediately after rebalancing. As the ratio increases, your losses may increase correspondingly.

     For example, in the absence of tracking error, your investment in a Leveraged Fund with a Fund multiple of +200% assumes an approximately 4:1 leverage ratio, upon rebalancing and excluding the return on United States Treasuries and other high credit quality short-term fixed income securities, since it will be reduced by an amount equal to –4% daily when both of the following occur on the same trading day:

  the Long Sub-Index decreases –1% and

  the Short Sub-Index increases +1%.

     Similarly, in the absence of tracking error, your investment in a Leveraged Inverse Fund with a Fund multiple of –200% assumes an approximately 4:1 leverage ratio, upon rebalancing and excluding the return on United States Treasuries and other high credit quality short-term fixed income securities, since it will be reduced by an amount equal to –4% daily when both of the following occur on the same trading day:

  the Long Sub-Index increases +1% and

  the Short Sub-Index decreases –1%.

     Each Leveraged Fund and Leveraged Inverse Fund seeks a daily exposure equal to approximately +200% or –200% of the corresponding Index Return (as defined below), respectively. As a consequence, a potential risk of total loss exists if a corresponding Index Return changes approximately 50% or more over a single trading day or less, in a direction adverse to the applicable Fund (i.e., meaning a decline of approximately 50% or more in the value of the Index Return of a Leveraged Fund, or a gain of approximately 50% or more in the value of the Index Return of a Leveraged Inverse Fund). The risk of total loss exists in a short period of time as a result of significant Index movements.

     The value of the Shares of each Fund relates directly to the value of its portfolio, less the liabilities (including estimated accrued but unpaid expenses) of such Fund.

     For periods longer than a single trading day, no Fund attempts to and should not be expected to, provide returns that are equal to the Fund multiple (i.e. +200% with respect to the Leveraged Funds, or –200% with respect to the Leveraged Inverse Funds, as applicable), times the return of the Index, or Index Return. For periods longer than a single trading day, and before accounting for mathematical compounding, daily rebalancing, the different times used to calculate the NAV Calculation Time in contrast to the Index Calculation Time, leverage, volatility, fees, fund expenses and income of the applicable Fund, it is unlikely that a Fund’s multi-day returns will equal the Fund multiple times the Index Return of its corresponding Index.

     For periods longer than a single trading day, investors should not attempt to calculate the anticipated or actual multi-day return of a Fund by simply multiplying the Fund multiple by the Index Return of the corresponding Index because such a result is an insufficient methodology and does not account for the mathematical effects arising from the interaction of leverage (in the amount of the Fund multiple), daily rebalancing, the different times used to calculate the NAV Calculation Time in contrast to the Index Calculation Time, fees, expenses and interest income experienced by each Fund, or Fund Compounding. The Funds do not seek to achieve their stated investment objectives over a period of time longer than a single trading day because merely multiplying the Fund multiple by the Index Return does not account for Fund Compounding, and therefore, by definition, prevents the Funds from tracking the product of the Fund multiple by the Index Return for a period longer than a single trading day.

The Shares

     The Shares of each Fund are intended for sophisticated investors desiring a cost-effective and convenient way to invest daily in a leveraged relative value, or spread, Fund. Each Fund is designed to capture relative market movements, or spreads, through opposing long/short positions in Index Futures Contracts (Substitute Futures and Financial Instruments, as applicable), which serve as benchmarks for each market segment.

Advantages of investing in the Shares include:

  Ease and Flexibility of Investment. The Shares of each Fund will trade intra-day on NYSE Arca and provide institutional and retail investors with indirect access to the futures markets. The Shares may be bought and sold on NYSE Arca like other exchange-listed securities. Retail investors may purchase and sell Shares through traditional brokerage accounts.

  Shares May Provide A More Cost-Effective Alternative. Investing in the Shares of a Fund may be easier and less expensive for an investor than constructing and trading a comparable relative value (or spread) futures portfolio, or investing in other financial products with a similar investment objective as the Shares of a Fund.
  Margin. Shares are eligible for margin accounts.

  Diversification. The Shares represent an indexed-based form of relative value, or spread, investing that may help to diversify a portfolio when its returns exhibit less than perfect correlation with other holdings in an investor’s portfolio.
  Transparency. The Shares provide a more direct investment in commodities and in certain financial futures than mutual funds and other financial products that may invest in commodity-linked notes or financial instrument-linked notes, which have implicit imbedded costs, credit risk and unspecified leverage.

  Hedging. Shares of a Fund may serve to hedge or partially hedge a portfolio on a daily basis to the extent the Shares exhibit negative correlation with other securities in an investor’s portfolio.

     Investing in the Shares does not insulate Shareholders from certain risks, including price volatility.

     Each Fund is designed to seek daily investment results, before fees and expenses, corresponding to approximately +200% or –200%, as applicable, of the daily spreads, or differences in the changes, positive or negative, of its corresponding Index. Each Index is designed to reflect the daily spreads, or differences in the changes, positive or negative, between the value of its Long Sub-Index and the value of its Short Sub-Index. Each Long Sub-Index and Short Sub-Index is comprised of its Long Index Futures Contract and Short Index Futures Contract, respectively.

FUND NAME (Shortened Name)	FUND TYPE (Leveraged Fund or Leveraged Inverse Fund)	LONG OR SHORT FUTURES CONTRACTS INVESTED BY EACH FUND; (EXCHANGE*, CONTRACT SYMBOL)	INDEX NAME (Shortened Name) Name of Sub-Indexes Name of Index Futures Contracts
FactorShares 2X: S&P500 Bull/TBond Bear (S&P500 Bull/TBond Bear Fund)	Leveraged Fund	Long Futures Contract: E-mini Standard & Poor’s 500 Stock Price Index™ Futures (CME, ES) Short Futures Contract: 30-Year U.S. Treasury Bond Futures (CME, US)

S&P U.S. Equity Risk Premium Total Return Index
(S&P500 Bull/TBond Bear Index)

Long Sub-Index:
S&P 500® Futures Excess Return Index
Long Index Futures Contract:
E-mini Standard and Poor’s 500 Stock Price IndexTM Futures

Short Sub-Index:
S&P 30-Year Treasury Bond Futures Excess Return Index
Short Index Futures Contract:
30-Year U.S. Treasury Bond Futures

FactorShares 2X: TBond Bull/S&P500 Bear (TBond Bull/S&P500 Bear Fund)	Leveraged Inverse Fund	Long Futures Contract: 30-Year U.S. Treasury Bond Futures (CME, US) Short Futures Contract: E-mini Standard & Poor’s 500 Stock Price Index™ Futures (CME, ES)

S&P U.S. Equity Risk Premium Total Return Index
(S&P500 Bull/TBond Bear Index)

Long Sub-Index:
S&P 500® Futures Excess Return Index
Long Index Futures Contract:
E-mini Standard and Poor’s 500 Stock Price IndexTM Futures
Short Sub-Index:
S&P 30-Year Treasury Bond Futures Excess
Return Index
Short Index Futures Contract:
30-Year U.S. Treasury Bond Futures

FUND NAME (Shortened Name)	FUND TYPE (Leveraged Fund or Leveraged Inverse Fund)	LONG OR SHORT FUTURES CONTRACTS INVESTED BY EACH FUND; (EXCHANGE*, CONTRACT SYMBOL)	INDEX NAME (Shortened Name) Name of Sub-Indexes Name of Index Futures Contracts
FactorShares 2X: S&P500 Bull/USD Bear (S&P500 Bull/USD Bear Fund)	Leveraged Fund	Long Futures Contract: E-mini Standard & Poor’s 500 Stock Price Index™ Futures (CME, ES) Short Futures Contract: U.S. Dollar Index® Futures (ICE, DX)

S&P 500® Non-US Dollar Index
(S&P500 Bull/USD Bear Index)

Long Sub-Index:
S&P 500® Futures Excess Return Index
Long Index Futures Contract:
E-mini Standard and Poor’s 500 Stock Price IndexTM Futures

Short Sub-Index:
S&P USD Index
Short Index Futures Contract:
U.S. Dollar Index® Futures

FactorShares 2X: Oil Bull/S&P500 Bear (Oil Bull/S&P500 Bear Fund)	Leveraged Fund	Long Futures Contract: Light Sweet Crude Oil Futures (NYMEX, CL) Short Futures Contract: E-mini Standard & Poor’s 500 Stock Price Index™ Futures (CME, ES)

S&P Crude Oil - Equity Spread Total Return Index
(Oil Bull/S&P500 Bear Index)

Long Sub-Index:
S&P GSCI® Crude Oil Excess Return Index
Long Index Futures Contracts:
Light Sweet Crude Oil Futures

Short Sub-Index:
S&P 500® Futures Excess Return Index
Short Index Futures Contract:
E-mini Standard and Poor’s 500 Stock Price IndexTM Futures

FactorShares 2X: Gold Bull/S&P500 Bear (Gold Bull/S&P500 Bear Fund)	Leveraged Fund	Long Futures Contract: Gold Futures (COMEX, GC) Short Futures Contract: E-mini Standard & Poor’s 500 Stock Price Index™ Futures (CME, ES)

S&P Gold - Equity Spread Total Return Index
(Gold Bull/S&P500 Bear Index)

Long Sub-Index:
S&P GSCI® Gold Excess Return Index
Long Index Futures Contract:
Gold Futures

Short Sub-Index:
S&P 500® Futures Excess Return Index
Short Index Futures Contract:
E-mini Standard and Poor’s 500 Stock Price IndexTM Futures

*Legend: “CME” means the Chicago Mercantile Exchange, Inc., or its successor. “ICE” means the Intercontinental Exchange, Inc. or its successor. “NYMEX” means the New York Mercantile Exchange or its successor. “COMEX” means the COMEX division of NYMEX or its successor.

Overview of the Funds

     S&P500 Bull/TBond Bear Fund

     The FactorShares 2X: S&P500 Bull/TBond Bear, or the S&P500 Bull/TBond Bear Fund, is designed for investors who believe the large-cap U.S. equity market segment will increase in value relative to the long-dated U.S. Treasury market segment, in one day or less. The objective of the S&P500 Bull/TBond Bear Fund is to seek to track approximately +200% of the daily return of the S&P500 Bull/TBond Bear Index. The Fund seeks to track the spread, or the difference in daily returns, between the U.S. equity and interest rate market segments by primarily establishing a leveraged long position in the E-mini Standard and Poor’s 500 Stock Price IndexTM Futures, or the Equity Index Futures Contract, and a leveraged short position in the 30-Year U.S. Treasury Bond Futures, or the Treasury Index Futures Contract.

     The Equity Index Futures Contract provides an exposure to a major benchmark index with respect to large-cap U.S. equities known as the S&P 500® Index. The Equity Index Futures Contract is a futures contract that provides and permits investors to invest in a substitute instrument in place of the underlying, speculate or hedge, as applicable, in large-cap U.S. equities. The Equity Index Futures Contract serves as a proxy for large-cap U.S. equities because the performance of the Equity Index Futures Contract is dependent upon and reflects the changes in the S&P 500®, which is an index that reflects the performance of each of the underlying 500 large-cap U.S. equities. The Treasury Index Futures Contract provides an exposure to the interest rate market segment with respect to 30-Year U.S. Treasury Bonds. The Treasury Index Futures Contract is a futures contract that provides and permits investors to invest in a substitute instrument in place of the underlying, speculate or hedge, as applicable, in the direction of interest rates with respect to long term Treasury Bonds. The Treasury Index Futures Contract serves as a proxy for 30-Year U.S. Treasury Bonds because the performance of the Treasury Index Futures Contract is dependent upon and reflects the changes in the price of the underlying 30-Year U.S. Treasury Bonds.

     In order to pursue its investment objective, the S&P500 Bull/TBond Bear Fund seeks to invest approximately +200% of the value of its Fund Equity in the front month Equity Index Futures Contract (Substitute Futures and Financial Instruments, as applicable). Simultaneously, the S&P500

Bull/TBond Bear Fund seeks to invest approximately –200% of the value of its Fund Equity in the front month Treasury Index Futures Contract (Substitute Futures and Financial Instruments, as applicable). Around the NAV Calculation Time, and in order to continue to pursue its daily investment objective, the S&P500 Bull/TBond Bear Fund seeks to rebalance daily its front month Equity Index Futures Contracts (Substitute Futures and Financial Instruments, as applicable) to equal approximately +200% of the value of its Fund Equity. Similarly, around the NAV Calculation Time, the S&P500 Bull/TBond Bear Fund seeks to rebalance daily its front month Treasury Index Futures Contract (Substitute Futures and Financial Instruments, as applicable) to equal approximately –200% of the value of its Fund Equity.

     TBond Bull/S&P500 Bear Fund

     The FactorShares 2X: TBond Bull/S&P500 Bear, or the TBond Bull/S&P500 Bear Fund, is designed for investors who believe the long-dated U.S. Treasury market segment will increase in value relative to the large-cap U.S. equity market segment, in one day or less. The investment objective of the TBond Bull/S&P500 Bear Fund is to seek to track approximately –200% of the daily return of the S&P500 Bull/TBond Bear Index. The Fund seeks to track the spread, or the difference in daily returns, between the interest rate and U.S. equity market segments by primarily establishing a leveraged long position in the Treasury Index Futures Contract and a leveraged short position in the Equity Index Futures Contract.

     The Treasury Index Futures Contract provides an exposure to the interest rate market segment with respect to 30-Year U.S. Treasury Bonds. The Treasury Index Futures Contract is a futures contract that provides and permits investors to invest in a substitute instrument in place of the underlying, speculate or hedge, as applicable, in the direction of interest rates with respect to long term Treasury Bonds. The Treasury Index Futures Contract serves as a proxy for 30-Year U.S. Treasury Bonds because the performance of the Treasury Index Futures Contract is dependent upon and reflects the changes in the price of the underlying 30-Year U.S. Treasury Bonds. The Equity Index Futures Contract provides an exposure to a major benchmark index with respect to large-cap U.S. equities known as the S&P 500® Index. The Equity Index Futures Contract is a futures contract that provides and permits investors to invest in a substitute instrument in place of the underlying, speculate or hedge, as applicable, in large-cap U.S. equities. The Equity Index Futures Contract serves as a proxy for large-cap U.S. equities because the performance of the Equity Index Futures Contract is dependent upon and reflects the changes in the S&P 500®, which is an index that reflects the performance of each of the underlying 500 large-cap U.S. equities.

     In order to pursue its investment objective, the TBond Bull/S&P500 Bear Fund seeks to invest approximately +200% of the value of its Fund Equity in the front month Treasury Index Futures Contract (Substitute Futures and Financial Instruments, as applicable). Simultaneously, the TBond Bull/S&P500 Bear Fund seeks to invest approximately –200% of the value of its Fund Equity in the front month Equity Index Futures Contract (Substitute Futures and Financial Instruments, as applicable). Around the NAV Calculation Time, and in order to continue to pursue its daily investment objective, the TBond Bull/S&P500 Bear Fund seeks to rebalance daily its front month Treasury Index Futures Contracts (Substitute Futures and Financial Instruments, as applicable) to equal approximately +200% of the value of its Fund Equity. Similarly, around the NAV Calculation Time, the TBond Bull/S&P500 Bear Fund seeks to rebalance daily its front month Equity Index Futures Contract (Substitute Futures and Financial Instruments, as applicable) to equal approximately –200% of the value of its Fund Equity.

     S&P500 Bull/USD Bear Fund

     The FactorShares 2X: S&P500 Bull/USD Bear, or the S&P500 Bull/USD Bear Fund, is designed for investors who believe the large-cap U.S. equity market segment will increase in value relative to the general indication of the international value of the U.S. dollar, in one day or less. The objective of the S&P500 Bull/USD Bear Fund is to seek to track approximately +200% of the daily return of the S&P500 Bull/USD Bear Index. The Fund seeks to track the spread, or the difference in daily returns, between the U.S. equity and currency market segments by primarily establishing a leveraged long position in the Equity Index Futures Contract, and a leveraged short position in the U.S. Dollar Index® Futures, or the Currency Index Futures Contract.

     The Equity Index Futures Contract provides an exposure to a major benchmark index with respect to large-cap U.S. equities known as the S&P 500® Index. The Equity Index Futures Contract is a futures contract that provides and permits investors to invest in a substitute instrument in place of the underlying, speculate or hedge, as applicable, in large-cap U.S. equities. The Equity Index Futures Contract serves as a proxy for large-cap U.S. equities because the performance of the Equity Index Futures Contract is dependent upon and reflects the changes in the S&P 500®, which is an index that reflects the performance of each of the underlying 500 large-cap U.S. equities. The Currency Index Futures Contract provides an exposure to a general indication of the international value of the U.S. dollar relative to the six major world currencies — Euro, Japanese Yen, British Pound, Canadian Dollar, Swedish Krona and Swiss Franc. The Currency Index Futures Contract is a futures contract that provides and permits investors to invest in a substitute instrument in place of the underlying, speculate or hedge, as applicable, in the direction of the U.S. dollar relative to a basket of six major world currencies. The Currency Index Futures Contract serves as a proxy for the international value of the U.S. dollar relative to the six major world currencies because the performance of the Currency Index Futures Contract is dependent upon and reflects the changes in the U.S. Dollar Index (USDX®), which is an index which reflects the performance of each of the underlying basket of six major world currencies relative to the U.S. dollar.

     In order to pursue its investment objective, the S&P500 Bull/USD Bear Fund seeks to invest approximately +200% of the value of its Fund Equity in the front month Equity Index Futures Contract (Substitute Futures and Financial Instruments, as applicable). Simultaneously, the S&P500 Bull/USD Bear Fund seeks to invest approximately –200% of the value of its Fund Equity in the front month Currency Index Futures Contract (Substitute Futures and Financial Instruments, as applicable). Around the NAV Calculation Time, and in order to continue to pursue its daily investment objective, the S&P500 Bull/USD Bear Fund seeks to rebalance daily its front month Equity Index Futures Contracts (Substitute Futures and Financial Instruments, as applicable) to equal approximately +200% of the value of its Fund Equity. Similarly, around the NAV Calculation Time, the S&P500 Bull/USD Bear Fund seeks to rebalance daily its front month Currency Index Futures Contract (Substitute Futures and Financial Instruments, as applicable) to equal approximately –200% of the value of its Fund Equity.

     Oil Bull/S&P500 Bear Fund

     The FactorShares 2X: Oil Bull/S&P500 Bear, or the Oil Bull/S&P500 Bear Fund, is designed for investors who believe that crude oil will increase in value relative to the large-cap U.S. equity market segment, in one day or less. The objective of the Oil Bull/S&P500 Bear Fund is to seek to track approximately +200% of the daily return of the Oil Bull/S&P500 Bear Index. The Fund seeks to track the spread, or the difference in daily returns, between the oil and U.S. equity market segments by primarily establishing a leveraged long position in the Oil Index Futures Contract and a leveraged short position in the Equity Index Futures Contract.

     The Oil Index Futures Contract provides an exposure to the oil market segment with respect to light sweet crude oil. The Oil Index Futures Contract is a futures contract that provides and permits investors to invest in a substitute instrument in place of the underlying, speculate or hedge, as applicable, in the direction of the value of light sweet crude oil. The Oil Index Futures Contract serves as a proxy for light sweet crude oil because the performance of the Oil Index Futures Contract is dependent upon and reflects the changes in the price of light sweet crude oil. The Equity Index Futures Contract provides an exposure to a major benchmark index with respect to large-cap U.S. equities known as the S&P 500® Index. The Equity Index Futures Contract is a futures contract that provides and permits investors to invest in a substitute instrument in place of the underlying, speculate or hedge, as applicable, in large-cap U.S. equities. The Equity Index Futures Contract serves as a proxy for large-cap U.S. equities because the performance of the Equity Index Futures Contract is dependent upon and reflects the changes in the S&P 500®, which is an index that reflects the performance of each of the underlying 500 large-cap U.S. equities.

     In order to pursue its investment objective, the Oil Bull/S&P500 Bear Fund seeks to invest approximately +200% of the value of its Fund Equity in the front month Oil Index Futures Contract (Substitute Futures and Financial Instruments, as applicable). Simultaneously, the Oil Bull/S&P500 Bear Fund seeks to invest approximately –200% of the value of its Fund Equity in the front month Equity Index Futures Contract (Substitute Futures and Financial Instruments, as applicable). Around the NAV Calculation Time, and in order to continue to pursue its daily investment objective, the Oil Bull/S&P500 Bear Fund seeks to rebalance daily its front month Oil Index Futures Contracts (Substitute Futures and Financial Instruments, as applicable) to equal approximately +200% of the value of its Fund Equity. Similarly, around the NAV Calculation Time, the Oil Bull/S&P500 Bear Fund seeks to rebalance daily its front month Equity Index Futures

Contract (Substitute Futures and Financial Instruments, as applicable) to equal approximately –200% of the value of its Fund Equity.

     Gold Bull/S&P500 Bear Fund

     The FactorShares 2X: Gold Bull/S&P500 Bear, or the Gold Bull/S&P500 Bear Fund, is designed for investors who believe that gold will increase in value relative to the large-cap U.S. equity market segment, in one day or less. The objective of the Gold Bull/S&P500 Bear Fund is to seek to track approximately +200% of the daily return of the Gold Bull/S&P500 Bear Index. The Fund seeks to track the spread, or the difference in daily returns, between the gold and U.S. equity market segments by primarily establishing a leveraged long position in the Gold Index Futures Contract and a leveraged short position in the Equity Index Futures Contract.

     The Gold Index Futures Contract provides an exposure to the precious metals market segment with respect to gold. The Gold Index Futures Contract is a futures contract that provides and permits investors to invest in a substitute instrument in place of the underlying, speculate or hedge, as applicable, in the direction of the value of gold. The Gold Index Futures Contract serves as a proxy for gold because the performance of the Gold Index Futures Contract is dependent upon and reflects the changes in the price of gold. The Equity Index Futures Contract provides an exposure to a major benchmark index with respect to large-cap U.S. equities known as the S&P 500® Index. The Equity Index Futures Contract is a futures contract that provides and permits investors to invest in a substitute instrument in place of the underlying, speculate or hedge, as applicable, in large-cap U.S. equities. The Equity Index Futures Contract serves as a proxy for large-cap U.S. equities because the performance of the Equity Index Futures Contract is dependent upon and reflects the changes in the S&P 500®, which is an index that reflects the performance of each of the underlying 500 large-cap U.S. equities.

     In order to pursue its investment objective, the Gold Bull/S&P500 Bear Fund seeks to invest approximately +200% of the value of its Fund Equity in the front month Gold Index Futures Contract (Substitute Futures and Financial Instruments, as applicable). Simultaneously, the Gold Bull/S&P500 Bear Fund seeks to invest approximately –200% of the value of its Fund Equity in the front month Equity Index Futures Contract (Substitute Futures and Financial Instruments, as applicable). Around the NAV Calculation Time, and in order to continue to pursue its daily investment objective, the Gold Bull/S&P500 Bear Fund seeks to rebalance daily its front month Gold Index Futures Contracts (Substitute Futures and Financial Instruments, as applicable) to equal approximately +200% of the value of its Fund Equity. Similarly, around the NAV Calculation Time, the Gold Bull/S&P500 Bear Fund seeks to rebalance daily its front month Equity Index Futures Contract (Substitute Futures and Financial Instruments, as applicable) to equal approximately –200% of the value of its Fund Equity.

     Description of the S&P Factor Index™ Series

     Standard & Poor’s®, S&P® and GSCI® are registered trademarks of Standard & Poor’s Financial Services LLC (“S&P”) and have been licensed for use by the Managing Owner. The Funds are not sponsored, endorsed, sold or promoted by S&P or its affiliates, and S&P and its affiliates make no representation, warranty or condition regarding the advisability of buying, selling or holding shares in the Funds.

     The Standard & Poor’s Factor Index Series, or the Indexes, are intended to reflect the daily spreads, or the differences in the relative return, positive or negative, between the corresponding sub-indexes constructed from futures contracts, or Index Futures Contracts, of each Index. Each Index is comprised of a long sub-index, or Long Sub-Index, and a short sub-index, or Short Sub-Index, individually a Sub-Index, collectively, the Sub-Indexes. The Long Sub-Index is composed of the long front Index Futures Contract, or the Long Index Futures Contract. The Short Sub-Index is composed of the short front Index Futures Contract, or the Short Index Futures Contract. Each Index is calculated to reflect the corresponding relative return, or spread, which is the difference in the daily changes, positive or negative, between the value of the Long Sub-Index and the value of the Short Sub-Index. The objective of each Index is to track the daily price spread, or difference between the Sub-Indexes, and in turn, the underlying Index Futures Contracts.

     Although each Index is calculated to reflect both an excess return and a total return, each Fund tracks an Index that is calculated to reflect a total return.

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Overview of the Indexes

     Each Index is intended to reflect the spread, or the difference in the daily return, between two market segments. Each Index is intended to reflect the daily spreads, or the differences in the changes, positive or negative, between the value of its Long Sub-Index and the value of its Short Sub-Index. The Long Sub-Index tracks the changes in the Long Index Futures Contract. The Short Sub-Index tracks the changes in the Short Index Futures Contract.

Index	Sub-Indexes and Index Futures Contracts	Exchange* (Contract Symbol)	Base Date	Sub-Index Base Weight (%)	Contract Months
S&P U.S. Equity Risk Premium Total Return Index	Long Sub-Index: S&P 500® Futures Excess Return Index Long Index Futures Contract: E-mini Standard and Poor’s 500 Stock Price IndexTM Futures	CME (ES)[1]	9.9.1997	100	March June September December
	Short Sub-Index: S&P 30-Year Treasury Bond Futures Excess Return Index Short Index Futures Contract: 30-Year U.S. Treasury Bond Futures	CME (US) [2]	9.9.1997	100
S&P 500® Non-US Dollar Index**	Long Sub-Index: S&P 500® Futures Excess Return Index Long Index Futures Contract: E-mini Standard and Poor’s 500 Stock Price IndexTM Futures	CME (ES)[1]	9.9.1997	100	March June September December
	Short Sub-Index: S&P U.S. Dollar Futures Excess Return Index Short Index Futures Contract: U.S. Dollar Index® Futures	ICE (DX)[3]	9.9.1997	100
S&P Crude Oil - Equity Spread Total Return Index	Long Sub-Index: S&P GSCI® Crude Oil Excess Return Index Long Index Futures Contracts: Light Sweet Crude Oil Futures	NYMEX (CL)[4]	9.9.1997	100	Rolled pursuant to S&PGSCI® schedule
	Short Sub-Index: S&P 500® Futures Excess Return Index Short Index Futures Contract: E-mini Standard and Poor’s 500 Stock Price IndexTM Futures	CME (ES)[1]	9.9.1997	100	March, June, September, December
S&P Gold - Equity Spread Total Return Index	Long Sub-Index: S&P GSCI® Gold Excess Return Index Long Index Futures Contract: Gold Futures	COMEX (GC) [5]	9.9.1997	100	Rolled pursuant to S&P GSCI® schedule
	Short Sub-Index: S&P 500® Futures Excess Return Index Short Index Futures Contract: E-mini Standard and Poor’s 500 Stock Price IndexTM Futures	CME (ES)[1]	9.9.1997	100	March, June, September, December

*Connotes the exchanges on which the underlying Index Futures Contracts are traded. **Calculated on Total Return basis. Legend: “CME” means the Chicago Mercantile Exchange, Inc., or its successor. “ICE” means the Intercontinental Exchange, Inc. or its successor. “NYMEX” means the New York Mercantile Exchange or its successor. “COMEX” means the COMEX division of NYMEX or its successor. 1Monday – Friday: 17:00-15:15 (next day) & 15:30-16:30; Sunday: 17:00-15:15 (next day) (Central Time). 2Monday – Friday 07:20-14:00 (Central Time). 3Monday –Friday 20:00-18:00 (next day), Sunday: 18:00-18:00 (next day)(Eastern Time). 4Monday – Friday 09:00 -14:30 (Eastern Time). 5Monday – Friday 08:20-13:30 (Eastern Time). For the avoidance of doubt, the referenced contracts do not trade on Saturday.

     The sponsor of each Index is Standard & Poor’s Financial Services LLC, or the Index Sponsor.

     There can be no assurance that any Fund will achieve its investment objective or avoid substantial losses. The Funds have no performance histories. The value of the Shares of each Fund on the secondary market is expected to fluctuate generally in relation to changes in the net asset value of the applicable Fund.

     On a daily basis, each Fund seeks to track changes, as closely as possible, in an amount equal to either +200% with respect to the Leveraged Funds or –200% with respect to the Leveraged Inverse Funds, as applicable, whether positive or negative, in the level of its corresponding Index through each respective Fund’s portfolio over the expenses of each Fund.

     The value of the Shares of each Fund is expected to fluctuate in relation to changes in the value of its corresponding portfolio. The market price of the Shares of a Fund may not be identical to the net asset value per Share, but these two valuations are expected to be close. See Risk Factor (14) under the section “The Risks You Face.”

     Each Fund holds a portfolio of Index Futures Contracts, each of which are traded on various futures markets in the United States. Each Fund may also hold one or more Substitute Futures and Financial Instruments, as applicable, in its portfolio. Each Fund also holds cash and United States Treasury securities and other high credit quality short-term fixed income securities for deposit with its Commodity Broker as margin. No Fund is “managed” by traditional methods, which typically involve effecting changes in the composition of a portfolio on the basis of judgments relating to economic, financial and market considerations with a view to obtaining positive results under changing market conditions.

     The Commodity Broker

     A variety of executing brokers will execute futures transactions on behalf of the Funds. Such executing brokers will give-up all such transactions to Interactive Brokers LLC, a Connecticut limited liability company, which will serve as each Fund’s clearing broker, or Commodity Broker. An affiliate of the Commodity Broker is a member of Factor Advisors, LLC, the parent and sole owner of the Managing Owner. In its capacity as clearing broker, the Commodity Broker will execute and clear each Fund’s futures transactions and will perform certain administrative services for each Fund. The

Commodity Broker is registered with the CFTC as a futures commission merchant and is a member of the NFA in such capacity.

     Each Fund will pay to the Commodity Broker all brokerage commissions, including applicable exchange fees, NFA fees, give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with trading activities for each Fund. On average, total charges paid to the Commodity Broker are expected to be less than $7.50 per round-turn trade, although the Commodity Broker’s brokerage commissions and trading fees will be determined on a contract-by-contract basis. A round-turn trade is a completed transaction involving both a purchase and a liquidating sale, or a sale followed by a covering purchase. The Managing Owner does not expect brokerage commissions and fees to exceed:

  0.08% of the net asset value of FactorShares 2X: S&P500 Bull/TBond Bear,

  0.11% of the net asset value of FactorShares 2X: TBond Bull/S&P500 Bear,

  0.10% of the net asset value of FactorShares 2X: S&P500 Bull/USD Bear,

  0.19% of the net asset value of FactorShares 2X: Oil Bull/S&P500 Bear and

  0.13% of the net asset value of FactorShares 2X: Gold Bull/S&P500 Bear in any year, although the actual amount of brokerage commissions and fees in any year or any part of any year may be greater.

     The Administrator, Transfer Agent and Custodian

     Each Fund has appointed State Street Bank and Trust Company, or State Street, a Massachusetts trust company, as the Administrator, the Transfer Agent and the Custodian of each Fund.

     The monthly fees for administrative, transfer agency and custody services will be paid by each Fund.

     In connection with orders to create and redeem one or more Baskets, an Authorized Participant is required to pay a transaction fee, or AP Transaction Fee, of $500 per order, of which $50 goes directly to the Custodian and $450 goes to the applicable Fund and will be recorded as other income. The AP Transaction Fees are paid by the Authorized Participants and not by any Fund. See “Creation and Redemption of Shares – AP Transaction Fee.”

     Additional disclosure regarding the role of the Administrator, Transfer Agent and Custodian is available under the heading “The Administrator, Transfer Agent and Custodian.” Key terms of the related agreements are summarized under the heading “Material Contracts.”

     Each Fund is expected to retain the services of one or more additional service providers to assist with certain tax reporting requirements of each Fund and its Shareholders.

     The Distributor

     Each Fund has appointed Foreside Fund Services, LLC as the Distributor to assist the Managing Owner and the Funds with certain functions and duties relating to distribution, compliance of sales and marketing materials, and certain regulatory compliance matters. The Distributor will not open or maintain customer accounts or handle orders from the investing public for each Fund.

     Information regarding the names of the parties that have executed a Participant Agreement may be obtained from the Distributor by calling the following telephone number: (866) 543-5199.

     The Distributor will retain marketing materials separately for each Fund, at c/o Foreside Fund Services, LLC, Three Canal Plaza, Portland, ME 04101; telephone number (866) 543-5199. The Managing Owner, on behalf of each Fund, has entered into a Distribution Services Agreement with the Distributor.

     Each Fund will pay the Distributor for performing its duties on behalf of each Fund as provided under the Distribution Services Agreement. In addition, the Managing Owner will compensate the Distributor for registering certain employees of the Managing Owner in order for them to assist in marketing the Funds.

     “888” Number for Investors

     Investors may contact the Managing Owner toll free in the U.S. at (888) 628-3180.

     Limitation of Liabilities

     Your investment in a Fund will be subject to the risks of that Fund’s trading. You cannot lose more than your investment in a Fund. Each Share, when purchased in accordance with the applicable Declaration of Trust and Trust Agreement, or the Trust Agreement, will, except as otherwise provided by law, be fully-paid and non-assessable.

     Creation and Redemption of Shares

     The Funds create and redeem Shares from time-to-time, but only in one or more Baskets. A Basket is a block of 100,000 Shares of a Fund. Baskets may be created or redeemed only by Authorized Participants, except that the initial Baskets will be created by the Initial Purchaser. Baskets are created and redeemed continuously as of noon, Eastern Time, on the business day immediately following the date on which a valid order to create or redeem a Basket is accepted by a Fund. Shares of each Fund will be sold at the net asset value of 100,000 Shares as of the NAV Calculation Time (as defined below), on the date that a valid order to create or redeem a Basket is accepted by a Fund. For purposes of processing both purchase and redemption orders, a “business day” means any day other than a day when banks in New York City are required or permitted to be closed. Except when aggregated in Baskets, the Shares are not redeemable securities. Authorized Participants pay a transaction fee of $500 in connection with each order to create or redeem one or more Baskets. Authorized Participants may sell the Shares included in the Baskets they purchase from the Funds to other investors.

     See “Creation and Redemption of Shares” for more details.

     The Offering

     On [•], 2010, Timber Hill LLC, as the Initial Purchaser, subject to certain conditions, agreed to purchase and will take delivery of 200,000 Shares of each Fund, which comprise the initial Baskets, at a purchase price of $25.00 per Share ($2,500,000 per Basket), as described in “Plan of Distribution.”

     Each Fund will issue Shares in Baskets to Authorized Participants continuously as of noon, Eastern Time, on the business day immediately following the date on which a valid order to create a Basket is accepted by the applicable Fund, at the net asset value of 100,000 Shares of each Fund as of the NAV Calculation Time (as defined below), on the date that a valid order to create a Basket is accepted by the applicable Fund.

     Authorized Participants

     Baskets may be created or redeemed only by Authorized Participants, except that the initial Baskets will be created by the Initial Purchaser. Each Authorized Participant must (1) be a registered broker dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker dealer to engage in securities transactions, (2) be a participant in DTC, and (3) have entered into an agreement with each Fund and the Managing Owner, or a Participant Agreement. Unless otherwise exempt, an Authorized Participant will be a member of FINRA. Each Participant Agreement sets forth the procedures for the creation and redemption of Baskets of Shares and for the delivery of cash required for such creations or redemptions. A list of the current Authorized Participants may be obtained from the Distributor. See “Creation and Redemption of Shares” for more details.

     Net Asset Value

     The net asset value, or NAV, in respect of a Fund, means the total assets of the applicable Fund including, but not limited to, all cash and cash equivalents or other debt securities less total liabilities of such Fund, each determined on the basis of generally accepted accounting principles in the United States, consistently applied under the accrual method of accounting.

     The NAV of each Fund is calculated as of the first to settle of the corresponding Index Futures Contracts, provided that no Fund will calculate its NAV after 4:00 p.m. (Eastern Time). For example, the futures exchanges on which the E-mini Standard and Poor’s 500 Stock Price Index™ Futures (Long Index Futures Contracts) and the 30-Year U.S. Treasury Bond Futures (Short Index Futures Contracts) of the FactorShares 2X: S&P500 Bull/TBond Bear fund settle at 4:15 p.m. (Eastern Time) and 3:00 p.m. (Eastern Time), respectively. Therefore, as detailed in the table below, the FactorShares 2X: S&P500 Bull/TBond Bear fund will calculate its NAV, or NAV Calculation Time, as of 3:00 p.m. (Eastern Time).

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     Fund NAV Calculation Times (Eastern Time):

Fund	Long Futures Contract Invested by Each Fund: Settlement Time	Short Futures Contract Invested by Each Fund: Settlement Time	First to Settle / NAV Calculation Time
FactorShares 2X: S&P500 Bull/TBond Bear	E-mini Standard and Poor’s 500 Stock Price IndexTM Futures: 4:15 p.m.	30-Year U.S. Treasury Bond Futures: 3:00 p.m.	3:00 p.m.
FactorShares 2X: TBond Bull/S&P500 Bear	30-Year U.S. Treasury Bond Futures: 3:00 p.m.	E-mini Standard and Poor’s 500 Stock Price IndexTM Futures: 4:15 p.m.	3:00 p.m.
FactorShares 2X: S&P500 Bull/USD Bear	E-mini Standard and Poor’s 500 Stock Price IndexTM Futures: 4:15 p.m.	U.S. Dollar Index® Futures: 3:00 p.m.	3:00 p.m.
FactorShares 2X: Oil Bull/S&P500 Bear*	Light Sweet Crude Oil Futures: 2:30 p.m.	E-mini Standard and Poor’s 500 Stock Price IndexTM Futures: 4:15 p.m.	2:30 p.m.
FactorShares 2X: Gold Bull/S&P500 Bear*	Gold Futures: 1:30 p.m.	E-mini Standard and Poor’s 500 Stock Price IndexTM Futures: 4:15 p.m.	1:30 p.m.

     *Because the first to settle Index Futures Contracts for the FactorShares 2X: Oil Bull/S&P500 Bear and FactorShares 2X: Gold Bull/S&P500 Bear funds are each different than the first to settle Index Futures Contracts for the remaining Funds, the NAV Calculation Time for each of the FactorShares 2X: Oil Bull/S&P500 Bear and FactorShares 2X: Gold Bull/S&P500 Bear funds differ from the remaining Funds.

     A Fund’s daily NAV may reflect the closing settlement price and/or the last traded value just before the NAV Calculation Time, as applicable, for each of its Index Futures Contracts. A Fund’s daily NAV will reflect the closing settlement price for each of its Index Futures Contracts if an Index Futures Contract’s closing settlement price is determined at or just before the NAV Calculation Time. If the exchange on which a Fund’s Index Futures Contract does not determine the closing settlement price at or just before the NAV Calculation Time, then the last traded value for that Index Futures Contract up until (but excluding) the NAV Calculation Time will be reflected in the NAV.

     For example, the closing settlement price of the 30-Year U.S. Treasury Bond Futures occurs at or around 3:00 p.m. Eastern Time, or just before the NAV Calculation Time for the FactorShares 2X: S&P500 Bull/TBond Bear. Accordingly, the Index Futures Contract price used to determine the NAV for 30-Year U.S. Treasury Bond Futures positions held by the FactorShares 2X: S&P500 Bull/TBond Bear will be the corresponding closing settlement price of 30-Year U.S. Treasury Bond Futures. However, the closing settlement price for the E-mini Standard and Poor’s 500 Stock Price Index™ Futures is determined at or around 4:15 p.m. Eastern Time, which occurs 75 minutes after the NAV Calculation Time of FactorShares 2X: S&P500 Bull/TBond Bear. Therefore, the Index Futures Contract price used to determine the NAV for E-mini Standard and Poor’s 500 Stock Price Index™ Futures positions held by the FactorShares 2X: S&P500 Bull/TBond Bear will be the last traded value for the E-mini Standard and Poor’s 500 Stock Price Index™ Futures up until (but excluding) 3:00 p.m. Eastern Time.

     There can be no guarantee that the time difference between a Fund’s NAV Calculation Time and the actual time for an Index Futures Contract’s last traded value prior to the NAV Calculation Time will be immaterial.

     See “Description of the Shares; The Funds; Certain Material Terms of the Trust Agreements – Net Asset Value” for more details.

     Clearance and Settlement

     The Shares of each Fund are evidenced by global certificates that the Fund issues to DTC. The Shares of each Fund are available only in book-entry form. Shareholders may hold Shares of a Fund through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

     Reports to Shareholders

     The Managing Owner will furnish you with an annual report of each Fund in which you are invested within 90 calendar days after the end of such Fund’s fiscal year as required by the rules and regulations of the CFTC, including, but not limited to, annual financial statements audited by independent registered public accountants and any other reports required by any other governmental authority that has jurisdiction over the activities of each Fund. Monthly account statements conforming to CFTC and NFA requirements will be posted on the Managing Owner’s website at www.factorshares.net. Additional reports may be posted on the Managing Owner’s website in the discretion of the Managing Owner or as required by regulatory authorities.

     You also will be provided with appropriate information to permit you to file your United States federal and state income tax returns (on a timely basis) with respect to your Shares. Tax information will be provided to Shareholders on Schedule K–1 for each calendar year as soon as practicable after the end of such taxable year.

     Distributions

     Each Fund will make distributions at the discretion of the Managing Owner. To the extent that a Fund’s actual and projected interest income from its holdings of 3-month U.S. Treasury bills and other high credit quality short-term fixed income securities exceeds the actual and projected fees and expenses of such Fund, the Managing Owner expects periodically to make distributions of the amount of such excess. The Funds currently do not expect to make distributions with respect to capital gains. Depending on the applicable Fund’s performance for the taxable year and your own tax situation for such year, your income tax liability for the taxable year for your allocable share of such Fund’s net ordinary income or loss and capital gain or loss may exceed any distributions you receive with respect to such year.

     Fiscal Year and Tax Year

     Each Fund’s fiscal year and tax year will end on June 30 and December 31, respectively, of each year.

     Segregated Accounts/Interest Income

     A portion of the proceeds of the offering of each Fund will be deposited in cash in a segregated account in the name of the applicable Fund at the Commodity Broker (or another eligible financial institution, as applicable) in accordance with CFTC investor protection and segregation requirements, as margin for futures positions. Each Fund will be credited with 100% of the interest earned on its average net assets on deposit with the Commodity Broker or such other financial institution. In an attempt to increase interest income earned, the Managing Owner expects to invest non-margin assets of each Fund in United States government securities (which include any security issued or guaranteed as to principal or interest by the United States), or any certificate of deposit for any of the foregoing, including United States Treasury bonds, United States Treasury bills and issues of agencies of the United States government, and certain cash items such as money market funds, certificates of deposit (under nine months) and time deposits or other instruments permitted by applicable rules and regulations. Currently, the rate of interest expected to be earned by each Fund is estimated to be 0.16% per annum, based upon the yield on 3-month U.S. Treasury bills as of October 1, 2010. This interest income will be used by each Fund to pay its own expenses. See “Fees and Expenses” for more details. A portion of the proceeds of the offering of each Fund may be used to collateralize Financial Instruments in accordance with normal practices in the over-the-counter derivatives markets.

     Financial Information

     The Funds have only recently been organized and have no financial histories.

     U.S. Federal Income Tax Considerations

     Subject to the discussion below in “Material U.S. Federal Income Tax Considerations,” each Fund will be classified as a partnership for U.S. federal income tax purposes. Accordingly, none of the Funds will incur U.S. federal income tax liability; rather, each beneficial owner of Shares of a Fund will be required to take into account its allocable share of the Fund’s income, gain, loss, deduction and other items for the Fund’s taxable year ending with or within the owner’s taxable year.

     Additionally, please refer to the “Material U. S. Federal Income Tax Considerations” section below for information on the potential U.S. federal income tax consequences of the purchase, ownership and disposition of Shares.

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     Fees and Expenses

Management Fee

Each Fund will pay the Managing Owner a Management Fee, monthly in arrears, in an amount equal to 0.75% per annum of the daily net asset value of such Fund. The Management Fee will be paid in consideration of the Managing Owner’s advisory services. From the Management Fee, the Managing Owner will be responsible for paying any license fee relating to the applicable Indexes.

Organization and Offering Expenses

Expenses incurred in connection with organizing each Fund and up to the offering of its Shares upon commencement of its trading operations will be paid by Factor Advisors, LLC without reimbursement. Upon and after commencing trading operations (which will occur contemporaneously with the commencement of the offering of the Shares) and thereafter, each Fund will bear the costs of its continuous offering of Shares and ongoing offering expenses. Such ongoing offering costs will be included as a portion of the Routine Offering, Operational, Administrative and Other Ordinary Expenses. These costs include registration fees paid to regulatory agencies and all legal, accounting, printing and other expenses associated therewith. These costs will be accounted for as a deferred charge and thereafter amortized to expense over twelve months on a straight-line basis or a shorter period if warranted.

Brokerage Commissions and Fees

Each Fund will pay to the Commodity Broker all brokerage commissions, including applicable exchange fees, NFA fees, give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with its trading activities. On average, total charges paid to the Commodity Broker are expected to be less than $7.50 per round-turn trade, although the Commodity Broker’s brokerage commissions and trading fees are determined on a contract-by-contract basis. The Managing Owner does not expect brokerage commissions and fees to exceed, (i) 0.08% of the net asset value of FactorShares 2X: S&P500 Bull/TBond Bear, (ii) 0.11% of the net asset value of FactorShares 2X: TBond Bull/S&P500 Bear, (iii) 0.10% of the net asset value of FactorShares 2X: S&P500 Bull/USD Bear, (iv) 0.19% of the net asset value of FactorShares 2X: Oil Bull/S&P500 Bear, and (v) 0.13% of the net asset value of FactorShares 2X: Gold Bull/S&P500 Bear, in any year, although the actual amount of brokerage commissions and fees in any year or any part of any year may be greater. The brokerage commissions and fees are expected to vary across Funds because the correlation, volatility and turnover rate for each of the underlying Index Futures Contracts differ on a Fund-by-Fund basis. The effects of trading spreads, financing costs associated with Financial Instruments, and costs relating to the purchase of U.S. Treasury Securities or similar high credit quality short-term fixed-income or similar securities are not included in the forgoing analysis.

Routine Offering, Operational, Administrative and Other Ordinary Expenses

Each Fund will pay all of the routine offering, operational, administrative and other ordinary expenses of such Fund, including, but not limited to, accounting and computer services, the fees and expenses of the Trustee, Administrator, Custodian, Transfer Agent and Distributor, legal and accounting fees and expenses, tax preparation expenses, filing fees, and printing, mailing and duplication costs. Such routine expenses are not expected to exceed 0.40% of the net asset value of such Fund in any year, of such amount, 0.005% is attributable to compensation to the Distributor, although the actual amount of routine offering, operational, administrative and other ordinary expenses in any year or any part of any year may be greater.

Extraordinary Fees and Expenses

Each Fund will pay all the extraordinary fees and expenses, if any, of itself. Extraordinary fees and expenses are fees and expenses which are non-recurring and unusual in nature, such as legal claims and liabilities, litigation costs or indemnification or other unanticipated expenses. Such extraordinary fees and expenses, by their nature, are unpredictable in terms of timing and amount.

Management Fee and Expenses to be Paid First Out of Interest Income

The Management Fee and the brokerage commissions and fees of each Fund are paid first out of interest income from each Fund’s holdings of U.S. Treasury bills and other high credit quality short- term fixed income securities on deposit with the Commodity Broker as margin or otherwise. To the extent interest income is not sufficient to cover the fees and expenses of a Fund during any period, the excess of such fees and expenses over such interest income will be paid out of income from futures trading, if any, or from sales of a Fund’s fixed income securities.

Selling Commission

Retail investors may purchase and sell Shares through traditional brokerage accounts. Investors are expected to be charged a customary commission by their brokers in connection with purchases of Shares that will vary from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

     Breakeven Table

     The Breakeven Table on the following page indicates the approximate percentage and dollar returns required for the value of an initial $25.00 investment in a Share of each Fund to equal the amount originally invested twelve months after issuance.

     The Breakeven Table, as presented, is an approximation only. The capitalization of each Fund does not directly affect the level of its charges as a percentage of its net asset value, other than brokerage commissions.

     The following table estimates the amount of (i) all fees and expenses which are anticipated to be incurred by a new investor in Shares of each Fund during the first twelve months of investment, reflected as the following percentages per annum of the net asset value of each Fund, (ii) the current yield earned by each Fund on the 3-month U.S. Treasury bills as of October 1, 2010 and (iii) the required net income that must be earned in order for an investor to break-even on an investment during the first twelve months of an investment.

     Each Fund is subject to the approximate fees and expenses in the aggregate amounts per annum set forth in the below table and elsewhere in this Prospectus. Each Fund will be successful only if their annual returns from futures trading (and Financial Instruments, if any), plus their annual interest income from their holdings of 3-month U.S. Treasury bills and other high credit quality short-term fixed income securities, exceed these fees and expenses per annum. Each Fund is expected to earn interest income equal to 0.16% per annum, based upon the yield of 3-month U.S. Treasury bills as of October 1, 2010, or a dollar amount as specified in the below table per annum per Share at $25.00 as the net asset value per Share. Therefore, based upon the difference between the current yield of 3-month U.S. Treasury bills and the annual fees and expenses, each Fund will be required to earn a net income equal to or greater than the approximate amount per annum set forth in the below table in order for an investor to break-even on an investment during the first twelve months of an investment. Actual interest income could be higher or lower than the current yield of 3-month U.S. Treasury bills.

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Breakeven Table

	Dollar Amount and Percentage of Expenses Per Fund
Expense[1]	FactorShares 2X: S&P500 Bull/TBond Bear[9]		FactorShares 2X: TBond Bull/S&P500 Bear[10]		FactorShares 2X: S&P500 Bull/USD Bear[11]		FactorShares 2X: Oil Bull/S&P500 Bear[12]		FactorShares 2X: Gold Bull/S&P500 Bear[13]
	$ %		$ %		$ %		$ %		$ %
Management Fee[2]	$0.19	0.75%	$0.19	0.75%	$0.19	0.75%	$0.19	0.75%	$0.19	0.75%
Organization and Offering Expense Reimbursement[3]	$0.00	0.00%	$0.00	0.00%	$0.00	0.00%	$0.00	0.00%	$0.00	0.00%
Brokerage Commissions and Fees[4]	$0.02	0.08%	$0.03	0.11%	$0.03	0.10%	$0.05	0.19%	$0.03	0.13%
Routine Offering, Operational, Administrative and Other Ordinary Expenses[5]	$0.10	0.40%	$0.10	0.40%	$0.10	0.40%	$0.10	0.40%	$0.10	0.40%
Interest Income[6]	$(0.04)	(0.16)%	$(0.04)	(0.16)%	$(0.04)	(0.16)%	$(0.04)	(0.16)%	$(0.04)	(0.16)%
12-Month Breakeven[7,8]	$0.27	1.07%	$0.28	1.10%	$0.28	1.09%	$0.30	1.18%	$0.28	1.12%

1.

The breakeven analysis assumes that the Shares have a constant month-end Fund net asset value and is based on $25.00 as the net asset value per Share. See “Charges” on page 98 for an explanation of the expenses included in the Breakeven Table.

2.	From the Management Fee, the Managing Owner will be responsible for paying any license fee relating to the applicable Indexes.
3.

Expenses incurred in connection with organizing each Fund and up to the offering of its Shares upon commencement of its trading operations will be paid by Factor Advisors, LLC without reimbursement. Upon and after commencing trading operations (which will occur contemporaneously with the commencement of the offering of the Shares) and thereafter, each Fund will bear the costs of its continuous offering of Shares and ongoing offering expenses. Such ongoing offering costs will be included as a portion of the Routine Offering, Operational, Administrative and Other Ordinary Expenses. These costs include registration fees paid to regulatory agencies and all legal, accounting, printing and other expenses associated therewith. These costs will be accounted for as a deferred charge and thereafter amortized to expense over twelve months on a straight-line basis or a shorter period if warranted.

4.

The actual amount of brokerage commissions and trading fees to be incurred will vary based upon the trading frequency of each Fund and the specific futures contracts traded and could be greater than or less than the amount shown. Brokerage commissions and trading fees will be borne by each Fund. The effects of trading spreads, financing costs associated with Financial Instruments, and costs relating to the purchase of U.S. Treasury Securities or similar high credit quality short-term fixed-income or similar securities are not included in this analysis.

5.

Each Fund will pay all of the routine offering, operational, administrative and other ordinary expenses of such Fund, including, but not limited to, accounting and computer services, the fees and expenses of the Trustee, Administrator, Custodian, Transfer Agent and Distributor, legal and accounting fees and expenses, tax preparation expenses, filing fees, and printing, mailing and duplication costs. Such routine expenses are not expected to exceed 0.40% of the net asset value of such Fund in any year, of such amount, 0.005% is attributable to compensation to the Distributor, although the actual amount of routine offering, operational, administrative and other ordinary expenses in any year or any part of any year may be greater.

6.

Interest income currently is estimated to be earned at a rate of 0.16%, based upon the yield on 3-month U.S. Treasury bills as of October 1, 2010. Actual interest income could be higher or lower than the current yield of 3-month U.S. Treasury bills.

7.

You may pay customary brokerage commissions in connection with purchases of the Shares. Because such brokerage commission rates will vary from investor to investor, such brokerage commissions have not been included in the Breakeven Table. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

8.

In connection with orders to create and redeem one or more Baskets, an Authorized Participant is required to pay a transaction fee, or AP Transaction Fee, of $500 per order, of which $50 goes directly to the Custodian and $450 goes to the applicable Fund and will be recorded as other income. Because the AP Transaction Fee is de minimis and is charged on a transaction-by-transaction basis (and not on a Basket-by-Basket basis) and are borne by the Authorized Participants and not by a Fund, they have not been included in the Breakeven Table. If the amount of income received by a Fund in connection with these transaction fees became sufficient to affect the 12-Month Breakeven amount, the Breakeven Table would be revised to reflect these income amounts accordingly.

9.

FactorShares 2X: S&P500 Bull/TBond Bear is subject to (i) a Management Fee of 0.75% per annum, (ii) estimated brokerage commissions and fees of 0.08% per annum and (iii) routine offering, operational, administrative and other ordinary expenses of 0.40% per annum. This Fund is subject to fees and expenses in the aggregate amount of approximately 1.23% per annum. This Fund will be successful only if its annual returns from the underlying futures contracts (and Financial Instruments, if applicable), including annual income from 3-month U.S. Treasury bills, exceeds approximately 1.23% per annum. This Fund is expected to earn 0.16% per annum, based upon the yield of 3-month U.S. Treasury bills as of October 1, 2010. Therefore, based upon the difference between the current yield of 3-month U.S. Treasury bills and the annual fees and expenses, this Fund would be required to earn approximately 1.07% per annum in order for an investor to break-even on an investment during the first twelve months of an investment. Actual interest income could be higher or lower than the current yield of 3-month U.S. Treasury bills.

10.

FactorShares 2X: TBond Bull/S&P500 Bear is subject to (i) a Management Fee of 0.75% per annum, (ii) estimated brokerage commissions and fees of 0.11% per annum and (iii) routine offering, operational, administrative and other ordinary expenses of 0.40% per annum. This Fund is subject to fees and expenses in the aggregate amount of approximately 1.26% per annum. This Fund will be successful only if its annual returns from the underlying futures contracts (and Financial Instruments, if applicable), including annual income from 3-month U.S. Treasury bills, exceeds approximately 1.26% per annum. This Fund is expected to earn 0.16% per annum, based upon the yield of 3-month U.S. Treasury bills as of October 1, 2010. Therefore, based upon the difference between the current yield of 3-month U.S. Treasury bills and the annual fees and expenses, this Fund would be required to earn approximately 1.10% per annum in order for an investor to break-even on an investment during the first twelve months of an investment. Actual interest income could be higher or lower than the current yield of 3-month U.S. Treasury bills.

11.

FactorShares 2X: S&P500 Bull/USD Bear is subject to (i) a Management Fee of 0.75% per annum, (ii) estimated brokerage commissions and fees of 0.10% per annum and (iii) routine offering, operational, administrative and other ordinary expenses of 0.40% per annum. This Fund is subject to fees and expenses in the aggregate amount of approximately 1.25% per annum. This Fund will be successful only if its annual returns from the underlying futures contracts (and Financial Instruments, if applicable), including annual income from 3-month U.S. Treasury bills, exceeds approximately 1.25% per annum. This Fund is expected to earn 0.16% per annum, based upon the yield of 3-month U.S. Treasury bills as of October 1, 2010. Therefore, based upon the difference between the current yield of 3-month U.S. Treasury bills and the annual fees and expenses, this Fund would be required to earn approximately 1.09% per annum in order for an investor to break-even on an investment during the first twelve months of an investment. Actual interest income could be higher or lower than the current yield of 3-month U.S. Treasury bills.

12.	FactorShares 2X: Oil Bull/S&P500 Bear is subject to (i) a Management Fee of 0.75% per annum, (ii) estimated brokerage commissions and fees of 0.19% per annum and (iii) routine offering, operational, administrative and other ordinary expenses of 0.40% per annum. This Fund is subject to fees and expenses in the aggregate amount of approximately 1.34% per annum. This Fund will be successful only if its annual returns from the underlying futures contracts (and Financial Instruments, if applicable), including annual income from 3-month U.S. Treasury bills, exceeds approximately 1.34% per annum. This Fund is expected to earn 0.16% per annum, based upon the yield of 3-month U.S. Treasury bills as of October 1, 2010. Therefore, based upon the difference between the current yield of 3-month U.S. Treasury bills and the annual fees and expenses, this Fund would be required to earn approximately 1.18% per annum in order for an investor to break-even on an investment during the first twelve months of an investment. Actual interest income could be higher or lower than the current yield of 3-month U.S. Treasury bills.
13.

FactorShares 2X: Gold Bull/S&P500 Bear is subject to (i) a Management Fee of 0.75% per annum, (ii) estimated brokerage commissions and fees of 0.13% per annum and (iii) routine offering, operational, administrative and other ordinary expenses of 0.40% per annum. This Fund is subject to fees and expenses in the aggregate amount of approximately 1.28% per annum. This Fund will be successful only if its annual returns from the underlying futures contracts (and Financial Instruments, if applicable), including annual income from 3-month U.S. Treasury bills, exceeds approximately 1.28% per annum. This Fund is expected to earn 0.16% per annum, based upon the yield of 3-month U.S. Treasury bills as of October 1, 2010. Therefore, based upon the difference between the current yield of 3-month U.S. Treasury bills and the annual fees and expenses, this Fund would be required to earn approximately 1.12% per annum in order for an investor to break-even on an investment during the first twelve months of an investment. Actual interest income could be higher or lower than the current yield of 3-month U.S. Treasury bills.

ORGANIZATION CHART

Investor
Investor
Investor
Investor
Investor
Investor
Investor
Investor
Investor
NYSE Arca, Inc.
Authorized Participant
Authorized Participant
Authorized Participant
Managing Owner
Trustee
Administrator and Distributor
(Each Fund Listed on NYSE Arca)
FactorShares 2X: S&P500 Bull/TBond Bear
FactorShares 2X: TBond Bull/S&P500 Bear
FactorShares 2X: S&P500 Bull/USD Bear
FactorShares 2X: Oil Bull/S&P500 Bear
FactorShares 2X: Gold Bull/S&P500 Bear
Commodity Brokers
S&P 500 Futures[1] and 30-Year US Treasuries Futures[2]
30-Year US Treasuries Futures[2] and S&P 500 Futures[1]
S&P 500 Futures[1] and USD Futures[3]
Crude Oil Futures[4] and S&P 500 Futures[1]
Gold Futures[5] and S&P 500 Futures[1]

Legend:

[1]E-mini Standard and Poor's 500 Stock Price Index™ Futures (CME); [2]30-Year U.S. Treasury Bond Futures (CME); [3]U.S. Dollar Index® Futures (ICE); [4]Light Sweet Crude Oil (WTI) Futures (NYMEX); [5]Gold Futures (COMEX).

THE RISKS YOU FACE

     Before making an investment decision, you should understand that each Fund seeks investment results for a single day only, not for longer periods. This means that the return of a Fund for a period longer than a single trading day will be the result of each day’s returns compounded over the period, which will very likely differ from approximately twice (either +200% or –200%) the return of such Fund’s corresponding Index for that period. Due to a number of reasons as described throughout the Prospectus, including, but not limited to, mathematical compounding, daily rebalancing, the different times used to calculate the NAV Calculation Time in contrast to the Index Calculation Time, leverage and volatility, each Fund will not track its corresponding Index for a period longer than a single trading day and may experience tracking error intra-day. In periods of higher market volatility, the volatility of an Index may be at least as important to a Fund’s return for the period as the changes in the levels of the corresponding Index. Each Fund is different from most exchange-traded funds in that each Fund seeks leveraged or inverse leveraged returns and only on a daily basis. Each Fund also is riskier than similarly benchmarked exchange-traded funds that do not use leverage or inverse leverage. Accordingly, the Funds may not be suitable for all investors and should be used only by knowledgeable investors who understand the potential consequences of seeking daily leveraged or daily inverse leveraged investment results. Shareholders should actively monitor their investments.

     Unprecedented recent turbulence in financial markets and reduced liquidity in the equity, credit and fixed income markets may negatively affect many issuers worldwide, which could have an adverse effect on each Fund. You could lose the entire value of the Shares of any Fund. You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this Prospectus.

     Risks Related to the Funds’ Operations, Management and Market Related Risks

(1) The Value Of The Shares Of Each Fund Relates Directly To The Value Of The Index Futures Contracts And Other Assets Held By Such Fund And Fluctuations In The Price Of These Assets Could Materially And Adversely Affect An Investment In Each Fund’s Shares.

     The Shares of each Fund target a leveraged return of the daily changes of its corresponding Index. Each Fund will own a portfolio of exchange traded futures contracts on its underlying Index Futures Contracts, certain Substitute Futures (if applicable), Financial Instruments (if applicable), and 3-month United States Treasury bills and other high credit quality short term fixed income securities. The value of the Shares of each Fund relates directly to the value of its portfolio, less the liabilities (including estimated accrued but unpaid expenses) of each Fund.

     The price of the various Index Futures Contracts (Substitute Futures and the value of Financial Instruments, as applicable) may fluctuate widely. A number of factors may affect the prices of the Index Futures Contracts (with respect to financial futures contracts and physical commodities futures contracts, as applicable) and the prices of the Substitute Futures and the value of Financial Instruments, as applicable.

     The value of the Index Futures Contracts (Substitute Futures and Financial Instruments, as applicable) linked to physical commodities may be affected by many factors, including, but not limited to:

  The recent proliferation of commodity- linked exchange traded products and their unknown effect on the commodity markets.

  Large purchases or sales of physical commodities by the official sector may affect the value of the Index Futures Contracts, the Substitute Futures or the Financial Instruments. Governments and large institutions have large commodities holdings or may establish major commodities positions. For example, a significant portion of the aggregate world gold holdings is owned by governments, central banks and related institutions. Similarly, nations with centralized or nationalized oil production and organizations such as the Organization of Petroleum Exporting Countries control large physical quantities of crude oil. If one or more of these institutions or nation states decides to buy or sell any commodity in amounts large enough to cause a change in world prices, the value of the applicable Index Futures Contracts, Substitute Futures or the Financial Instruments will be affected.

  In addition to the organized political and institutional trading-related activities described above, peaceful political activity such as imposition of regulations or entry into trade treaties, as well as political disruptions caused by societal breakdown, terrorist attacks, insurrection and/or war may greatly influence commodity prices, and in turn, the value of the applicable Index Futures Contracts, Substitute Futures or the Financial Instruments.

  Significant increases or decreases in the available supply of a physical commodity due to natural or technological factors may affect the value of the applicable Index Futures Contracts, Substitute Futures or the Financial Instruments. Natural factors would include depletion of known cost-effective sources for a commodity or the impact of severe weather on the ability to produce or distribute the commodity. Technological factors, such as increases in availability created by new or improved extraction, refining and processing equipment and methods or decreases caused by failure or unavailability of major refining and processing equipment (for example, shutting down or constructing oil refineries), also materially influence the supply of certain commodities, and in turn, the value of the applicable Index Futures Contracts, Substitute Futures or the Financial Instruments.

  Significant increases or decreases in the demand for a physical commodity due to natural or technological factors may materially affect the value of a commodity, and in turn, the value of the applicable Index Futures Contracts, Substitute Futures or the Financial Instruments. Natural factors would include such events as unusual climatological conditions impacting the demand for energy commodities.

Technological factors may include such developments as substitutes for energy or other industrial commodities.

  A significant increase or decrease in commodity hedging activity by commodity producing companies, countries and/or organizations may cause a change in world prices of any given commodity, and in turn, the value of the applicable Index Futures Contracts, Substitute Futures or the Financial Instruments.

  A significant change in the attitude of speculators and investors in the investing community, either negative or positive, towards a specific commodity may cause a significant change in world prices of any given commodity, and in turn, the value of the applicable Index Futures Contracts, Substitute Futures or the Financial Instruments.

     Daily decreases in the price of an underlying commodity will negatively impact the daily performance of Shares of the Gold Bull/S&P500 Bear Fund and the Oil Bull/S&P500 Bear Fund. For information regarding how the volatility of an Index can have a negative effect on performance over time, see Risk Factor (4) “Market Volatility, Which Is Amplified By The Use Of Leverage, May Further Facilitate The Total Loss Of An Investor’s Investment Or May Adversely Impact A Fund’s Return For Time Periods Longer Than A Single Trading Day.”

     The value of the Index Futures Contracts, Substitute Futures or the Financial Instruments linked to financial products (such as the E-mini Standard and Poor’s 500 Stock Price IndexTM Futures and the 30-Year U.S. Treasury Bond Futures) and currencies (such as U.S. Dollar Index® Futures) may be affected by many factors, including, but not limited to:

  National debt levels and trade deficits, including changes in balances of payments and trade;

  Domestic and foreign inflation rates and investors’ expectations concerning inflation rates;

  Domestic and foreign interest rates and investors’ expectations concerning interest rates;

  Currency exchange rates;

  Investment and trading activities of mutual funds, hedge funds and currency funds;

  Global or regional political, economic or financial events and situations;

  Supply and demand changes which influence the foreign exchange rates of various currencies;

  Monetary policies of governments (including exchange control programs, restrictions on local exchanges or markets and limitations on foreign investment in a country or on investment by residents of a country in other countries), trade restrictions, currency devaluations and revaluations;

  Governmental intervention in the currency market, directly and by regulation, in order to influence currency prices; and

  Expectations among market participants that a currency’s value soon will change.

     The impact of changes in the price of a financial product will affect investors differently depending upon whether a Fund invests in Long Index Futures Contracts (Substitute Futures and Financial Instruments, as applicable) or Short Index Futures Contracts (Substitute Futures and Financial Instruments, as applicable) with respect to the specific financial product. Daily increases in the price of a financial product will negatively impact the daily performance of Shares of a Fund that invests in Short Index Futures Contracts (Substitute Futures and Financial Instruments, as applicable) on the financial product. Daily decreases in the price of a financial product will negatively impact the daily performance of Shares of a Fund that invests in Long Index Futures Contracts (Substitute Futures and Financial Instruments, as applicable) on the financial product. The FactorShares 2X: S&P500 Bull/USD Bear will invest in short positions in U.S. Dollar Index® Futures (Substitute Futures and Financial Instruments, as applicable). Daily increases in the price of the U.S. Dollar Index® Futures (i.e., the value of the U.S. dollar rises relative to a specific basket of index currencies) will negatively impact the daily performance of Shares of the FactorShares 2X: S&P500 Bull/USD Bear. For information regarding how the volatility of an Index can have a negative effect on performance over time, see Risk Factor (4) “Market Volatility, Which Is Amplified By The Use Of Leverage, May Further Facilitate The Total Loss Of An Investor’s Investment Or May Adversely Impact A Fund’s Return For Time Periods Longer Than A Single Trading Day.”

(2) An Investor Should Not Expect The Return Of A Fund To Match +200% Or –200%, As Applicable, Of The Changes In The Value Of The Corresponding Index Because Such A Calculation Ignores The Effects Of Compounding And Tracking Error Arising From A Number Of Sources, Including Leverage, Daily Rebalancing, The Different Times Used To Calculate The NAV Calculation Time In Contrast To The Index Calculation Time, Fees And Expenses And Interest Income.

     Each Fund will experience tracking error and a compounding effect which, for any period of time, is likely to result in a Fund’s return differing from +200% or –200%, as applicable, of the return of the corresponding Index. Compounding is a mathematical process such that the value of an investment increases or decreases unevenly depending on periodic returns and any rebalancing that occurs between periods. For leveraged investments, compounding can be exacerbated by the degree of leverage and the frequency with which positions are rebalanced back to the target leverage ratio.

     The compounding experienced by each Fund may either decrease or increase the value of a Fund’s net asset value, regardless of the changes occurring in the corresponding Index. Compounding increases the tracking error or non-correlation between the results of a Fund and its corresponding Index over time.

     Sources of tracking error include the following:

  Leverage. Each Leveraged Fund and Leveraged Inverse Fund targets a daily return equivalent to approximately +200% and –200%, respectively, of its corresponding Index. Each Fund represents a leveraged investment with daily rebalancing (as explained below). Due to leverage, each Fund will experience compounding and tracking error with its corresponding Index especially for periods longer than a single trading day.

  Daily rebalancing. Because the objective of each Fund is to seek to track its corresponding Index daily on either a +200% or –200% leveraged basis, as applicable, each Fund will rebalance daily the composition of its portfolio of Long Index Futures Contracts and Short Index Futures Contracts accordingly (Substitute Futures and Financial Instruments, as applicable). Tracking error between each Fund and its corresponding Index will result from imperfect daily rebalancing. On a daily basis, each Fund’s portfolio will be rebalanced in a manner such that approximately 200% of the net asset value of the Fund will be comprised of Long Index Futures Contracts (Substitute Futures and Financial Instruments, as applicable) and approximately 200% of the net asset value of the Fund will be comprised of Short Index Futures Contracts (Substitute Futures and Financial Instruments, as applicable). Because it will not be possible to rebalance the Fund’s portfolio in an amount equal to exactly 200% of the net asset value of the Fund with respect to each of the Long Index Futures Contracts and the Short Index Futures Contracts (Substitute Futures and Financial Instruments, as applicable) on a daily basis, tracking error between a Fund and its corresponding Index will result.

  Different times used to calculate the NAV Calculation Time in contrast to the Index Calculation Time. Each Fund seeks to rebalance daily both its long and short positions around the NAV Calculation Time, or the first to settle of the corresponding Index Futures Contracts (as defined under the section “Description of the Shares; The Funds; Certain Material Terms of the Trust Agreements - Net Asset Value”). For each Fund, NAV Calculation Time differs from the Index Calculation Time, which is when the Index closing level is calculated and rebalanced. The Index Calculation Time is calculated as of the last to settle of NYSE Arca or the last to settle of the exchanges on which the Fund’s Index Futures Contracts are traded, provided, however, that no Index will calculate its indicative Index value after 4:15 p.m. (Eastern Time). Tracking error between a Fund and its corresponding Index may result because of the time difference between the NAV Calculation Time and the Index Calculation Time.

  Fees and expenses. Each Fund charges fees and expenses. A Fund’s Index does not reflect the effect of fees and expenses and therefore, tracking error between a Fund and its corresponding Index will result.
  Interest income. Each Fund earns interest income from United States Treasuries and other high credit quality short-term fixed income securities. Although the Indexes are calculated on a total return basis and therefore include income from United States Treasuries, the Funds may invest in instruments that differ from those included in the corresponding Index, and therefore, tracking error between a Fund and its corresponding Index will result.

     Because of the above sources of tracking error, it is unlikely that a Fund’s returns will provide returns that are a multiple of either +200% or –200%, as applicable, of the return of the corresponding Index for any period. Solely to illustrate this point, each of the below Exhibits 1-3 simulates the one year changes in an Index compared with the returns of a Leveraged Fund that perfectly achieves its daily investment objective of twice (+200%) of the daily cumulative percentage return of its corresponding Index. The graphs demonstrate that, especially for periods longer than a single trading day, a Leveraged Fund is likely to either underperform (i.e., return less than) or overperform (i.e., return more than) but not equal +200% of the return of the corresponding Index. No representation is being made that any of the Indexes or the Funds have achieved or are likely to achieve the returns below.

     To isolate the impact of leverage, these graphs assume no Fund expenses and borrowing/lending rates (to obtain required leverage) of 0%. If Fund expenses were included, a Fund’s results would be lower. Each of the graphs also assumes an Index volatility rate of 20% per annum. Index volatility is a measure of risk that reflects how much the returns of an Index may vary over a specific time period. Other Indexes to which the Funds are benchmarked have different historical volatility rates; certain of the Funds’ Indexes’ historical volatility rates are substantially in excess of 20% per annum.

     The impact of each source of tracking error is compounded as the time period lengthens and therefore, by definition, prevents each Fund from tracking the changes in the corresponding Index. Furthermore, investors should not attempt to calculate the anticipated or actual return of a Fund by simply multiplying the cumulative return of the corresponding Index by either +200% or –200%, as applicable, because such a methodology is insufficient and does not account for the daily mathematical effects arising from the interaction of leverage, daily rebalancing, the different times used to calculate the NAV Calculation Time in contrast to the Index Calculation Time, fees, expenses and interest income experienced by each Fund, and each source of tracking error.

Exhibit 1:

Flat (Trendless) Market
One Year Simulation

Exhibit 2:

Upward Trending Market
One Year Simulation

Exhibit 3:

Downward Trending Market
One Year Simulation

     We refer to the product of the Fund multiple (either +200% with respect to Leveraged Funds and –200% with respect to Leveraged Inverse Funds) and the Index Return as the Index Return Multiple.

     Each of Exhibits 1, 2 and 3 reflects simulated information and does not reflect the actual changes in the level of an Index or the actual returns of a Fund. Each of Exhibits 1, 2 and 3 is intended only to illustrate that Fund Compounding (due to leverage, daily rebalancing, the different times used to calculate the NAV Calculation Time in contrast to the Index Calculation Time, fees, expenses and interest income of a Fund) will both cause and increase non-correlation between the returns of a Fund and the changes in the levels of the corresponding Index. For example, Exhibit 2 reflects that at the end of a one year period, the simulated Index Return was +20.2% and the simulated Leveraged Fund return was +38.5%. Therefore, the Index Return Multiple was +40.4% (+200% of +20.2%) while the simulated Leveraged Fund return was +38.5%. The Leveraged Fund return was less than the Index Return Multiple due to the effects of Fund Compounding over a one year period. The Index Return Multiple is an insufficient methodology and does not account for the mathematical effects of Fund Compounding.

(3) As An Investor’s Holding Period Increases, The Probability Increases That A Fund’s Return Will Not Correspond To +200% Or –200%, As Applicable, Of The Simple Difference in Total Return Between The Long Sub-Index And Short Sub-Index Over The Period.

     For a single trading day, each Index is largely a measure of the daily percentage return spread, or difference in daily return between the Long Sub-Index and the Short Sub-Index, or the Index Return. For example, at the end of a single trading day for a specific Leveraged Fund, assuming that the level of the Long Sub-Index appreciated +3% and the level of the Short Sub-Index appreciated +1%, the Index Return (excluding income from fixed income instruments) would have been +2% (+3% - 1% = +2%). Assuming that a Leveraged Fund with an investment objective of twice (+200%) the daily Index Return tracked its Index perfectly, the Leveraged Fund return would be +4% (+200% of +2%) at the end of the single trading day, before fees, expenses and income of such Fund. If the Fund in the example is a Leveraged Inverse Fund that tracked its Index perfectly with an investment objective of twice the inverse (–200%) of the daily Index Return, the Leveraged Inverse Fund return would be –4% (–200% of +2%) at the end of the single trading day, before fees, expenses and income of such Fund. However, the preceding example is inapplicable to multi-day holding periods.

     As explained in Risk Factor (2), each Fund experiences a compounding effect and tracking error due to leverage, daily rebalancing, the different times used to calculate the NAV Calculation Time in contrast to the Index Calculation Time, fees, expenses and interest income. Consequently, as the holding period increases, the probability increases that a Fund’s return will not correspond to +200% or -200%, as applicable, of the spread, or the difference in return between its Long Sub-Index and Short Sub-Index. Solely to illustrate this point, the following Exhibit 4 reflects the frequency (or the probability) for various holding periods of a simulated Leveraged Fund’s returns compared to +200% of the corresponding spread, or the difference in return between the Long Sub-Index and Short Sub-Index over the corresponding period. For one day holding periods, the Leveraged Fund’s daily return falls within a range of +175% to +225% of the corresponding Index Returns. However, Exhibit 4 indicates that as the holding period increases, a Leveraged Fund’s return is more likely to be either lower or higher than (but not equal to) +200% of the corresponding spread, or the difference in return between Long Sub-Index and Short Sub-Index over the corresponding period. As illustrated in Exhibit 4, as the holding period extends from one week, to one month, to one quarter, to one year, the probability increases from 11.8%, 33.2%, 56% and 85.8%, respectively, that a Leveraged Fund’s results will diverge from a range within +175 to +225% of the spread, or the difference in return between Long Sub-Index and Short Sub-Index over the corresponding period. No representation is being made that the Leveraged Funds, the Long Sub-Index or the Short Sub-Index have achieved or are likely to achieve the results below.

     Therefore, as the time period increases, the probability increases that such Shares will experience additional tracking error. As illustrated in both this risk factor and Exhibit 4, investors cannot expect a Fund to track its corresponding Index due to certain factors, such as the compounding effect and tracking error due to leverage, daily rebalancing, the different times used to calculate the NAV Calculation Time in contrast to the Index Calculation Time, fees, expenses and interest income.

     To isolate the impact of leverage, the graph assumes no Fund expenses and borrowing/lending rates (to obtain required leverage) of 0%. If Fund expenses were included, the results would be different. The graph assumes a volatility rate of 14% per annum for each of the Long Sub-Index and Short Sub-Index and an Index volatility rate of 20%. Other Sub-Indexes to which the Funds are benchmarked have different historical volatility rates; certain of the Funds’ Sub-Indexes’ historical volatility rates are substantially in excess of 14% and 20% per annum, respectively. Other Indexes to which the Funds are benchmarked have different historical volatility rates; certain of the Funds’ Indexes’ historical volatility rates are substantially in excess of 20% per annum. Index volatility is a measure of risk that reflects how much the returns of an Index may vary over a specific time period.

Exhibit 4:

Frequency (Probability) of Simulated Returns for a Leveraged Fund with an
Investment Objective of Twice (+200%) the Daily Spread, or Difference in Simulated Return
Between a Long Sub-Index and a Short Sub-Index

Fund Return as % of Index Relative Return	Holding Period

(change in Fund net asset value as % of Long Sub-Index - Short Sub-Index)	One Day	One Week	One Month	One Quarter	One Year
<0%	0.0%	0.8%	2.5%	4.0%	11.3%
0 to 100	0.0%	0.8%	2.1%	4.0%	9.8%
100 to 175	0.0%	4.3%	10.7%	17.2%	18.4%
175 to 225	100.0%	88.2%	66.8%	44.0%	14.2%
225 to 300	0.0%	4.4%	13.0%	22.2%	15.6%
>300	0.0%	1.5%	5.0%	8.5%	30.7%

For various holding periods, the table reflects the frequency of simulated Leveraged Fund returns relative to the difference in cumulative changes between the Long and Short Sub-Indexes. The simulated Leveraged Fund has a daily investment objective (before fees, fund expenses and income) equivalent to 200% of the daily changes of the Long Sub-Index over the Short Sub-Index. For each holding period, the simulated returns were produced based on 100,000 simulations performed with randomly generated daily returns normally distributed around 0%. The volatility of both Long and Short Sub-Indexes was assumed to be 14% and the correlation among Long and Short Sub-Indexes was assumed to be zero; the aggregate volatility of the Index was assumed to be 20%. Fund results do not take into account any fees or transactional costs. This information is for illustrative purposes only and does not represent historical results of any Fund, Sub-Index or Index.

(4) Market Volatility, Which Is Amplified By The Use Of Leverage, May Further Facilitate The Total Loss Of An Investor’s Investment Or May Adversely Impact A Fund’s Return For Time Periods Longer Than A Single Trading Day.

     Certain Index Futures Contracts (Substitute Futures and Financial Instruments, as applicable, which a Fund may enter into from time-to-time), have a high degree of market or price volatility, and are subject to occasional rapid and substantial changes, which will be magnified by the leveraged positions of the Funds. Consequently, investors could lose all or substantially all of their investment in a Fund in a short time period due to the combined effects of both market volatility and leverage.

     As noted in Risk Factor (2), the probability of tracking error between a Fund and its corresponding Index increases as the time period extends due to fund compounding, which is affected by factors such as leverage, daily rebalancing, the different times used to calculate the NAV Calculation Time in contrast to the Index Calculation Time, fees, expenses and interest income.

     As illustrated by Exhibit 5 below, assume that the one year Index Return is equal to +20%. Because each Leveraged Fund’s objective is to return twice (+200%) the corresponding Index Return on a daily basis, the theoretical return of a Leveraged Fund may have been +200% of 20%, or 40% at the end of the one year period. Assuming that the Leveraged Fund experienced volatility of 30% during the one year period, the median simulated Leveraged Fund return (before fees, fund expenses, and income) would have been +30% instead of +40%. The 10% discrepancy is a result of both the Index volatility and the effects of tracking error as described in Risk Factor (2). Furthermore, as the Index volatility increases, the discrepancy between the median simulated Leveraged Fund return (before fees, fund expenses, and income) and the theoretical +40% theoretical return of a Leveraged Fund would also increase.

Exhibit 5:

Median Leveraged Fund Simulated Returns Over One Year When the Fund Objective is to Seek Daily Results, Before Fees, Expenses, Income and Leverage Costs, that Correspond to Twice (+200%) the Daily Index Return Multiple of an Index.

	200% of One Year Index Returns			Index Volatility
One Year Index Returns
		10%	20%	30%	40%	50%	60%	70%	80%

-40%	-80%	-64%	-65%	-67%	-69%	-72%	-75%	-79%	-81%
-35%	-70%	-58%	-59%	-61%	-64%	-68%	-71%	-75%	-78%
-30%	-60%	-51%	-53%	-55%	-58%	-62%	-65%	-69%	-73%
-25%	-50%	-44%	-46%	-49%	-52%	-57%	-61%	-65%	-72%
-20%	-40%	-37%	-39%	-41%	-46%	-50%	-55%	-61%	-67%
-15%	-30%	-28%	-31%	-34%	-38%	-43%	-49%	-56%	-61%
-10%	-20%	-20%	-22%	-26%	-31%	-37%	-41%	-49%	-55%
-5%	-10%	-11%	-13%	-17%	-22%	-29%	-35%	-44%	-52%
0%	0%	-1%	-4%	-8%	-14%	-21%	-29%	-37%	-46%
5%	10%	9%	6%	2%	-5%	-13%	-20%	-29%	-42%
10%	20%	20%	16%	11%	4%	-4%	-14%	-23%	-34%
15%	30%	31%	27%	21%	13%	4%	-3%	-18%	-28%
20%	40%	43%	38%	30%	22%	14%	0%	-9%	-21%
25%	50%	55%	50%	43%	33%	23%	8%	-6%	-16%
30%	60%	67%	63%	54%	45%	31%	18%	2%	-10%
35%	70%	80%	76%	67%	57%	41%	26%	10%	1%
40%	80%	94%	89%	79%	68%	53%	36%	17%	1%

Exhibit 6:

Median Leveraged Inverse Fund Simulated Returns Over One Year When the Fund Objective is to Seek Daily Results, Before Fees, Expenses, Income and Leverage Costs, that Correspond to Twice the Inverse (–200%) of the Daily Index Return Multiple of an Index.

	200% Inverse of One Year Index Returns			Index Volatility
One Year Index Returns
		10%	20%	30%	40%	50%	60%	70%	80%

-40%	80%	170%	148%	116%	74%	30%	-11%	-39%	-62%
-35%	70%	130%	111%	82%	48%	14%	-23%	-47%	-62%
-30%	60%	99%	82%	57%	28%	-7%	-25%	-54%	-69%
-25%	50%	73%	58%	36%	8%	-17%	-40%	-56%	-76%
-20%	40%	52%	39%	20%	0%	-25%	-45%	-57%	-78%
-15%	30%	35%	23%	7%	-11%	-31%	-51%	-65%	-78%
-10%	20%	20%	10%	-5%	-24%	-38%	-56%	-69%	-81%
-5%	10%	8%	-2%	-14%	-30%	-46%	-62%	-74%	-82%
0%	0%	-3%	-11%	-23%	-37%	-51%	-64%	-74%	-83%
5%	-10%	-12%	-19%	-30%	-43%	-55%	-65%	-78%	-88%
10%	-20%	-20%	-27%	-36%	-47%	-59%	-70%	-80%	-87%
15%	-30%	-27%	-34%	-43%	-52%	-63%	-73%	-80%	-89%
20%	-40%	-32%	-39%	-47%	-57%	-67%	-75%	-83%	-89%
25%	-50%	-38%	-43%	-52%	-61%	-70%	-78%	-85%	-89%
30%	-60%	-42%	-47%	-54%	-63%	-72%	-80%	-87%	-92%
35%	-70%	-47%	-51%	-57%	-66%	-74%	-81%	-87%	-92%
40%	-80%	-50%	-55%	-61%	-69%	-76%	-83%	-89%	-92%

     Exhibit 5 and 6 above each illustrates the impact of two factors, Index volatility and Index Returns, on the simulated median returns of a Leveraged Fund and a Leveraged Inverse Fund, respectively. Each column under “Index Volatility” reflects the median fund simulated return for a given level of Index volatility over a one year period. Index volatility is a measure of risk that reflects how much the returns of an Index may vary over a specific time period.

     The simulated fund returns were determined based upon Monte Carlo simulation. Monte Carlo simulation applied to fund returns is a widely used analytical technique in which random sampling is performed repeatedly in order to model the distribution of possible fund returns. For each Index volatility assumption, 100,000 samples were chosen randomly and only those unleveraged Index returns that were flat (i.e. within a range of –0.5% and +0.5%) over a one-year period were retained. The simulated fund returns represent the median leveraged one-year corresponding to a flat index return over the same period. A fund’s simulated median return is a value where one half of the fund’s returns are above and one half of the fund’s returns are below the median value. Assumptions underpinning the Exhibits include no fund expenses, and borrowing/lending rates (to obtain leverage) of 0%. If fund expenses were included, the fund’s results would be lower. In Exhibits 5 and 6 above, unshaded areas represent those scenarios where a Leveraged Fund or Leveraged Inverse Fund, as applicable, may outperform (i.e., return more than) the Index Return Multiple; conversely, shaded areas represent those scenarios where the Leveraged Fund or Leveraged Inverse Fund, as applicable, is likely to underperform (i.e., return less than) the Index Return Multiple.

     No representation is being made that any of the Indexes or Funds have achieved or are likely to achieve the results above.

     Each of Exhibits 5 and 6 reflects simulated information and does not reflect the actual changes in the level of an Index or the actual returns of a Fund. Each of Exhibits 5 and 6 is only intended to isolate the effect of Index volatility, Index Returns and theoretical Index Returns on the simulated returns of a Leveraged Fund and Leveraged Inverse Fund, respectively. The Funds’ actual returns may be significantly greater or less than the returns shown above as a result of any of the factors discussed above or under the next Risk Factor describing correlation risk.

(5) The Correlation Between the Long Sub-Index and Short Sub-Index May Decrease, Thereby Increasing Fund Volatility Which May Adversely Affect the Value of Your Shares.

     A Fund’s Index is comprised of two Sub-Indexes: a Long Sub-Index and a Short Sub-Index. The volatility of a Fund’s Index, and in turn the value of a Fund’s Shares, depends on the correlation between the Long Sub-Index and Short Sub-Index. The correlation between the Long Sub-Index and the Short Sub-Index is a measure of the strength of the relationship between the underlying Sub-Indexes and may become unstable.

     The historic correlation between a Long Sub-Index and a Short Sub-Index may become unstable for a number of reasons, including, but, not limited to:

  a market event that adversely or favorably affects the Long Sub-Index or the Short Sub-Index;

  a change in supply and demand forces for market segments represented by the Long Sub-Index or the Short Sub-Index;

  a change in market conditions that affects the Long Sub-Index or the Short Sub-Index; and

  a change in volatility or return for the Long Sub-Index or the Short Sub-Index.

     A low correlation between the Long Sub-Index and the Short Sub-Index may generally result in higher volatility of the value of a Fund’s Shares. Therefore, a decrease in the correlation between the Sub-Indexes will likely cause the value of a Fund’s Shares to experience higher volatility. An increase in a Fund’s volatility is likely to increase Fund turnover (i.e., increase the need to purchase or sell a greater number of Index Futures Contracts, (Substitute Futures and Financial Instruments, as applicable) than a Fund that experiences lower volatility), brokerage costs, operating costs and may result in increased taxable capital gains, each of which will decrease the value of a Fund’s Shares.

(6) Because A Fund’s Portfolio Turnover Rate Is Expected To Be Very High Due To Holding Both Long And Short Futures Contracts, Daily Rebalancing, Leverage And Index And/Or Market Volatility, A Fund Will Incur Additional Brokerage Costs, Operating Costs And May Generate Increased Taxable Capital Gains, Which, In Turn, Would Adversely Affect The Value Of Your Shares.

     In order to achieve its investment objective of tracking its corresponding Index on a daily and leveraged basis, a Fund will rebalance its portfolio daily to reflect the daily rebalancing that occurs in the corresponding Index. In response to daily changes in the levels of the Long Index Futures Contracts, the Short Index Futures Contracts or both Index Futures Contracts, an Index will rebalance the weights of each of the Index Futures Contracts on a daily basis in order to restore a 100% weighting of each of the Index Futures Contracts. The corresponding Fund will rebalance its portfolio accordingly to reflect the daily Index rebalancing.

     Because each Fund trades on a leveraged basis, each Fund will experience a higher portfolio turnover rate relative to a fund that does not use leverage. By employing leverage and holding both long and short futures positions (Substitute Futures and Financial Instruments, as applicable), each Fund incurs additional portfolio turnover than a fund that only holds either long or short positions. Finally, each Fund’s portfolio turnover rate is greater than the amount of portfolio turnover experienced by a fund that rebalances its positions less frequently, such as on a weekly or monthly basis. Because leverage and daily rebalancing increases each Fund’s portfolio turnover rate, each Fund will incur additional brokerage costs, operating costs and may generate increased taxable capital gains, which would adversely affect the value of your Shares.

     A Fund’s volatility rate, portfolio turnover rate and expected brokerage costs increase in response to any of the following:

  an increase in the daily volatility of the Long Sub-Index, and in turn, the Long Index Futures Contracts;

  an increase in the daily volatility of the Short Sub-Index, and in turn, the Short Index Futures Contracts;

  an increase in the daily volatility of the Substitute Futures, if any; or

  an increase in the daily volatility of the Financial Instruments, if any;

  a decrease in the daily tendency of the Long Sub-Index and Short Sub-Index to move together;

  a decrease in the daily tendency of the Long and Short Index Futures Contracts to move together;

  a decrease in the daily tendency of the Long and Short Substitute Futures, if any, to move together; or

  a decrease in the daily tendency of the Long and Short Financial Instruments, if any, to move together.

(7) The Risk Of Total Loss In The Value Of Your Shares Exists In The Event Of A Significant Index Movement.

     Each Leveraged Fund and Leveraged Inverse Fund seeks a daily exposure equal to +200% or –200% of the corresponding Index Return, respectively. As a consequence, a potential risk of total loss exists if a corresponding Index Return changes 50% or more over a single trading day or less, in a direction adverse to the applicable Fund (i.e., meaning a decline of –50% or more in the value of the Index Return of a Leveraged Fund, or a gain of +50% or more in the value of the Index Return of a Leveraged Inverse Fund). The risk of total loss exists in a short period of time as a result of significant Index movements.

(8) A Fund Is Likely To Experience A Loss Even If Its Index Level Remains Unchanged Due To Volatility And Compounding Arising From A Fund’s Use Of Leverage And Daily Rebalancing.

     Assuming that an Index for a Leveraged Fund is flat during a one year period, daily rebalancing will impair a Fund’s return if the corresponding Index experiences volatility. For instance, a simulated Leveraged Fund with an investment objective of twice (+200%) the daily Index Returns would be expected to lose –4% (as reflected in Exhibit 7 below) if its Index provided no return over a one year period and experienced volatility of 20% per annum. A simulated Leveraged Inverse Fund with an investment objective of twice the inverse (–200%) of the daily Index Returns would be expected to lose –11% (as reflected in Exhibit 7 below) if its Index provided no return over a one year period and experienced volatility of 20% per annum. If an Index’s volatility were to rise to 40% per annum, the simulated loss for a one year period for a Leveraged Fund increases to approximately –14% while the loss for a Leveraged Inverse Fund increases to –37%.

     As Index volatility increases, the probability increases that a Leveraged Fund and a Leveraged Inverse Fund will suffer a complete or near complete loss of its value even if the corresponding Index is flat. For example, if annualized volatility of an Index is 90%, the corresponding Leveraged Fund would be expected to lose approximately –53% of its value and the corresponding Leveraged Inverse Fund would be expected to lose approximately –89% of its value even if the cumulative Index Return for the year was 0%. Index volatility is a measure of risk that reflects how much the returns of an Index may vary over a specific time period. Assumptions used in the table include no fund expenses and borrowing/lending rates (to obtain leverage) of 0%. If fund expenses were included, the fund’s results would be lower.

     Exhibit 7:

Index Annualized Volatility Range	Index One Year Return	Leveraged Fund (+200%) Median One Year Return	Leveraged Inverse Fund (–200%) Median One Year Return

10%	0%	–1%	–3%
20%	0%	–4%	–11%
30%	0%	–8%	–23%
40%	0%	–14%	–37%
50%	0%	–21%	–51%
60%	0%	–29%	–64%
70%	0%	–37%	–74%
80%	0%	–46%	–83%
90%	0%	–53%	–89%
100%	0%	–62%	–94%

The table shows the median simulated fund return for a one-year period corresponding to a flat Index return over the same period. For each Index volatility assumption, 100,000 samples were chosen randomly and only those unleveraged Index returns that were within a range of –0.5% and +0.5% over a one-year period were retained. The simulation assumes no fund expenses and borrowing/lending rates (to obtain leverage) of 0%; if fund expenses or borrowing/lending rates were included, the fund's returns would be lower.

(9) A Fund Is Likely To Experience A Loss Even If The Spread, Or The Difference In Multi-Day Return, Between The Long Sub-Index And The Short Sub-Index Is Zero Due To Volatility And Compounding Arising From A Fund’s Use Of Leverage And Daily Rebalancing.

     The spread, or the difference in the return, between the Long Sub-Index and the Short Sub-Index is the Index relative return, or the Index Relative Return. Assuming that the Index Relative Return is unchanged during a one year period (i.e. the one year percentage spread, or the difference in the return, between the Long Sub-Index and the Short Sub-Index is zero), daily rebalancing will impair a Fund’s return if either of the corresponding Long Sub-Index or Short Sub-Index experiences volatility. For instance, a simulated Leveraged Fund with an investment objective of twice (+200%) the daily Index Returns would be expected to lose –13% (as reflected in Exhibit 8 below) if its Index Relative Return was zero over a one year period and if the corresponding Long Sub-Index and Short Sub-Index each experienced volatility of 20% per annum. A simulated Leveraged Inverse Fund with an investment objective of twice the inverse (–200%) of the daily Index Returns would be expected to lose –14% (as reflected in Exhibit 8 below) if its Index Relative Return was zero over a one year period and if the corresponding Long Sub-Index and Short Sub-Index each experienced volatility of 20% per annum. If the Long Sub-Index’s and Short Sub-Index’s volatility were to each rise to 40% per annum, the simulated loss for a one year period for a Leveraged Fund increases to approximately –46% while the loss for a Leveraged Inverse Fund increases to –44%.

     As volatility increases for either the Long Sub-Index or Short Sub-Index, the probability increases that both a Leveraged Fund and a Leveraged Inverse Fund will suffer a complete or near complete loss of its value even if the corresponding Index Relative Return is zero. For example, if annualized volatility for each of the Long Sub-Index and Short Sub-Index is 90%, the corresponding Leveraged Fund would be expected to lose approximately -95% and the Leveraged Inverse Fund would be expected to lose approximately -94% of its value even if the one year Index Relative Return was 0%. An Index Futures Contract’s volatility is a measure of risk that reflects how much the price of an Index Futures Contract may vary over a specific time period. Assumptions used in the table include no fund expenses and borrowing/lending rates (to obtain leverage) of 0%. If fund expenses were included, the fund’s results would be lower.

Exhibit 8:

Sub-Index Annualized Volatility Range	One Year Index Relative Return (Difference In One Year Cumulative Return between Long Sub-Index and Short Sub-Index)	Leveraged Fund (+200%) Median One Year Return	Leveraged Inverse Fund (–200%) Median One Year Return

10%	0%	–4%	–4%
20%	0%	–13%	–14%
30%	0%	–30%	–28%
40%	0%	–46%	–44%
50%	0%	–60%	–58%
60%	0%	–71%	–70%
70%	0%	–82%	–82%
80%	0%	–91%	–89%
90%	0%	–95%	–94%
100%	0%	–98%	–97%

The table shows the median simulated fund return for a one-year period for a simulated Long and Short Sub-Index that provided no difference in total return over the same period. For each Sub-Index volatility assumption, 100,000 samples were chosen randomly and only those Sub-Indexes exhibiting a flat difference in total return (i.e. difference in Sub-Index returns between –0.5% and +0.5%) over a one-year period were retained. The simulation assumes no fund expenses and borrowing/lending rates (to obtain leverage) of 0%; if fund expenses or borrowing/lending rates were included, the fund's returns would be lower. The correlation between the Long and Short Sub-Indexes was also assumed to be zero; if the correlation was greater than or less than zero the fund’s results would be different.

(10) The Funds’ Leverage Ratio Of Approximately 4:1 Increases The Potential For Both Trading Profits And Losses And May Exceed The Amount Of Leverage Typically Employed By Other Similar Exchange Traded Products.

     The use of leverage increases the potential for both trading profits and losses, depending on the changes in the market value of the Index Futures Contracts positions, (Substitute Futures and Financial Instruments, as applicable). Holding futures positions with a notional amount in excess of each Fund’s net asset value constitutes a form of leverage. Because the notional value of each Fund’s Index Futures Contracts (Substitute Futures and Financial Instruments, as applicable), will rise or fall throughout each trading day and prior to rebalancing, the leverage ratio could be higher or lower than an approximately 4:1 leverage ratio between the notional value of a Fund’s portfolio and Fund Equity immediately after rebalancing. As the ratio increases, your losses may increase correspondingly.

     For example, in the absence of tracking error, your investment in a Leveraged Fund with a Fund multiple of +200% assumes an approximately 4:1 leverage ratio, upon rebalancing and excluding the return on United States Treasuries and other high credit quality short-term fixed income securities, since it will be reduced by an amount equal to –4% daily when both of the following occur on the same trading day:

  the Long Sub-Index decreases –1% and

  the Short Sub-Index increases +1%.

     Similarly, in the absence of tracking error, your investment in a Leveraged Inverse Fund with a Fund multiple of –200% assumes an approximately 4:1 leverage ratio, upon rebalancing and excluding the return on United States Treasuries and other high credit quality short-term fixed income securities, since it will be reduced by an amount equal to –4% daily when both of the following occur on the same trading day:

  the Long Sub-Index increases +1% and

  the Short Sub-Index decreases –1%.

     The Funds’ amount of leverage may exceed the amount of leverage typically employed by other similar exchange traded products.

(11) Because Of Leverage, Each Fund Will Trade More Futures Contracts (Substitute Futures And Financial Instruments, As Applicable), And Incur More Brokerage Commission Expenses Than It Would If It Did Not Use Leverage.

     The aggregate notional value of a Fund’s underlying positions in its Index Futures Contracts (Substitute Futures and Financial Instruments, as applicable) will be equal to approximately 4:1 at the time of establishing such positions and upon daily rebalancing.

     As a result of leverage, each Fund will be required to deposit a greater proportion of its net assets as margin, not expected to exceed 30–40% of its net assets, as applicable. This represents margin deposit requirements approximately four times as great as would be required if each Fund did not use leverage. Similarly, as a result of leverage, each Fund will trade more Index Futures Contracts (Substitute Futures and Financial Instruments, as applicable), and incur more brokerage commission expense than it would if it did not use leverage.

(12) Each Fund Seeks To Track A Multiple Or Inverse Multiple Of A Corresponding Index On A Daily Basis At All Times, Even During Periods In Which The Corresponding Index Is Flat As Well As When A Corresponding Index Is Moving In A Manner Which Causes The Applicable Fund’s NAV To Decline, Thereby Causing Losses To Such Fund.

     The Funds are not actively managed by traditional methods, which typically involve effecting changes in the composition of a portfolio on the basis of judgments relating to economic, financial and market considerations with a view toward obtaining positive results under changing market conditions. If positions in one or both of its Index Futures Contracts are moving in a manner which causes the applicable Fund’s net asset value to decline, such Fund will not close out such positions, except in connection with a change in the composition or rebalancing of the Index, or the Sub-Index, as applicable. Rather, the Managing Owner will seek to cause the net asset value of each Fund to track a multiple or an inverse multiple of its Index, as applicable, during periods in which the Index is flat or declining as well as when the Index is rising. If an Index is flat or if the changes in an Index are not sufficient for the corresponding Fund to cover its fees and expenses, such Fund may lose money due to the effects of leverage, daily rebalancing, fees, expenses, volatility and compounding.

(13) Investors Who Invest Only In Either The S&P500 Bull/TBond Bear Fund Or The TBond Bull/S&P500 Bear Fund May Not Be Able To Profit If The Market Value Of The S&P500 Bull/TBond Bear Index Moves Against Such Investment.

     The S&P500 Bull/TBond Bear Fund is expected to rise as a result of any upward movement in the S&P500 Bull/TBond Bear Index. The TBond Bull/S&P500 Bear Fund is expected to rise as a result of any downward movement in the S&P500 Bull/TBond Bear Index. Therefore, the investment experience of investors who plan to invest in either the S&P500 Bull/TBond Bear Fund or the TBond Bull/S&P500 Bear Fund will depend upon selection of the appropriate Fund in light of the price movements of the S&P500 Bull/TBond Bear Index in order to profit or avoid losses. Such selection may be unprofitable if the price of the S&P500 Bull/TBond Bear Index changes direction or may even become unprofitable over time regardless of Index direction.

     Certain investors who decide to invest in both the S&P500 Bull/TBond Bear Fund Shares and the TBond Bull/S&P500 Bear Fund Shares may, nevertheless, suffer losses if the investor’s investment mix between the S&P500 Bull/TBond Bear Fund Shares and the TBond Bull/S&P500 Bear Fund Shares is biased in one direction and the S&P500 Bull/TBond Bear Index moves in the opposite direction. Additionally, investors should not invest in equal amounts in both the S&P500 Bull/TBond Bear Fund and the TBond Bull/S&P500 Bear Fund simultaneously. The net effect of such an investment will be the income from the underlying 3-month U.S. Treasury bills, or other short-term high quality fixed income securities, less fees and expenses.

(14) Net Asset Value May Not Always Correspond To Market Price Due to Certain Inherent Factors Such As Supply And Demand Forces In The Secondary Market And Non-Concurrent Trading Hours Between NYSE Arca And The Various Futures Exchanges Which May Result In Baskets Being Created Or Redeemed At A Value That Differs From The Market Price Of The Shares.

     The net asset value per Share of a Fund will change as fluctuations occur in the market value of its portfolio. Investors should be aware that the public trading price of a Basket of Shares of a Fund may be different from the net asset value of a Basket of Shares of the Fund (i.e., 100,000 Shares may trade at a premium over, or a discount to, net asset value of a Basket) and similarly the public trading price per Share of a Fund may be different from the net asset value per Share of a Fund. Consequently, an Authorized Participant may be able to create or redeem a Basket of Shares of a Fund at a discount or a premium to the public trading price per Share of a Fund. This price difference may be due, in large part, to the fact that supply and demand forces at work in the secondary trading market for Shares of a Fund is closely related, but not identical to, the same forces influencing the prices of the Index Futures Contracts comprising a Fund’s corresponding Index, trading individually or in the aggregate, at any point in time. Investors also should note that the size of each Fund in terms of total assets held may change substantially over time and from time-to-time as Baskets are created and redeemed.

     Authorized Participants or their clients or customers may have an opportunity to realize a riskless profit if they can purchase a creation Basket at a discount to the public trading price of the Shares of a Fund or can redeem a redemption Basket at a premium over the public trading price of the Shares of the Fund. The Managing Owner expects that the exploitation of such arbitrage opportunities by Authorized Participants and their clients and customers will tend to cause the public trading price to track net asset value per Share of each Fund closely.

     The value of a Share of a Fund may be influenced by non-concurrent trading hours between NYSE Arca and the various futures exchanges on which the Index Futures Contracts corresponding to such Fund are traded. As a result, during periods when NYSE Arca is open and the futures exchanges on which the Index Futures Contracts are traded are closed, trading spreads and the resulting premium or discount on the Shares may widen and, therefore, increase the difference between the market price of the Shares and the net asset value of the Shares.

(15) Regulatory And Exchange Position Limits And Other Rules May Restrict The Creation Of Baskets And The Operation Of One Or More Of The Funds.

     CFTC and futures exchange rules impose speculative position limits on market participants, including each Fund, trading in certain futures contracts on physical commodities and financial instruments. These position limits prohibit any person from holding a position of more than a specific number of such futures contracts.

     As of the date of this Prospectus, each Index Futures Contract is subject to the speculative position limits as provided below except the U.S. Dollar Index® futures contract, which is traded on ICE Futures U.S.®, Inc. Index Futures Contracts that are subject to speculative position limits are referred to as Affected Index Futures Contracts. The purposes of speculative position limits are to diminish, eliminate or prevent sudden or unreasonable fluctuations or unwarranted changes in the prices of futures contracts. Generally, speculative position limits in the physical delivery markets are set at a stricter level during the spot month, when the futures contract matures and becomes deliverable, versus the limits set for all other months. Subject to any relevant exemptions, traders, such as the Funds, may not exceed speculative position limits, either individually, or in the aggregate with other persons with whom they are under common control or ownership. If the Managing Owner determines that a Fund’s trading may be approaching any of these speculative position limits, a Fund may reduce its trading in that commodity or trade in other commodities or instruments that the Managing Owner reasonably determines, in its discretion, comply with the rules and goals of the applicable Index, including Financial Instruments.

     Although the Managing Owner may be able to achieve the substantially similar performance results with Substitute Futures that serve as substitutes for the Index Futures Contracts, these Substitute Futures may be subject to differing prices and lesser liquidity than the Index Futures Contracts. Although the Managing Owner may be able to achieve the substantially similar performance results with Financial Instruments that serve as substitutes for the Index Futures Contracts, the OTC market may be subject to differing returns, lesser liquidity and greater counterparty credit risks than the regulated U.S. futures exchanges. The Managing Owner may in the future reduce the size of positions in certain Index Futures Contracts that would otherwise be taken for a Fund or not trade in certain markets on behalf of the Funds in order to avoid exceeding such limits. Modification of trades that would otherwise be made by a Fund, if required, could adversely affect the Fund’s operations and profitability. A violation of speculative position limits by the Managing Owner could lead to regulatory action materially adverse to a Fund’s prospects for profitability.

     Below is a chart that sets forth certain relevant information, including current speculative position limits for each Affected Index Futures Contract that any person may hold, separately or in combination, net long or net short, for the purchase or sale of any commodity futures contract, financial futures contract, or, on a futures-equivalent basis, options thereon. Speculative position limit levels are subject to change by the CFTC or the relevant exchanges.

Affected Index Futures Contract

Exchange (Symbol)[1]
Exchange Position Limits

Light Sweet	NYMEX	10,000 –	Single Month
Crude Oil	(CL)	20,000 –	All Months Combined
Futures			But not to exceed
3,000 contracts in the
last three days of
trading in the spot
month

Gold	COMEX	3,000 –	Spot Month
Futures	(GC)	6,000 –	Single Month
		6,000 –	All Months
Combined

Affected Index Futures Contract	Exchange (Symbol)[1]	Exchange Position Limits
E-mini Standard and Poor’s 500 Stock Price IndexTM Futures	CME (ES)	100,000 E-mini Standard and Poor’s 500 Stock Price IndexTM Futures contracts or equivalent contracts net long or net short in all contract months combined, subject to the next sentences. (20,000 Standard and Poor’s 500 Stock Price Index contracts or equivalent contracts net long or net short in all contract months combined. For purposes of this rule an E-Mini Standard and Poor’s 500 Stock Price Index futures contract will be deemed to be equivalent to one-fifth (0.20) of a Standard and Poor’s 500 Stock Price Index futures contract.)
30-Year U.S. Treasury Bond Futures	CME (US)	25,000 contracts in an expiring contract during the last 10 trading days

1 Legend:
     “NYMEX” means the New York Mercantile Exchange or its successor.
     “COMEX” means the Commodity Exchange Inc., New York or its successor.
     “CME” means Chicago Mercantile Exchange, Inc., or its successor.

     Because the Funds are subject to position limits, a Fund’s ability to issue new Baskets, or the Fund’s ability to reinvest income in the Affected Index Futures Contracts may be limited to the extent these activities would cause a Fund to exceed its applicable position limits unless the Fund trades Substitute Futures and Financial Instruments, as applicable, in addition to and as a proxy for the Affected Index Futures Contracts. Limiting the size of a Fund may affect the correlation between the price of the Shares, as traded on NYSE Arca, and the net asset value of a Fund. That is, the inability to create additional Baskets could result in Shares trading at a premium or discount to net asset value of a Fund.

     It is possible that in the future, the CFTC may propose new rules with respect to position limits in agricultural, energy and any other physical commodities or financial instruments for traders engaged in indexed-based trading, such as the trading engaged in by each Fund. Depending on the outcome of any future CFTC rulemaking, the rules concerning position limits may be amended in a manner that is either detrimental or favorable to a Fund. For example, if the amended rules are detrimental to a Fund, such Fund’s ability to issue new Baskets, or its ability to reinvest income in additional futures contracts corresponding to the Affected Index Futures Contracts, may be limited to the extent these activities would cause the Fund to exceed the applicable position limits. Limiting the size of a Fund may affect the correlation between the price of the Shares of a Fund, as traded on NYSE Arca, and the net asset value of such Fund. That is, the inability to create additional Baskets could result in Shares in a Fund trading at a premium or discount to net asset value of such Fund.

(16) While Close Tracking Of Any Fund To Its Corresponding Index May Be Achieved On Any Single Trading Day, A Number Of Factors May Affect Their Ability To Consistently Achieve This Daily Tracking, Or Correlation.

     There is no guarantee that a Fund will achieve its daily target. While the Funds do not expect that their daily returns will deviate significantly from their respective daily investment objectives, and in turn their ability to track and to correlate with the corresponding Index, a number of factors may affect their ability to achieve this daily tracking, or correlation.

     It is possible that a Fund’s performance may not fully replicate the daily changes in levels of the Index to which it corresponds due to disruptions in the markets for the relevant Index Futures Contracts, the imposition of speculative position limits (as discussed under Risk Factor (15)), or due to other extraordinary circumstances. As a Fund approaches or reaches position limits with respect to certain Index Futures Contracts, the Fund may commence investing in Substitute Futures and Financial Instruments, as applicable, in light of the Index’s objectives. In addition, the Funds are not able to replicate exactly the daily changes in the levels of their respective Indexes because the total return generated by the Funds are reduced by additional expenses and transaction costs, including those incurred in connection with the Funds’ trading and daily rebalancing activities and additional associated costs due to the use of leverage, and increased by interest income from the Funds’ holdings of short-term high credit quality fixed income securities. A Fund may not have the correct amount of an investment exposure that matches its corresponding

Index because its holdings of the Index Futures Contracts (on an upleveraged basis as determined by each Fund’s investment objective) differ from that of the Index. In addition, a Fund may invest in Substitute Futures and Financial Instruments, as applicable, not included in the corresponding Index. A Fund may be subject to large movements of assets into and out of the Fund, potentially resulting in a Fund being either over- or under-exposed to its Index.

     Tracking the applicable Index requires trading and daily rebalancing of the relevant Fund’s portfolio with a view to tracking the Index on a daily basis and is dependent upon the skills of the Managing Owner and its trading principals, among other factors.

(17) A Fund’s Performance Will Not Correlate To The Changes In The Corresponding Index For Periods Of Longer Than A Single Trading Day.

     A Fund may have difficulty achieving its daily target due to the effects of compounding, which results from leverage, fees and expenses, high portfolio turnover, transaction costs, and/or a temporary lack of liquidity in the markets for the instruments held by a Fund. A failure to achieve a daily target may cause a Fund to provide returns for a longer period that are worse than expected. In addition, even though a Fund may meet its daily target over a period of time, this will not necessarily produce the returns that might be expected in light of the returns of its corresponding Index for that period due to the insufficient nature of the Index formula as described under Risk Factor (2).

(18) Investors Who Invest Intra-Day Are Subject To The Risk That The Performance Of Their Intra-Day Investment Will Not Reflect A Return That Equals A Fund’s Leveraged Daily Investment Objective.

     Because each Fund seeks to achieve its daily investment objective by tracking its corresponding Index on a daily and leveraged basis, each Fund will seek to rebalance daily both its long and short positions around the NAV Calculation Time (as defined under the section “Description of the Shares; The Funds; Certain Material Terms of the Trust Agreements - Net Asset Value”). The purpose of daily rebalancing is to reposition each Fund’s investments in accordance with its daily investment objective. The value of a Fund’s long and short positions will vary throughout a trading day, and as a result, the proportion of a Fund’s holdings of its long and short positions will no longer equal to either +200% or –200%, as applicable, of Fund Equity, and will require rebalancing by the close of the trading day. Rebalancing each Fund on a daily basis enables each Fund to improve its ability to track its corresponding Index and target its daily investment objective. However, rebalancing does not eliminate risk of intra-day tracking error.

(19) Because Each Fund Seeks To Track The Changes, As Closely As Possible, In An Amount Equal To Either +200% Or –200%, As Applicable, Of The Daily Changes Of The Corresponding Index, A Fund Could Theoretically Lose An Amount Greater Than Its Net Assets If The Corresponding Index Moved More Than 50% In A Direction That Is Adverse To The Fund, And In Turn, You Will Experience A Total Loss On Your Investment.

     Because each Fund seeks to track the changes, as closely as possible, in an amount equal to 200% (either +200% with respect to the Leveraged Funds or –200% with respect to the Leveraged Inverse Funds, as applicable) of the daily changes of the corresponding Index, you are exposed to the risk that a decline in the daily changes of the corresponding Index will be leveraged by approximately 200% with respect to a Fund’s corresponding losses. This means that, in the absence of tracking error, your investment in a Leveraged Fund will be reduced by an amount equal to –2% for every –1% daily decline of its corresponding Index, not including the cost of financing the portfolio and the impact of operating expenses, which would further decrease the value of your Shares. Likewise, in the absence of tracking error, your investment in a Leveraged Inverse Fund will be reduced by an amount equal to –2% for every +1% daily rise of its corresponding Index, not including the cost of financing the portfolio and the impact of operating expenses, which would further decrease the value of your Shares.

     A Fund could theoretically lose an amount greater than its net assets if the corresponding Index moved more than 50% within a single trading day and in a direction that was adverse to the Fund. As a result, you should not lose more than the amount that you invested plus any undistributed profits recognized on your investment, subject to certain bankruptcy laws as explained in Risk Factor (52).

     If a Fund’s losses were to exceed its net assets, the Fund would be insolvent and would then be dissolved.

     To fully understand the risks of using leverage in a Fund, see Risk Factors (2) – (11) above.

(20) Leverage and Short Selling Theoretically Exposes The Funds To Unlimited Losses.

     The Funds use leveraged investment techniques in seeking to achieve their respective investment objectives. Leverage should cause a Fund to lose more money in market environments adverse to its daily investment objectives than a Fund that does not employ leverage, which could result in the total loss of an investor’s investment.

     Each Index is comprised of a Long Sub-Index with a corresponding Long Index Futures Contract and a Short Sub-Index with a corresponding Short Index Futures Contract. In turn, each Fund will establish both leveraged long and leveraged short positions in the underlying Index Futures Contracts accordingly. Additionally, under certain circumstances as disclosed in this Prospectus, a Fund may also invest in one or more Substitute Futures and Financial Instruments, as applicable.

     In the absence of tracking error, each Leveraged Fund will profit if the level of the Long Sub-Index rises and will suffer a loss if the level of the Long Sub-Index falls. A Leveraged Fund seeks to own a portfolio of Long Index Futures Contracts (Substitute Futures and Financial Instruments, as applicable) with a notional value equal to approximately +200% of the Leveraged Fund’s Fund Equity upon daily rebalancing. A Leveraged Fund would be exposed to a loss in excess of its Fund Equity if the Long Index Futures Contract (Substitute Futures and Financial Instruments, as applicable) declines –50% or more intra-day.

     In the absence of tracking error, each Leveraged Fund will profit if the level of the Short Sub-Index falls and will suffer a loss if the level of the Short Sub-Index rises. Because the value of the Short Index Futures Contracts (Substitute Futures and Financial Instruments, as applicable) could, in theory, rise infinitely, a short position in the Short Index Futures Contracts (Substitute Futures and Financial Instruments, as applicable) exposes each Fund to theoretically unlimited liability.

     In the absence of tracking error, each Leveraged Inverse Fund will profit if the level of the Long Sub-Index falls and will suffer a loss if the level of the Long Sub-Index rises. A Leveraged Inverse Fund seeks to own a portfolio of Long Index Futures Contracts (Substitute Futures and Financial Instruments, as applicable) with a notional value equal to approximately –200% of the Leveraged Inverse Fund’s Fund Equity upon daily rebalancing. A Leveraged Inverse Fund would be exposed to a loss in excess of its Fund Equity if the Long Index Futures Contract (Substitute Futures and Financial Instruments, as applicable) increases +50% or more intra-day. Furthermore, because the value of the Long Index Futures Contracts (Substitute Futures and Financial Instruments, as applicable) could, in theory, rise infinitely, a short position in the Long Index Futures Contracts (Substitute Futures and Financial Instruments, as applicable) exposes each Leveraged Inverse Fund to theoretically unlimited liability.

     In the absence of tracking error, each Leveraged Inverse Fund will profit if the level of the Short Sub-Index rises and will suffer a loss if the level of the Short Sub-Index falls. A Leveraged Inverse Fund seeks to own a portfolio of Short Index Futures Contracts (Substitute Futures and Financial Instruments, as applicable) with a notional value equal to approximately +200% of the Leveraged Inverse Fund’s Fund Equity upon daily rebalancing. A Leveraged Inverse Fund would be exposed to a loss in excess of its Fund Equity if the Short Index Futures Contract (Substitute Futures and Financial Instruments, as applicable) declines –50% or more intra-day.

     Consequently, the use of leverage combined with short selling may result in the total loss of your investment.

(21) NYSE Arca May Halt Trading In The Shares Of A Fund Which Would Adversely Impact Your Ability To Sell Shares.

     It is expected that the Shares of the Funds will be listed on NYSE Arca. Trading in Shares of a Fund may be halted due to market conditions or, in light of NYSE Arca rules and procedures, for reasons that, in the view of NYSE Arca, make trading in Shares of a Fund inadvisable. In addition, trading is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules that require trading to be halted for a specified period based on a specified market decline. There can be no assurance that the requirements necessary to maintain the listing of the Shares of a Fund will continue to be met or will remain unchanged. A Fund will be terminated if its Shares are delisted.

(22) The Lack Of An Active Trading Market For The Shares Of A Fund May Result In Losses On Your Investment In Such Fund At The Time Of Disposition Of Your Shares.

     Although it is expected that the Shares of each Fund will be listed and traded on NYSE Arca, there can be no guarantee that an active trading market for the Shares of a Fund will develop or be maintained. If you need to sell your Shares at a time when no active market for them exists, the price you receive for your Shares, assuming that you are able to sell them, likely will be lower than that you would receive if an active market did exist.

(23) The Shares Of Each Fund Are New Securities Products And Their Value Could Decrease If Unanticipated Operational Or Trading Problems Arise.

     The mechanisms and procedures governing the creation, redemption and offering of the Shares have been developed specifically for these securities products. Consequently, there may be unanticipated problems or issues with respect to the mechanics of the operations of the Funds and the trading of the Shares that could have a material adverse effect on an investment in the Shares. In addition, although the Funds are not actively “managed” by traditional methods, to the extent that unanticipated operational or trading problems or issues arise, the Managing Owner’s qualifications and the past experience of its principals may not be suitable for solving these problems or issues.

(24) The Liquidity Of The Shares Of A Certain Fund May Also Be Affected By The Withdrawal From Participation Of One Or More Authorized Participants With Respect To Such Fund, Which Could Adversely Affect The Value Of Your Shares.

     If one or more Authorized Participants which have substantial interests in the Shares of a Fund were to withdraw from participation, the liquidity of the affected Shares may decrease, which may adversely affect the value of your Shares or lead to tracking error between the market price per Share and the net asset value per Share.

(25) Shareholders That Are Not Authorized Participants May Only Purchase Or Sell Their Shares In Secondary Trading Markets, And The Conditions Associated With Trading In Secondary Markets May Adversely Affect Investors’ Investment In The Shares.

     Only Authorized Participants may create or redeem Baskets at a price equal to the net asset value of a Basket. In addition to creating or redeeming Baskets directly with a Fund, Authorized Participants may also buy or sell Shares through the secondary market at market prices. In contrast, ordinary investors who are not Authorized Participants are limited to secondary market transactions at market prices. Because ordinary investors who are not Authorized Participants may not create or redeem Baskets, these investors do not have identical arbitrage opportunities that are available to Authorized Participants, and therefore, ordinary investors who are not Authorized Participants are subject to the state of the secondary market at the time of a transaction. Ordinary investors who are not Authorized Participants may be required to conduct a transaction on the secondary market when conditions are adverse to an investor’s interests, such as when the market price for Shares is lower than the net asset value per Share and the ordinary investor seeks to sell Shares.

(26) As The Managing Owner And Its Principals Have No History Of Operating Investment Vehicles Like The Funds, Their Experience May Be Inadequate Or Unsuitable To Manage The Funds.

     The Managing Owner was formed to be the managing owner of investment vehicles such as the Funds and has no history of past performance. The Managing Owner has not managed any other commodity pools or other positions, and therefore there is no indication of its ability to manage investment vehicles such as the Funds. If the experience of the Managing Owner and its principals is not adequate or suitable to manage investment vehicles such as the Funds, the operations of the Funds may be adversely affected.

(27) A Computer Systems Failure Could Result In Losses For The Funds.

     The Managing Owner’s strategies are dependent to a significant degree on the proper functioning of its internal and third party computer systems. Generally, the Managing Owner undertakes transactions on an electronic trading system to facilitate proper order-routing, execution, matching, registering or clearing of trades. Electronic trading systems are susceptible to temporary disturbance or breakdown, including the failure or loss of hardware, software, network communications, internet connectivity or electricity. Systems failures associated with either the Managing Owner or third parties could disrupt trading or make trading impossible until such failure is remedied. Any such failure and consequential inability to trade (even for a short time) could cause a Fund to experience significant trading losses or increase tracking error between a Fund and its corresponding Index. Any such failures could also cause a temporary delay in reports to investors. Similarly, a systems failure of a Fund’s futures brokers or any exchange on which the Fund is trading could cause a Fund to experience significant trading losses or increase tracking error between a Fund and its corresponding Index.

(28) You May Not Rely On Daily Past Performance Of A Fund Or Index Results In Deciding Whether To Buy Shares Of A Fund.

     The Funds have not commenced trading and do not have a daily performance history upon which to evaluate your investment in any of the Funds. Although past performance is not necessarily indicative of future results, if the Funds had daily performance histories, these daily performance histories may (or may not) provide you with more information on which to evaluate an investment in the Funds. Likewise, the closing levels of each Index may (or may not) be indicative of the future Index results, or of the future performance of a corresponding Fund. Therefore, you will have to make your decision to invest in the Funds on the basis of limited information.

(29) Asset Class Concentration May Result In Greater Index Volatility, Which Could Adversely Affect The Value Of Your Shares.

     Each Index is comprised of a Long Sub-Index and a Short Sub-Index, and in turn, a Long Index

Futures Contract and a Short Index Futures Contract, respectively. Additionally, each Index is equally weighted with respect to its Equity Exposure and Other Exposure, each term as defined below.

     Each Index gains either a long or a short exposure, as applicable, to a large-cap U.S. equities benchmark, or the Equity Exposure. Therefore, half of each Index, and in turn, half of each Fund’s portfolio, is limited to its Equity Exposure. In addition to the Equity Exposure, the remaining half of each of the Indexes is limited to an exposure to one of the following, or the Other Exposure: 30-Year U.S. Treasury Bonds, Gold, Light Sweet Crude Oil or the changes of the U.S. dollar relative to a basket of certain major foreign currencies. As a result, each Index gains either a long or a short exposure to two asset classes, the Equity Exposure and the Other Exposure. Such a concentration in asset classes may result in a greater degree of volatility in each Index and in ultimately, the net asset value of your Shares.

(30) Gains, If Any, From A Fund’s Holdings With Respect To The First Of Its Index Futures Contracts May Be Offset By Losses On The Second Index Futures Contacts It Invests In; Gains, If Any, On The Second Index Futures Contracts May Be Offset By Losses From Its Holdings Of Its First Index Futures Contract, Resulting In No Gains Or Aggregate Losses For A Fund.

     Each Fund will invest in two Index Futures Contracts – the Long Index Futures Contracts and the Short Index Futures Contracts, along with its possible investment in Substitute Futures and Financial Instruments, as applicable, and in United States Treasury and other high credit quality short-term fixed income securities, or the Portfolio. In order for a Fund to be profitable, the performance of its Portfolio must exceed its aggregate fees and expenses. Because each Fund invests in two Index Futures Contracts (Substitute Futures and Financial Instruments, as applicable), the net gains on the two Index Futures Contracts (Substitute Futures and Financial Instruments, as applicable) and the interest income must exceed the Fund’s aggregate fees and expenses in order to avoid losses. If the net gains and interest income from its Portfolio do not exceed the Fund’s aggregate fees and expenses, the Fund will lose money, and in turn, adversely affect the value of your Shares.

(31) Price Volatility May Possibly Cause The Total Loss Of Your Investment.

     Index Futures Contracts (Substitute Futures and Financial Instruments, as applicable) have a high degree of price variability and are subject to occasional rapid and substantial changes. Consequently, you could lose all or substantially all of your investment in any Fund.

(32) A Fund’s Exposure To Physical Commodities Or Financial Products Through Its Investment In Index Futures Contracts (Substitute Futures And Financial Instruments, As Applicable) May Subject The Fund To Greater Volatility Than Investments In Traditional Securities, Which May Adversely Affect The Value Of Your Shares In The Applicable Fund.

     A Fund’s exposure to physical commodities or financial products through its investments in the Index Futures Contracts (Substitute Futures and Financial Instruments, as applicable) markets may subject such Fund to greater volatility than investments in traditional securities. The value of commodity-linked Index Futures Contracts, Substitute Futures or Financial Instruments, fixed income-linked Index Futures Contracts, Substitute Futures or Financial Instruments, or currency-linked Index Futures Contracts, Substitute Futures or Financial Instruments may be adversely affected by changes in overall market movements, the applicable Index, volatility, changes in interest rates, or factors affecting a particular industry, commodity or currency, such as drought, floods, weather, livestock disease, embargoes, tariffs and international economic political and regulatory developments.

(33) Fees And Commissions Are Charged Regardless Of Profitability And May Result In Depletion Of Assets.

     Each Fund is subject to the fees and expenses described herein which are payable irrespective of profitability. See “Breakeven Table” on page 24 and Risk Factors (8) and (9). Both the effects of leverage and the daily rebalancing of each Fund increases each Fund’s fees and expenses significantly. Consequently, depending upon the performance of each Fund relative to the fees and expenses charged to each Fund, the fees and expenses of each Fund could result in losses to your investment in the applicable Fund. You may never achieve profits, significant or otherwise by investing in a Fund.

(34) A Fund Will Experience A Loss If It Is Required To Sell Treasuries At A Price Lower Than The Price At Which They Were Acquired.

     The value of Treasuries generally moves inversely with movements in interest rates. If interest rates increase after a Fund has purchased Treasuries, the value of such Treasuries will decrease. If a Fund is required to sell Treasuries at a price lower than the price at which they were acquired, the Fund will experience a loss and the value of your Shares will decrease.

(35) You Cannot Be Assured Of The Managing Owner’s Continued Services, Which Discontinuance May Be Detrimental To The Funds And May Cause The Funds To Terminate.

     You cannot be assured that the Managing Owner will be willing or able to continue to service the Funds for any length of time. If the Managing Owner discontinues its activities on behalf of the Funds and a substitute managing owner has not been appointed, the Funds would terminate.

     Appointment of a substitute managing owner is no guarantee that a Fund may continue to operate successfully or otherwise. Because a substitute managing owner may have no experience managing commodity pools that are exchange traded funds, a substitute managing owner may not have the experience, knowledge or expertise required to ensure that a Fund will operate successfully or to continue to operate at all. Therefore, the appointment of a substitute managing owner may not necessarily be beneficial to a Fund.

(36) Potentially Illiquid Markets May Increase Losses Of A Fund And In Turn The Net Asset Value Of Your Shares.

     Futures positions cannot always be liquidated at the desired price. It is difficult to execute a trade at specific price when there is a relatively small volume of buy and sell orders in a market.

     Financial Instruments may entail breakage costs if terminated prior to the final maturity date.

     A market disruption, such as when foreign governments may take or be subject to political actions which disrupt the markets in their currency or major commodities exports or imports, may also make it difficult to liquidate a position or find a Financial Instrument counterparty at a reasonable cost.

     There can be no assurance that market illiquidity will not cause losses for the Funds. The large size of the positions which a Fund may acquire increases the risk of illiquidity by both making its positions more difficult to liquidate and increasing the losses incurred while trying to do so. Any type of disruption or illiquidity will be exacerbated due to the fact that each of the Funds only invests in two market sectors (e.g., U.S. equities and interest rates, U.S. equities and currencies, U.S. equities and oil and U.S. equities and gold).

(37) The Value of Your Shares May Be Adversely Affected By Redemption Orders That Are Subject To Postponement, Suspension Or Rejection Under Certain Circumstances.

     Each Fund may, in its discretion, suspend the right of redemption or postpone the redemption settlement date, (1) for any period during which NYSE Arca or one or more of the futures exchanges on which the Index Futures Contracts are traded is closed, other than for customary holidays or weekends, or when trading is restricted or suspended or restricted on such exchanges in any of the underlying Index Futures Contracts, (2) for any period during which an emergency exists as a result of which the redemption distribution is not reasonably practicable, or (3) for such other period as the Managing Owner determines to be necessary for the protection of the Shareholders of a Fund. In addition, a Fund will reject a redemption order if the order is not in proper form as described in the Participant Agreement or if the fulfillment of the order might be unlawful. Any such postponement, suspension or rejection could adversely affect a redeeming Authorized Participant. For example, the resulting delay may adversely affect the value of the Authorized Participant’s redemption proceeds if the net asset value of the applicable Fund declines during the period of delay. The Funds disclaim any liability for any loss or damage that may result from any such suspension or postponement. Moreover, any such postponement, suspension, or rejection could cause tracking error between the market price per Share and the net asset value per Share.

(38) Because Futures Contracts Have No Intrinsic Value, The Positive Performance Of Your Investment Is Wholly Dependent Upon An Equal And Offsetting Loss.

     Futures trading is a risk transfer economic activity. For every gain there is an equal and offsetting loss rather than an opportunity to participate over time in general economic growth. Unlike most alternative investments, an investment in Shares of a Fund does not involve acquiring any asset with intrinsic value. Overall stock and bond prices could rise significantly and the economy as a whole prosper while Shares of a Fund trade unprofitably.

(39) Failure Of Commodity Or Currency Futures Markets To Exhibit Low To Negative Correlation To General Financial Markets Will Reduce Benefits Of Diversification And May Increase Losses To Your Portfolio.

     Historically, commodity and currency futures’ returns have tended to exhibit low to negative correlation with the returns of other assets such as stocks and bonds. Although commodity or currency futures trading may provide a diversification benefit to investor portfolios because of its low to negative correlation with other financial assets, the fact that an Index with respect to commodities or currencies is not 100% negatively correlated with financial assets such as stocks and bonds means that each corresponding Fund cannot be expected to be automatically profitable during unfavorable periods for the stock or bond market, or vice-versa. If the Shares perform in a manner that correlates with the general financial markets or do not perform successfully, you will obtain no diversification benefits by investing in the Shares and the Shares may produce no gains to offset your losses from other investments. Furthermore, there is no historical data regarding the correlation of relative value, or spread, investments such as the Funds (which are rebalanced daily and are either leveraged or inverse leveraged relative value, or spread, investments) and other asset classes.

(40) Shareholders Will Not Have The Protections Associated With Ownership Of Shares In An Investment Company Registered Under The Investment Company Act Of 1940. Such Protections Are Intended To Decrease Certain Conflicts And Also Impose A Number Of Investment Restrictions And Diversification Requirements.

     None of the Funds are registered as an investment company under the Investment Company Act of 1940, and none of them are required to register under such Act. Consequently, Shareholders will not have the regulatory protections provided to investors in registered and regulated investment companies, such as, for example, the requirement that investment companies must have a board of directors comprised of disinterested directors which oversees the registered fund’s activities such as entering into advisory contracts and other agreements, establishes policies and procedures and addresses various conflicts of interest. Furthermore, the Investment Company Act of 1940 imposes a number of investment restrictions and diversification requirements, prohibitions against certain transactions with affiliates, and regulates a number of additional areas.

(41) Each Fund May Trade In Foreign Markets Which May Not Be Subject To The Same Level Of Regulatory Oversight As Trading In Domestic Markets.

     From time-to-time, a portion of a Fund’s trades may take place on markets or exchanges outside the United States. The risk of loss in trading foreign futures contracts and foreign options can be substantial. Non-U.S. markets may not be subject to the same degree of regulation as their U.S. counterparts. None of the CFTC, National Futures Association, or NFA, or any domestic exchange regulates activities of any foreign boards of trade or has the power to compel enforcement of the rules of a foreign board of trade or any applicable foreign laws. In addition, some foreign exchanges are “principals markets” in which performance is the responsibility only of the individual exchange member counterparty, not of the exchange or a clearing facility. In such cases, an affected Fund will be subject to the risk that the member with whom the Fund has traded is unable or unwilling to perform its obligations under the transaction.

     Trading on foreign exchanges also presents the risk of loss due to the possible imposition of exchange controls (making it difficult or impossible for a Fund to repatriate some or all of the affected Fund’s assets held by foreign counterparties), government expropriation of assets, taxation, government intervention in markets, limited rights in the event of bankruptcy of a foreign counterparty or exchange and variances in foreign exchange rates between the time a position is entered and the time it is exited.

(42) Various Actual And Potential Conflicts Of Interest, Such As The Relationship Between The Managing Owner And The Commodity Broker, May Be Detrimental To Shareholders.

     The Funds are subject to actual and potential conflicts of interest involving the Managing Owner, various commodity futures brokers and Authorized Participants. The Managing Owner and its principals, all of whom are engaged in other investment activities, are not required to devote substantially all of their time to the business of the Funds, which also presents the potential for numerous conflicts of interest with the Funds. As a result of these and other relationships, parties involved with the Funds have a financial incentive to act in a manner other than in the best interests of the Funds and the Shareholders. The Managing Owner has not established any formal procedure to resolve conflicts of interest. Consequently, investors are dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably. Although the Managing Owner attempts to monitor these conflicts, it is extremely difficult, if not impossible, for the Managing Owner to ensure that these conflicts do not, in fact, result in adverse consequences to the Shareholders.

     An affiliate of the Commodity Broker is a member of Factor Advisors, LLC, the parent and the sole owner of the Managing Owner. Therefore, the Managing Owner has a disincentive to replace the Commodity Broker as the Funds’ broker due to this relationship. The Funds may be subject to certain conflicts with respect to the Commodity Broker, including, but not limited to, conflicts that result from receiving greater amounts of compensation from other clients, or purchasing opposite or competing positions on behalf of third party accounts traded through the Commodity Broker.

(43) Failure Of Futures Commission Merchants Or Commodity Brokers To Segregate Assets May Increase Losses; Despite Segregation Of Assets, The Funds Remain At Risk Of Significant Losses Because The Funds May Only Receive A Pro-Rata Share Of Certain Assets, Or No Assets At All.

     The Commodity Exchange Act requires a clearing broker to segregate all funds received from customers from such broker’s proprietary assets. If the Commodity Broker fails to do so, the assets of the Funds might not be fully protected in the event of the Commodity Broker’s bankruptcy. Furthermore, in the event of the Commodity Broker’s bankruptcy, any Fund could be limited to recovering either a pro rata share of all available funds segregated on behalf of the Commodity Broker’s combined customer accounts or the Fund may not recover any assets at all, even though certain property specifically traceable to a particular Fund was held by the Commodity Broker. The Commodity Broker may, from time-to-time, have been the subject of certain regulatory and private causes of action. Such material actions, if any, are described under “The Commodity Broker.”

     In the event of a bankruptcy or insolvency of any exchange or a clearing house, a Fund could experience a loss of the funds deposited through its Commodity Broker as margin with the exchange or clearing house, a loss of any profits on its open positions on the exchange, and the loss of unrealized profits on its closed positions on the exchange.

(44) Regulatory Changes Or Actions May Alter The Nature Of An Investment In The Funds And The Effect Of Such Future Regulatory Changes Or Actions On The Funds Could Be Substantial And Adverse.

     Considerable regulatory attention has been focused on non-traditional investment pools, especially leveraged and inverse leveraged products, which are publicly distributed in the United States. There is a possibility of current regulatory changes (as further described in Risk Factors (55) and (56) regarding the Dodd-Frank Wall Street Reform and Consumer Protection Act) and future regulatory changes altering, perhaps to a material extent, the nature of an investment in a Fund or the ability of a Fund to continue to implement its investment strategy.

     The futures markets are subject to comprehensive statutes, regulations, and margin requirements. In addition, the CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily price limits and the suspension of trading. The regulation of futures transactions and use of Financial Instruments in the United States is a rapidly changing area of law and is subject to modification by government and judicial action. The effect of any future regulatory change on a Fund is impossible to predict, but could be substantial and adverse.

(45) You Should Consult Your Own Legal, Tax And Financial Advisers Regarding The Desirability Of An Investment In The Shares Because No Independent Advisers Were Appointed To Represent You In Connection With The Formation And Operation Of The Funds.

     The Managing Owner has consulted with counsel, accountants and other professional advisers regarding the formation and operation of the Funds. No counsel has been appointed to represent you in connection with the offering of the Shares. Accordingly, you should consult your own legal, tax and financial advisers regarding the desirability of an investment in the Shares. Lack of such consultation may lead to an undesirable investment decision with respect to investment in the Shares.

(46) Possibility Of Termination Of A Fund May Adversely Affect Your Portfolio.

     The Managing Owner may withdraw from a Fund upon 30 days’ notice, which would cause a Fund to terminate unless a substitute managing owner were obtained. Owners of at least 50% of the Shares of any Fund have the power to terminate such Fund. If it is so exercised, investors who may wish to continue to invest in a Fund’s corresponding Index through a fund vehicle will have to find another vehicle, and may not be able to find another vehicle that offers the same features as the Fund. See “Description of the Shares; The Funds; Certain Material Terms of the Trust Agreements –Termination Events” for a summary of termination events. Such detrimental developments could cause you to liquidate your investments and upset the overall maturity and timing of your investment portfolio. If the registrations with the CFTC or memberships in the NFA of the Managing Owner or the Commodity Broker were revoked or suspended, such entity would no longer be able to provide services to the Funds.

(47) Shareholders Do Not Have The Rights Enjoyed By Investors In Certain Other Vehicles And May Be Adversely Affected By A Lack Of Statutory Rights And By Limited Voting And Distribution Rights.

     The Shares have limited voting and distribution rights (for example, shareholders do not have the right to elect directors and the Funds are not required to pay regular distributions, although the Funds may pay distributions at the discretion of the Managing Owner).

(48) An Investment In Shares Of The Funds May Be Adversely Affected By Competition From Other Methods Of Investing In Futures Contracts On Commodities or Financial Instruments.

     The Funds constitute a relatively new, and thus initially untested, type of investment vehicle. They compete with other financial vehicles, including other commodity pools, hedge funds, traditional debt and equity securities issued by companies in the commodities industry, other securities backed by or linked to such commodities or financial products, and direct investments in the underlying commodities, commodity futures contracts or financially linked futures contracts. Market and financial conditions, and other conditions beyond the Managing Owner’s control, may make it more attractive to invest in other financial vehicles or to invest in such commodities or financially linked instruments directly, which could limit the market for the Shares of each Fund and reduce the liquidity of the Shares of each Fund.

(49) Competing Claims Over Ownership Of Intellectual Property Rights Related To The Funds Could Adversely Affect The Funds And An Investment In Shares.

     Parties throughout the financial industry could be granted patent applications that would limit the use of methods and systems for creating and administering interests in commodity and currency pools, as well as other elements of each Fund’s exchange-traded funds structure, any or all of which could impede a Fund from achieving its investment objective.

     While the Managing Owner believes that all intellectual property rights needed to operate the Funds are either owned by or licensed to the Managing Owner or have been obtained, third parties may allege or assert ownership of intellectual property rights which may be related to the design, structure and operations of a Fund. To the extent any claims of such ownership are brought or any proceedings are instituted to assert such claims, the negotiation, litigation or settlement of such claims, or the ultimate disposition of such claims in a court of law if a suit is brought, may adversely affect a Fund and an investment in the Shares, for example, resulting in expenses or damages or the termination of the Funds.

(50) The Value Of The Shares Will Be Adversely Affected If The Funds Are Required To Indemnify The Trustee Or The Managing Owner.

     Under the Trust Agreements, the Trustee has the right to be indemnified for any liability or expense it incurs without its fraud, gross negligence, bad faith or willful misconduct and the Managing Owner has the right to be indemnified for any liability or expense it incurs without its fraud, gross negligence, bad faith, willful misconduct or without a material breach of the Trust Agreements by the Managing Owner. That means the Managing Owner may require the assets of one or more of the Funds to be sold in order to cover losses or liability suffered by it or by the Trustee with respect to the applicable Fund. Any sale of that kind would reduce the value of the Shares of a Fund.

(51) The Net Asset Value Calculation Of The Funds May Be Overstated Or Understated Due To The Valuation Method Employed When A Settlement Price Is Not Available Due To Unusual or Extraordinary Circumstances On The Date Of Net Asset Value Calculation.

     Calculating the net asset value of each Fund includes, in part, any unrealized profits or losses on open futures contracts (Substitute Futures and Financial Instruments, as applicable). Under normal circumstances, the net asset value of each Fund reflects the closing settlement price and/or the last traded value just before the NAV Calculation Time of open futures contracts (and the value of its Financial Instruments, if applicable), on the date when the net asset value is being calculated. However, if a futures contract traded on an exchange

(both U.S. and, to the extent it becomes applicable, non-U.S. exchanges) could not be liquidated on such day (due to the operation of daily limits or other rules of the exchange upon which that position is traded or otherwise), the closing settlement price and/or the last traded value just before the NAV Calculation Time on the most recent day on which the position could have been liquidated will be the basis for determining the market value of such position for such day. In such a situation, there is a risk that the calculation of the net asset value of the applicable Fund on such day will not accurately reflect the realizable market value of such futures contract. For example, daily limits are generally triggered in the event of a significant change in market price of a futures contract. Therefore, as a result of the daily limit, the current closing settlement price and/or the last traded value just before the NAV Calculation Time is unavailable. Because the closing settlement price and/or the last traded value just before the NAV Calculation Time on the most recent day on which the position could have been liquidated would be used in lieu of the actual closing settlement price and/or the last traded value just before the NAV Calculation Time on the date of determination, there is a risk that the resulting calculation of the net asset value of the applicable Fund could be under or overstated, perhaps to a significant degree.

(52) Although The Shares Of Each Fund Are Limited Liability Investments, Certain Circumstances Such As Bankruptcy Of A Fund Or Indemnification Of Such Fund By The Shareholders Will Increase A Shareholder’s Liability.

     The Shares of each Fund are limited liability investments; investors may not lose more than the amount that they invest plus any undistributed profits recognized on their investment. However, Shareholders could be required, as a matter of bankruptcy law, to return to the estate of such Fund any distribution they received at a time when the Fund was in fact insolvent or in violation of its Trust Agreement. In addition, although the Managing Owner is not aware of this provision ever having been invoked in the case of any public futures fund, Shareholders agree in the Trust Agreement that they will indemnify the Fund for any harm suffered by it as a result of

  Shareholders’ actions unrelated to the business of the Fund, or taxes imposed on the Shares by the states or municipalities in which such investors reside.

(53) As a Futures Contract Nears Expiration, “Backwardation” May Decrease Or “Contango” May Increase, Respectively, The Market Prices Of The Index Futures Contracts Linked To Physical Commodities Underlying The Commodities Indexes, And In Turn, May Either Increase Or Decrease The Value Of Your Shares, Respectively.

     As the commodity futures contracts that underlie the commodity portion of each applicable Index near expiration, they are replaced by contracts that have a later expiration. Thus, for example, a contract purchased and held in June 2011 may specify a July 2011 expiration. As that contract nears expiration, it may be replaced by selling the July 2011 contract and purchasing the contract expiring in August 2011. This process is referred to as “rolling.” Historically, for example, the prices of Light Sweet Crude Oil have frequently been higher for contracts with shorter-term expirations than for contracts with longer-term expirations, which is referred to as “backwardation.” In these circumstances, absent other factors, the sale of the July 2011 contract would take place at a price that is higher than the price at which the August 2011 contract is purchased, thereby creating a gain in connection with rolling. While Light Sweet Crude Oil has historically exhibited consistent periods of backwardation, backwardation will likely not exist in these markets at all times. The absence of backwardation in Light Sweet Crude Oil will adversely affect the value of the corresponding Index Futures Contracts, and, accordingly, decrease the value of your Shares in the Oil Bull/S&P500 Bear Fund. Similarly, the absence of backwardation in Gold will adversely affect the value of the corresponding Index Futures Contracts, and, accordingly, decrease the value of your Shares in the Gold Bull/S&P500 Bear Fund.

     Conversely, commodities may also experience “contango” markets from time to time rather than backwardated markets. Contango markets are those in which the prices of contracts are higher in the distant delivery months than in the nearer delivery months due to the costs of long-term storage of a physical commodity prior to delivery or other factors. Contango will adversely affect the value of the corresponding Index Futures Contracts, and, accordingly, decrease the value of Shares in each of the Oil Bull/S&P500 Bear Fund and the Gold Bull/S&P500 Bear Fund.

(54) Funds That Are Designed To Track A Multiple Of The Daily Changes In The Value Of Gold Or Oil (Oil Bull/S&P500 Bear Fund And Gold Bull/S&P500 Bear Fund) Do Not Invest In The Physical Commodities As Certain Other Exchange Traded Products Do. Rather, The Funds Use Index Futures Contracts (Substitute Futures And Financial Instruments, As Applicable) To Gain Exposure To These Physical Commodities. Not Investing Directly In The Physical Commodities May Introduce Additional Tracking Error And These Funds Are Subject To The Effects Of Contango And Backwardation Described Above.

     Using Index Futures Contracts (Substitute Futures and Financial Instruments, as applicable) in an effort to replicate the performance of gold and oil may introduce tracking error to the performance of each of the Oil Bull/S&P500 Bear Fund and Gold Bull/S&P500 Bear Fund. The primary cause of tracking error resulting from not investing directly in physical commodities is expected to be caused by the need to roll futures or forward contracts as described above and the resulting possibility that contango or backwardation may occur. The existence of contango markets would be expected to adversely affect the Oil Bull/S&P500 Bear Fund and Gold Bull/S&P500 Bear Fund.

(55) The Effect Of Market Disruptions, Governmental Intervention And The Dodd-Frank Wall Street Reform And Consumer Protection Act Are Unpredictable And May Have An Adverse Effect On The Value Of Your Shares.

     The global financial markets have in the past few years gone through pervasive and fundamental disruptions that have led to extensive and unprecedented governmental intervention. Such intervention has in certain cases been implemented on an “emergency” basis, suddenly and substantially eliminating market participants’ ability to continue to implement certain strategies or manage the risk of their outstanding positions. In addition — as one would expect given the complexities of the financial markets and the limited time frame within which governments have felt compelled to take action —

these interventions have typically been unclear in scope and application, resulting in confusion and uncertainty which in itself has been materially detrimental to the efficient functioning of the markets as well as previously successful investment strategies.

     Each Fund may incur major losses in the event of disrupted markets and other extraordinary events in which historical pricing relationships become materially distorted. The risk of loss from pricing distortions is compounded by the fact that in disrupted markets many positions become illiquid, making it difficult or impossible to close out positions against which the markets are moving. The financing available to market participants from their banks, dealers and other counterparties is typically reduced in disrupted markets. Such a reduction may result in substantial losses to the affected market participants, including, if applicable, a Fund. Market disruptions may from time to time cause dramatic losses for a Fund, and such events can result in otherwise historically low-risk strategies performing with unprecedented volatility and risk.

     In response to the recent financial crises, the Obama Administration and the U.S. Congress proposed sweeping reform of the U.S. financial regulatory system. After over a year of debate, the Dodd Frank Wall Street Reform and Consumer Protection Act, or the Reform Act, became law in July 2010. The Reform Act seeks to regulate markets, market participants and financial instruments that previously have been unregulated and substantially alters the regulation of many other markets, market participants and financial instruments. Because many provisions of the Reform Act require rulemaking by the applicable regulators before becoming fully effective and the Reform Act mandates multiple agency reports and studies (which could result in additional legislative or regulatory action), it is difficult to predict the impact of the Reform Act on each Fund, the Managing Owner, and the markets in which they trade and invest. The Reform Act could result in certain investment strategies in which a Fund engages or may have otherwise engaged becoming non-viable or non-economic to implement. The Reform Act and regulations adopted pursuant to the Reform Act could have a material adverse impact on the profit potential of a Fund. See also Risk Factor (56) “The Effects Of New Regulation Of The Over-The-Counter Derivatives Markets Is Unknown And May Have A Detrimental Effect On The Value Of Your Shares” below.

(56) The Effects Of New Regulation Of The Over-The-Counter Derivatives Markets Is Unknown And May Have A Detrimental Effect On The Value Of Your Shares.

     The Reform Act was enacted in July 2010 and includes provisions that comprehensively regulate the OTC derivatives markets for the first time.

     The Reform Act will mandate that a substantial portion of OTC derivatives must be executed in regulated markets and submitted for clearing to regulated clearinghouses. OTC trades submitted for clearing will be subject to minimum initial and variation margin requirements set by the relevant clearinghouse, as well as possible SEC or CFTC mandated margin requirements. The regulators also have broad discretion to impose margin requirements on non-cleared OTC derivatives and new requirements will apply to the holding of customer collateral by OTC derivatives dealers. These requirements may increase the amount of collateral and the costs associated with providing it with respect to Financial Instruments (if any) held by a Fund. Although the Reform Act includes limited exemptions from the clearing and margin requirements for so-called “end-users,” the Funds will not be able to rely on such exemptions. In addition, the OTC derivative dealers with which the Funds execute the majority of their Financial Instruments will not be able to rely on the end-user exemptions under the Reform Act and therefore such dealers will be subject to clearing and margin requirements irrespective of whether the Funds are subject to such requirements. OTC derivative dealers also will be required to post margin to the clearinghouses through which they clear their customers’ trades instead of using such margin in their operations, as is currently permitted. This will increase the OTC derivative dealers’ costs, and these increased costs are expected to be passed through to other market participants in the form of higher upfront and mark-to-market margin, less favorable trade pricing, and the possible imposition of new or increased fees.

     The SEC and CFTC may also require a substantial portion of derivative transactions that are currently executed on a bi-lateral basis in the OTC markets to be executed through a regulated securities, futures, or swap exchange or execution facility. Such requirements may make it more difficult and costly for investment funds, including the Funds, to enter into highly tailored or customized transactions. They may also render investment in Financial Instruments in which the Funds might otherwise engage impossible or so costly that they will no longer be economical to implement.

     OTC derivative dealers and major OTC derivatives market participants will be required to register with the SEC and/or CFTC. The Funds or the Managing Owner may be required to register as major participants in the OTC derivatives markets. Dealers and major participants will be subject to minimum capital and margin requirements. These requirements may apply irrespective of whether the OTC derivatives in question are exchange-traded or cleared. OTC derivatives dealers will also be subject to new business conduct standards, disclosure requirements, reporting and recordkeeping requirements, transparency requirements, position limits, limitations on conflicts of interest, and other regulatory burdens. These requirements may further increase the overall costs for OTC derivative dealers, which costs are also likely to be passed along to market participants. The overall impact of the Reform Act on the Funds is highly uncertain and it is unclear how the OTC derivatives markets will adapt to this new regulatory regime.

(57) Financial Instruments, Such As Forward Agreements And Swaps, Are Not Regulated And Are Subject To The Risk Of Counterparty Non-Performance Resulting In A Fund Not Realizing A Trading Gain.

     Under certain circumstance as disclosed in this Prospectus, the Managing Owner may determine that a Fund may enter into one or more Financial Instruments through a dealer market which is dominated by major money center banks and is substantially unregulated. Thus, you do not receive the same protection as provided to futures traders in United States markets by the CFTC, regulatory scheme or the statutory scheme of the Commodity Exchange Act.

     Markets in which a Fund may effect a transaction in one or more Financial Instruments are in the “over-the-counter” unregulated private markets. The participants and dealers in such markets are typically not subject to the same level of credit evaluation and regulatory oversight as are members of the exchange-based markets. This exposes a Fund to the risk that a counterparty will not settle a transaction in accordance with its terms and conditions because of a credit or liquidity problem or a dispute over the terms of the contract (whether or not bona fide), thus causing the affected Fund to suffer a loss. Such counterparty risk is accentuated for contracts with longer maturities where events may intervene to prevent settlement, or in instances where the affected Fund has concentrated its transactions with a single or small group of counterparties. Recent events surrounding the bankruptcies or similar proceedings of various counterparties and dealers have demonstrated certain risks of a Fund engaging in these “over-the-counter” transactions in unregulated private markets. Therefore, each Fund faces the risk of non-performance by the counterparties to the Financial Instruments and such non-performance may cause some or all of a Fund’s gain, if any, on its Financial Instruments to be unrealized.

     A Fund may experience significant delays in obtaining any recovery in a bankruptcy or other reorganization proceeding from a counterparty and a Fund may obtain only limited recovery or may obtain no recovery in such circumstances.

     The Financial Instruments have terms that make them less marketable than the Index Futures Contracts. Financial Instruments are less marketable because they are not traded on an exchange, do not have uniform terms and conditions, and are entered into based upon the creditworthiness of the parties and the availability of credit support, such as collateral, and in general, are not transferable without the consent of the counterparty.

     The failure of a counterparty to fulfill its obligations under an off-exchange contract could result in losses for the affected Fund.

     Risks Related to Taxation

(58) Shareholders Of A Fund Will Be Subject To Taxation On Their Allocable Share Of The Fund’s Taxable Income, Whether Or Not They Receive Cash Distributions.

     Shareholders of a Fund will be subject to U.S. federal income taxation and, in some cases, state, local, or foreign income taxation on their allocable share of the Fund’s taxable income, whether or not they receive cash distributions from the Fund. Shareholders of a Fund may not receive cash distributions equal to their share of the Fund’s taxable income or even the tax liability that results from such income.

(59) Items Of Income, Gain, Loss And Deduction With Respect To Shares Of A Fund Could Be Reallocated If The IRS Does Not Accept The Assumptions Or Conventions Used By The Fund In Allocating Fund Tax Items.

     U.S. federal income tax rules applicable to partnerships are complex and often difficult to apply to publicly traded partnerships. A Fund will apply certain assumptions and conventions in an attempt to comply with applicable rules and to report items of income, gain, loss and deduction to Shareholders in the Fund in a manner that reflects the Shareholders’ beneficial interest in such tax items, but these assumptions and conventions may not be considered to be in compliance with all aspects of the applicable tax requirements. It is possible that the IRS will successfully assert that the conventions and assumptions used by a Fund do not satisfy the technical requirements of the Code and/or Treasury Regulations and could require that items of income, gain, deduction, loss or credit be adjusted or reallocated in a manner that adversely affects you.

(60) The Current Treatment Of Long-Term Capital Gains Under Current U.S. Federal Income Tax Law May Be Adversely Affected, Changed Or Repealed In The Future, And In Turn, May Adversely Affect The Value Of Your Shares.

     Under current law, long-term capital gains are taxed to non-corporate investors at a maximum U.S. federal income tax rate of 15%. This tax treatment may be adversely affected, changed or repealed by future changes in tax laws at any time and is currently scheduled to expire for tax years beginning after December 31, 2010.

     PROSPECTIVE INVESTORS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISERS AND COUNSEL WITH RESPECT TO THE POSSIBLE TAX CONSEQUENCES TO THEM OF AN INVESTMENT IN THE SHARES OF A FUND; SUCH TAX CONSEQUENCES MAY DIFFER FOR DIFFERENT INVESTORS.

Risks Related to Investments in the Equity Index Futures Contracts

The following Risk Factors apply to each Fund.

     A risk that causes the value of an equity to decrease will adversely affect a long position in the Equity Index Futures Contracts, which will in turn will decrease the value of your Shares.

     A risk that causes the value of an equity to increase will adversely affect a short position in the Equity Index Futures Contracts, which will in turn will decrease the value of your Shares.

(61) Because Each Fund Invests In The Equity Index Futures Contracts, Each Fund Is Subject To The Risks Inherent In An Investment In Any Equity Security. If An Event Occurs That Adversely Affects The Equity Security Market In Light Of Your Investment, The Value Of Your Shares May Also Be Adversely Affected.

     Each Fund’s investment in the Equity Index Futures Contracts is subject to the risks of any investment in a broadly based portfolio of common stocks, including the risk that the general level of stock prices may decline, thereby adversely affecting the value of a long position in the Equity Index Futures Contracts and positively affecting the value of a short position in the Equity Index Futures Contracts. An increase in the general level of stock prices will positively affect the value of a long position in the Equity Index Futures Contracts and adversely affect the value of a short position in the Equity Index Futures Contracts.

     The value of Shares may fluctuate in accordance with changes in the financial condition of the issuers of Shares, the value of common stocks generally and other factors. The identity and weighting of component stocks of the underlying index and the Shares also change from time to time.

     The financial condition of the issuers may become impaired or the general condition of the stock market may deteriorate which may then cause either a decrease in the value of a long position in the Equity Index Futures Contracts or an increase in the value of a short position in the Equity Index Futures Contracts. The financial condition of the issuers may improve or the general condition of the stock market may also improve which may then cause either an increase in the value of a long position in the Equity Index Futures Contracts or a decrease in the value of a short position in the Equity Index Futures Contracts. Common stocks are susceptible to general stock market fluctuations and to volatile increases and decreases in value as market confidence in and perceptions of their issuers change. These investor perceptions are based on various and unpredictable factors including expectations regarding government, economic, monetary and fiscal policies, inflation and interest rates, economic expansion or contraction, and global or regional political, economic and banking crises.

     Holders of common stocks of any given issuer incur more risk than holders of preferred stocks and debt obligations of the issuer because the rights of common stockholders, as owners of the issuer, generally are inferior to the rights of creditors of, or holders of debt obligations or preferred stocks issued by, such issuer. Further, unlike debt securities that typically have a stated principal amount payable at maturity, or preferred stocks that typically have a liquidation preference and may have stated optional or mandatory redemption provisions, common stocks have neither a fixed principal amount nor a maturity. Common stock values are subject to market fluctuations as long as the common stock remains outstanding.

     There can be no assurance that the issuers of Shares will pay dividends. Distributions generally depend upon the declaration of dividends by the issuers of on their Shares and the declaration of such dividends generally depends upon various factors, including the financial condition of the issuers and general economic conditions.

     If an issuer discontinues the payment of dividends, the issuer’s shares may decrease in value, which may then adversely affect the value of a long position in the Equity Index Futures Contracts and positively affect the value of a short position in the Equity Index Futures Contracts. In turn, both the Underlying Index (as such term is defined under “Risks Related to the Underlying Indexes” below) of the long Equity Index Futures Contracts and the value of the Shares of the Funds may be affected adversely.

(62) Because Each Fund Invests Approximately Half Of Its Portfolio In The Equity Index Futures Contracts, Each Fund Is Subject To The Non-Diversification Risks Associated With The Equity Index Futures Contracts, Which May Adversely Affect The Value Of Your Shares.

     Because each Fund invests approximately half of its portfolio in the Equities Index Futures Contracts, each Fund may be considered to be relatively non-diversified in that each Fund is, in effect, investing in the securities of a limited number of issuers (i.e., 500). Because each Fund invests a significant percentage of its assets in the Equity Index Futures Contracts, and in effect, a limited number of issuers, each Fund is subject to the risks of investing in those few issuers, and therefore, may be more susceptible to a single economic or regulatory occurrence. As a result, through an investment in the Equity Index Futures Contracts, changes in the market value of a small number of underlying securities may ultimately cause greater fluctuations in the value of each Fund’s Shares than would occur in a diversified fund.

     Furthermore, because the objective of the Underlying Index of the Equity Index Futures Contracts is to provide an exposure to large-cap U.S. equities, the Funds will be non-diversified in that the Funds will not gain an exposure to other types of equities (e.g., mid-cap equities, small-cap equities, foreign equities, etc.) As a result, the value of your Shares may be adversely affected.

(63) To The Extent That The Underlying Index Of The Equity Index Futures Contracts Is Concentrated In Certain Securities, Such Concentration May Amplify The Potentially Adverse Effects Upon Each Of The Funds.

     To the extent that the Underlying Index of the Equity Index Futures Contracts is concentrated in the securities of companies in a particular market, industry, group of industries, sector or asset class, the Funds may be adversely affected by the performance of those securities, may be subject to increased price volatility and may be more susceptible to economic, market, political or regulatory occurrences affecting that market, industry, group of industries, sector or asset class.

(64) The Funds Are Subject To Issuer Risk, Which Means That Certain Actions Or Inactions By The Issuers Of The Equities That Comprise The Underlying Index May Be Adverse To The Value Of The Equity Index Futures Contracts, Which Would Adversely Affect The Value Of The Funds, And Ultimately, The Value Of Your Shares.

     The performance of the Equity Index Futures Contracts with respect to each Fund depends upon the performance of individual companies comprising the Underlying Index. Any issuer may perform poorly, causing the value of its securities to decline. Poor performance may be caused by poor management decisions, competitive pressures, changes in technology, disruptions in supply, labor problems or shortages, corporate restructurings, fraudulent disclosures or other factors. Issuers may, in times of distress or on their own discretion, decide to reduce or eliminate dividends, which may also cause their stock prices to decline, which may negatively impact the value of a long position in the Equity Index Futures Contracts, and in turn, the value of the Funds and their corresponding Shares.

     The value of a short position in the Equity Index Futures Contracts will decrease if the performance of individual companies comprising the Underlying Index is positive and the value of the corresponding equity increases. In turn, the value of your Shares will decrease.

(65) Changes In The Equity Market May Adversely Affect The Value Of The Funds, And In Turn, The Value Of Your Shares.

     The Funds’ net asset values are based, in part, upon the changes in the value of the Equity Index Futures Contracts, which in turn, react to securities market movements. Historically, the equities markets have moved in cycles, and the value of the Equity Index Futures Contracts may fluctuate significantly on a daily basis, which would affect the net asset value of your Shares.

     You could lose money due to fluctuations in the Funds’ net asset values in response to short term market movements. The value of securities may change due to factors affecting the securities markets generally or particular industries represented in the markets. The value of a security may move in a direction adverse to your Shares due to general market conditions, economic trends or events that are not specifically related to the issuer of the security or to factors that affect a particular industry or industries. Equity securities are subject to volatile changes in value that may be attributable to market perception of an individual issuer or to general stock market fluctuations that affect all issuers. Investments in equity securities may be more volatile than investments in other asset classes. During a general economic downturn in the securities markets, multiple asset classes may be negatively affected, which would adversely affect the value of a long position in Equity Index Futures Contracts, and ultimately your Shares in the S&P500 Bull/TBond Bear Fund and the S&P500 Bull/USD Bear Fund. During a general economic upturn in the securities markets, multiple asset classes may be positively affected, which would adversely affect the value of a short position in Equity Index Futures Contracts, and ultimately your Shares in the TBond Bull/S&P500 Bear Fund, Oil Bull/S&P500 Bear Fund, and the Gold Bull/S&P500 Bear Fund.

(66) A Liquid Trading Market For Shares Of The Issuers Underlying The Equity Index Futures Contracts May Not Develop Or Exist, Which In Turn, May Adversely Affect The Value Of The Shares Of Certain Funds.

     Although most of the shares of the issuers that comprise the Underlying Index of the Equity Index Futures Contracts, or Portfolio Securities, are listed on national securities exchanges, the existence of a liquid trading market for certain of the Portfolio Securities may depend upon whether dealers will make a market in such Portfolio Securities.

     There can be no assurance that a market will be made for any Portfolio Securities, that any market will be maintained or that any such market will be or remain liquid with respect to the Portfolio Securities. The price at which Portfolio Securities may be sold will be adversely affected if trading markets for Portfolio Securities are limited or absent, which would then adversely affect the value of a long position in the Equity Index Futures Contracts, and in turn, the value of certain Funds, and in turn, your Shares.

Risks Related to the Underlying Indexes

Each Fund invests in the Equity Index Futures Contracts. In addition to the Equity Index Futures Contracts, the S&P500 Bull/USD Bear Fund also invests in the Currency Index Futures Contracts. Because the value of both the Equity

Index Futures Contracts and the Currency Index Futures Contracts are derived from a corresponding and underlying index, or Underlying Index, certain risks relating to the Underlying Index may adversely affect the value of both the Equity Index Futures Contracts and the Currency Index Futures Contracts, which in turn may affect either all the Funds (if such adverse risk affected the Equity Index Futures Contracts) or only the S&P500 Bull/USD Bear Fund (if such adverse risk only affected the Currency Index Futures Contracts).

(67) Because You Have No Recourse To The Index Sponsors Or Their Successors Of Each Underlying Index, You Have No Protections Against Certain Actions Or Inactions Of The Index Sponsors Or Their Successors That May Be Detrimental To The Value Of Your Shares.

     The Shares of each Fund are not sponsored, endorsed, sold or promoted by the index sponsors or their successors, or the Underlying Index Sponsors, of each Underlying Index. The Underlying Index Sponsors make no representation or warranty, express or implied, to the owners of the Shares or any member of the public regarding the advisability of investing in securities generally or in the Shares particularly or the ability of the corresponding Underlying Index including, without limitation, all sub-indexes, to track the appropriate market performance. The Underlying Indexes are determined and composed by the Underlying Index Sponsors and calculated by the Underlying Index Sponsors or their agents without regard to the Funds. The Underlying Index Sponsors have no obligation to take the needs of the Funds or the Shareholders into consideration in determining, composing or calculating the Underlying Indexes. The Underlying Index Sponsors are not responsible for and have not participated in the determination of the prices and the number of Shares or the timing of the issuance of sale of Shares or in the determination or calculation of the Baskets. The Underlying Index Sponsors have no obligation or liability in connection with the administration, marketing or trading of the Shares.

     The Underlying Index Sponsors do not guarantee the accuracy or the completeness of the relevant Underlying Index or any data included therein, and the Underlying Index Sponsors would disclaim any and all liability for any errors, omissions, or interruptions therein. The Underlying Index Sponsors make no warranty, express or implied, as to the results to be obtained by the Funds, the Shareholders or any other person or entity from use of the relevant Underlying Index or any data included therein. The Underlying Index Sponsors make no express or implied warranties, and expressly disclaim all warranties of merchantability or fitness for a particular purpose or use with respect to the relevant Underlying Index or any data included therein. Without limiting any of the foregoing, the Underlying Index Sponsors would expressly disclaim any and all liability for any special, punitive, indirect, or consequential damages (including lost profits), even if notified of the possibility of such damages.

(68) A Change In The Ownership Of The Underlying Index May Change The Determination, Valuation Methodology Or Any Other Aspect Of The Underlying Index In A Manner That May Be Adverse To The Corresponding Index Futures Contract, And Ultimately, The Value Of Your Shares.

     The Underlying Indexes may be sold from time-to-time. Upon completion of a sale of an Underlying Index, there can be no assurance that a new Underlying Index Sponsor will not change the determination, valuation methodology or any other aspect of the applicable Underlying Index in a manner that may be adverse to the Index Futures Contracts, and ultimately, the value of your Shares.

(69) Cessation Of Publication Of An Underlying Index May Materially And Adversely Affect The Activities Of The Applicable Index Futures Contracts, And In Turn, The Managing Owner May Terminate The Affected Fund At A Time When The Value Of Your Shares Has Decreased And Thereby Guarantees A Loss In Value Of Your Shares.

     Each Underlying Index is administered, calculated and published by an Underlying Index Sponsor, which has the right to cease publication of such Underlying Index at its discretion at any time. Certain Underlying Index Sponsors may have agreed with the futures exchange upon which the Index Futures Contracts trade to negotiate in good faith with the futures exchange if the Underlying Index Sponsor has determined to cease publication of the relevant Underlying Index in order to permit the futures exchange to continue to calculate the discontinued Underlying Index and in turn to permit the Index Futures Contracts to continue to trade on such futures exchange. However, even if the Underlying Index Sponsor satisfied its obligations under its agreement with the futures exchange, the Managing Owner may, nevertheless, determine that, upon cessation of publication of an Underlying Index, it may become inadvisable to invest in the Index Futures Contracts. Furthermore, if the Managing Owner also determined that no adequate substitute to the Index Futures Contracts exists, the Managing Owner may ultimately decide to liquidate the affected Fund. If the price of your Shares at the point of the Fund’s liquidation is less than the price of the Shares that you initially paid, you will incur a loss.

(70) Because The Asset Class Underlying The Index Futures Contracts May Underperform Relative To Other Sectors, You May Either Earn Less Money Or Lose Money As Compared To Selling Your Shares At A Time When The Sector Associated With The Underlying Index Is Outperforming Other Sectors.

     The securities, commodities, or currencies sector associated with the Underlying Index of each Index Futures Contracts, as applicable, may underperform the returns of other securities, commodities, or currencies or related indexes that track other industries, groups of industries, markets, asset classes or sectors. Various types of securities, commodities, or currencies or related indexes tend to experience cycles of outperformance and underperformance in comparison to the general securities, commodities and/or currencies markets, as applicable. Therefore, if you sell your Shares at a time when the sector associated with the Underlying Index is underperforming, you may either earn less money or lose money as compared to selling your Shares at a time when the sector associated with the Underlying Index is outperforming other sectors.

S&P500 Bull/TBond Bear Fund and the TBond Bull/S&P500 Bear Fund Risks

     We refer to the S&P500 Bull/TBond Bear Fund and the TBond Bull/S&P500 Bear Fund collectively as the Equity/Bond Relative Value Funds.

(71) The Equity/Bond Relative Value Funds Are Subject To Interest Rate Risk, Which May Adversely Affect The Value Of Your Shares. The Interest Rate Risk Is Further Increased Due To The Long-Term Fixed Income Obligations That Underlie The Treasury Index Futures Contracts.

     The value of the TBond Bull/S&P500 Bear Fund’s fixed income related investments in the Treasury Index Futures Contracts will fall when interest rates rise. The value of the S&P500 Bull/TBond Bear Fund’s fixed income related investments in the Treasury Index Futures Contracts will rise when interest rates rise.

     As a general matter, the effect of increasing interest rates is more pronounced for any intermediate-term or longer-term fixed income obligation. The Equity/Bond Relative Value Funds’ portfolios will own Treasury Index Futures Contracts, the performance of which are related to the changes in the 30-Year U.S. Treasury Bonds which are longer-term fixed income obligations. Therefore, the effect of increasing interest rates is more pronounced on the value of the Treasury Index Futures Contracts, and in turn, the value of your TBond Bull/S&P500 Bear Fund’s Shares may be affected adversely and on a more pronounced basis.

(72) Price Fluctuations Of U.S. Government Securities Such As 30-Year U.S. Treasury Bonds Will Affect The Value Of The Treasury Index Futures Contracts, And Ultimately, The Value Of Your Shares.

     A security backed by the U.S. Treasury or the full faith and credit of the United States such as the 30-Year U.S. Treasury Bond is guaranteed only as to the timely payment of interest and principal when held to maturity. In addition, because many types of U.S. government securities trade actively outside the United States, their prices may rise and fall as changes in global economic conditions affect the demand for these securities.

     The market prices for the 30-Year U.S. Treasury Bonds are not guaranteed and will generally fluctuate inversely with changes in market interest rates. An increase in interest rates would generally reduce the market value of a 30-Year U.S. Treasury Bond and the value of the Treasury Index Futures Contracts owned by the TBond Bull/S&P500 Bear Fund, which would adversely affect the value of your TBond Bull/S&P500 Bear Fund Shares. A decrease in interest rates would generally increase the market value of a 30-Year U.S. Treasury Bond and the value of the Treasury Index Futures Contracts owned by the S&P500 Bull/TBond Bear Fund, which would adversely affect the value of your S&P500 Bull/TBond Bear Fund Shares.

S&P500 Bull/USD Bear Fund Risks

(73) The S&P500 Bull/USD Bear Fund’s Performance May Not Always Replicate Exactly The Changes In The Level Of Its Corresponding Index.

     The Index corresponding to the S&P500 Bull/USD Bear Fund is comprised, upon Index rebalancing, of two equally weighted components: a long position on the Equity Index Futures Contract and a short position on the Currency Index Futures Contract. As a result, the S&P500 Bull/USD Bear Fund’s performance will not replicate the changes in the level of the index underlying the Currency Index Futures Contracts. Additional factors that may cause deviations between the S&P500 Bull/USD Bear Fund’s performance and the changes in the level of the index underlying the Currency Index Futures Contracts may be due to disruptions in the markets for the Currency Index Futures Contracts, the currencies that compose the index underlying the Currency Index Futures Contracts, or due to other extraordinary circumstances.

     As of the date of this Prospectus, the Currency Index Futures Contracts are not subject to speculative position limits. There can be no assurance that the Currency Index Futures Contracts will not become subject to speculative position limits. Should the S&P500 Bull/USD Bear Fund become subject to speculative position limits with respect to its Currency Index Futures Contracts holdings, the S&P500 Bull/USD Bear Fund’s ability to issue new Baskets or the S&P500 Bull/USD Bear Fund’s ability to reinvest income in additional Currency Index Futures Contracts may be limited to the extent that these activities would cause the S&P500 Bull/USD Bear Fund to exceed the potential future position limits. Limiting the size of the S&P500 Bull/USD Bear Fund may affect the correlation between the price of the Shares, as traded on NYSE Arca, and the net asset value of the S&P500 Bull/USD Bear Fund. That is, the inability to create additional Baskets could result in Shares of the S&P500 Bull/USD Bear Fund trading at a premium or discount to net asset value of the S&P500 Bull/USD Bear Fund, and in turn, increasing the S&P500 Bull/USD Bear Fund’s tracking error with respect to its corresponding Index.

     In substantially the same manner as provided under the sub-section “Substitute Futures and Financial Instruments” under the section “Investment Objectives of the Funds,” and in addition to the Index Futures Contracts that may be invested in by the S&P500 Bull/USD Bear Fund, the S&P500 Bull/USD Bear Fund may:

  invest in a different month Currency Index Futures Contract other than the specific Currency Index Futures Contract that was originally required by the Index, or invest in another futures contract substantially similar to the Currency Index Futures Contracts, if available, or invest in the futures contracts referencing the currencies that compose the index underlying the Currency Index Futures Contracts, or invest in one or more Financial Instruments.

     Any of the substitute instruments may potentially increase tracking error between the S&P500 Bull/USD Bear Fund and its Index.

     Furthermore, the S&P500 Bull/USD Bear Fund is not able to replicate exactly the changes in the level of the applicable Index because the total return is reduced by expenses and transaction costs, including those incurred in connection with the Fund’s rebalancing and trading activities, and increased by interest income from the Fund’s holdings of short-term high quality fixed income securities. Tracking the Index requires trading of the Fund’s portfolio with a view to tracking the Index on a daily basis and is dependent upon the skills of the Managing Owner and its trading principals, among other factors.

(74) Because The Price Of Currency Index Futures Contracts Are Primarily Influenced By Short-Term Interest Rate Differentials, You May Sell Your Shares In The S&P500 Bull/USD Bear Fund At A Time When The Currency Index Futures Contracts Are Being Traded At A Premium, And Therefore Receive An Amount That Would Be Lower Than If The Currency Index Futures Contracts Were Trading At A Discount.

     The price of Currency Index Futures Contracts responds directly to, but not limited to, short-term interest rate differentials. For example, if interest rates in the U.S. are broadly higher than international interest rates, then Currency Index Futures Contracts will trade at a discount to the spot index. If U.S. rates are lower, Currency Index Futures Contracts will trade at a premium to the spot index. This relationship also holds for long-dated futures versus nearby futures. Because interest rates move up and down, Currency Index Futures Contracts may trade at a premium some of the time and at a discount at other times. Because the S&P500 Bull/USD Bear Fund seeks to maintain a short position in the Currency Index Futures Contracts, if you sell your Shares in the Fund during a period when the Currency Index Futures Contracts are trading at a premium, you may receive less than you may have received if you sold your Shares in the S&P500 Bull/USD Bear Fund during a period when the Currency Index Futures Contracts are trading at a discount.

(75) Exchange Rates On The Currencies That Compose The Index Underlying The Currency Index Futures Contracts Could Be Volatile And Could Materially And Adversely Affect The Performance Of Your Shares Of The S&P500 Bull/USD Bear Fund.

     Foreign exchange rates are influenced by national debt levels and trade deficits, domestic and foreign inflation rates and investors’ expectations concerning inflation rates, domestic and foreign interest rates and investors’ expectations concerning interest rates, currency exchange rates, investment and trading activities of mutual funds, hedge funds and currency funds; and global or regional political, economic or financial events and situations. Additionally, foreign exchange rates on the currencies that compose the index underlying the Currency Index Futures Contracts, or Index Currencies, may also be influenced by changing supply and demand for a particular Index Currency, monetary policies of governments (including exchange control programs, restrictions on local exchanges or markets and limitations on foreign investment in a country or on investment by residents of a country in other countries), changes in balances of payments and trade, trade restrictions, currency devaluations and revaluations. Also, governments from time-to-time intervene in the currency markets, directly and by regulation, in order to influence prices directly. Additionally, expectations among market participants that a currency’s value soon will change may also affect exchange rates on the Index Currencies, and in turn, the Currency Index Futures Contracts. These events and actions are unpredictable. The resulting volatility in the exchange rates on the underlying Index Currencies may cause the market value of a short position in the Currency Index Futures Contracts to increase, which would then negatively impact the value of your S&P500 Bull/USD Bear Fund Shares.

(76) Substantial Sales Of Index Currencies By The Official Sector Could Adversely Affect The Value Of Your Shares Of The S&P500 Bull/USD Bear Fund.

     The official sector consists of central banks, other governmental agencies and multi-lateral institutions that buy, sell and hold certain Index Currencies as part of their reserve assets. The official sector holds a significant amount of Index Currencies that can be mobilized in the open market. In the event that future economic, political or social conditions or pressures require members of the official sector to sell their Index Currencies (excluding the U.S. dollar) simultaneously or in an uncoordinated manner, the demand for the Index Currencies (excluding the U.S. dollar) might not be sufficient to accommodate the sudden increase in the supply of certain Index Currencies (excluding the U.S. dollar) to the market. As a result, the value of the Currency Index Futures Contracts may increase (i.e., the value of the U.S. dollar rises relative to the non-U.S. dollar Index Currencies) and a short position on the Currency Index Futures Contracts would therefore be adversely affected, and in turn, the value of your S&P500 Bull/USD Bear Fund Shares would also be negatively impacted.

Oil Bull/S&P500 Bear Fund Risks

(77) The Value Of The Shares Of The Oil Bull/S&P500 Bear Fund Relates Directly To The Value Of The Oil Index Futures Contracts And Other Assets Held By The Oil Bull/S&P500 Bear Fund And Fluctuations In The Price Of These Assets May Be Volatile, Which In Turn Could Materially And Adversely Affect Your Investment In The Oil Bull/S&P500 Bear Fund’s Shares.

     Through its investment in the Oil Index Futures Contracts, the Oil Bull/S&P500 Bear Fund is subject to both the general economic risks associated with crude oil and the drilling and production risks and hazards of the crude oil industry.

     The general economic risks and the drilling and production risks and hazards that are inherent in the oil industry may cause the price of oil to widely fluctuate, and as a result of this volatility, may adversely affect the value of your Shares in the Oil Bull/S&P500 Bear Fund.

     The general economic risks and the drilling and production risks and hazards inherent in the oil industry include the following:

  changes in interest rates;

  governmental, agricultural, trade, fiscal, monetary and exchange control programs and policies;

  changes in balances of payments and trade;

  currency risk, including devaluations and revaluations;

  U.S. and international rates of inflation;

  weather and climate conditions;

  U.S. and international political and economic events;

  changes in philosophies and emotions of market participants;

  no commercially productive crude oil or natural gas reservoirs will be found;

  crude oil and natural gas drilling and production activities may be shortened, delayed or canceled;

  the ability of an oil producer to develop, produce and market reserves may be limited by title problems, political conflicts, including war, weather conditions, compliance with governmental requirements, refinery capacity, and mechanical difficulties or shortages or delays in the delivery of drilling rigs and other equipment;

  decisions of the cartel of oil producing countries (e.g., OPEC, the Organization of the Petroleum Exporting Countries), to produce more or less oil;

  increases in oil production due to price rises may make it more economical to extract oil from additional sources and may later temper further oil price increases; and

  economic activity and supply and demand conditions of users, as certain economies expand, oil consumption and prices increase (e.g., China, India), and as economies contract (in a recession or depression), oil demand and prices fall.

     The crude oil industry experiences numerous operating risks. These operating risks include the risk of fire, explosions, blow-outs, pipe failure, abnormally pressured formations and environmental hazards. Environmental hazards include oil spills, natural gas leaks, ruptures and discharges of toxic gases.

     Crude oil operations also are subject to various U.S. federal, state and local regulations that materially affect operations. Matters regulated include discharge permits for drilling operations, drilling and abandonment bonds, reports concerning operations, the spacing of wells and pooling of properties and taxation. At various times, regulatory agencies have imposed price controls and limitations on production. In order to conserve supplies of crude oil and natural gas, these agencies have restricted the rates of flow of crude oil and natural gas wells below actual production capacity. Federal, state, and local laws regulate production, handling, storage, transportation and disposal of crude oil and natural gas, by-products from crude oil and natural gas and other substances and materials produced or used in connection with crude oil and natural gas operations.

     Because the value of oil is subject to numerous general economic risks and production related risks and hazards, the price of oil may fluctuate widely, and as a result of this volatility, may affect adversely the value of your Shares in the Oil Bull/S&P500 Bear Fund.

(78) The Impact Of Environmental And Other Governmental Laws And Regulations May Adversely Affect The Price Of Crude Oil And Therefore May Adversely Affect The Value Of Your Shares Of The Oil Bull/S&P500 Bear Fund.

     Environmental and other governmental laws and regulations have increased the costs to plan, design, drill, install, operate and abandon oil wells. Other laws have prevented exploration and drilling of oil in certain environmentally sensitive federal lands and waters. Several environmental laws that have a direct or an indirect impact on the price of crude oil include, but are not limited to, the Clean Air Act, Clean Water Act, Resource Conservation and Recovery Act, and the Comprehensive Environmental Response, Compensation and Liability Act of 1980. Therefore, environmental and other governmental laws and regulations may adversely affect the value of your Shares of the Oil Bull/S&P500 Bear Fund.

(79) The Occurrence Of A Terrorist Attack, Or The Outbreak, Continuation Or Expansion Of War Or Other Hostilities Could Disrupt Trading In The Oil Index Futures Contracts Markets, And In Turn Adversely Affect The Value Of Your Oil Bull/S&P500 Bear Fund Shares.

     The terrorist attacks of September 11, 2001, the war in Iraq, global anti-terrorism initiatives, political unrest in the Middle East and Southeast Asia, and the potential occurrence of future major terrorist attacks, outbreaks, continuation or expansion of current or future wars or other hostilities may disrupt trading in the Oil Index Futures Contracts markets. Such disruptions may cause additional volatility in the Oil Index Futures Contracts markets or may cause trading to halt. Such disruptions may cause oil prices to fluctuate unpredictably and in turn may adversely affect the value of your Oil Bull/S&P500 Bear Fund Shares.

Gold Bull/S&P500 Bear Fund Risks

(80) The Price Of Gold Has Fluctuated Widely Over The Past Several Years And A Decline In The Price Of Gold May Result In A Decline In The Value Of Your Shares In The Gold Bull/S&P500 Bear Fund.

     While generally advancing, the price of gold has fluctuated widely over the past several years. Several factors may affect the price of gold, including: global gold supply and demand, which is influenced by such factors as forward selling by producers, purchases made by producers to unwind hedge positions, central bank purchases and sales, and production and cost levels in major gold producing countries such as South Africa, the United States and Australia; investors’ expectations with respect to the rate of inflation; currency exchange rates; interest rates; investment and trading activities of investment funds; and global or regional political, economic or financial events and situations. There can be no assurance that the price of gold will continue to advance or not decline. Unless offset by trading profits from the Equity Index Futures Contracts and interest income, a decline in the price of gold will result in a decline in the net asset value of your Gold Bull/S&P500 Bear Fund Shares.

(81) Large-Scale Sales Of Gold May Lead To A Decline In The Price Of Gold And A Decline In The Value Of Your Shares Of The Gold Bull/S&P500 Bear Fund.

     The possibility of large-scale distress sales of gold in times of crisis may have a short-term negative impact on the price of gold and adversely affect the value of your Shares of the Gold Bull/S&P500 Bear Fund. For example, the 1997 Asian financial crisis resulted in significant sales of gold by individuals which depressed the price of gold. Crises in the future may impair gold’s price performance which may, in turn, adversely affect an investment in the value of your Shares of the Gold Bull/S&P500 Bear Fund. Moreover, substantial sales of gold by the official sector could adversely affect an investment in the value of your Shares of the Gold Bull/S&P500 Bear Fund. The official sector consists of central banks, other governmental agencies and multilateral institutions that buy, sell and hold gold as part of their reserve assets. Since 1999, most gold sales by the official sector have been made in a coordinated manner under the terms of the Central Bank Gold Agreement. In the event that future economic, political or social conditions or pressures result in members of the official sector liquidating their gold assets all at once or in an uncoordinated manner, the demand for gold might not be sufficient to accommodate the sudden increase in supply. Consequently, the price of gold could decline significantly, which would adversely affect the value of your Shares of the Gold Bull/S&P500 Bear Fund.

(82) Widening Interest Rate Differentials Between The Cost Of Money And The Cost Of Borrowing Gold Could Result In Increased Sales And A Decline In The Price Of Gold, Possibly Resulting In A Decline In The Value Of Your Shares Of The Gold Bull/S&P500 Bear Fund.

     A combination of rising interest rates and a continuation of the current low cost of borrowing gold (the gold lease rate) could improve the economics of selling gold forward. (An investor may “sell gold forward” if an investor believes that the price of gold will decrease in the future. Such an investor may take a short position on gold by selling a forward contract on gold at today’s price based on the assumption that such investor will be able to purchase the same amount of gold at a lower price sometime in the future.) This could result in increased hedging by gold mining companies (in an attempt to reduce risk and/or volatility) and short selling by speculators (who, through a short sale, expect to sell gold at a price that is higher today than the purchase price of gold at sometime in the future), which could adversely affect the price of gold and thus the value of your Shares of the Gold Bull/S&P500 Bear Fund.

     Cautionary Note Regarding Forward-Looking Statements

     This Prospectus includes forward-looking statements that reflect the Managing Owner’s current expectations about the future results, performance, prospects and opportunities of the Funds. The Managing Owner has tried to identify these forward-looking statements by using words such as “may,” “will,” “expect,” “anticipate,” “believe,” “intend,” “should,” “estimate” or the negative of those terms or similar expressions. These forward-looking statements are based on information currently available to the Managing Owner and are subject to a number of risks, uncertainties and other factors, both known, such as those described in “Risk Factors” in the Summary, in “The Risks You Face” and elsewhere in this Prospectus, and unknown, that could cause the actual results, performance, prospects or opportunities of the Funds to differ materially from those expressed in, or implied by, these forward-looking statements.

     You should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, the Managing Owner undertakes no obligation to publicly update or revise any forward-looking statements or the risks, uncertainties or other factors described in this Prospectus, as a result of new information, future events or changed circumstances or for any other reason after the date of this Prospectus.

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INVESTMENT OBJECTIVES OF THE FUNDS

     Before making an investment decision, you should understand that each Fund seeks investment results for a single day only, not for longer periods. This means that the return of a Fund for a period longer than a single trading day will be the result of each day’s returns compounded over the period, which will very likely differ from approximately twice (either +200% or – 200%) the return of such Fund’s corresponding Index for that period. Due to a number of reasons as described throughout the Prospectus, including, but not limited to, mathematical compounding, daily rebalancing, the different times used to calculate the NAV Calculation Time in contrast to the Index Calculation Time, leverage and volatility, each Fund will not track its corresponding Index for a period longer than a single trading day and may experience tracking error intra-day. In periods of higher market volatility, the volatility of an Index may be at least as important to a Fund’s return for the period as the changes in the levels of the corresponding Index. Each Fund is different from most exchange-traded funds in that each Fund seeks leveraged or inverse leveraged returns and only on a daily basis. Each Fund also is riskier than similarly benchmarked exchange-traded funds that do not use leverage or inverse leverage. Accordingly, the Funds may not be suitable for all investors and should be used only by knowledgeable investors who understand the potential consequences of seeking daily leveraged or daily inverse leveraged investment results. Shareholders should actively monitor their investments.

LEVERAGED FUND FLOW CHART

LEVERAGED INVERSE FUND FLOW CHART

     The objective of each Fund is to reflect the spread, or the difference in daily return, on a leveraged basis, between two predetermined market segments. Each Fund represents a relative value or “spread” strategy seeking to track the differences in daily returns between two futures-based Index components. By simultaneously buying and selling two benchmark Index Futures Contracts (or, as necessary, substantively equivalent combinations of Substitute Futures and Financial Instruments), each Leveraged Fund and Leveraged Inverse Fund targets a daily return equivalent to approximately +200% and –200%, respectively, of the spread, or the difference in daily return, between a long futures contract and a short futures contract (before fees, expenses and interest income). The term “Substitute Futures” refers to futures contracts other than the specific Index Futures Contracts that underlie the applicable Index that the Managing Owner expects will tend to exhibit trading prices or returns that generally correlate with an Index Futures Contract. The term “Financial Instruments” refers to forward agreements and swaps that the Managing Owner expects will tend to exhibit trading prices or returns that generally correlate with an Index Futures Contract. Additional information regarding Substitute Futures and Financial Instruments is available under the heading “Investment Objectives of the Funds – Substitute Futures and Financial Instruments.”

     In order to simplify our disclosure and for the avoidance of doubt, our references to “targets a daily return equivalent to approximately +200% of the changes in closing levels of its corresponding Index” means the same as “targets a daily return equivalent to approximately +200% . . . of the spread, or the difference in daily return, between a long futures contract and a short futures contract (before fees, expenses and interest income).”

     By attempting to profit from potential price spreads, or daily differentials between the two specific benchmark Index Futures Contracts, combined with a possible diversification benefit, a relative value or “spread” strategy may be more beneficial to investors than an outright and concentrated investment, long or short, in a single market segment.

     As illustrated above, a Fund’s Index consists of two sub-indexes, or individually, a Sub-Index, collectively, the Sub-Indexes. A long Sub-Index, or Long Sub-Index, reflects a passive exposure to a certain near-month long Index Futures Contract, or Long Index Futures Contract. A short Sub-Index, or

Short Sub-Index, reflects a passive exposure to a certain near-month short Index Futures Contract, or Short Index Futures Contract. Each Index is designed to reflect +100% of the spread, or the difference in daily return, positive or negative, between the Long Sub-Index and the Short Sub-Index, plus the return on a risk free component. The risk free component of an Index reflects the returns generated by holding a 3-month United States Treasury bill.

     Each Index is rebalanced daily as of the Index Calculation Time in order to continue to reflect the spread, or the difference in the daily return, between two specific market segments. By rebalancing each Index on a daily basis as of the Index Calculation Time, each Index will then be comprised of equal notional amounts (i.e. +100% and –100%, respectively) of both of its Long Index Futures Contracts and Short Index Futures Contracts in accordance with its daily objectives. Daily rebalancing of each Index will lead to different results than would otherwise occur if an Index, and in turn, its corresponding Fund, were to be rebalanced less frequently or more frequently than daily.

     As explained in greater detail below, each Fund seeks to track its corresponding Index on a leveraged and daily basis by creating a portfolio of Long Index Futures Contracts and Short Index Futures Contracts (Substitute Futures and Financial Instruments, as applicable). Each Fund seeks to rebalance daily its holdings around the NAV Calculation Time, which occurs upon the first to settle of its Long Index Futures Contracts or Short Index Futures Contracts. However, each Fund will only rebalance on business days when NYSE Arca and the futures exchanges on which both the Long Index Futures Contracts and the Short Index Futures Contracts are open.

     The Managing Owner determines the type, quantity and combination of Index Futures Contracts, and, as applicable, Substitute Futures and Financial Instruments, the Managing Owner believes may produce daily returns consistent with the applicable Fund’s daily and leveraged objective.

     Information regarding a Fund’s investments in Substitute Futures and Financial Instruments will be reported in the Fund’s monthly Account Statement that will be posted on the Fund’s website at www.factorshares.net and in the Fund’s periodic reports on Form 10-Q and/or Form 10-K as filed with the SEC at www.sec.gov.

Examples Explaining Operation of the Funds

     Although each Fund seeks to track its corresponding Index to include the risk free component, we have excluded the returns generated by the risk free component in the examples below in order to simplify the disclosure. Because of the current low interest rate environment and because it is expected that the risk free holdings of each Fund will closely track the risk free component of each Index, the Managing Owner believes that this exclusion will have a de minimis effect.

     In addition, the following examples assume that Fund positions are limited to the Long Index Futures Contracts and Short Index Futures Contracts in order to simplify the disclosure. Furthermore, because the Managing Owner expects that a Fund would invest in Substitute Futures and Financial Instruments, as applicable, under certain and limited circumstances, the Managing Owner has excluded these instruments from the below examples. Should a Fund be required or, under certain circumstances, elect to trade substitute instruments such as Substitute Futures and Financial Instruments, as applicable (as explained in the section “Substitute Futures and Financial Instruments” below), the substance underlying the examples remains substantially identical.

     As described below, each Fund will seek to invest in a manner such that, immediately after rebalancing, the dollar value (i.e., described as Fund Equity below) of a Fund’s holdings of both its Long Index Futures Contracts and Short Index Futures Contracts will be approximately equal, which is commonly referred to as “dollar neutrality.”

     Each Fund’s daily performance will reflect the gain or loss from the spread, or the difference between the applicable Long Index Futures Contracts and Short Index Futures Contracts, any income from a Fund’s collateral, and a decrease in the net asset value of the Fund due to its fees and expenses.

Leveraged Funds

     Each Leveraged Fund allows investors to potentially profit from the daily return of a Long Index Futures Contract in excess of the daily return of a Short Index Futures Contract. The Leveraged Funds have been designed for investors who expect that the daily return of the Long Index Futures Contract will exceed the daily return of the Short Index Futures Contract, net of the corresponding Fund’s aggregate fees and expenses. The objective of each Leveraged Fund is to seek to track approximately +200% of the changes in closing levels of its corresponding Index for a period of one trading day, regardless of whether the levels of the Index are increasing, decreasing or flat.

     There can be no assurance that the daily return of the Long Index Futures Contract will exceed both the return of the Short Index Futures Contract and the corresponding Fund’s aggregate fees and expenses. You may increase your losses if the value of the Long Index Futures Contracts decreases and/or the value of the Short Index Futures Contracts increases. Further, each Leveraged Fund should not be expected to track +200% of the changes in closing levels of its corresponding Index especially for periods longer than a single trading day, due to a number of reasons as described throughout this Prospectus.

     For a Leveraged Fund, a long position is established in the Long Index Futures Contract seeking to provide a leveraged exposure to the Long Sub-Index. A Leveraged Fund will purchase a sufficient number of Long Index Futures Contracts targeting a long notional exposure equivalent to approximately +200% of a Fund’s estimated net asset value, or Fund Equity. Additionally, a Leveraged Fund will establish a short position in the Short Index Futures Contracts seeking to provide a leveraged exposure to the Short Sub-Index. Accordingly, a Leveraged Fund will sell a sufficient number of Short Index Futures Contracts targeting a short notional exposure equivalent to approximately –200% of Fund Equity. Therefore, immediately after establishing each of these positions, the target gross notional exposure of a Leveraged Fund’s aggregate Long Index Futures Contracts and Short Index Futures Contracts will equal approximately +400% (i.e., +200% long and +200% short) of Fund Equity.

Leveraged Fund Example: Initial Allocation

     For example, assume that Fund Equity is $100 million. As illustrated below, a Leveraged Fund may seek to purchase a quantity of Long Index Futures Contracts with a total long notional value of approximately +$200 million (i.e., +200% of $100 million). Additionally, a Leveraged Fund may seek to sell a quantity of Short Index Futures Contracts with a total short notional value of approximately –$200 million (i.e., –200% of $100 million). Consequently, a Leveraged Fund may seek to hold Long Index Futures Contracts and Short Index Futures Contracts with a gross notional value of approximately +$400 million (i.e., +$200 million long and +$200 million short):

LEVERAGED FUND EXAMPLE:

INITIAL ALLOCATION

     A Leveraged Fund will experience a gain or loss depending predominantly on the Fund’s beginning exposure to its Index Futures Contracts, and the ensuing return of the Index Futures Contracts.

     As described previously, assume initially that Fund Equity was $100 million. Prior to any changes in the value of Fund Equity, the beginning exposure to the Long Index Futures Contract would be +$200 million and the beginning exposure to the Short Index Futures Contract would be –$200 million. Therefore, the Leveraged Fund would be positioned to return +200% of the spread, or the difference in daily return between, the Long Index Futures Contract and the Short Index Futures Contract.

Leveraged Fund Example: Fund Equity Declines - 4%

     Prior to any rebalancing and excluding the return on the risk free component, assume the Long Index Futures Contracts have returned -1% over one day and the Short Index Futures Contracts have returned +1% over one day. Therefore, the spread, or the difference in daily return, between the Long Index Futures Contracts and the Short Index Futures Contracts is –2% (i.e., –1% less +1%). The Leveraged Fund would therefore be expected to fall approximately
–4% (i.e., +200% of –2%) as illustrated below.

     Hence, excluding the return on a risk free component, the Fund Equity would be expected to fall –4% to $96 million as the result of leverage and a loss associated with each of the Long Index Futures Contracts and the Short Index Futures Contracts.

LEVERAGED FUND EXAMPLE:
FUND EQUITY DECLINES –4%

Leveraged Fund Example: Rebalancing

     Each Leveraged Fund intends to rebalance daily its holdings of Index Futures Contracts in order to continue to pursue its daily investment objective. The Leveraged Fund will rebalance by either buying or selling Long Index Futures Contracts and Short Index Futures Contracts around the NAV Calculation Time.

     The Managing Owner may use a pre-determined rebalancing model to generate a trade order that, immediately after execution, will reset the notional exposure of its Long Index Futures Contracts to approximately +200% of Fund Equity, and reset the notional exposure of its Short Index Futures Contracts to approximately –200% of Fund Equity. Therefore, immediately after rebalancing, the Leveraged Fund would again be positioned to return approximately +200% of the spread, or the difference in daily return, between the Long Index Futures Contract and the Short Index Futures Contract.

     As illustrated in the above example, prior to any rebalancing of the Leveraged Fund, the exposure to the Long Index Futures Contract for a Leveraged Fund falls to +$198 million and the exposure to the Short Index Futures Contract falls to –$202 million.

     In order to continue to pursue its daily investment objective, the Leveraged Fund in the above example would rebalance its positions causing the Long Index Futures Contracts to have a notional exposure equivalent to +$192 million, or +200% of Fund Equity of +$96 million. As illustrated below, the Leveraged Fund would therefore sell –$6 million of exposure to the Long Index Futures Contracts, resulting in notional exposure of $192 million (i.e., +$198 million – $6 million) to the Long Index Futures Contracts. Similarly, the Leveraged Fund would rebalance its positions causing the Short Index Futures Contracts to have a notional exposure equivalent to –$192 million, or –200% of Fund Equity. The Leveraged Fund would therefore buy +$10 million of exposure to the Short Index Futures Contracts resulting in notional exposure of –$192 million (i.e., –$202 million + $10 million) to the Short Index Futures Contracts. After rebalancing, the Leveraged Fund would have a gross notional exposure to the Index Futures Contracts of approximately +$384 million (i.e., +$192 million + $192 million), or +400% of the $96 million in Fund Equity.

LEVERAGED FUND EXAMPLE:
REBALANCING

     Consequently, immediately after rebalancing, the Leveraged Fund in the above example would again be positioned to return +200% of the spread, or the difference in daily return, between the Long Index Futures Contract and the Short Index Futures Contract.

Leveraged Inverse Funds

     Each Leveraged Inverse Fund allows investors to potentially profit from the daily return of a Short Index Futures Contract in excess of the daily return of a Long Index Futures Contract. The Leveraged Inverse Funds have been designed for investors who expect that the daily return of the Short Index Futures Contract will exceed the daily return of the Long Index Futures Contract, net of the corresponding Fund’s aggregate fees and expenses. The objective of each Leveraged Inverse Fund is to seek to track approximately –200% of the changes in closing levels of its corresponding Index for a period of one trading day, regardless of whether the levels of the Index are increasing, decreasing or flat.

     There can be no assurance that the daily return of the Short Index Futures Contract will exceed both the return of the Long Index Futures Contract and the corresponding Fund’s aggregate fees and expenses. You may increase your losses if the value of the Short Index Futures Contracts decreases and/or the value of the Long Index Futures Contracts increases.

Further, each Leveraged Inverse Fund should not be expected to track –200% of the changes in closing levels of its corresponding Index especially for periods longer than a single trading day, due to a number of reasons as described throughout this Prospectus.

     For a Leveraged Inverse Fund, a long position is established in the Short Index Futures Contract seeking to provide a leveraged exposure to the Short Sub-Index. A Leveraged Inverse Fund will purchase a sufficient number of Short Index Futures Contracts targeting a long notional exposure equivalent to approximately +200% of Fund Equity. Additionally, a Leveraged Inverse Fund will establish a short position in the Long Index Futures Contracts seeking to provide a leveraged exposure to the Long Sub-Index. Accordingly, a Leveraged Inverse Fund will sell a sufficient number of Long Index Futures Contracts targeting a short notional exposure equivalent to approximately –200% of Fund Equity. Therefore, immediately after establishing each of these positions, the target gross notional exposure of a Leveraged Inverse Fund’s aggregate Long Index Futures Contracts and Short Index Futures Contracts will equal approximately +400% (i.e., +200% long and +200% short) of Fund Equity.

Leveraged Inverse Fund Example: Initial Allocation

     For example, assume that Fund Equity is $100 million. As illustrated below, a Leveraged Inverse Fund may seek to purchase a quantity of Short Index Futures Contracts with a total long notional value of approximately +$200 million (i.e., +200% of $100 million). Additionally, a Leveraged Inverse Fund may seek to sell a quantity of Long Index Futures Contracts with a total short notional value of approximately –$200 million (i.e., –200% of $100 million). Consequently, a Leveraged Inverse Fund may seek to hold Long Index Futures Contracts and Short Index Futures Contracts with a gross notional value of approximately +$400 million (i.e., +$200 million long and +$200 million short):

LEVERAGED INVERSE FUND EXAMPLE:
INITIAL ALLOCATION

     A Leveraged Inverse Fund will experience a gain or loss depending predominantly on the Fund’s beginning exposure to its Index Futures Contracts and the ensuing return of the Index Futures Contracts.

     As described previously, assume initially that Fund Equity was $100 million. Prior to any changes in the value of Fund Equity, the beginning exposure to the Short Index Futures Contract would be +$200 million and the beginning exposure to the Long Index Futures Contract would be –$200 million. Therefore, the Leveraged Inverse Fund would be positioned to return –200% of the spread, or the difference in daily return, between the Long Index Futures Contract and the Short Index Futures Contract.

Leveraged Inverse Fund Example: Fund Equity Declines - 4%

     Prior to any rebalancing and excluding the return on the risk free component, assume the Long Index Futures Contracts have returned +1% over one day and the Short Index Futures Contracts have returned –1% over one day. Therefore, the spread, or the difference in daily return, between the Long Index Futures Contracts and the Short Index Futures Contracts is +2% (i.e., +1% less –1%). The Leveraged Inverse Fund would therefore be expected to fall approximately –4% (i.e., –200% of +2%) as illustrated below.

     Hence, excluding the return on a risk free component, the Fund Equity would be expected to fall –4% to $96 million as the result of leverage and a loss associated with each of the Long Index Futures Contracts and the Short Index Futures Contracts.

LEVERAGED INVERSE FUND EXAMPLE:
FUND EQUITY DECLINES –4%

Leveraged Inverse Fund Example: Rebalancing

     Each Leveraged Inverse Fund intends to rebalance daily its holdings of Index Futures Contracts in order to continue to pursue its daily investment objective. The Leveraged Inverse Fund will rebalance by either buying or selling Long Index Futures Contracts and Short Index Futures Contracts around the NAV Calculation Time, which occurs upon the first to settle of its Long Index Futures Contracts or Short Index Futures Contracts.

     The Managing Owner may use a pre-determined rebalancing model to generate a trade order that, immediately after execution, will reset the notional exposure of its Short Index Futures Contracts to approximately +200% of Fund Equity, and reset the notional exposure of its Long Index Futures Contracts to approximately –200% of Fund Equity. Therefore, immediately after rebalancing, the Leveraged Inverse Fund would again be positioned to return approximately –200% of the spread, or the difference in daily return, between the Long Index Futures Contract and the Short Index Futures Contract.

     As illustrated in the above example, prior to any rebalancing of the Leveraged Inverse Fund, the exposure to the Short Index Futures Contract for a Leveraged Fund falls to +$198 million and the exposure to the Long Index Futures Contract falls to –$202 million.

     In order to continue to pursue its daily investment objective, the Leveraged Inverse Fund in the above example would rebalance its positions causing the Short Index Futures Contracts to have a notional exposure equivalent to +$192 million, or +200% of Fund Equity of +$96 million. As illustrated below, the Leveraged Inverse Fund would therefore sell –$6 million of exposure to the Short Index Futures Contracts, resulting in notional exposure of +$192 million (i.e., +$198 million – $6 million) to the Short Index Futures Contracts. Similarly, the Leveraged Inverse Fund would rebalance its positions causing the Long Index Futures Contracts to have a notional exposure equivalent to –$192 million, or –200% of Fund Equity. The Leveraged Inverse Fund would therefore buy +$10 million of exposure to the Long Index Futures Contracts resulting in notional exposure of –$192 million (i.e., –$202 million + $10 million) to the Long Index Futures Contracts. After rebalancing, the Leveraged Inverse Fund would have a gross notional exposure to the Index Futures Contracts of approximately +$384 million (i.e., +$192 million + $192 million), or +400% of the $96 million in Fund Equity.

LEVERAGED INVERSE FUND
EXAMPLE: REBALANCING

     Consequently, immediately after rebalancing, the Leveraged Inverse Fund in the above example would again be positioned to return –200% of the spread, or the difference in daily return, between the Long Index Futures Contract and the Short Index Futures Contract.

Rolling

     Each Sub-Index, which is comprised of a certain Index Futures Contract, includes provisions for the replacement (also referred to as “rolling”) of its Index Futures Contract as it approaches its expiration date. “Rolling” is a procedure which involves closing out the Index Futures Contract that will soon expire and establishing a position in a new Index Futures Contract with a later expiration date pursuant to the rules of each Sub-Index. In turn, each Fund will seek to roll its Index Futures Contracts in a manner consistent with its Sub-Index’s provisions for the replacement of an Index Futures Contract that is approaching maturity. For additional information regarding the roll rules with respect to each Sub-Index, please see the section “Description of the S&P Factor Index™ Series” starting on page 85.

Effect of Leverage

     The Funds achieve the right to a return on a capital base in excess of their equity capital by entering into derivatives (e.g., futures contracts, and if necessary, Financial Instruments) with an aggregate notional value, or “exposure,” in excess of the Funds’ net asset value. The capital base is comprised of “notional” dollars, not cash, but the effect is the same. The notional value of a futures contract that references a physical commodity, such as West Texas Intermediate Crude Oil, is the contract size (measured in fixed units of the corresponding commodity) multiplied by the market price for future delivery of the commodity. So if a contract for December delivery of 1,000 barrels of West Texas Intermediate Crude Oil has a market price of $75, the notional value of the contract is $75,000 (e.g. 1,000 contract size x $75 market price). For a financial futures contract such as an E-mini Standard & Poor’s 500 Stock Price Index™ Futures, the contract size is a number of fixed dollars, or $50 for the E-mini Standard & Poor’s 500 Stock Price Index™ Futures contract. So if the market price for December expiration of the E-mini Standard & Poor’s 500 Stock Price Index™ Futures is 1,100, the notional value of the contract is $55,000 (e.g. $50 contract size x 1,100 market price). It is referred to as a “notional” value because it does not exist physically;

it exists only hypothetically as the subject of an agreement between the parties to the contract.

     The use of leverage increases the potential for both trading profits and losses, depending on the changes in market value of a Fund’s Index Futures Contracts positions (Substitute Futures and Financial Instruments, as applicable). Holding futures positions with a notional amount in excess of each Fund’s net asset value constitutes a form or leverage. Because the notional value of each Fund’s Index Futures Contracts (Substitute Futures and Financial Instruments, as applicable), will rise or fall throughout each trading day and prior to rebalancing, the leverage ratio could be higher or lower than an approximately 4:1 leverage ratio between the notional value of a Fund’s portfolio and Fund Equity immediately after rebalancing. As the ratio increases, your losses may increase correspondingly.

     For example, in the absence of tracking error, your investment in a Leveraged Fund with a Fund multiple of +200% assumes an approximately 4:1 leverage ratio, upon rebalancing and excluding the return on United States Treasuries and other high credit quality short-term fixed income securities, since it will be reduced by an amount equal to –4% daily when both of the following occur on the same trading day:

  the Long Sub-Index decreases –1% and

  the Short Sub-Index increases +1%.

     Similarly, in the absence of tracking error, your investment in a Leveraged Inverse Fund with a Fund multiple of –200% assumes an approximately 4:1 leverage ratio, upon rebalancing and excluding the return on United States Treasuries and other high credit quality short-term fixed income securities, since it will be reduced by an amount equal to –4% daily when both of the following occur on the same trading day:

  the Long Sub-Index increases +1% and

  the Short Sub-Index decreases –1%.

     Each Leveraged Fund and Leveraged Inverse Fund seeks a daily exposure equal to approximately +200% or –200% of the corresponding Index Return (as defined below), respectively. As a consequence, a potential risk of total loss exists if a corresponding Index Return changes approximately 50% or more over a single trading day or less, in a direction adverse to the applicable Fund (i.e., meaning a decline of approximately –50% or more in the value of the Index Return of a Leveraged Fund, or a gain of approximately +50% or more in the value of the Index Return of a Leveraged Inverse Fund). The risk of total loss exists in a short period of time as a result of significant Index movements.

     The value of the Shares of each Fund relates directly to the value of its portfolio, less the liabilities (including estimated accrued but unpaid expenses) of such Fund.

     For periods longer than a single trading day, no Fund attempts to and should not be expected to, provide returns that are equal to the Fund multiple (i.e. +200% with respect to the Leveraged Funds, or –200% with respect to the Leveraged Inverse Funds, as applicable), times the return of the Index, or Index Return. For periods longer than a single trading day, and before accounting for mathematical compounding, daily rebalancing, the different times used to calculate the NAV Calculation Time in contrast to the Index Calculation Time, leverage, volatility, fees, fund expenses and income of the applicable Fund, it is unlikely that a Fund’s multi-day returns will equal the Fund multiple times the Index Return of its corresponding Index.

     For periods longer than a single trading day, investors should not attempt to calculate the anticipated or actual multi-day return of a Fund by simply multiplying the Fund multiple by the Index Return of the corresponding Index because such a result is an insufficient methodology and does not account for the mathematical effects arising from the interaction of leverage (in the amount of the Fund multiple), daily rebalancing, the different times used to calculate the NAV Calculation Time in contrast to the Index Calculation Time, fees, expenses, and interest income experienced by each Fund, or Fund Compounding. The Funds do not seek to achieve their stated investment objectives over a period of time longer than a single trading day because merely multiplying the Fund multiple by the Index Return does not account for Fund Compounding, and therefore, by definition, prevents the Funds from tracking the product of the Fund multiple by the Index Return for a period longer than a single trading day.

The Shares

     The Shares of each Fund are intended for sophisticated investors desiring a cost-effective and convenient way to invest daily in a leveraged relative value, or spread, Fund. Each Fund is designed to capture relative market movements, or spreads, through opposing long/short positions in Index Futures Contracts (Substitute Futures and Financial Instruments, as applicable), which serve as benchmarks for each market segment.

Advantages of investing in the Shares include:

  Ease and Flexibility of Investment. The Shares of each Fund will trade intra-day on NYSE Arca and provide institutional and retail investors with indirect access to the futures markets. The Shares may be bought and sold on NYSE Arca like other exchange-listed securities. Retail investors may purchase and sell Shares through traditional brokerage accounts.

  Shares May Provide A More Cost-Effective Alternative. Investing in the Shares of a Fund may be easier and less expensive for an investor than constructing and trading a comparable relative value (or spread) futures portfolio, or investing in other financial products with a similar investment objective as the Shares of a Fund.

  Margin. Shares are eligible for margin accounts.

  Diversification. The Shares represent an indexed-based form of relative value or spread, investing that may help to diversify a portfolio when its returns exhibit less than perfect correlation with other holdings in an investor’s portfolio.

  Transparency. The Shares provide a more direct investment in commodities and in certain financial futures than mutual funds and other financial products that may invest in commodity-linked notes or financial instrument-linked notes, which have implicit imbedded costs, credit risk and unspecified leverage.

  Hedging. Shares of a Fund may serve to hedge or partially hedge a portfolio on a daily basis to the extent the Shares exhibit negative correlation with other securities in an investor’s portfolio.

     Investing in the Shares does not insulate Shareholders from certain risks, including price volatility.

[Remainder of page left blank intentionally.]

     Each Fund is designed to seek daily investment results, before fees and expenses, corresponding to approximately +200% or –200%, as applicable, of the daily spreads, or differences in the changes, positive or negative, of its corresponding Index. Each Index is designed to reflect the daily spreads, or differences in the changes, positive or negative, between the value of its Long Sub-Index and the value of its Short Sub-Index. Each Long Sub-Index and Short Sub-Index is comprised of its Long Index Futures Contract and Short Index Futures Contract, respectively.

FUND NAME (Shortened Name)	FUND TYPE (Leveraged Fund or Leveraged Inverse Fund)	LONG OR SHORT FUTURES CONTRACTS INVESTED BY EACH FUND; (EXCHANGE*, CONTRACT SYMBOL)	INDEX NAME (Shortened Name) Name of Sub-Indexes Name of Index Futures Contracts
FactorShares 2X: S&P500 Bull/TBond Bear (S&P500 Bull/TBond Bear Fund)	Leveraged Fund	Long Futures Contract: E-mini Standard & Poor’s 500 Stock Price Index™ Futures (CME, ES) Short Futures Contract: 30-Year U.S. Treasury Bond Futures (CME, US)

S&P U.S. Equity Risk Premium Total Return Index
(S&P500 Bull/TBond Bear Index)

Long Sub-Index:
S&P 500® Futures Excess Return Index
Long Index Futures Contract:
E-mini Standard and Poor’s 500 Stock Price IndexTM Futures

Short Sub-Index:
S&P 30-Year Treasury Bond Futures Excess Return Index
Short Index Futures Contract:
30-Year U.S. Treasury Bond Futures

FactorShares 2X: TBond Bull/S&P500 Bear (TBond Bull/S&P500 Bear Fund)	Leveraged Inverse Fund	Long Futures Contract: 30-Year U.S. Treasury Bond Futures (CME, US) Short Futures Contract: E-mini Standard & Poor’s 500 Stock Price Index™ Futures (CME, ES)

S&P U.S. Equity Risk Premium Total Return Index
(S&P500 Bull/TBond Bear Index)

Long Sub-Index:
S&P 500® Futures Excess Return Index
Long Index Futures Contract:
E-mini Standard and Poor’s 500 Stock Price IndexTM Futures

Short Sub-Index:
S&P 30-Year Treasury Bond Futures Excess Return Index
Short Index Futures Contract:
30-Year U.S. Treasury Bond Futures

FUND NAME (Shortened Name)	FUND TYPE (Leveraged Fund or Leveraged Inverse Fund)	LONG OR SHORT FUTURES CONTRACTS INVESTED BY EACH FUND; (EXCHANGE*, CONTRACT SYMBOL)	INDEX NAME (Shortened Name) Name of Sub-Indexes Name of Index Futures Contracts
FactorShares 2X: S&P500 Bull/USD Bear (S&P500 Bull/USD Bear Fund)	Leveraged Fund	Long Futures Contract: E-mini Standard & Poor’s 500 Stock Price Index™ Futures (CME, ES) Short Futures Contract: U.S. Dollar Index® Futures (ICE, DX)

S&P 500® Non-US Dollar Index
(S&P500 Bull/USD Bear Index)

Long Sub-Index:
S&P 500® Futures Excess Return Index
Long Index Futures Contract:
E-mini Standard and Poor’s 500 Stock Price IndexTM Futures

Short Sub-Index:
S&P USD Index
Short Index Futures Contract:
U.S. Dollar Index® Futures

FactorShares 2X: Oil Bull/S&P500 Bear (Oil Bull/S&P500 Bear Fund)	Leveraged Fund	Long Futures Contract: Light Sweet Crude Oil Futures (NYMEX, CL) Short Futures Contract: E-mini Standard & Poor’s 500 Stock Price Index™ Futures (CME, ES)

S&P Crude Oil - Equity Spread Total Return Index
(Oil Bull/S&P500 Bear Index)

Long Sub-Index:
S&P GSCI® Crude Oil Excess Return Index
Long Index Futures Contracts:
Light Sweet Crude Oil Futures

Short Sub-Index:
S&P 500® Futures Excess Return Index
Short Index Futures Contract:
E-mini Standard and Poor’s 500 Stock Price IndexTM Futures

FactorShares 2X: Gold Bull/S&P500 Bear (Gold Bull/S&P500 Bear Fund)	Leveraged Fund	Long Futures Contract: Gold Futures (COMEX, GC) Short Futures Contract: E-mini Standard & Poor’s 500 Stock Price Index™ Futures (CME, ES)

S&P Gold - Equity Spread Total Return Index
(Gold Bull/S&P500 Bear Index)

Long Sub-Index:
S&P GSCI® Gold Excess Return Index
Long Index Futures Contract:
Gold Futures

Short Sub-Index:
S&P 500® Futures Excess Return Index
Short Index Futures Contract:
E-mini Standard and Poor’s 500 Stock Price IndexTM Futures

*Legend: “CME” means the Chicago Mercantile Exchange, Inc., or its successor. “ICE” means the Intercontinental Exchange, Inc. or its successor. “NYMEX” means the New York Mercantile Exchange or its successor. “COMEX” means the COMEX division of NYMEX or its successor.

Overview of the Funds

     S&P500 Bull/TBond Bear Fund

     The FactorShares 2X: S&P500 Bull/TBond Bear, or the S&P500 Bull/TBond Bear Fund, is designed for investors who believe the large-cap U.S. equity market segment will increase in value relative to the long-dated U.S. Treasury market segment, in one day or less. The objective of the S&P500 Bull/TBond Bear Fund is to seek to track approximately +200% of the daily return of the S&P500 Bull/TBond Bear Index. The Fund seeks to track the spread, or the difference in daily returns, between the U.S. equity and interest rate market segments by primarily establishing a leveraged long position in the E-mini Standard and Poor’s 500 Stock Price IndexTM Futures, or the Equity Index Futures Contract, and a leveraged short position in the 30-Year U.S. Treasury Bond Futures, or the Treasury Index Futures Contract.

     The Equity Index Futures Contract provides an exposure to a major benchmark index with respect to large-cap U.S. equities known as the S&P 500® Index. The Equity Index Futures Contract is a futures contract that provides and permits investors to invest in a substitute instrument in place of the underlying, speculate or hedge, as applicable, in large-cap U.S. equities. The Equity Index Futures Contract serves as a proxy for large-cap U.S. equities because the performance of the Equity Index Futures Contract is dependent upon and reflects the changes in the S&P 500®, which is an index that reflects the performance of each of the underlying 500 large-cap U.S. equities. The Treasury Index Futures Contract provides an exposure to the interest rate market segment with respect to 30-Year U.S. Treasury Bonds. The Treasury Index Futures Contract is a futures contract that provides and permits investors to invest in a substitute instrument in place of the underlying, speculate or hedge, as applicable, in the direction of interest rates with respect to long term Treasury Bonds. The Treasury Index Futures Contract serves as a proxy for 30-Year U.S. Treasury Bonds because the performance of the Treasury Index Futures Contract is dependent upon and reflects the changes in the price of the underlying 30-Year U.S. Treasury Bonds.

     In order to pursue its investment objective, the S&P500 Bull/TBond Bear Fund seeks to invest approximately +200% of the value of its Fund Equity in the front month Equity Index Futures Contract (Substitute Futures and Financial Instruments, as applicable). Simultaneously, the S&P500

Bull/TBond Bear Fund seeks to invest approximately –200% of the value of its Fund Equity in the front month Treasury Index Futures Contract (Substitute Futures and Financial Instruments, as applicable). Around the NAV Calculation Time, and in order to continue to pursue its daily investment objective, the S&P500 Bull/TBond Bear Fund seeks to rebalance daily its front month Equity Index Futures Contracts (Substitute Futures and Financial Instruments, as applicable) to equal approximately +200% of the value of its Fund Equity. Similarly, around the NAV Calculation Time, the S&P500 Bull/TBond Bear Fund seeks to rebalance daily its front month Treasury Index Futures Contract (Substitute Futures and Financial Instruments, as applicable) to equal approximately –200% of the value of its Fund Equity.

     TBond Bull/S&P500 Bear Fund

     The FactorShares 2X: TBond Bull/S&P500 Bear, or the TBond Bull/S&P500 Bear Fund, is designed for investors who believe the long-dated U.S. Treasury market segment will increase in value relative to the large-cap U.S. equity market segment, in one day or less. The investment objective of the TBond Bull/S&P500 Bear Fund is to seek to track approximately –200% of the daily return of the S&P500 Bull/TBond Bear Index. The Fund seeks to track the spread, or the difference in daily returns, between the interest rate and U.S. equity market segments by primarily establishing a leveraged long position in the Treasury Index Futures Contract and a leveraged short position in the Equity Index Futures Contract.

     The Treasury Index Futures Contract provides an exposure to the interest rate market segment with respect to 30-Year U.S. Treasury Bonds. The Treasury Index Futures Contract is a futures contract that provides and permits investors to invest in a substitute instrument in place of the underlying, speculate or hedge, as applicable, in the direction of interest rates with respect to long term Treasury Bonds. The Treasury Index Futures Contract serves as a proxy for 30-Year U.S. Treasury Bonds because the performance of the Treasury Index Futures Contract is dependent upon and reflects the changes in the price of the underlying 30-Year U.S. Treasury Bonds. The Equity Index Futures Contract provides an exposure to a major benchmark index with respect to large-cap U.S. equities known as the S&P 500® Index. The Equity Index Futures Contract is a futures contract that provides and permits investors to invest in a substitute instrument in place of the underlying, speculate or hedge, as applicable, in large-cap U.S. equities. The Equity Index Futures Contract serves as a proxy for large-cap U.S. equities because the performance of the Equity Index Futures Contract is dependent upon and reflects the changes in the S&P 500®, which is an index that reflects the performance of each of the underlying 500 large-cap U.S. equities.

     In order to pursue its investment objective, the TBond Bull/S&P500 Bear Fund seeks to invest approximately +200% of the value of its Fund Equity in the front month Treasury Index Futures Contract (Substitute Futures and Financial Instruments, as applicable). Simultaneously, the TBond Bull/S&P500 Bear Fund seeks to invest approximately –200% of the value of its Fund Equity in the front month Equity Index Futures Contract (Substitute Futures and Financial Instruments, as applicable). Around the NAV Calculation Time, and in order to continue to pursue its daily investment objective, the TBond Bull/S&P500 Bear Fund seeks to rebalance daily its front month Treasury Index Futures Contracts (Substitute Futures and Financial Instruments, as applicable) to equal approximately +200% of the value of its Fund Equity. Similarly, around the NAV Calculation Time, the TBond Bull/S&P500 Bear Fund seeks to rebalance daily its front month Equity Index Futures Contract (Substitute Futures and Financial Instruments, as applicable) to equal approximately –200% of the value of its Fund Equity.

     S&P500 Bull/USD Bear Fund

     The FactorShares 2X: S&P500 Bull/USD Bear, or the S&P500 Bull/USD Bear Fund, is designed for investors who believe the large-cap U.S. equity market segment will increase in value relative to the general indication of the international value of the U.S. dollar, in one day or less. The objective of the S&P500 Bull/USD Bear Fund is to seek to track approximately +200% of the daily return of the S&P500 Bull/USD Bear Index. The Fund seeks to track the spread, or the difference in daily returns, between the U.S. equity and currency market segments by primarily establishing a leveraged long position in the Equity Index Futures Contract, and a leveraged short position in the U.S. Dollar Index® Futures, or the Currency Index Futures Contract.

     The Equity Index Futures Contract provides an exposure to a major benchmark index with respect to large-cap U.S. equities known as the S&P 500® Index. The Equity Index Futures Contract is a futures contract that provides and permits investors to invest in a substitute instrument in place of the underlying, speculate or hedge, as applicable, in large-cap U.S. equities. The Equity Index Futures Contract serves as a proxy for large-cap U.S. equities because the performance of the Equity Index Futures Contract is dependent upon and reflects the changes in the S&P 500®, which is an index that reflects the performance of each of the underlying 500 large-cap U.S. equities. The Currency Index Futures Contract provides an exposure to a general indication of the international value of the U.S. dollar relative to the six major world currencies — Euro, Japanese Yen, British Pound, Canadian Dollar, Swedish Krona and Swiss Franc. The Currency Index Futures Contract is a futures contract that provides and permits investors to invest in a substitute instrument in place of the underlying, speculate or hedge, as applicable, in the direction of the U.S. dollar relative to a basket of six major world currencies. The Currency Index Futures Contract serves as a proxy for the international value of the U.S. dollar relative to the six major world currencies because the performance of the Currency Index Futures Contract is dependent upon and reflects the changes in the U.S. Dollar Index (USDX®), which is an index which reflects the performance of each of the underlying basket of six major world currencies relative to the U.S. dollar.

     In order to pursue its investment objective, the S&P500 Bull/USD Bear Fund seeks to invest approximately +200% of the value of its Fund Equity in the front month Equity Index Futures Contract (Substitute Futures and Financial Instruments, as applicable). Simultaneously, the S&P500 Bull/USD Bear Fund seeks to invest approximately –200% of the value of its Fund Equity in the front month Currency Index Futures Contract (Substitute Futures and Financial Instruments, as applicable). Around the NAV Calculation Time, and in order to continue to pursue its daily investment objective, the S&P500 Bull/USD Bear Fund seeks to rebalance daily its front month Equity Index Futures Contracts (Substitute Futures and Financial Instruments, as applicable) to equal approximately +200% of the value of its Fund Equity. Similarly, around the NAV Calculation Time, the S&P500 Bull/USD Bear Fund seeks to rebalance daily its front month Currency Index Futures Contract (Substitute Futures and Financial Instruments, as applicable) to equal approximately –200% of the value of its Fund Equity.

     Oil Bull/S&P500 Bear Fund

     The FactorShares 2X: Oil Bull/S&P500 Bear, or the Oil Bull/S&P500 Bear Fund, is designed for investors who believe that crude oil will increase in value relative to the large-cap U.S. equity market segment, in one day or less. The objective of the Oil Bull/S&P500 Bear Fund is to seek to track approximately +200% of the daily return of the Oil Bull/S&P500 Bear Index. The Fund seeks to track the spread, or the difference in daily returns, between the oil and U.S. equity market segments by primarily establishing a leveraged long position in the Oil Index Futures Contract and a leveraged short position in the Equity Index Futures Contract.

     The Oil Index Futures Contract provides an exposure to the oil market segment with respect to light sweet crude oil. The Oil Index Futures Contract is a futures contract that provides and permits investors to invest in a substitute instrument in place of the underlying, speculate or hedge, as applicable, in the direction of the value of light sweet crude oil. The Oil Index Futures Contract serves as a proxy for light sweet crude oil because the performance of the Oil Index Futures Contract is dependent upon and reflects the changes in the price of light sweet crude oil. The Equity Index Futures Contract provides an exposure to a major benchmark index with respect to large-cap U.S. equities known as the S&P 500® Index. The Equity Index Futures Contract is a futures contract that provides and permits investors to invest in a substitute instrument in place of the underlying, speculate or hedge, as applicable, in large-cap U.S. equities. The Equity Index Futures Contract serves as a proxy for large-cap U.S. equities because the performance of the Equity Index Futures Contract is dependent upon and reflects the changes in the S&P 500®, which is an index that reflects the performance of each of the underlying 500 large-cap U.S. equities.

     In order to pursue its investment objective, the Oil Bull/S&P500 Bear Fund seeks to invest approximately +200% of the value of its Fund Equity in the front month Oil Index Futures Contract (Substitute Futures and Financial Instruments, as applicable). Simultaneously, the Oil Bull/S&P500 Bear Fund seeks to invest approximately –200% of the value of its Fund Equity in the front month Equity Index Futures Contract (Substitute Futures and Financial Instruments, as applicable). Around the NAV Calculation Time, and in order to continue to pursue its daily investment objective, the Oil Bull/S&P500 Bear Fund seeks to rebalance daily its front month Oil Index Futures Contracts (Substitute Futures and Financial Instruments, as applicable) to equal approximately +200% of the value of its Fund Equity. Similarly, around the NAV Calculation Time, the Oil Bull/S&P500 Bear Fund seeks to rebalance daily its front month Equity Index Futures

Contract (Substitute Futures and Financial Instruments, as applicable) to equal approximately –200% of the value of its Fund Equity.

     Gold Bull/S&P500 Bear Fund

     The FactorShares 2X: Gold Bull/S&P500 Bear, or the Gold Bull/S&P500 Bear Fund, is designed for investors who believe that gold will increase in value relative to the large-cap U.S. equity market segment, in one day or less. The objective of the Gold Bull/S&P500 Bear Fund is to seek to track approximately +200% of the daily return of the Gold Bull/S&P500 Bear Index. The Fund seeks to track the spread, or the difference in daily returns, between the gold and U.S. equity market segments by primarily establishing a leveraged long position in the Gold Index Futures Contract and a leveraged short position in the Equity Index Futures Contract.

     The Gold Index Futures Contract provides an exposure to the precious metals market segment with respect to gold. The Gold Index Futures Contract is a futures contract that provides and permits investors to invest in a substitute instrument in place of the underlying, speculate or hedge, as applicable, in the direction of the value of gold. The Gold Index Futures Contract serves as a proxy for gold because the performance of the Gold Index Futures Contract is dependent upon and reflects the changes in the price of gold. The Equity Index Futures Contract provides an exposure to a major benchmark index with respect to large-cap U.S. equities known as the S&P 500® Index. The Equity Index Futures Contract is a futures contract that provides and permits investors to invest in a substitute instrument in place of the underlying, speculate or hedge, as applicable, in large-cap U.S. equities. The Equity Index Futures Contract serves as a proxy for large-cap U.S. equities because the performance of the Equity Index Futures Contract is dependent upon and reflects the changes in the S&P 500®, which is an index that reflects the performance of each of the underlying 500 large-cap U.S. equities.

     In order to pursue its investment objective, the Gold Bull/S&P500 Bear Fund seeks to invest approximately +200% of the value of its Fund Equity in the front month Gold Index Futures Contract (Substitute Futures and Financial Instruments, as applicable). Simultaneously, the Gold Bull/S&P500 Bear Fund seeks to invest approximately –200% of the value of its Fund Equity in the front month Equity Index Futures Contract (Substitute Futures and Financial Instruments, as applicable). Around the NAV Calculation Time, and in order to continue to pursue its daily investment objective, the Gold Bull/S&P500 Bear Fund seeks to rebalance daily its front month Gold Index Futures Contracts (Substitute Futures and Financial Instruments, as applicable) to equal approximately +200% of the value of its Fund Equity. Similarly, around the NAV Calculation Time, the Gold Bull/S&P500 Bear Fund seeks to rebalance daily its front month Equity Index Futures Contract (Substitute Futures and Financial Instruments, as applicable) to equal approximately –200% of the value of its Fund Equity.

Substitute Futures and Financial Instruments

     In addition to any Index Futures Contracts, the Funds may:

  invest in a futures contract referencing the particular Index Futures Contract other than the specific Index Futures Contract that underlies the applicable Index,

  invest in a Financial Instrument referencing the particular Index Futures Contract, or invest in another futures contract or Financial Instrument, as applicable;

     if in the commercially reasonable judgment of the Managing Owner, such substitute instruments tend to exhibit trading prices or returns that generally correlate with an Index Futures Contract. We refer to the alternative futures contracts noted in the above bullet points as Substitute Futures. The Managing Owner expects that a Fund may invest in Substitute Futures and Financial Instruments, as applicable, if the market for a specific Index Futures Contract experiences disruptions, emergencies or sufficient illiquidity to prevent a Fund from obtaining the appropriate amount of investment exposure to the affected Index Futures Contract directly. Additionally, the Managing Owner expects that a Fund may invest in Substitute Futures and Financial Instruments, as applicable, if its holdings of a specific Index Futures Contract have reached speculative position limits. In any event, each Fund at all times will look primarily to commodity interests as its principal intended source of gains and anticipates that at all times commodity interests will present the Fund’s primary risk of loss, and no Fund will enter into any Financial Instrument if to do so would cause the Fund to look to securities as its principal intended source of gains or anticipate that securities will present the Fund’s primary risk of loss. Because the Funds have not commenced trading, the Funds have not invested any monies in Financial Instruments (including forwards) as of the date of the Prospectus. The percentage of investments (if any) in Financial Instruments (including forwards) is subject to change once the Funds start trading.

     Information regarding a Fund’s investments in Substitute Futures and Financial Instruments will be reported in the Fund’s monthly Account Statement that will be posted on the Fund’s website at www.factorshares.net and in the Fund’s periodic reports on Form 10-Q and/or Form 10-K as filed with the SEC at www.sec.gov.

     The following paragraphs describe the above-listed Financial Instruments in general terms.

     Swap agreements are two-party contracts entered into primarily by institutional investors for a specified period ranging from a day to more than a year. In a standard swap transaction, the parties agree to exchange the returns on a particular predetermined investment, instrument or index as well as a fixed or floating rate of return (interest rate leg) in respect of a predetermined notional amount. The gross returns to be exchanged are calculated with respect to a notional amount and the benchmark returns to which the swap is linked. Swaps are usually entered into on a net basis, that is, the two payment streams are netted out in a cash settlement on the payment date or dates specified in the agreement with the parties receiving or paying, as the case may be, only the net amount of the two payments. In a typical swap agreement that may be entered into by a Leveraged Fund, absent fees, transaction costs and interest, the Leveraged Fund would be entitled to settlement payments in the event the benchmark increases and is required to make payments to the swap counterparty in the event the benchmark decreases. In a typical swap agreement entered into by a Leveraged Inverse Fund, absent fees, transaction costs and interest, the Leveraged Inverse Fund is required to make payments to the swap counterparty in the event the benchmark increases and is entitled to settlement payments in the event the benchmark decreases.

     A forward contract is a contractual obligation to purchase or sell a specified quantity of a commodity or currency at or before a specified date in the future at a specified price and, therefore, is economically similar to a futures contract. Unlike futures contracts, however, forward contracts are typically traded in the over-the-counter, or OTC, markets and are not standardized contracts. Forward contracts for a given commodity or currency are generally available for various amounts and maturities and are subject to individual negotiation between the parties involved. Moreover, there is generally no direct means of offsetting or closing out a forward contract by taking an offsetting position as one would a futures contract on a U.S. exchange. If a trader desires to close out a forward contract position, he generally will establish an opposite position in the contract but will settle and recognize the profit or loss on both positions simultaneously on the delivery date. Thus, unlike in the futures contract market where a trader who has offset positions will recognize profit or loss immediately, in the forward market a trader with a position that has been offset at a profit will generally not receive such profit until the delivery date, and likewise a trader with a position that has been offset at a loss will generally not have to pay money until the delivery date. In recent years, however, the terms of forward contracts have become more standardized, and in some instances such forward contracts now provide a right of offset or cash settlement as an alternative to making or taking delivery of the underlying commodity or currency. The forward markets are largely unregulated. Forward contracts are, in general, not cleared or guaranteed by a third party.

     The forward markets provide what has typically been a highly liquid market for foreign exchange trading, and in certain cases the prices quoted for foreign exchange forward contracts may be more favorable than the prices for foreign exchange futures contracts traded on U.S. exchanges. Commercial banks participating in trading foreign exchange forward contracts often do not require margin deposits, but rely upon internal credit limitations and their judgments regarding the creditworthiness of their counterparties. In recent years, however, many OTC market participants in foreign exchange trading have begun to require that their counterparties post margin.

     The sponsor of each Index, or the Index Sponsor, is Standard & Poor’s Financial Services LLC. Standard & Poor’s®, S&P® and GSCI® are registered trademarks of Standard & Poor’s Financial Services LLC (“S&P”) and have been licensed for use by the Managing Owner. The Funds are not sponsored, endorsed, sold or promoted by S&P or its affiliates, and S&P and its affiliates make no representation, warranty or condition regarding the advisability of buying, selling or holding shares in the Funds.

     Under the Trust Declarations of each Fund, the Managing Owner has the exclusive management and control of all aspects of the business of each Fund. The Trustee will have no duty or obligation to supervise or monitor the performance of the Managing Owner, nor will the Trustee have any liability for the acts or omissions of the Managing Owner.

     The value of the Shares of each Fund is expected to fluctuate in relation to changes in the value of its portfolio. The market price of the Shares of a Fund may not be identical to the net asset value per Share, but these two valuations are expected to be close. See Risk Factor (14) under the section “The Risks You Face.”

Pricing Information Available on NYSE Arca and Other Sources

     In order to calculate the indicative Index value of each Index on a total return basis, the Index Sponsor polls Reuters every 15 seconds of each trading day to determine the real time value of each of the following components of each Index:

  price of the underlying Long Index Futures Contracts,

  price of the underlying Short Index Futures Contracts, and the pro rated risk free rate, which is the 3-month U.S. Treasury bill,

     with respect to each applicable Index. The Index Sponsor then applies a set of rules to the above values to create the indicative level of each Long Sub-Index and each Short Sub-Index, and in turn, each Index. The indicative Index value and closing level of each Index and Sub-Index will be calculated until the last to settle of NYSE Arca or the last to settle of the exchanges on which the Fund’s Index Futures Contracts are traded, provided, however, that no Index will calculate its indicative Index value after 4:15 p.m. (Eastern Time) and we refer to this time as the Index Calculation Time. These rules are consistent with the rules which the Index Sponsor applies at the end of each trading day to calculate the closing level of each Index and Sub-Index. A similar polling process is applied to the U.S. Treasury bills, or any other applicable high credit quality short-term fixed income securities, or Fixed Income Instruments, to determine the indicative value of the Fixed Income Instruments held by each Fund every 15 seconds throughout the trading day.

     An Index and Sub-Index value will be calculated on each business day as determined by the futures exchanges on which each Index’s Long Index Futures Contract and/or a Short Index Futures Contract trades. The Index Sponsor will continue to calculate each Index even on days when the futures exchanges on which each Index’s Long Index Futures Contract and/or a Short Index Futures Contract are open and NYSE Arca is closed.

     The intra-day indicative value per Share of each Fund is calculated by applying the percentage price change of each Fund’s holdings in futures contracts (Substitute Futures and Financial Instruments, as applicable) to the last published NAV of each Fund and will be disseminated by one or more market data vendors every 15 seconds during the NYSE Arca Core Trading Session of 9:30 a.m. to 4:00 p.m. Eastern Time, or the NYSE Arca Core Trading Session.

     The current trading price per Share of each Fund (quoted in U.S. dollars) will be published continuously under its own ticker symbol as trades occur throughout each trading day on the consolidated tape, Reuters and/or Bloomberg, or any successor thereto.

     The Managing Owner publishes the net asset value of each Fund and the net asset value per Share of each Fund daily. Additionally, the intra-day indicative value per Share of each Fund (quoted in U.S. dollars) will be published once every 15 seconds during the NYSE Arca Core Trading Session on the consolidated tape, Reuters and/or Bloomberg, or any successor thereto.

     The Index Sponsor publishes the intra-day level of each Index during the NYSE Arca Core Trading Session, which is available to subscribers. The intra-day level of each Index is also published once every 15 seconds during the NYSE Arca Core Trading Session on the consolidated tape, Reuters and/or Bloomberg, or any successor thereto.

     The Index Sponsor publishes the closing level of each Index and the Sub-Indexes S&P 500® Futures Excess Return Index, S&P 30 Year Treasury Bond Futures Excess Return Index and S&P U.S. Dollar Futures Excess Return Index daily at the Index Sponsor’s website http://www.standardandpoors.com/indices/main/en/us/. The Index Sponsor publishes the closing level of the Sub-Indexes S&P GSCI® Crude Oil Excess Return Index and S&P GSCI® Gold Excess Return Index daily at the Index Sponsor’s website

http://www.standardandpoors.com/indices/sp-gsci/en/us/?indexId=spgscirg--usd----sp------.

     The most recent end-of-day closing level of each Index and Sub-Index is published under its own symbol as of the close of business for NYSE Arca each trading day on the consolidated tape, Reuters and/or Bloomberg, or any successor thereto.

     The most recent end-of-day net asset value of each Fund is published under its own symbol as of the close of business on Reuters and/or Bloomberg and on the Managing Owner’s website at www.factorshares.net, or any successor thereto. In addition, the most recent end-of-day net asset value of each Fund is published the following morning on the consolidated tape.

     The Funds will provide website disclosure (at www.factorshares.net) of the portfolio holdings daily and will include, as applicable, the names and value (in U.S. dollars) of Index Futures Contracts, Substitute Futures and Financial Instruments, as applicable, and characteristics of these Index Futures Contracts, Substitute Futures and Financial Instruments, as applicable, Fixed Income Instruments, and the amount of cash held in the portfolio of the Funds. This website disclosure of the portfolio composition of the Funds will occur at the same time as the disclosure by the Managing Owner of the portfolio composition to Authorized Participants so that all market participants are provided portfolio composition information at the same time. Therefore, the same portfolio information will be provided on the Funds’ public website (at www.factorshares.net) as well as in electronic files provided to Authorized Participants. Accordingly, each investor will have access to the current portfolio composition of the Funds through the Managing Owner’s website at www.factorshares.net.

     The following tables list the symbols and their meanings with respect to the Funds, the Indexes and the Sub-Indexes:

FactorShares 2X: S&P500 Bull/TBond Bear
NYSE Arca Ticker Symbol	FSE
Intra-Day Index Level Symbol and End of Day Index Closing Level Symbol	SPUSERPT
Intra-Day Long Sub-Index Level Symbol and End of Day Long Sub-Index Closing Level Symbol	SPXFP
Intra-Day Short Sub-Index Level Symbol and End of Day Short Sub-Index Closing Level Symbol	SPUSTBP
End-of-Day Net Asset Value Symbol	FSE.NV
Intra-Day Indicative Values Per Share Symbol	FSE.IV

FactorShares 2X: TBond Bull/S&P500 Bear
NYSE Arca Ticker Symbol	FSA
Intra-Day Index Level Symbol and End of Day Index Closing Level Symbol	SPUSERPT
Intra-Day Long Sub-Index Level Symbol and End of Day Long Sub-Index Closing Level Symbol	SPXFP
Intra-Day Short Sub-Index Level Symbol and End of Day Short Sub-Index Closing Level Symbol	SPUSTBP
End-of-Day Net Asset Value Symbol	FSA.NV
Intra-Day Indicative Values Per Share Symbol	FSA.IV

FactorShares 2X: S&P500 Bull/USD Bear
NYSE Arca Ticker Symbol	FSU
Intra-Day Index Level Symbol and End of Day Index Closing Level Symbol	SPNUSDTR
Intra-Day Long Sub-Index Level Symbol and End of Day Long Sub-Index Closing Level Symbol	SPXFP
Intra-Day Short Sub-Index Level Symbol and End of Day Short Sub-Index Closing Level Symbol	SPUSDP
End-of-Day Net Asset Value Symbol	FSU.NV
Intra-Day Indicative Values Per Share Symbol	FSU.IV

FactorShares 2X: Oil Bull/S&P500 Bear
NYSE Arca Ticker Symbol	FOL
Intra-Day Index Level Symbol and End of Day Index Closing Level Symbol	SPCOESTR
Intra-Day Long Sub-Index Level Symbol and End of Day Long Sub-Index Closing Level Symbol	SPGCCLP
Intra-Day Short Sub-Index Level Symbol and End of Day Short Sub-Index Closing Level Symbol	SPXFP
End-of-Day Net Asset Value Symbol	FOL.NV

FactorShares 2X: Oil Bull/S&P500 Bear
Intra-Day Indicative Values Per Share Symbol	FOL.IV

FactorShares 2X: Gold Bull/S&P500 Bear
NYSE Arca Ticker Symbol	FSG
Intra-Day Index Level Symbol and End of Day Index Closing Level Symbol	SPGDESTR
Intra-Day Long Sub-Index Level Symbol and End of Day Long Sub-Index Closing Level Symbol	SPGCGCP
Intra-Day Short Sub-Index Level Symbol and End of Day Short Sub-Index Closing Level Symbol	SPXFP
End-of-Day Net Asset Value Symbol	FSG.NV
Intra-Day Indicative Values Per Share Symbol	FSG.IV

     The Index Sponsor obtains information for inclusion in, or for use in the calculation of, the Indexes from sources the Index Sponsor considers reliable. None of the Index Sponsor, the Managing Owner, the Funds or any of their respective affiliates accepts responsibility for or guarantees the accuracy and/or completeness of any of the Indexes or any data included in any of the Indexes.

     There can be no assurance that each Fund will achieve its investment objective or avoid substantial losses. The Funds have no performance histories.

Role of Managing Owner

     The Managing Owner will serve as the commodity pool operator of the Funds.

     Specifically, the Managing Owner:

  selects the Trustee, administrator, distributor, and auditor of the Funds;

  negotiates various agreements and fees for the Funds;

  performs such other services as the Managing Owner believes that the Funds may from time-to-time require;

  selects the Commodity Broker for the Funds; and

  monitors the performance results of each Fund’s portfolio and reallocates and rebalances assets within the portfolio with a view to causing the performance of such

Fund’s portfolio to track its respective Index daily.

     The Managing Owner is registered as a commodity pool operator with the Commodity Futures Trading Commission and is a member of the National Futures Association.

     The principal office of the Managing Owner is located at 1 Penn Plaza, 36th Floor, New York, New York 10119. The telephone number of the Managing Owner is (212) 786-7481.

DESCRIPTION OF THE S&P FACTOR INDEX™ SERIES

     Standard & Poor’s®, S&P® and GSCI® are registered trademarks of Standard & Poor’s Financial Services LLC (“S&P”) and have been licensed for use by the Managing Owner. The Funds are not sponsored, endorsed, sold or promoted by S&P or its affiliates, and S&P and its affiliates make no representation, warranty or condition regarding the advisability of buying, selling or holding Shares in the Funds.

     THE FUNDS ARE NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY STANDARD & POOR’S AND ITS AFFILIATES (“S&P”). S&P MAKES NO REPRESENTATION, CONDITION OR WARRANTY, EXPRESS OR IMPLIED, TO THE SHAREHOLDERS OF ANY FUND OR ANY MEMBER OF THE PUBLIC REGARDING THE ADVISABILITY OF INVESTING IN SECURITIES GENERALLY OR IN THE FUNDS PARTICULARLY OR THE ABILITY OF THE INDEXES TO TRACK THE PERFORMANCE OF CERTAIN FINANCIAL MARKETS AND/OR SECTIONS THEREOF AND/OR OF GROUPS OF ASSETS OR ASSET CLASSES. S&P’S ONLY RELATIONSHIP TO THE MANAGING OWNER IS THE LICENSING OF CERTAIN TRADEMARKS AND TRADE NAMES AND OF THE INDEXES WHICH IS DETERMINED, COMPOSED AND CALCULATED BY S&P WITHOUT REGARD TO THE MANAGING OWNER OR THE FUNDS. S&P HAS NO OBLIGATION TO TAKE THE NEEDS OF THE MANAGING OWNER OR THE SHAREHOLDERS OF THE FUNDS INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE INDEXES. S&P IS NOT RESPONSIBLE FOR AND HAS NOT PARTICIPATED IN THE DETERMINATION OF THE PRICES AND

AMOUNT OF THE FUNDS OR THE TIMING OF THE ISSUANCE OR SALE OF THE FUNDS OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY WHICH THE FUNDS’ SHARES ARE TO BE CONVERTED INTO CASH. S&P HAS NO OBLIGATION OR LIABILITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING, OR TRADING OF THE FUNDS.

     S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE INDEXES OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, CONDITION OR REPRESENTATION, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE MANAGING OWNER, SHAREHOLDERS OF THE FUNDS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEXES OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, REPRESENTATIONS OR CONDITIONS, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OR CONDITIONS OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE AND ANY OTHER EXPRESS OR IMPLIED WARRANTY OR CONDITION WITH RESPECT TO THE INDEXES OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS) RESULTING FROM THE USE OF THE INDEXES OR ANY DATA INCLUDED THEREIN, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

     ALL REFERENCES TO A COMMODITY FUTURES EXCHANGES’ DATA, AS APPLICABLE, ARE USED WITH THE PERMISSION OF THAT EXCHANGE, AS APPLICABLE, AND SUCH EXCHANGE HAS NO INVOLVEMENT WITH AND ACCEPTS NO RESPONSIBILITY FOR THE FUNDS, ITS SUITABILITY AS AN INVESTMENT OR ITS FUTURE PERFORMANCE.

General

     The Standard & Poor’s Factor Index Series, or the Indexes, are intended to reflect the daily spreads, or the differences in the relative return, positive or negative, between the corresponding sub-indexes constructed from futures contracts, or Index Futures Contracts, of each Index. Each Index is comprised of a long sub-index, or Long Sub-Index, and a short sub-index, or Short Sub-Index, individually a Sub-Index, collectively, the Sub-Indexes. The Long Sub-Index is composed of the long front Index Futures Contract, or the Long Index Futures Contract. The Short Sub-Index is composed of the short front Index Futures Contract, or the Short Index Futures Contract. Each Index is calculated to reflect the corresponding relative return, or spread, which is the difference in the daily changes, positive or negative, between the value of the Long Sub-Index and the value of the Short Sub-Index. The objective of each Index is to track the daily price spread, or difference between the Sub-Indexes, and in turn, the underlying Index Futures Contracts.

     The earliest date on which an Index is calculated is referred to as the base date, or Base Date. By definition, each Index is comprised of a specific proportion, or Base Weight, of each underlying Sub-Index.

     As of the Base Date, and upon daily rebalancing, the Long Sub-Index base weight, or the Long Sub-Index Base Weight, is +100%. As of the Base Date and upon daily rebalancing, the Short Sub-Index base weight, or the Short Sub-Index Base Weight, is also +100%.

     The Long Sub-Index Base Weight and the Short Sub-Index Base Weight were each assigned a value of +100% as of the Base Date and upon daily rebalancing in order to enable the Index to reflect the aggregate relative value, or spread, between each Sub-Index, and in turn, between each corresponding underlying Index Futures Contract. Each of the underlying Sub-Index Base Weights represents the proportion that each corresponding Sub-Index contributes to the aggregate daily changes, positive or negative, as reflected by the Index.

     The Index base weight, or Index Base Weight, of each Index is equal to the sum of the Long Sub-Index Base Weight and the Short Sub-Index Base Weight, or +200%, which represents each Index’s exposure to the underlying Sub-Indexes, and in turn, to each of the Index Futures Contracts as of the Base Date and upon daily rebalancing.

     The value of an Index’s Long Sub-Index and Short Sub-Index will vary throughout a trading day, and as a result, the proportion of an Index’s composition with respect to its Long Sub-Index Base

Weight and Short Sub-Index Base Weight will no longer equal to +100% and will require rebalancing each trading day as of the Index Calculation Time in order to ensure that an Index will be able to achieve its daily objective of reflecting 100% of the spread, or the difference in the daily return between the Long Sub-Index and the Short Sub-Index. Because each Sub-Index reflects the change in the prices of each underlying and corresponding Index Futures Contract, the spread, or the difference in the daily return, between the Long Sub-Index and the Short Sub-Index reflects the spread, or the difference in the daily return between the underlying and corresponding Long Index Futures Contract and the Short Index Futures Contract, respectively.

     By rebalancing each Index on a daily basis as of the Index Calculation Time, each of the Long Sub-Index Base Weight and the Short Sub-Index Base Weight will be restored to +100%, and as a result, the Index will again become able to achieve its daily objective of reflecting 100% of the spread, or the difference in the daily return, between the Long Sub-Index and the Short Sub-Index, and in turn, 100% of the spread, or the difference in the daily return, between the underlying and corresponding Long Index Futures Contract and the Short Index Futures Contract, respectively.

     Indexes are calculated to reflect either an excess return or a total return. An excess return calculation reflects the change in market value, whether positive or negative, of the applicable underlying index components only. A total return calculation reflects the sum of the change in market value, whether positive or negative, of the applicable underlying index components plus the return on a risk free component. Although each Index is calculated to reflect both an excess return and a total return, each Fund tracks an Index that is calculated to reflect a total return.

     Each Index is rebalanced daily as of the Index Calculation Time in order to ensure that each Sub-Index will reflect the initial Sub-Index Base Weight as of the Base Date.

     An Index may be calculated on either an unleveraged or a leveraged basis. By definition, an unleveraged index requires that each underlying sub-index component is assigned an index base weight of up to 100%. As a result, the aggregate sum of all the underlying sub-index base weights (or, the index base weight) of an unleveraged index does not exceed 100%.

     Each Index is inherently leveraged whenever its Index Base Weight (which reflects the sum of the Sub-Index Base Weights) exceeds an aggregate index base weight of 100%, which reflects the index base weight of an unleveraged index. As of the Base Date and upon daily rebalancing, each Index reflects a leverage ratio of 2:1, or the 2:1 Ratio. The 2:1 Ratio will increase or decrease throughout each trading day prior to daily rebalancing because the prices of the Index Futures Contract underlying each Sub-Index will vary intra-day.

     Each Index has been calculated back to the Base Date. On the Base Date, the closing level of each Index, or Closing Level, was 100. The Base Date of each Index is September 9, 1997.

     The Index Futures Contracts of each Index are rolled either monthly or quarterly, as applicable.

[Remainder of page left blank intentionally.]

Overview Of The Indexes

     Each Index is intended to reflect the spread, or the difference in the daily return, between two market segments. Each Index is intended to reflect the daily spreads, or the differences in the changes, positive or negative, between the value of its Long Sub-Index and the value of its Short Sub-Index. The Long Sub-Index tracks the changes in the Long Index Futures Contract. The Short Sub-Index tracks the changes in the Short Index Futures Contract.

Index	Sub-Indexes and Index Futures Contracts	Exchange* (Contract Symbol)	Base Date	Sub-Index Base Weight (%)	Contract Months

S&P U.S. Equity Risk Premium Total Return Index	Long Sub-Index: S&P 500® Futures Excess Return Index Long Index Futures Contract: E-mini Standard and Poor’s 500 Stock Price IndexTM Futures	CME (ES)[1]	9.9.1997	100	March June September December
	Short Sub-Index: S&P 30-Year Treasury Bond Futures Excess Return Index Short Index Futures Contract: 30-Year U.S. Treasury Bond Futures	CME (US) [2]	9.9.1997	100

S&P 500® Non-US Dollar Index**	Long Sub-Index: S&P 500® Futures Excess Return Index Long Index Futures Contract: E-mini Standard and Poor’s 500 Stock Price IndexTM Futures	CME (ES)[1]	9.9.1997	100	March June September December
	Short Sub-Index: S&P U.S. Dollar Futures Excess Return Index Short Index Futures Contract: U.S. Dollar Index® Futures	ICE (DX)[3]	9.9.1997	100

S&P Crude Oil - Equity Spread Total Return Index	Long Sub-Index: S&P GSCI® Crude Oil Excess Return Index Long Index Futures Contracts: Light Sweet Crude Oil Futures	NYMEX (CL)[4]	9.9.1997	100	Rolled pursuant to S&P GSCI® schedule
	Short Sub-Index: S&P 500® Futures Excess Return Index Short Index Futures Contract: E-mini Standard and Poor’s 500 Stock Price IndexTM Futures	CME (ES)[1]	9.9.1997	100	March, June, September, December

S&P Gold - Equity Spread Total Return Index	Long Sub-Index: S&P GSCI® Gold Excess Return Index Long Index Futures Contract: Gold Futures	COMEX (GC) [5]	9.9.1997	100	Rolled pursuant to S&P GSCI® schedule
	Short Sub-Index: S&P 500® Futures Excess Return Index Short Index Futures Contract: E-mini Standard and Poor’s 500 Stock Price IndexTM Futures	CME (ES)[1]	9.9.1997	100	March, June, September, December

*Connotes the exchanges on which the underlying Index Futures Contracts are traded. **Calculated on Total Return basis. Legend: “CME” means the Chicago Mercantile Exchange, Inc., or its successor. “ICE” means the Intercontinental Exchange, Inc. or its successor. “NYMEX” means the New York Mercantile Exchange or its successor. “COMEX” means the COMEX division of NYMEX or its successor. 1Monday – Friday: 17:00-15:15 (next day) & 15:30-16:30; Sunday: 17:00-15:15 (next day) (Central Time). 2Monday – Friday 07:20-14:00 (Central Time). 3Monday – Friday 20:00-18:00 (next day), Sunday: 18:00-18:00 (next day)(Eastern Time). 4Monday – Friday 09:00 -14:30 (Eastern Time). 5Monday – Friday 08:20-13:30 (Eastern Time). For the avoidance of doubt, the referenced contracts do not trade on Saturday.

     The sponsor of each Index is Standard & Poor’s Financial Services LLC, or the Index Sponsor.

     An index committee maintains the Indexes, or the Index Committee. The Index Committee may revise Index policy covering rules for including Index Futures Contracts, timing of rebalancing or other Index matters. Standard & Poor’s considers information about changes to its Indexes and related matters to be potentially market moving and material. Therefore, all Index Committee discussions are confidential.

Composition of Indexes

     Each Index is composed of notional amounts of each of the underlying Sub-Indexes, and in turn, the corresponding Index Futures Contracts. The notional amount of each Index is calculated to reflect the corresponding relative return, or spread, which is the difference in the daily changes, positive or negative, between the value of the Long Sub-Index and the value of the Short Sub-Index. Each Fund, which will employ either a +200% or –200% daily ‘Fund multiple’ as described in this Prospectus, will seek to track its corresponding Index, each of which reflects the 2:1 Ratio on the Base Date and upon daily rebalancing. The Closing Level of each Index is calculated on each business day by the Index Sponsor based on the settlement price of the Index Futures Contracts underlying each Sub-Index and the notional amounts of such corresponding Sub-Index as of the Index Calculation Time.

     Each Index is rebalanced daily as of the Index Calculation Time to ensure that the Sub-Index Base Weights for the Long Sub-Index and the Short Sub-Index are each restored to 100%. The Index Base Weight of 200% (as of each Base Date and upon daily rebalancing as of the Index Calculation Time) is the sum of the Long Sub-Index Base Weight of 100% and the Short Sub-Index Base Weight of 100%. As a result, the daily return of each Index would continue to reflect the daily relative value, or spread, between the Sub-Indexes.

     The following paragraphs provide an overview of the Indexes, the corresponding Sub-Indexes and the underlying Index Futures Contracts.

     S&P500 Bull/TBond Bear Index

     The S&P500 Bull/TBond Bear Index reflects the relative value, or spread, between the U.S. equity and interest rate market segments by tracking a long position in the Equity Index Futures Contract, and by tracking a short position in the Treasury Index Futures Contract. The Equity Index Futures Contract provides an exposure to a major benchmark index with respect to large-cap U.S. equities known as the S&P 500® Index. The Equity Index Futures Contract is a futures contract that provides and permits investors to invest in a substitute instrument in place of the underlying, speculate or hedge, as applicable, in large-cap U.S. equities. The Equity Index Futures Contract serves as a proxy for large-cap U.S. equities because the performance of the Equity Index Futures Contract is dependent upon and reflects the changes in the S&P 500®, which is an index that reflects the performance of each of the underlying 500 large-cap U.S. equities. The Treasury Index Futures Contract provides an exposure to the interest rate market segment with respect to 30-Year U.S. Treasury Bonds. The Treasury Index Futures Contract is a futures contract that provides and permits investors to invest in a substitute instrument in place of the underlying, speculate or hedge, as applicable, in the direction of interest rates with respect to long term Treasury Bonds. The Treasury Index Futures Contract serves as a proxy for 30-Year U.S. Treasury Bonds because the performance of the Treasury Index Futures Contract is dependent upon and reflects the changes in the price of the underlying 30-Year U.S. Treasury Bonds.

     S&P500 Bull/USD Bear Index

     The S&P500 Bull/USD Bear Index reflects the relative value, or spread, between the U.S. equity and currency market segments by tracking a long position in the Equity Index Futures Contract, and by tracking a short position in the Currency Index Futures Contract. The Equity Index Futures Contract provides an exposure to a major benchmark index with respect to large-cap U.S. equities known as the S&P 500® Index. The Equity Index Futures Contract is a futures contract that provides and permits investors to invest in a substitute instrument in place of the underlying, speculate or hedge, as applicable, in large-cap U.S. equities. The Equity Index Futures Contract serves as a proxy for large-cap U.S. equities because the performance of the Equity Index Futures Contract is dependent upon and reflects the changes in the S&P 500®, which is an index that reflects the performance of each of the underlying 500 large-cap U.S. equities. The Currency Index Futures Contract provides an exposure to a general indication of the international value of the U.S. dollar relative to the six major world currencies — Euro, Japanese Yen, British Pound, Canadian Dollar, Swedish Krona and Swiss Franc. The Currency Index Futures Contract is a

futures contract that provides and permits investors to invest in a substitute instrument in place of the underlying, speculate or hedge, as applicable, in the direction of the U.S. dollar relative to a basket of six major world currencies. The Currency Index Futures Contract serves as a proxy for the international value of the U.S. dollar relative to the six major world currencies because the performance of the Currency Index Futures Contract is dependent upon and reflects the changes in the U.S. Dollar Index (USDX®), which is an index which reflects the performance of each of the underlying basket of six major world currencies relative to the U.S. dollar.

     Oil Bull/S&P500 Bear Index

     The Oil Bull/S&P500 Bear Index reflects the relative value, or spread, between the oil and U.S. equity market segments by tracking a long position in the Oil Index Futures Contract and a short position in the Equity Index Futures Contract. The Oil Index Futures Contract provides an exposure to the oil market segment with respect to light sweet crude oil. The Oil Index Futures Contract is a futures contract that provides and permits investors to invest in a substitute instrument in place of the underlying, speculate or hedge, as applicable, in the direction of the value of light sweet crude oil. The Oil Index Futures Contract serves as a proxy for light sweet crude oil because the performance of the Oil Index Futures Contract is dependent upon and reflects the changes in the price of light sweet crude oil. The Equity Index Futures Contract provides an exposure to a major benchmark index with respect to large-cap U.S. equities known as the S&P 500® Index. The Equity Index Futures Contract is a futures contract that provides and permits investors to invest in a substitute instrument in place of the underlying, speculate or hedge, as applicable, in large-cap U.S. equities. The Equity Index Futures Contract serves as a proxy for large-cap U.S. equities because the performance of the Equity Index Futures Contract is dependent upon and reflects the changes in the S&P 500®, which is an index that reflects the performance of each of the underlying 500 large-cap U.S. equities.

     Gold Bull/S&P500 Bear Index

     The Gold Bull/S&P500 Bear Index reflects the relative value, or spread, between the gold and U.S. equity market segments by tracking a long position in the Gold Index Futures Contract and tracking a short position in the Equity Index Futures Contract. The Gold Index Futures Contract provides an exposure to the precious metals market segment with respect to gold. The Gold Index Futures Contract is a futures contract that provides and permits investors to invest in a substitute instrument in place of the underlying, speculate or hedge, as applicable, in the direction of the value of gold. The Gold Index Futures Contract serves as a proxy for gold because the performance of the Gold Index Futures Contract is dependent upon and reflects the changes in the price of gold. The Equity Index Futures Contract provides an exposure to a major benchmark index with respect to large-cap U.S. equities known as the S&P 500® Index. The Equity Index Futures Contract is a futures contract that provides and permits investors to invest in a substitute instrument in place of the underlying, speculate or hedge, as applicable, in large-cap U.S. equities. The Equity Index Futures Contract serves as a proxy for large-cap U.S. equities because the performance of the Equity Index Futures Contract is dependent upon and reflects the changes in the S&P 500®, which is an index that reflects the performance of each of the underlying 500 large-cap U.S. equities.

     The composition of each Index may be adjusted in the event that the Index Sponsor is not able to calculate the Closing Level of an Index. The Index Sponsor would not be able to calculate the Closing Levels of an Index if, for example, the settlement price of an Index Futures Contract becomes unavailable. The settlement price of an Index Futures Contract becomes unavailable if such an Index Futures Contract could not be liquidated due to the operation of daily limits, certain rules of the applicable exchange, or due to unforeseeable circumstances. Any adjustments made to the Indexes will be published on the Index Sponsor’s website http://www.standardandpoors.com/indices/main/en/us/, or any successor thereto. Additionally, the Managing Owner will notify Shareholders of any change in an Index by filing with the SEC a supplement to this Prospectus and a Form 8-K, which will be publicly available at www.sec.gov and at the Managing Owner’s website at www.factorshares.net.

     Each Sub-Index, which is constructed from the applicable Index Futures Contracts, includes provisions for the replacement (also referred to as “rolling”) of its Index Futures Contract as it approaches its expiration date. For Financial Instrument Index Futures Contracts (as defined below), this replacement occurs quarterly, on the trading day that is 5 business days before the expiration of the Index Futures Contracts.

     For any expiring Commodity Index Futures Contracts (as defined below), the roll period typically is a period of five S&P GSCI® Business Days beginning on the fifth S&P GSCI® Business Day of each calendar month and ending on the ninth S&P GSCI® Business Day of such month. S&P GSCI® Business Day is defined as a day on which the applicable Indexes are calculated, as determined by the NYSE Euronext Holiday & Hours schedule. For a more detailed discussion of the rolling convention followed by the Commodity Index Futures Contracts, please refer to S&P GSCI® Index methodology at http://www.standardandpoors.com/indices/main/en/us/.

     Each of the Equity Index Futures Contract, the Treasury Index Futures Contract, and the Currency Index Futures Contract reflects the changes of an underlying financial instrument. Therefore, we will refer to the Equity Index Futures Contract, the Treasury Index Futures Contract, and the Currency Index Futures Contract collectively as the Financial Instrument Index Futures Contracts.

     Financial Instrument Index Futures Contracts may trade at either a discount or at a premium. If the spot price of a Financial Instrument Index Futures Contract is lower than the price of the Financial Instrument Index Futures Contract as it approaches its expiration date, the Financial Instrument Index Futures Contract is trading at a discount and this differential would result in a negative implied roll yield. The opposite is true if the Financial Instrument Index Futures Contract is trading at a premium. Rolling in a discount market will tend to cause a drag on a Financial Instrument Index Futures Contract’s contribution to a Fund’s return while rolling in a premium market will tend to cause a push on a Financial Instrument Index Futures Contract’s contribution to a Fund’s return.

     Each of the Oil Index Futures Contract and the Gold Index Futures Contract reflects the changes of an underlying physical commodity. Therefore, we will refer to the Oil Index Futures Contract and the Gold Index Futures Contract collectively as the Commodity Index Futures Contracts.

     A “contangoed market” is a market situation in which prices in succeeding delivery months are progressively higher than in the nearest delivery month. A “backwardated market” is a market situation in which prices in succeeding delivery months are progressively lower in the distant delivery months.

     In general, as a Commodity Index Futures Contract approaches its expiration date, its price will move towards the spot price in a contangoed market. Assuming the spot price does not change, this would result in the Commodity Index Futures Contract price decreasing and a negative implied roll yield. The opposite is true in a backwardated market. Rolling in a contangoed market will tend to cause a drag on a Commodity Index Futures Contract’s contribution to a Fund’s return while rolling in a backwardated market will tend to cause a push on a Commodity Index Futures Contract’s contribution to a Fund’s return.

     Each Index is calculated in U.S. dollars.

     An Index will be calculated on each business day as determined by the futures exchanges on which each Index’s Long Index Futures Contract and/or a Short Index Futures Contract trades. The Index Sponsor will continue to calculate each Index even on days when the futures exchanges on which each Index’s Long Index Futures Contract and/or a Short Index Futures Contract are open and NYSE Arca is closed.

Change in the Methodology of an Index

     The Index Sponsor employs the methodology described above and its application of such methodology will be conclusive and binding. While the Index Sponsor currently employs the above described methodology to calculate each Index, no assurance can be given that fiscal, market, regulatory, juridical or financial circumstances (including, but not limited to, any changes to or any suspension or termination of or any other events affecting one or more Index Futures Contracts) will not arise that would, in the view of the Index Committee, necessitate a modification of or change to such methodology and in such circumstances the Index Committee may make any such modification or change as it determines appropriate. The Index Committee may also make modifications to the terms of an Index in any manner that it may deem necessary or desirable, including (without limitation) to correct any manifest or proven error or to cure, correct or supplement any defective provision of an Index. The Index Sponsor will publish notice of any such modification or change and the effective date thereof as set forth below.

Publication of Closing Levels and Adjustments

     In order to calculate the indicative Index value of each Index on a total return basis, the Index Sponsor polls Reuters every 15 seconds of each trading day to determine the real time value of each of the following components of each Index:

  price of the underlying Long Index Futures Contracts,

  price of the underlying Short Index Futures Contracts, and the pro-rated risk free rate, which is the 3-month U.S. Treasury bill,

     with respect to each applicable Index. The Index Sponsor then applies a set of rules to the above values to create the indicative level of each Long Sub-Index and each Short Sub-Index, and in turn, each Index. The indicative Index value and closing level of each Index and Sub-Index will be calculated until the last to settle of NYSE Arca or the last to settle of the exchanges on which the Fund’s Index Futures Contracts are traded, provided, however, that no Index will calculate its indicative Index value after 4:15 p.m. (Eastern Time) and we refer to this time as the Index Calculation Time. These rules are consistent with the rules which the Index Sponsor applies at the end of each trading day to calculate the closing level of each Index and Sub-Index. A similar polling process is applied to the U.S. Treasury bills, or any other applicable high credit quality short-term fixed income securities, or Fixed Income Instruments, to determine the indicative value of the Fixed Income Instruments held by each Fund every 15 seconds throughout the trading day.

     An Index and Sub-Index value will be calculated on each business day as determined by the futures exchanges on which each Index’s Long Index Futures Contract and/or a Short Index Futures Contract trades. The Index Sponsor will continue to calculate each Index even on days when the futures exchanges on which each Index’s Long Index Futures Contract and/or a Short Index Futures Contract are open and NYSE Arca is closed.

     The Index Sponsor publishes the intra-day level of each Index and Sub-Index, which is available to subscribers. The intra-day level of each Index is also published once every 15 seconds during the NYSE Arca Core Trading Session on the consolidated tape, Reuters and/or Bloomberg, or any successor thereto.

     The Index Sponsor publishes the closing level of each Index and the Sub-Indexes S&P 500® Futures Excess Return Index, S&P 30 Year Treasury Bond Futures Excess Return Index and S&P U.S. Dollar Futures Excess Return Index daily at the Index Sponsor’s website http://www.standardandpoors.com/indices/main/en/us/. The Index Sponsor publishes the closing level of the Sub-Indexes S&P GSCI® Crude Oil Excess Return Index and S&P GSCI® Gold Excess Return Index daily at the Index Sponsor’s website http://www.standardandpoors.com/indices/sp-gsci/en/us/?indexId=spgscirg--usd----sp------.

     The most recent end-of-day closing level of each Index and Sub-Index is published under its own symbol as of the close of business for NYSE Arca each trading day on the consolidated tape, Reuters and/or Bloomberg, or any successor thereto.

     The following tables list the symbols and their meanings with respect to the Indexes and the Sub-Indexes:

FactorShares 2X: S&P500 Bull/TBond Bear
Intra-Day Index Level Symbol and End of Day Index Closing Level Symbol	SPUSERPT
Intra-Day Long Sub-Index Level Symbol and End of Day Long Sub-Index Closing Level Symbol	SPXFP
Intra-Day Short Sub-Index Level Symbol and End of Day Short Sub-Index Closing Level Symbol	SPUSTBP

FactorShares 2X: TBond Bull/S&P500 Bear
Intra-Day Index Level Symbol and End of Day Index Closing Level Symbol	SPUSERPT
Intra-Day Long Sub-Index Level Symbol and End of Day Long Sub-Index Closing Level Symbol	SPXFP
Intra-Day Short Sub-Index Level Symbol and End of Day Short Sub-Index Closing Level Symbol	SPUSTBP

FactorShares 2X: S&P500 Bull/USD Bear
Intra-Day Index Level Symbol and End of Day Index Closing Level Symbol	SPNUSDTR
Intra-Day Long Sub-Index Level Symbol and End of Day Long Sub-Index Closing Level Symbol	SPXFP
Intra-Day Short Sub-Index Level Symbol and End of Day Short Sub-Index Closing Level Symbol	SPUSDP

FactorShares 2X: Oil Bull/S&P500 Bear
Intra-Day Index Level Symbol and End of Day Index Closing Level Symbol	SPCOESTR
Intra-Day Long Sub-Index Level Symbol and End of Day Long Sub-Index Closing Level Symbol	SPGCCLP
Intra-Day Short Sub-Index Level Symbol and End of Day Short Sub-Index Closing Level Symbol	SPXFP

FactorShares 2X: Gold Bull/S&P500 Bear
Intra-Day Index Level Symbol and End of Day Index Closing Level Symbol	SPGDESTR
Intra-Day Long Sub-Index Level Symbol and End of Day Long Sub-Index Closing Level Symbol	SPGCGCP
Intra-Day Short Sub-Index Level Symbol and End of Day Short Sub-Index Closing Level Symbol	SPXFP

     The Index Sponsor obtains information for inclusion in, or for use in the calculation of, the Indexes from sources the Index Sponsor considers reliable. None of the Index Sponsor, the Managing Owner, the Funds or any of their respective affiliates accepts responsibility for or guarantees the accuracy and/or completeness of any of the Indexes or any data included in any of the Indexes.

Announcements

     Rebalancing announcements, if needed, are made two days prior to the rebalancing date. Any adjustments made to the Indexes will be published on the Index Sponsor’s website http://www.standardandpoors.com/indices/main/en/us/, or any successor thereto, and on the Managing Owner’s website www.factorshares.net, or any successor thereto.

Interruption of Index Calculation

     In situations where an exchange is forced to close early due to unforeseen events, such as computer or electric power failures, weather conditions or other events, Standard & Poor’s will calculate the value of the affected Index based on the most recent prior closing futures price published by the exchange and the roll for that day will be carried to the next exchange business day. If an exchange fails to open due to unforeseen circumstances, Standard & Poor’s may determine not to publish the affected Index for that day.

     In situations where an exchange introduces a holiday during the month of an Index calculation, the affected Index will not be published and the roll for that day will be carried to the next exchange business day.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     Critical Accounting Policies

     Preparation of the financial statements and related disclosures in accordance with U.S. generally accepted accounting principles requires the application of appropriate accounting rules and guidance, as well as the use of estimates. The Funds’ application of these policies involves judgments and the use of estimates. Actual results may differ from the estimates used and such differences could be material. Each Fund will hold a significant portion of its assets in futures contracts and treasury securities, both of which will be held at fair value. Each Fund may also invest in Substitute Futures and Financial Instruments, as applicable.

     Each Fund will calculate its net asset value as of the NAV Calculation Time as described under “Description of the Shares; The Funds; Certain Material Terms of the Trust Agreements – Net Asset Value” for more details.”

     Each Fund’s critical accounting policy with respect to Financial Instruments is as follows:

  As provided in this Prospectus, each Fund may invest in Financial Instruments. The Financial Instruments would be recorded on a trade date basis and at fair value in the financial statements, with changes in fair value reported in the Statements of Operations.

  The use of fair value to measure Financial Instruments, with related unrealized gains or losses recognized in earnings in each period, is fundamental to the Funds’ financial statements. The fair value of a Financial Instrument is the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (the exit price).

  The Financial Instruments are generally valued using independent sources and/or agreements with counterparties or other procedures as determined by the Managing Owner. However, if the price of the underlying Index Futures Contract becomes unavailable with respect to a specific Financial Instrument, the Managing Owner may, in its sole discretion, choose to determine a fair value price as the basis for determining the market value of such position in a Financial Instrument for such day. Such fair value prices would be generally determined based on available inputs about the current value of the underlying Index Futures Contract and would be based on principles that the Managing Owner deems fair and equitable so long as such principles are consistent with normal industry standards.

  Fair value pricing with respect to the Financial Instruments may require subjective determinations about the value of the Financial Instruments. While each Fund’s policy is intended to result in a calculation of such Fund’s net asset value that fairly reflects investment values of the Financial Instruments as of the time of pricing, a Fund cannot ensure that fair values determined by the Managing Owner or persons acting at their direction would accurately reflect the price that such Fund could obtain for an investment if it were to dispose of that Financial Instrument as of the time of pricing (for instance, in a forced or distressed sale). The prices used by a Fund may differ from the value that would be realized if the Financial Instruments were sold and the differences could be material to the applicable financial statements.

  The Funds will disclose the fair value of their Financial Instruments in a hierarchy that prioritizes the inputs to valuation techniques used to measure fair value.

  Realized gains (losses) and changes in unrealized gain (loss) on open positions are determined on a specific identification basis and recognized in the Statements of Operations in the period in which the contract is closed or the changes occur, respectively.

     Liquidity and Capital Resources

     As of the date of this Prospectus, the Funds have not begun trading activities.

     Once the Funds begin trading activities, it is anticipated that all of their total net assets will be allocated to futures trading, unless a Fund commences an investment in one or more Financial Instruments. If a Fund invests in Financial Instruments, a portion of its proceeds of the offering may be used to collateralize Financial Instruments in accordance with normal practices in the over-the-counter derivatives markets.

     A significant portion of the net asset value of each Fund will be held in 3-month U.S. Treasury bills and other high credit quality short-term fixed income securities and cash, which will be used as margin for each Fund’s trading in commodity futures contracts. Although the following percentages may vary substantially over time, as of the date of this Prospectus, each Fund estimates that up to approximately 30–40% of the net asset value of each Fund will be placed in segregated accounts in the name of such Fund with the Commodity Broker (or another eligible financial institution, as applicable) in the form of cash or 3-month U.S. Treasury bills and other high credit quality short-term fixed income securities to margin positions of all futures contracts combined. The percentage that 3-month U.S. Treasury bills and other high credit quality short-term fixed income securities bear to the shareholders’ equity of each Fund varies from period to period as the market values of the underlying portfolio of each Fund changes. Such funds will be segregated pursuant to CFTC rules. “Initial” or “original” margin is the minimum amount of funds that must be deposited by a futures trader with his commodity broker in order to initiate futures trading or to maintain an open position in futures contracts. “Maintenance” margin is the amount (generally less than initial margin) to which a trader’s account may decline before he must deliver additional margin. Margin requirements are computed each day by a commodity broker. When the market value of a particular open futures interests contract position changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the commodity broker. A Fund will meet a margin call by either liquidating an appropriate amount of 3-month U.S. Treasury bills and other high credit quality short-term fixed income securities, as applicable, or satisfy the margin call with cash. If a Fund does not have a sufficient amount of cash or 3-month U.S. Treasury bills and other high credit quality short-term fixed income securities to satisfy the margin call, the Fund will be required to liquidate its holdings in Index Futures Contracts. If the margin call is not met within a reasonable time, the broker may close out a Fund’s position.

     The balance of the net assets of each Fund is held in its futures trading account. Interest earned on each Fund’s interest-bearing funds is paid to such Fund.

     Each Fund’s futures contracts will be subject to periods of illiquidity because of market conditions, regulatory considerations and other reasons. For example, futures exchanges may limit fluctuations in certain futures contract prices during a single day by regulations referred to as “daily limits.” During a single day, no trades may be executed at prices beyond the daily limit. Once the price of a futures contract has increased or decreased by an amount equal to the daily limit, such positions can neither be taken nor liquidated unless the traders are willing to effect trades at or within the limit. Futures prices have occasionally moved the daily limit for several consecutive days with little or no trading. Such market conditions could prevent a Fund from promptly liquidating its futures positions.

     Each Fund’s Financial Instruments, if any, are also subject to periods of illiquidity because of market conditions, regulatory considerations and other reasons. For example, the Financial Instruments are not traded on an exchange, do not have uniform terms and conditions, and in general are not transferable without the consent of the counterparty. Entry into Financial Instruments may further impact liquidity because these contractual agreements are executed “off-exchange” between private parties and, therefore, the time required to offset or “unwind” these positions may be greater than that for exchange-traded instruments. This potential delay could be exacerbated to the extent a counterparty is not a United States person.

     Because each Fund will trade futures contracts, its capital would be at risk due to changes in the value of these contracts (market risk) or the inability of counterparties to perform under the terms of the contracts (credit risk). Additionally, if a Fund invested in Financial Instruments, its capital would be at risk due to changes in the value of these Financial Instruments (market risk) or the inability of counterparties to perform under the terms of the Financial Instruments (credit risk).

     Market Risk

     Trading in futures contracts involves each Fund entering into contractual commitments to purchase or sell a particular physical commodity or financial instrument at a specified date and price. The market risk to be associated with each Fund’s commitments to purchase commodities or financial instruments will be limited to the gross or face amount of the futures contracts held. However, should a Fund enter into a contractual commitment to sell commodities or financial instruments, it would be required to make delivery of the underlying commodity (or, if applicable, the financial instrument) at the contract price and then repurchase the contract at prevailing market prices or settle in cash. Since the repurchase price to which the commodity or the financial instrument can rise is unlimited, entering into commitments to sell a commodity or a financial instrument exposes a Fund to theoretically unlimited risk.

     Each Fund’s exposure to market risk is influenced by a number of factors, including the volatility of interest rates and foreign currency exchange rates, the liquidity of the markets in which the contracts are traded and the relationships among the futures contracts held. The inherent uncertainty of each Fund’s trading as well as the development of drastic market occurrences could ultimately lead to a loss of all or substantially all of investors’ capital.

     Credit Risk

     When a Fund enters into futures contracts (Substitute Futures and Financial Instruments, as applicable), the Fund is exposed to credit risk that the counterparty to the contract will not meet its obligations.

     The counterparty for futures contracts traded on United States and on most foreign futures exchanges is the clearing house associated with the particular exchange. In general, clearing houses are backed by their corporate members who may be required to share in the financial burden resulting from the nonperformance by one of their members and, as such, should significantly reduce this credit risk. In cases where the clearing house is not backed by the clearing members (i.e., some foreign exchanges, which may become applicable in the future), it may be backed by a consortium of banks or other financial institutions.

     Financial Instruments are contracted for directly with counterparties.

     There can be no assurance that any counterparty, clearing member or clearing house will meet its obligations to a Fund.

     Swap agreements do not generally involve the delivery (if applicable) of the underlying assets either at the outset of a transaction or upon settlement. Accordingly, if the counterparty to a swap agreement defaults, a Fund’s risk of loss consists of the net amount of payments that a Fund is contractually entitled to receive, if any. Swap counterparty risk is generally limited to the amount of any unrealized gains, although in the event of a counterparty bankruptcy, there could be delays and costs associated with recovery collateral posted in segregated tri-party accounts at a Fund’s custodian bank.

     Forward agreements do not involve the delivery (if applicable) of the underlying assets at the onset of a transaction, but may be settled physically (if applicable) in the underlying asset if such contracts are held to expiration, particularly in the case of currency forwards. Thus, prior to settlement, if the counterparty to a forward contract defaults, a Fund’s risk of loss consists of the net amount of payments that a Fund is contractually entitled to receive, if any. However, if physically settled forwards are held until expiration (presently, there is no plan to do this), at the time of settlement, a Fund may be at risk for the full notional value of the forward contracts depending on the type of settlement procedures used.

     The Managing Owner attempts to minimize these credit risks by requiring each Fund to abide by various trading limitations and policies, which include limiting margin accounts and trading only in liquid markets. The Managing Owner has implemented procedures which include, but are not limited to:

  executing and clearing trades with creditworthy counterparties;

  limiting the amount of margin or premium required for any one futures contract or all futures contracts combined; and

  generally limiting transactions to futures contracts which are traded in sufficient volume to permit the taking and liquidating of positions.

     The Funds will enter into Financial Instruments with counterparties selected by the Managing Owner. The Managing Owner will select forward agreements and swaps counterparties giving due consideration to such factors as it deems appropriate, including, without limitation, creditworthiness, familiarity with the Index, and price. Under no circumstances will the Funds enter into a forward agreement or swap with any counterparty whose credit rating is lower than investment-grade at the time a contract is entered into.

     The Commodity Broker, when acting as a Fund’s futures commission merchant in accepting orders for the purchase or sale of domestic futures contracts, is required by CFTC regulations to separately account for and segregate as belonging to the Fund, all assets of the Fund relating to domestic futures trading and the Commodity Broker is not allowed to commingle such assets with other assets of the Commodity Broker. In addition, CFTC regulations also require the Commodity Broker to hold in a secure account assets of each Fund related to foreign futures trading.

OFF-BALANCE SHEET ARRANGEMENTS AND CONTRACTUAL OBLIGATIONS

     As of the date of this Prospectus, the Funds do not expect to utilize special purpose entities to facilitate off-balance sheet financing arrangements and have no loan guarantee arrangements or off-balance sheet arrangements of any kind other than agreements entered into in the normal course of business, which may include indemnification provisions related to certain risks service providers undertake in performing services which are in the best interests of the Funds. While each Fund’s exposure under such indemnification provisions cannot be estimated, these general business indemnifications are not expected to have a material impact on either a Fund’s or a Fund’s financial position.

     Each Fund’s contractual obligations are with the Managing Owner and the commodity brokers. Management Fee payments made to the Managing Owner are calculated as a fixed percentage of each Fund’s Net Asset Value. As such, the Managing Owner cannot anticipate the amount of payments that will be required under these arrangements for future periods as net asset values are not known until a future date. Commission payments to the Commodity Broker are on a contract-by-contract, or round-turn basis. As such, the Managing Owner cannot anticipate the amount of payments that will be required under these arrangements for future periods as net asset values are not known until a future date. The duration, renewal and termination provisions of each of these agreements are specified in each individual agreement. Additionally, these agreements may be terminated by either party for various reasons.

USE OF PROCEEDS

     Each Fund seeks to track changes, as closely as possible, in an amount equal to 200% of the daily changes (either +200% with respect to the Leveraged Funds, –200% with respect to the Leveraged Inverse Funds, as applicable, or the Fund Multiple), whether positive or negative, in the level of its corresponding Index through each respective Fund’s portfolio of exchange traded futures contracts on its underlying Index Futures Contracts, plus the excess, if any, of its interest income from its holdings of United States Treasury and other high credit quality short-term fixed income securities over the expenses of each Fund. If and when necessary, a Fund may invest in Substitute Futures and Financial Instruments, as applicable. Each Fund’s holdings of United States Treasury and other high credit quality short-term fixed income securities will be deposited with such Fund’s Commodity Broker as margin.

     To the extent, if any, that a Fund trades in futures contracts on United States exchanges, the assets deposited by such Fund with its Commodity Broker as margin must be segregated pursuant to the regulations of the CFTC. Such segregated funds may be invested only in a limited range of instruments —principally U.S. government obligations.

     To the extent, if any, that a Fund trades in futures on markets other than regulated United States futures exchanges, funds deposited to margin positions held on such exchanges will be invested in bank deposits or in instruments of a credit standing generally comparable to those authorized by the CFTC for investment of “customer segregated funds,” although applicable CFTC rules prohibit funds employed in trading on foreign exchanges from being deposited in “customer segregated fund accounts.”

     Although the percentages set forth below may vary substantially over time, as of the date of this Prospectus, each Fund estimates:

     (i) up to approximately 30–40% of the net asset value of each Fund is placed in segregated accounts in the name of such Fund with the Commodity Broker (or another eligible financial institution, as applicable) in the form of cash or 3-month U.S. Treasury bills and other high credit quality short-term fixed income securities to margin positions of all futures contracts combined. Such funds are segregated pursuant to CFTC rules;

     (ii) the remainder of the net asset value of each Fund is maintained in segregated accounts in the name of such Fund in bank deposits or United States Treasury and United States Government Agencies issues.

     Should a Fund invest in Financial Instruments, such Fund will deposit collateral with the relevant counterparties in order to establish and maintain positions in the Financial Instruments. The collateral will be held in U.S. government securities or in cash, for which the applicable Fund will receive interest credits at short-term rates. The Financial Instrument counterparties may receive a benefit as a result of the deposit of such collateral in the form of a reduction in their outstanding overnight borrowing, despite the fact that the collateral belongs to the applicable Fund, not the Financial Instrument counterparty. The Managing Owner expects that the amount of collateral deposited with the relevant counterparty with respect to a position in one or more Financial Instruments (if applicable) will be determined in accordance with normal practices in the over-the-counter derivatives markets.

     The Managing Owner, a registered commodity pool operator, is responsible for the cash management activities of each Fund, including investing in United States Treasury and United States Government Agencies issues.

     In addition, assets of each Fund not required to margin positions may be maintained in United States bank accounts opened in the name of such Fund and may be held in United States Treasury bills (or other securities approved by the CFTC for investment of customer funds).

     Each Fund receives 100% of the interest income earned on its fixed income assets.

CHARGES

     See “Summary – ‘Breakeven Table’” for additional breakeven related information.

     Management Fee

     Each Fund will pay the Managing Owner a Management Fee, monthly in arrears, in an amount equal to 0.75% per annum of the daily net asset value of such Fund. The Management Fee will be paid in consideration of the Managing Owner’s advisory services. From the Management Fee, the Managing Owner will be responsible for paying any license fee relating to the applicable Indexes.

     Organization and Offering Expenses

     Expenses incurred in connection with organizing each Fund and up to the offering of its Shares upon commencement of its trading operations will be paid by Factor Advisors, LLC without reimbursement. Upon and after commencing trading operations (which will occur contemporaneously with the commencement of the offering of the Shares) and thereafter, each Fund will bear the costs of its continuous offering of Shares and ongoing offering expenses. Such ongoing offering costs will be included as a portion of the Routine Offering, Operational, Administrative and Other Ordinary Expenses. These costs include registration fees paid to regulatory agencies and all legal, accounting, printing and other expenses associated therewith. These costs will be accounted for as a deferred charge and thereafter amortized to expense over twelve months on a straight-line basis or a shorter period if warranted.

     Organization and offering expenses relating to each Fund means those expenses incurred in connection with their formation, the qualification and registration of the Shares of such Fund and in offering, distributing and processing the Shares of such Fund under applicable federal law, and any other expenses actually incurred and, directly or indirectly, related to the organization of such Fund or the offering of the Shares of such Fund, including, but not limited to, expenses such as:

  initial and ongoing registration fees, filing fees and taxes;

  costs of preparing, printing (including typesetting), amending, supplementing, mailing and distributing the Registration Statement, the exhibits thereto and this Prospectus;

  the costs of qualifying, printing (including typesetting), amending, supplementing, mailing and distributing sales materials used in connection with the offering and issuance of the Shares;

  travel, telegraph, telephone and other expenses in connection with the offering and issuance of the Shares; and

  accounting, auditing and legal fees (including disbursements related thereto) incurred in connection therewith.

     The Managing Owner will not allocate to the Funds the indirect expenses of the Managing Owner.

     The aggregate amount of the organization and offering expenses for all Funds accrued through October 14, 2010 by the Managing Owner is approximately $1,100,000. The aggregate amount of the organization and offering expenses for each Fund accrued through October 14, 2010 by the Managing Owner is approximately $220,000. The Managing Owner currently estimates that the aggregate amount of the organization and offering expenses for all Funds will be approximately $1,500,000. The Managing Owner currently estimates that the aggregate amount of the organization and offering expenses for each Fund will be approximately $300,000. These amounts include out-of-pocket expenses of Factor Advisors, LLC that has been incurred on behalf of each Fund, which will not be reimbursed.

     Brokerage Commissions and Fees

     Each Fund will pay to the Commodity Broker all brokerage commissions, including applicable exchange fees, NFA fees, give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with its trading activities. On average, total charges paid to the Commodity Broker are expected to be less than $7.50 per round-turn trade, although the Commodity Broker’s brokerage commissions and trading fees are determined on a contract-by-contract basis. The Managing Owner does not expect brokerage commissions and fees to exceed, (i) 0.08% of the net asset value of FactorShares 2X: S&P500 Bull/TBond Bear, (ii) 0.11% of the net asset value of FactorShares 2X: TBond Bull/S&P500 Bear, (iii) 0.10% of the net asset value of FactorShares 2X: S&P500 Bull/USD Bear, (iv) 0.19% of the net asset value of FactorShares 2X: Oil Bull/S&P500 Bear, and (v) 0.13% of the net asset value of FactorShares 2X: Gold Bull/S&P500 Bear, in any year, although the actual amount of brokerage commissions and fees in any year or any part of any year may be greater. The brokerage commissions and fees are expected to vary across Funds because the correlation, volatility and turnover rate for each of the underlying Index Futures

Contracts differ on a Fund-by-Fund basis. The effects of trading spreads, financing costs associated with Financial Instruments, and costs relating to the purchase of U.S. Treasury Securities or similar high credit quality short-term fixed-income or similar securities are not included in the forgoing analysis.

Routine Offering, Operational, Administrative and Other Ordinary Expenses

     Each Fund will pay all of the routine offering, operational, administrative and other ordinary expenses of such Fund, including, but not limited to, accounting and computer services, the fees and expenses of the Trustee, Administrator, Custodian, Transfer Agent and Distributor, legal and accounting fees and expenses, tax preparation expenses, filing fees, and printing, mailing and duplication costs. Such routine expenses are not expected to exceed 0.40% of the net asset value of such Fund in any year, of such amount, 0.005% is attributable to compensation to the Distributor, although the actual amount of routine offering, operational, administrative and other ordinary expenses in any year or any part of any year may be greater.

Extraordinary Fees and Expenses

     Each Fund will pay all the extraordinary fees and expenses, if any, of itself. Extraordinary fees and expenses are fees and expenses which are non-recurring and unusual in nature, such as legal claims and liabilities, litigation costs or indemnification or other unanticipated expenses. Such extraordinary fees and expenses, by their nature, are unpredictable in terms of timing and amount.

Management Fee and Expenses to be Paid First Out of Interest Income

     The Management Fee and the brokerage commissions and fees of each Fund are paid first out of interest income from each Fund’s holdings of U.S. Treasury bills and other high credit quality short-term fixed income securities on deposit with the Commodity Broker as margin or otherwise. To the extent interest income is not sufficient to cover the fees and expenses of a Fund during any period, the excess of such fees and expenses over such interest income will be paid out of income from futures trading, if any, or from sales of a Fund’s fixed income securities.

     Selling Commission

     Retail investors may purchase and sell Shares through traditional brokerage accounts. Investors are expected to be charged a customary commission by their brokers in connection with purchases of Shares that will vary from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

WHO MAY SUBSCRIBE

     Baskets may be created or redeemed only by Authorized Participants, except that the initial Baskets will be created by the Initial Purchaser. Each Authorized Participant must (1) be a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions, (2) be a participant in DTC, and (3) have entered into an agreement with each Fund and the Managing Owner, or a Participant Agreement. Unless otherwise exempt, an Authorized Participant will be a member of FINRA. Each Participant Agreement sets forth the procedures for the creation and redemption of Baskets of Shares and for the delivery of cash required for such creations or redemptions. A list of the current Authorized Participants may be obtained from the Distributor. See “Creation and Redemption of Shares” for more details.

CREATION AND REDEMPTION OF SHARES

     Each Fund creates and redeems Shares from time-to-time, but only in one or more Baskets. A Basket is a block of 100,000 Shares. Baskets may be created or redeemed only by Authorized Participants, except that the initial Baskets will be created by the Initial Purchaser. Except when aggregated in Baskets, the Shares are not redeemable securities. Authorized Participants pay a transaction fee of $500 in connection with each order to create or redeem one or more Baskets. See “Creation and Redemption of Shares – AP Transaction Fee” for additional information. Authorized Participants may sell the Shares included in the Baskets they purchase from the Funds to other investors.

     Authorized Participants are the only persons that may place orders to create and redeem Baskets. Authorized Participants must be (1) registered broker dealers or other securities market participants, such as banks and other financial institutions, which are not required to register as broker dealers to engage in securities transactions, and (2) participants in DTC. Unless otherwise exempt, an Authorized Participant will be a member of FINRA. To become an Authorized Participant, a broker dealer meeting certain requirements must enter into a Participant Agreement with the Funds and the Managing Owner. The Participant Agreement sets forth the procedures for the creation and redemption of Baskets and for the payment of cash required for such creations and redemptions. The Managing Owner may delegate its duties and obligations under the Participant Agreement to the Distributor or the Administrator without consent from any Shareholder or Authorized Participant. The Participant Agreement and the related procedures attached thereto may be amended by the Managing Owner without the consent of any Shareholder or Authorized Participant.

     Authorized Participants who purchase Baskets from a Fund receive no fees, commissions or other form of compensation or inducement of any kind from either the Managing Owner or the Fund, and no such person has any obligation or responsibility to the Managing Owner or the Fund to effect any sale or resale of Shares.

     Authorized Participants are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the Securities Act of 1933, or the Securities Act, as described in “Plan of Distribution.”

     Each Authorized Participant must be registered as a broker dealer under the Securities Exchange Act of 1934, or the Exchange Act, and regulated by FINRA, or is exempt from being, or otherwise is not required to be, so regulated or registered, and is qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Unless otherwise exempt, an Authorized Participant will be a member of FINRA. Certain Authorized Participants may be regulated under federal and state banking laws and regulations. Each Authorized Participant will have its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

     Authorized Participants may act for their own accounts or as agents for broker dealers, custodians and other securities market participants that wish to create or redeem Baskets.

     Persons interested in purchasing Baskets should contact the Managing Owner or the Distributor to obtain the contact information for the Authorized Participants. Shareholders who are not Authorized Participants will only be able to redeem their Shares through an Authorized Participant.

     Under the Participant Agreements, the Managing Owner has agreed to indemnify the Authorized Participants against certain liabilities, including liabilities under the Securities Act, and to contribute to the payments the Authorized Participants may be required to make in respect of those liabilities.

     The following description of the procedures for the creation and redemption of Baskets is only a summary and an investor should refer to the relevant provisions of the Trust Agreement and the form of Participant Agreement for more detail. The Trust Agreements and the form of Participant Agreement have been filed as exhibits to the registration statement of which this Prospectus is a part.

     Creation Procedures

     On any business day, an Authorized Participant may place an order with the Distributor to create one or more Baskets. For purposes of processing both purchase and redemption orders, a “business day” means any day other than a day when banks in New York City are required or permitted to be closed. Purchase orders must be placed by no later than 5 hours prior to the close of NYSE Arca, which would be customarily 11:00 a.m. Eastern Time. However, from time-to-time, NYSE Arca may have an early close at, for example, 1:00 p.m. Eastern Time (e.g., day after Thanksgiving). On these days, purchase orders must be placed by no later than 8:00 a.m. Eastern Time, which would be 5 hours prior to the early close of NYSE Arca. The day on which the Distributor receives a valid purchase order is the purchase order date. Purchase orders are irrevocable. By placing a purchase order, and prior to delivery of such Baskets, an Authorized Participant’s DTC account will be charged the non-refundable transaction fee due for the purchase order.

     Determination of Required Payment

     The total payment required to create each Basket is the net asset value of 100,000 Shares of the applicable Fund as of the NAV Calculation Time, on the purchase order date. Baskets are issued as of noon, Eastern Time, on the business day immediately following the purchase order date at the applicable net asset value per Share as of the NAV Calculation Time, on the purchase order date, but only if the required payment has been timely received.

     Because orders to purchase Baskets must be placed by no later than 5 hours prior to the close of NYSE Arca, but the total payment required to create a Basket will not be determined until the NAV Calculation Time on the date the purchase order is received, Authorized Participants will not know the total amount of the payment required to create a Basket at the time they submit an irrevocable purchase order for the Basket. The net asset value of a Fund and the total amount of the payment required to create a Basket could rise or fall substantially between the time an irrevocable purchase order is submitted and the NAV Calculation Time.

     Rejection of Purchase Orders

     The Distributor may reject a purchase order if:

  It determines that the purchase order is not in proper form;

  It has been advised by the Managing Owner that the Managing Owner believes that the purchase order would have adverse tax consequences to any Fund or its Shareholders; or

  Circumstances outside the control of the Distributor or the Managing Owner make it, for all practical purposes, not feasible to process creations of Baskets.

     The Distributor, after consulting with the Managing Owner, will reject a purchase order if the acceptance or receipt of the order, in the opinion of its counsel, might be unlawful. Neither the Distributor nor the Managing Owner will be liable for the rejection of any purchase order.

     Redemption Procedures

     The procedures by which an Authorized Participant can redeem one or more Baskets mirror the procedures for the creation of Baskets. On any business day, an Authorized Participant may place an order with the Distributor to redeem one or more Baskets. Redemption orders must be placed by no later than 5 hours prior to the close of NYSE Arca, which would be customarily 11:00 a.m. Eastern Time. However, from time-to-time, NYSE Arca may have an early close at, for example, 1:00 p.m. Eastern

Time (e.g., day after Thanksgiving). On these days, redemption orders must be placed by no later than 8:00 a.m. Eastern Time, which would be 5 hours prior to the early close of NYSE Arca. The day on which the Distributor receives a valid redemption order is the redemption order date. Redemption orders are irrevocable. The redemption procedures allow Authorized Participants to redeem Baskets. Individual Shareholders may not redeem directly from a Fund. Instead, individual Shareholders may only redeem Shares in integral multiples of 100,000 and only through an Authorized Participant.

     By placing a redemption order, an Authorized Participant agrees to deliver the Baskets to be redeemed through DTC’s book-entry system to the applicable Fund not later than noon, Eastern Time, on the business day immediately following the redemption order date. By placing a redemption order, and prior to receipt of the redemption proceeds, an Authorized Participant’s DTC account will be charged the non-refundable transaction fee due for the redemption order.

     Determination of Redemption Proceeds

     The redemption proceeds from a Fund consist of the cash redemption amount. The cash redemption amount is equal to the net asset value of the number of Basket(s) of such Fund requested in the Authorized Participant’s redemption order as of the NAV Calculation Time, on the redemption order date. The Distributor will instruct the Transfer Agent and the Custodian of redemption orders by close of business on the redemption order date. The Custodian will distribute the cash redemption amount at noon, Eastern Time, on the business day immediately following the redemption order date through DTC to the account of the Authorized Participant as recorded on DTC’s book-entry system, but only if the applicable Baskets have been timely received.

     Delivery of Redemption Proceeds

     The redemption proceeds due from a Fund are delivered to the Authorized Participant at noon, Eastern Time, on the business day immediately following the redemption order date if, by such time on such business day immediately following the redemption order date, the Fund’s DTC account has been credited with the Baskets to be redeemed. If the Fund’s DTC account has not been credited with all of the Baskets to be redeemed by such time, the redemption distribution is delivered to the extent of whole Baskets received. Any remainder of the redemption distribution is delivered on the next business day to the extent of remaining whole Baskets received if the Transfer Agent receives the fee applicable to the extension of the redemption distribution date which the Transfer Agent after consulting with the Managing Owner may, from time-to-time, determine and the remaining Baskets to be redeemed are credited to the Fund’s DTC account by noon, Eastern Time, on such next business day. Any further outstanding amount of the redemption order will be cancelled. The Distributor, after consulting with the Managing Owner, will also be authorized to deliver the redemption distribution notwithstanding that the Baskets to be redeemed are not credited to the Fund’s DTC account by noon, Eastern Time, on the business day immediately following the redemption order date if the Authorized Participant has collateralized its obligation to deliver the Baskets through DTC’s book-entry system on such terms as the Managing Owner may determine from time-to-time.

     Suspension or Rejection of Redemption Orders

     In respect of any Fund, the Managing Owner may, in its discretion, suspend the right of redemption, or postpone the redemption settlement date, (1) for any period during which NYSE Arca or any exchange on which a Fund’s assets are regularly traded is closed other than for customary weekend or holiday closings, or trading is suspended or restricted, (2) for any period during which an emergency exists as a result of which the delivery, disposal or evaluation of a Fund’s assets is not reasonably practicable, or (3) for such other period as the Managing Owner determines to be necessary for the protection of the Shareholders. The Managing Owner and the Distributor will not be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

     The Distributor may reject a redemption order if the order is not in proper form as described in the Participant Agreement. The Distributor, after consulting with the Managing Owner, will reject a redemption order if the acceptance or receipt of the order, in the opinion of its counsel, might be unlawful.

     AP Transaction Fee

     In connection with orders to create and redeem one or more Baskets, an Authorized Participant is required to pay the AP Transaction Fee of $500 per order, of which $50 goes directly to the Custodian and $450 goes to the applicable Fund and will be recorded as other income and used to defray the costs associated with the continuous and ongoing offering of its Shares. The AP Transaction Fee may be reduced, increased or otherwise changed by the Managing Owner. The Managing Owner will notify DTC of any change to the AP Transaction Fee and will not implement any increase in the AP Transaction Fee for the redemption of Baskets until 30 days after the date of the notice.

     Monthly account statements conforming to CFTC and NFA requirements will be posted on the Managing Owner’s website at www.factorshares.net. Additional reports may be posted on the Managing Owner’s website in the discretion of the Managing Owner or as required by regulatory authorities.

THE COMMODITY BROKER

     A variety of executing brokers will execute futures transactions on behalf of the Funds. Such executing brokers will give-up all such transactions to Interactive Brokers LLC, a Connecticut limited liability company, which will serve as each Fund’s clearing broker, or Commodity Broker. An affiliate of the Commodity Broker is a member of Factor Advisors, LLC, the parent and the sole owner of the Managing Owner. In its capacity as clearing broker, the Commodity Broker will execute and clear each Fund’s futures transactions and will perform certain administrative services for each Fund. The Commodity Broker is also registered with the CFTC as a futures commission merchant and is a member of the NFA in such capacity.

     Each Fund will pay to the Commodity Broker all brokerage commissions, including applicable exchange fees, NFA fees, give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with trading activities for each Fund. On average, total charges paid to the Commodity Broker are expected to be less than $7.50 per round-turn trade, although the Commodity Broker’s brokerage commissions and trading fees will be determined on a contract-by-contract basis. A round-turn trade is a completed transaction involving both a purchase and a liquidating sale, or a sale followed by a covering purchase. The Managing Owner does not expect brokerage commissions and fees to exceed:

  0.08% of the net asset value of FactorShares 2X: S&P500 Bull/TBond Bear,

  0.11% of the net asset value of FactorShares 2X: TBond Bull/S&P500 Bear,

  0.10% of the net asset value of FactorShares 2X: S&P500 Bull/USD Bear,

  0.19% of the net asset value of FactorShares 2X: Oil Bull/S&P500 Bear, and

  0.13% of the net asset value of FactorShares 2X: Gold Bull/S&P500 Bear in any year, although the actual amount of brokerage commissions and fees in any year or any part of any year may be greater.

     In 2007, the Commodity Broker submitted an Offer of Settlement in anticipation of a CFTC administrative proceeding involving a former customer of the Commodity Broker. The customer had maintained an account with the Commodity Broker in his own name, but the frequency, magnitude and pattern of deposits and withdrawals to the individual's account, relative to his stated liquid net worth, suggested he might be operating as an unregistered commodity pool operator. In the Offer of Settlement, which was accepted by the CFTC in July 2007, the firm consented to a CFTC order that included a finding that the Commodity Broker violated CFTC regulation 166.3 (17 CFR 166.3) in that its procedures for determining the source of funds received through wire transfers were inadequate to meet its supervisory responsibilities. The order required that the Commodity Broker cease and desist from violating CFTC regulation 166.3, disgorge $175,000 in commissions earned and comply with an undertaking not to deny, directly or indirectly, any finding in the order.

     In a related proceeding, the NFA issued a complaint charging the Commodity Broker with failure to maintain required books and records, failure to cooperate promptly and fully with NFA in an NFA audit, and doing business with a non-member of NFA that was required to be registered with the CFTC. The Commodity Broker submitted an offer of settlement to the NFA Business Conduct Committee, which the hearing panel accepted in May 2007. The firm was ordered to pay up to $325,000 into a restitution fund at NFA and pay a fine of

$125,000 to NFA. The panel ordered the dismissal of the charge of failure to cooperate promptly and fully with an NFA examination and inquiry.

     On November 9, 2007, the Commodity Broker was named as a defendant in a complaint related to the above matter, filed in the Circuit Court of Cook County, Illinois by a number of clients seeking compensatory and punitive damages for plaintiffs’ alleged losses. The action was removed to the U.S. District Court for the Northern District of Illinois and, on January 11, 2008, the Commodity Broker filed a motion to dismiss the complaint. The court granted the motion and dismissed some of the claims with prejudice, but permitted the plaintiffs to file an amended complaint with respect to the other counts. The parties agreed to settle the remaining disputes without admitting liability or the validity of the respective claims and the litigation was dismissed with prejudice. Payment was made on July 22, 2009 in settlement of the above-mentioned matter in the amount of $1,500,000.

     On February 3, 2010, Trading Technologies International, Inc., or Trading Technologies, filed a complaint, in the United States District Court for the Northern District of Illinois, Eastern Division, against IBG, Inc., IBG LLC, IBG Holdings LLC, and IBLLC for direct and indirect infringement of five US patents owned by Trading Technologies. The plaintiffs are seeking, among other things, damages and injunctive relief. It is not possible at this time to estimate the possible loss, if any. The Commodity Broker believes that it has meritorious defenses to the allegations made in the complaint and intends to defend itself vigorously against them.

     Additional or replacement Commodity Brokers may be appointed in respect of any Fund in the future.

FINANCIAL INSTRUMENT
COUNTERPARTIES

     Subject to limitations as disclosed in this Prospectus, each Fund may enter into Financial Instruments with counterparties selected by the Managing Owner. The Managing Owner may select Financial Instrument counterparties giving due consideration to such factors as it deems appropriate, including, without limitation, creditworthiness, familiarity with the applicable Fund’s Index, and price. Under no circumstances will a Fund enter into Financial Instruments with any counterparty whose credit rating is lower than investment-grade as determined by a nationally recognized statistical rating organization (e.g., BBB- and above as determined by Standard & Poor’s, Baa3 and above as determined by Moody’s) at the time the Financial Instrument is entered into or, if the counterparty is not rated, the Managing Owner reasonably determines not to pose a greater counterparty credit risk. The Managing Owner anticipates that the counterparties to these Financial Instruments are likely to be banks, broker dealers and other financial institutions. The Managing Owner expects that these Financial Instruments may be on terms that are consistent with standard custom and practice in the market for such financial instruments.

CONFLICTS OF INTEREST

     General

     The Managing Owner has not established formal procedures to resolve all potential conflicts of interest. Consequently, investors may be dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably. Although the Managing Owner attempts to monitor these conflicts, it is extremely difficult, if not impossible, for the Managing Owner to ensure that these conflicts do not, in fact, result in adverse consequences to the Funds.

     Prospective investors should be aware that the Managing Owner presently intends to assert that Shareholders have, by subscribing for Shares of a Fund, consented to the following conflicts of interest in the event of any proceeding alleging that such conflicts violated any duty owed by the Managing Owner to investors.

     The Managing Owner

     The Managing Owner has a conflict of interest in allocating its own limited resources among different clients and potential future business ventures. Additionally, the professional staff of the Managing Owner may also service other affiliates of the Managing Owner and their respective clients. Although the Managing Owner and its professional staff cannot and will not devote all of its or their respective time or resources to the management of the business and affairs of the Funds, the Managing Owner intends to devote, and to cause its professional staff to devote, sufficient time and resources to manage properly the business and affairs of the Funds.

Relationship of the Managing Owner to the Commodity Broker

     An affiliate of the Commodity Broker is a member of Factor Advisors, LLC, the parent and the sole owner of the Managing Owner. Therefore, the Managing Owner has a disincentive to replace the Commodity Broker as the Funds’ broker due to this relationship.

     The Commodity Broker receives a brokerage commission for futures interests transactions effected for each Fund. Customers of the Commodity Broker who maintain commodity and foreign exchange trading accounts may pay commissions at negotiated rates which are greater or less than the rate paid by the Funds. In connection with this conflict of interest, Shareholders should understand that the Commodity Broker receives a round-turn brokerage fee from each of the Funds for serving as such Funds’ commodity broker. A round-turn trade is a completed transaction involving both a purchase and a liquidating sale, or a sale followed by a covering purchase.

     The Managing Owner and the Commodity Broker may, from time-to-time, have conflicting demands in respect of their obligations to the Funds and, in the future, to other commodity pools and accounts. It is possible that future pools that the Managing Owner may become involved with may generate larger brokerage commissions, resulting in increased payments to employees.

     There is an absence of arm’s length negotiation with respect to some of the terms of this offering, and there has been no independent due diligence conducted with respect to this offering.

     The Commodity Broker

     The Commodity Broker may act from time-to-time as a commodity broker for other accounts with which it is affiliated or in which it or one of its affiliates has a financial interest. The compensation received by the Commodity Broker from such accounts may be more or less than the compensation received for brokerage services provided to each Fund. In addition, various accounts traded through the Commodity Broker (and over which their personnel may have discretionary trading authority) may take positions in the futures markets opposite to those of each Fund or may compete with each Fund for the same positions. The Commodity Broker may have a conflict of interest in its execution of trades for each Fund and for other customers. The Managing Owner will, however, not retain any commodity broker for a Fund which the Managing Owner has reason to believe would knowingly or deliberately favor any other customer over a Fund with respect to the execution of commodity trades.

     The Commodity Broker will benefit from executing orders for other clients, whereas each Fund may be harmed to the extent that the Commodity Broker has fewer resources to allocate to such Fund’s accounts due to the existence of such other clients.

     Certain officers or employees of the Commodity Broker may be members of United States commodities exchanges and/or serve on the governing bodies and standing committees of such exchanges, their clearing houses and/or various other industry organizations. In such capacities, these officers or employees may have a fiduciary duty to the exchanges, their clearing houses and/or such various other industry organizations which could compel such employees to act in the best interests of these entities, perhaps to the detriment of a Fund.

     Proprietary Trading/Other Clients

     The Managing Owner, the Commodity Broker and their respective affiliates may trade in the futures markets for their own accounts and for the accounts of their clients, and in doing so may take positions opposite to those held by a Fund or may compete with a Fund for positions in the marketplace. Such trading may create conflicts of interest on behalf of one or more such persons in respect of their obligations to each Fund. Records of proprietary trading and trading on behalf of other clients will not be available for inspection by Shareholders.

     Because the Managing Owner, the Commodity Broker and their respective affiliates may trade for their own accounts at the same time that they are managing the account of each Fund, prospective investors should be aware that — as a result of a neutral allocation system, testing a new trading system, trading their proprietary accounts more aggressively or other activities not constituting a breach of fiduciary duty — such persons may from time-to-time take positions in their proprietary accounts which are opposite, or ahead of, the positions taken for a Fund.

DESCRIPTION OF THE SHARES; THE
FUNDS; CERTAIN MATERIAL TERMS OF
THE TRUST AGREEMENTS

     The following summary describes in brief the Shares and certain aspects of the operation of each Fund and the respective responsibilities of the Trustee and the Managing Owner concerning the Funds and the material terms of the Declarations of Trust, each of which are substantially identical except as set forth below. Prospective investors should carefully review the Forms of Declarations of Trust filed as exhibits to the registration statement of which this Prospectus is a part and consult with their own advisers concerning the implications to such prospective subscribers of investing in a Delaware statutory trust. Capitalized terms used in this section and not otherwise defined will have such meanings assigned to them under the applicable Trust Agreement.

Description of the Shares

     Each Fund will issue common units of beneficial interest, or Shares, which represent units of fractional undivided beneficial interest in and ownership of such Fund. The Shares of each Fund will be listed on NYSE Arca under the following symbols:

Fund	Symbol
FactorShares 2X: S&P500 Bull/TBond Bear	FSE
FactorShares 2X: TBond Bull/S&P500 Bear	FSA
FactorShares 2X: S&P500 Bull/USD Bear	FSU
FactorShares 2X: Oil Bull/S&P500 Bear	FOL
FactorShares 2X: Gold Bull/S&P500 Bear	FSG

     The Shares may be purchased from each Fund or redeemed on a continuous basis, but only by Authorized Participants and only in blocks of 100,000 Shares, or Baskets. Individual Shares may not be purchased from each Fund or redeemed. Shareholders who are not Authorized Participants may only purchase or sell Shares through their retail brokers.

Principal Office; Location of Records

     Each of the Funds is organized as a statutory trust under the Delaware Statutory Trust Act. The Funds are managed by the Managing Owner, whose office is located at, 1 Penn Plaza, 36th Floor, New York, New York 10119, telephone: (212) 786-7481.

     The books and records of each Fund are maintained as follows: certain financial books and records including basket creation and redemption books and records; journals of original entry or other equivalent record showing all receipts and disbursements of money, securities and other property; adjusting entries and any other records of original entry or their equivalent forming the basis of entries in any ledger, a general ledger or other equivalent record containing details of all asset, liability, capital, income and expense accounts, cancelled checks, bank statements, journals, ledgers, invoices, computer generated records, and all other records, data and memoranda prepared or received in connection with the operation of the Funds; and statements of financial condition and income (loss), c/o State Street Bank and Trust Company, State Street Financial Center, One Lincoln Street, Boston, MA 02111, Attention: Trust Administration Legal Department. All originals or copies of each report, letter, circular, memorandum, publication, writing, advertisement or other literature or advice (including the texts of standardized oral presentation and of radio, television, seminar or similar mass media presentations), distributed or caused to be distributed by the Managing Owner to any existing or prospective participant showing the first date of distribution or receipt, if not otherwise shown on the document, that has been approved and/or filed by Foreside Fund Services, Inc., the Acknowledgment specified by CFTC Rule 4.21(b), for each Authorized Participant, copies of all marketing material (including internet sites) filed with Financial Industry Regulatory Authority, that has been approved and/or filed by Foreside Fund Services, Inc., all Authorized Participants’ contractual agreements, order-related source documents and correspondence from Authorized Participants associated with creation and redemption orders are maintained by Foreside Fund Services, Inc. Three Canal Plaza, Portland, ME 04101. All other marketing materials, books and records of each Fund (including minute books and other general corporate records, trading records and related reports and other items received from each Fund’s Commodity Brokers) are maintained at each Fund’s principal office, c/o Factor Capital Management, LLC, 1 Penn Plaza, 36th Floor, New York, New York 10119; telephone number (212) 786-7481.

     The books and records of each Fund are located at the foregoing addresses, and available for inspection and copying (upon payment of reasonable reproduction costs) by Shareholders of such Fund or their representatives for any purposes reasonably related to a Shareholder’s interest as a beneficial owner of such Fund during regular business hours as provided in the Declarations of Trust. The Managing

Owner will maintain and preserve the books and records of each Fund for a period of not less than six years.

The Funds

     The Funds are organized as series statutory trusts under the Delaware Statutory Trust Act. The existence of a trustee should not be taken as an indication of any additional level of management or supervision over a Fund. To the greatest extent permissible under Delaware law, the Trustee acts in an entirely passive role, with all authority over the operation of each Fund vested in the Managing Owner.

The Trustee

     Wilmington Trust Company, a Delaware banking corporation, is the sole Trustee of each Fund. The Trustee’s principal offices are located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001. The Trustee is unaffiliated with the Managing Owner. The Trustee’s duties and liabilities with respect to the offering of the Shares and the management of the Funds are limited to its express obligations under the Trust Agreements.

     The rights and duties of the Trustee, the Managing Owner and the Shareholders are governed by the provisions of the Delaware Statutory Trust Act and by the applicable Trust Agreement.

     The Trustee will serve as the sole trustee of the Funds in the State of Delaware. The Trustee will accept service of legal process on the Funds in the State of Delaware and will make certain filings under the Delaware Statutory Trust Act. The Trustee does not owe any other duties to the Funds, the Managing Owner or the Shareholders of the Funds. The Trustee is permitted to resign upon at least sixty (60) days’ notice to the Funds, provided, that any such resignation will not be effective until a successor Trustee is appointed by the Managing Owner. Each of the Trust Agreements provides that the Trustee is compensated by each Fund, as appropriate, and is indemnified by each Fund, as appropriate, against any expenses it incurs relating to or arising out of the formation, operation or termination of such Fund, as appropriate, or the performance of its duties pursuant to the Trust Agreements, except to the extent that such expenses result from the fraud, gross negligence, bad faith or willful misconduct of the Trustee. The Managing Owner has the discretion to replace the Trustee.

     Only the Managing Owner has signed the registration statement of which this Prospectus is a part, and only the assets of the Funds and the Managing Owner are subject to issuer liability under the federal securities laws for the information contained in this Prospectus and under federal securities laws with respect to the issuance and sale of the Shares. Under such laws, neither the Trustee, either in its capacity as Trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the Shares. The Trustee’s liability in connection with the issuance and sale of the Shares is limited solely to the express obligations of the Trustee set forth in each Trust Agreement.

     Under the Trust Agreement, the Managing Owner has exclusive management and control of all aspects of each Fund’s business. The Trustee has no duty or obligation to supervise the performance of the Managing Owner, nor will the Trustee have any liability for the acts or omissions of the Managing Owner. The Shareholders have no voice in the day to day management of the business and operations of the Funds, other than certain limited voting rights as set forth in the Trust Agreement. In the course of its management of the business and affairs of the Funds, the Managing Owner may, in its discretion, appoint an affiliate or affiliates of the Managing Owner as additional managing owner and retain such persons, including affiliates of the Managing Owner, as it deems necessary, to effectuate and carry out the purposes, business and objectives of each Fund.

     Because the Trustee has no authority over the operation of the Funds, the Trustee itself is not registered in any capacity with the CFTC.

The Managing Owner

     Background

     Factor Capital Management, LLC, a Delaware limited liability company, is the Managing Owner of each Fund. The Managing Owner was formed on November 2, 2009. The Managing Owner will serve as the commodity pool operator of each Fund. The Managing Owner has been registered with the CFTC as a commodity pool operator and has been a member of the National Futures Association, or the NFA, in such capacity since December 17, 2009. The Managing Owner and its trading principals have no experience in operating commodity pools and managing futures trading accounts. Its principal place of business is 1 Penn Plaza, 36th Floor, New

York, New York 10119, telephone number (212) 786-7481. The Managing Owner is a wholly-owned subsidiary of Factor Advisors, LLC. Factor Advisors, LLC has been a principal of the Managing Owner since November 13, 2009. The registration of the Managing Owner with the CFTC and its membership in the NFA must not be taken as an indication that either the CFTC or the NFA has recommended or approved the Managing Owner or any Fund.

     In its capacity as a commodity pool operator, the Managing Owner is an organization which operates or solicits funds for commodity pools; that is, an enterprise in which funds contributed by a number of persons are combined for the purpose of trading futures contracts.

     Principals and Key Employees

     The following principals serve in the below capacities on behalf of the Managing Owner:

Name	Capacity
Karlheinz Muhr	Chairman

Stuart Rosenthal	Chief Executive Officer and Secretary

Mary Byra	Principal Financial Officer

     Factor Advisors, LLC is a principal of the Managing Owner.

     The Managing Owner is managed by a Board of Managers. The Board of Managers is comprised of Messrs. Muhr and Rosenthal.

     The Board of Managers has concluded that, based on each Manager’s experience, qualifications, attributes or skills, on an individual basis and in combination with those of the other Managers, each Manager should serve as a Manager of the Managing Owner. Among the attributes common to all Managers are their ability to exercise sound business judgment in the performance of their duties as Managers, to review critically, evaluate, question and discuss information provided to them regarding the commodity pools operated by the Managing Owner, including each Fund, and their business and operations, and to interact effectively with the officers and other professional staff of the Managing Owner, including the traders responsible for executing each Fund’s investment strategy, as well as each Fund’s counsel, independent registered public accounting firm, and other service providers. A Manager’s ability to perform his duties effectively may have been attained through the Manager’s educational background or professional training; business, consulting, public service or academic positions; experience from service as a board member of other investment funds and their operators or advisors, other public companies, or not-for-profit entities or other organizations; and/or other life experiences. Set forth below is a brief discussion of the specific experience, qualifications, attributes or skills of each Manager.

     Karlheinz Muhr co-founded Factor Advisors, LLC, the sole member of the Managing Owner, or Factor, in May 2009 and serves as Chairman of the Managing Owner. Mr. Muhr has been a principal and associated person of the Managing Owner since December 4, 2009 and December 21, 2009 respectively, and a member of the NFA since December 21, 2009. Since November 2009, Mr. Muhr has served and will continue to serve as Senior External Advisor to Nomura International, a global investment bank. Since March 2009, Mr. Muhr has also served and will also continue to serve as Chairman and Chief Executive Officer of Cenario Capital Management LLC, or Cenario, a risk assessment and asset management firm for institutional clients. Cenario’s products and solutions include portfolio stress testing, portfolio restructuring, risk analysis and options-based advisory programs. Prior to joining Cenario, Mr. Muhr worked as a Managing Director and head of Credit Suisse Volaris, or Volaris, from June 2003 to March 2009. Volaris is a volatility management firm providing overlay management for institutions and high end family offices. Volaris also manages volatility based products marketed through the firm's client advisors. Mr. Muhr was the founder of Volaris prior to its acquisition by Credit Suisse in 2003. He served as Chairman of Volaris and was a member of the Credit Suisse Chairman’s Board and Management Council. Mr. Muhr received his M.B.A. from UCLA Anderson in 1985 and M.S. in Finance from Vienna University of Economics and Business of Austria in 1982. Mr. Muhr’s role in connection with the founding of Factor Advisors, LLC, the sole member of the Managing Owner, his long career in the financial services industry and significant management experience in the alternative asset management industry were the material considerations that led the Board of Managers of the Managing Owner to conclude that Mr. Muhr should serve as a Manager of the Managing Owner.

     Stuart Rosenthal co-founded Factor in May 2009 and serves as Chief Executive Officer and Secretary of the Managing Owner. Mr. Rosenthal has been a principal and associated person of the Managing Owner since December 4, 2009 and December 17, 2009 respectively, and a member of the NFA since December 17, 2009. Prior to joining Factor, Mr. Rosenthal worked as a Director at Credit Suisse Securities (USA) LLC and Portfolio Manager of Volaris from February 2005 to April 2009. Since April 2009, Mr. Rosenthal has also served as an advisor to Cenario, a risk assessment and asset management firm for institutional clients. From November 2003 to January 2005, Mr. Rosenthal worked at Rampart Investment Management as a Trader and Assistant Portfolio Manager. From May 2000 to November 2003, Mr. Rosenthal worked at Grantham, Mayo Van Otterloo, a global investment management firm, as an Analyst. Mr. Rosenthal received his M.S. in Operations Research from Northeastern University in 1998 and B.S. in Applied Statistics from Rochester Institute of Technology in 1995. Mr. Rosenthal received his Chartered Financial Analyst (“CFA”) designation in 2002. Mr. Rosenthal is a member of the CFA Institute (formerly AIMR). Mr. Rosenthal’s role in connection with the founding of Factor Advisors, LLC, the sole member of the Managing Owner, his long career in the financial services industry and significant management experience in the alternative asset management industry were the material considerations that led the Board of Managers of the Managing Owner to conclude that Mr. Rosenthal should serve as a Manager of the Managing Owner.

     Mary Byra joined Factor in May 2010 and serves as Principal Financial Officer of the Managing Owner. Ms. Byra has been a principal of the Managing Owner since July 29, 2010. Prior to joining Factor, Ms. Byra worked for Ernst & Young LLP from December 1995 to March 2010, most recently as a Senior Manager. Ms. Byra was on leave from employment from March 2010 to April 2010. Ms. Byra received her B.S. in Accounting from Rutgers University in May 1991. Ms. Byra received her Certified Public Accountant designation in 2000.

     Robert S. Tull Jr. joined Factor Advisors LLC and the Managing Owner of the Funds, as the Chief Operating Officer of Factor Advisors LLC and the Managing Owner on August 16, 2010. Mr. Tull served as a consultant to Factor Advisors LLC and the Managing Owner beginning March 2010. Mr. Tull has been a principal of the Managing Owner since October 13, 2010. Prior to joining Factor and the Managing Owner, Mr. Tull served as the COO of

Old Mutual Global Index Trackers, an international long-term savings, protection and investment group based in London, from October 2009 to August 2010 where he was responsible for coordinating ’40 Act operations and product development between the U.S. and South Africa for the SEC registered investment manager.

     From October 2005 to March 2010, Mr. Tull was an independent consultant, partner and a Managing Director at MacroMarkets LLC, which creates various financial instruments. While at MacroMarkets, LLC, the issuer of MacroShares, Mr. Tull was responsible for the development of MacroShares. MacroShares were NYSE-Arca listed ’33 Act equities tied to the performance of WTI oil and residential real estate benchmarked to the S&P Case-Shiller indices. Mr. Tull also worked for certain third party clients of MacroMarkets, LLC including PFPC, a global custodian bank. Mr. Tull has also served from January 2007 to August 2008 on the mutual fund board of SPA ETFs, which was a provider of exchange traded funds, and has been an advisor since September 2006 to the management of the Blackhawk Capital Group BDC, Inc., a public company in New York established as a business development corporation providing angel investing to new startup companies.

     Factor Advisors, LLC is the sole member and a principal of the Managing Owner since November 13, 2009.

Fiduciary and Regulatory Duties of the Managing Owner

     The general fiduciary duties which would otherwise be imposed on the Managing Owner (which would make its operation of the Funds as described herein impracticable due to the strict prohibition imposed by such duties on, for example, conflicts of interest on behalf of a fiduciary in its dealings with its beneficiaries), are replaced by the terms of the Trust Agreements (to which terms all shareholders, by subscribing to the Shares, are deemed to consent).

     Each Trust Agreement provides that the Managing Owner and its affiliates will have no liability to each Fund or to any Shareholder for any loss suffered by any Fund arising out of any action or inaction of the Managing Owner or its affiliates or their respective directors, officers, shareholders, partners, members, managers or employees (the “Managing Owner Related Parties”) if the Managing Owner Related Parties, in good faith, determined that such course of conduct was in the best interests of each Fund, as applicable, and such course of conduct did not constitute fraud, gross negligence, bad faith or willful misconduct by the Managing Owner Related Parties. Each Fund has agreed to indemnify the Managing Owner Related Parties against any losses, judgment, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with their activities for each Fund, provided that the conduct resulting in the losses, judgment, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with their activities for each Fund for which indemnity is sought did not constitute fraud, gross negligence, bad faith, willful misconduct or a material breach of the Trust Agreements on the part of the Managing Owner Related Parties and was done in good faith and in a manner reasonably believed to be in the best interests of the Fund, as applicable.

     Under Delaware law, a beneficial owner of a statutory trust (such as a Shareholder of each Fund) may, under certain circumstances, institute legal action on behalf of himself and all other similarly situated beneficial owners (a “class action”) to recover for violations of fiduciary duties, or on behalf of a statutory trust (a “derivative action”) to recover damages from a third party where there has been a failure or refusal to institute proceedings to recover such damages. In addition, beneficial owners may have the right, subject to certain legal requirements, to bring class actions in federal court to enforce their rights under the federal securities laws and the rules and regulations promulgated thereunder by the Securities and Exchange Commission, or the SEC. Beneficial owners who have suffered losses in connection with the purchase or sale of their beneficial interests may be able to recover such losses from the Managing Owner where the losses result from a violation by the Managing Owner of the anti-fraud provisions of the federal securities laws.

     Under certain circumstances, Shareholders also have the right to institute a reparations proceeding before the CFTC against the Managing Owner (a registered commodity pool operator), the Commodity Broker (registered futures commission merchant), as well as those of their respective employees who are required to be registered under the Commodity Exchange Act, as amended, and the rules and regulations promulgated thereunder. Private rights of action are conferred by the Commodity Exchange Act, as amended. Investors in futures and in commodity pools may, therefore, invoke the protections provided thereunder.

     There are substantial and inherent conflicts of interest in the structure of each Fund. One of the purposes underlying the disclosures set forth in this Prospectus is to disclose to all prospective Shareholders these conflicts of interest so that the Managing Owner may have the opportunity to obtain investors’ informed consent to such conflicts. Prospective investors who are not willing to consent to the various conflicts of interest described under “Conflicts of Interest” and elsewhere should not invest in the Funds. The Managing Owner currently intends to raise such disclosures and consent as a defense in any proceeding brought seeking relief based on the existence of such conflicts of interest.

     The foregoing summary describing in general terms the remedies available to Shareholders under federal law is based on statutes, rules and decisions as of the date of this Prospectus. This is a rapidly developing and changing area of the law. Therefore, Shareholders who believe that they may have a legal cause of action against any of the foregoing parties should consult their own counsel as to their evaluation of the status of the applicable law at such time.

Ownership or Beneficial Interest in the Funds

     The Managing Owner expects to maintain an aggregate investment of $1,000 in each Fund. As of the date of this Prospectus, no principal has an ownership or beneficial interest in any Fund.

Management; Voting by Shareholders

     The Shareholders of each Fund take no part in the day-to-day management or control of, and have no voice in, the day-to-day operations or the business of such Fund. Shareholders, may, however, remove and replace the Managing Owner as the managing owner of the Funds by the affirmative vote of a majority of the outstanding Shares then owned by Shareholders (not including Shares held by the Managing Owner and its affiliates). The owners of a majority of the outstanding Shares then owned by Shareholders may also compel dissolution of the Funds. The owners of 30% of the outstanding Shares then owned by Shareholders have the right to call a meeting of the Shareholders.

     The Managing Owner has the right unilaterally to amend the Trust Agreement as it applies to any Fund, provided that the Shareholders have the right to vote only if expressly required under Delaware or federal law or rules or regulations of NYSE Arca, or if submitted to the Shareholders by the Managing

Owner in its sole discretion. No amendment affecting the Trustee shall be binding upon or effective against the Trustee unless consented to by the Trustee in writing.

Recognition of the Funds in Certain States

     A number of states do not have “statutory trust” statutes such as that under which the Funds have been formed in the State of Delaware. It is possible, although unlikely, that a court in such a state could hold that, due to the absence of any statutory provision to the contrary in such jurisdiction, the Shareholders, although entitled under Delaware law to the same limitation on personal liability as stockholders in a private corporation for profit organized under the laws of the State of Delaware, are not so entitled in such state. To protect Shareholders against any loss of limited liability, the Trust Agreements provide that no written obligation may be undertaken by any Fund unless such obligation is explicitly limited so as not to be enforceable against any Shareholder personally. Furthermore, each Fund indemnifies all its Shareholders against any liability that such Shareholders might incur in addition to that of a beneficial owner.

Possible Repayment of Distributions Received by Shareholders; Indemnification by Shareholders

     The Shares are limited liability investments; investors may not lose more than the amount that they invest plus any profits recognized on their investment. However, Shareholders of a Fund could be required, as a matter of bankruptcy law, to return to the estate of such Fund any distribution they received at a time when such Fund was in fact insolvent or in violation of the Trust Agreement. In addition, although the Managing Owner is not aware of this provision ever having been invoked in the case of any public futures fund, Shareholders of each Fund agree in the applicable Trust Agreement that they will indemnify such Fund for any harm suffered by it as a result of

  Shareholders’ actions unrelated to the business of such Fund, or taxes separately imposed on the Fund by any state, local or foreign taxing authority.

     The foregoing repayment of distributions and indemnity provisions (other than the provision for Shareholders of a Fund indemnifying such Fund for taxes imposed upon it by a state, local or foreign taxing authority, which is included only as a formality due to the fact that many states do not have business trust statutes so that the tax status of a Fund in such states might, theoretically, be challenged — although the Managing Owner is unaware of any instance in which this has actually occurred) are commonplace in statutory trusts and limited partnerships.

Shares Freely Transferable

     The Shares of each Fund will trade on NYSE Arca and provide institutional and retail investors with direct access to each Fund. The Shares of each Fund may be bought and sold on NYSE Arca like any other exchange-listed security.

Book-Entry Form

     Individual certificates will not be issued for the Shares. Instead, global certificates will be deposited with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the Shares outstanding at any time. Under each Fund’s Trust Agreement, Shareholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies, or DTC Participants, (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant, or Indirect Participants, and (3) those banks, brokers, dealers, trust companies and others who hold interests in the Shares through DTC Participants or Indirect Participants. The Shares are only transferable through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their Shares through DTC by instructing the DTC Participant holding their Shares (or by instructing the Indirect Participant or other entity through which their Shares are held) to transfer the Shares. Transfers are made in accordance with standard securities industry practice.

Reports to Shareholders

     The Managing Owner will furnish you with an annual report of each Fund in which you invested within 90 calendar days after the end of such Fund’s fiscal year as required by the rules and regulations of the CFTC, including, but not limited to, annual financial statements audited by independent registered public accountants and any other reports required by any other governmental authority that has jurisdiction over the activities of each Fund. Monthly account statements conforming to CFTC and NFA requirements will be posted on the Managing

Owner’s website at www.factorshares.net. Additional reports may be posted on the Managing Owner’s website in the discretion of the Managing Owner or as required by applicable regulatory authorities.

     You also will be provided with appropriate information to permit you to file your United States federal and state income tax returns (on a timely basis) with respect to your Shares. Tax information will be provided to Shareholders on Schedule K–1 for each calendar year as soon as practicable after the end of such taxable year.

     The Managing Owner will notify Shareholders of any change in the fees paid by the Funds or of any material changes to a Fund by filing with the SEC a supplement to this Prospectus and a Form 8-K, which will be publicly available at www.sec.gov and at the Managing Owner’s website at www.factorshares.net.

Net Asset Value

     Net asset value, in respect of a Fund, means the total assets of the applicable Fund including, but not limited to, all cash and cash equivalents or other debt securities less total liabilities of such Fund, each determined on the basis of generally accepted accounting principles in the United States, consistently applied under the accrual method of accounting. In particular, net asset value includes any unrealized profit or loss on open futures contracts, Financial Instruments (if any), and any other credit or debit accruing to a Fund but unpaid or not received by a Fund. Subject to the next paragraph, all open futures contracts traded on a United States exchange are calculated at their then current market value, which are based upon the settlement price for that particular futures contract traded on the applicable United States exchange on the date with respect to which net asset value is being determined; provided, that if a futures contract traded on a United States exchange could not be liquidated on such day, due to the operation of daily limits or other rules of the exchange upon which that position is traded or otherwise, the settlement price on the most recent day on which the position could have been liquidated will be the basis for determining the market value of such position for such day. Subject to the next paragraph, the current market value of all open futures contracts traded on a non-United States exchange, to the extent applicable, are based upon the settlement price for that particular futures contract traded on the applicable non-United States exchange on the date with respect to which net asset value is being determined; provided further, that if a futures contract traded on a non-United States exchange, to the extent applicable, could not be liquidated on such day, due to the operation of daily limits (if applicable) or other rules of the exchange upon which that position is traded or otherwise, the settlement price on the most recent day on which the position could have been liquidated will be the basis for determining the market value of such position for such day. The Managing Owner may in its discretion (and under extraordinary circumstances, including, but not limited to, periods during which a settlement price of a futures contract is not available due to exchange limit orders or force majeure type events such as systems failure, natural or man made disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance) value any asset of a Fund pursuant to such other principles as the Managing Owner deems fair and equitable so long as such principles are consistent with normal industry standards. Interest earned on any Fund’s futures brokerage account, if applicable, will be accrued at least monthly. The amount of any distribution will be a liability of such Fund from the day when the distribution is declared until it is paid.

     The NAV of each Fund is calculated as of the first to settle of the corresponding Index Futures Contracts, provided that no Fund will calculate its NAV after 4:00 p.m. (Eastern Time). For example, the futures exchanges on which the E-mini Standard and Poor’s 500 Stock Price Index™ Futures (Long Index Futures Contracts) and the 30-Year U.S. Treasury Bond Futures (Short Index Futures Contracts) of the FactorShares 2X: S&P500 Bull/TBond Bear fund settle at 4:15 p.m. (Eastern Time) and 3:00 p.m. (Eastern Time), respectively. Therefore, as detailed in the table below, the FactorShares 2X: S&P500 Bull/TBond Bear fund will calculate its NAV, or NAV Calculation Time, as of 3:00 p.m. (Eastern Time).

     Fund NAV Calculation Times (Eastern Time):

Fund	Long Futures Contract Invested by Each Fund: Settlement Time	Short Futures Contract Invested by Each Fund: Settlement Time	First to Settle / NAV Calculation Time
FactorShares 2X: S&P500 Bull/TBond Bear	E-mini Standard and Poor’s 500 Stock Price IndexTM Futures: 4:15 p.m.	30-Year U.S. Treasury Bond Futures: 3:00 p.m.	3:00 p.m.
FactorShares 2X: TBond Bull/S&P500 Bear	30-Year U.S. Treasury Bond Futures: 3:00 p.m.	E-mini Standard and Poor’s 500 Stock Price IndexTM Futures: 4:15 p.m.	3:00 p.m.
FactorShares 2X: S&P500 Bull/USD Bear	E-mini Standard and Poor’s 500 Stock Price IndexTM Futures: 4:15 p.m.	U.S. Dollar Index® Futures: 3:00 p.m.	3:00 p.m.
FactorShares 2X: Oil Bull/S&P500 Bear*	Light Sweet Crude Oil Futures: 2:30 p.m.	E-mini Standard and Poor’s 500 Stock Price IndexTM Futures: 4:15 p.m.	2:30 p.m.
FactorShares 2X: Gold Bull/S&P500 Bear*	Gold Futures: 1:30 p.m.	E-mini Standard and Poor’s 500 Stock Price IndexTM Futures: 4:15 p.m.	1:30 p.m.

     *Because the first to settle Index Futures Contracts for the FactorShares 2X: Oil Bull/S&P500 Bear and FactorShares 2X: Gold Bull/S&P500 Bear funds are each different than the first to settle Index Futures Contracts for the remaining Funds, the NAV Calculation Time for each of the FactorShares 2X: Oil Bull/S&P500 Bear and FactorShares 2X: Gold Bull/S&P500 Bear funds differ from the remaining Funds.

     A Fund’s daily NAV may reflect the closing settlement price and/or the last traded value just before the NAV Calculation Time, as applicable, for each of its Index Futures Contracts. A Fund’s daily NAV will reflect the closing settlement price for each of its Index Futures Contracts if an Index Futures Contract’s closing settlement price is determined at or just before the NAV Calculation Time. If the exchange on which a Fund’s Index Futures Contract does not determine the closing settlement price at or just before the NAV Calculation Time, then the last traded value for that Index Futures Contract up until (but excluding) the NAV Calculation Time will be reflected in the NAV.

     For example, the closing settlement price of the 30-Year U.S. Treasury Bond Futures occurs at or around 3:00 p.m. Eastern Time, or just before the NAV Calculation Time for the FactorShares 2X: S&P500 Bull/TBond Bear. Accordingly, the Index Futures Contract price used to determine the NAV for 30-Year U.S. Treasury Bond Futures positions held by the FactorShares 2X: S&P500 Bull/TBond Bear will be the corresponding closing settlement price of 30-Year U.S. Treasury Bond Futures. However, the closing settlement price for the E-mini Standard and Poor’s 500 Stock Price Index™ Futures is determined at or around 4:15 p.m. Eastern Time, which occurs 75 minutes after the NAV Calculation Time of FactorShares 2X: S&P500 Bull/TBond Bear. Therefore, the Index Futures Contract price used to determine the NAV for E-mini Standard and Poor’s 500 Stock Price Index™ Futures positions held by the FactorShares 2X: S&P500 Bull/TBond Bear will be the last traded value for the E-mini Standard and Poor’s 500 Stock Price Index™ Futures up until (but excluding) 3:00 p.m. Eastern Time.

     There can be no guarantee that the time difference between a Fund’s NAV Calculation Time and the actual time for an Index Futures Contract’s last traded value prior to the NAV Calculation Time will be immaterial.

     In calculating the net asset value of a Fund, the settlement value of a Financial Instrument is determined by applying the terms as provided under the applicable Financial Instrument. However, in the event that an underlying Index Futures Contract is not trading due to the operation of daily limits or otherwise, the Managing Owner may in its sole discretion choose to value the Fund’s Financial Instruments on a fair value basis in order to calculate the Fund’s net asset value.

     Net asset value per Fund Share, in respect of a Fund, is the net asset value of the Fund divided by the number of its outstanding Fund Shares.

Termination Events

     A Fund will dissolve at any time upon the happening of any of the following events:

  The filing of a certificate of dissolution or revocation of the Managing Owner’s charter (and the expiration of 90 days after the date of notice to the Managing Owner of revocation without a reinstatement of its charter) or upon the withdrawal, removal, adjudication or admission of bankruptcy or insolvency of the Managing Owner, or an event of withdrawal unless (i) at the time there is at least one remaining managing owner and that remaining managing owner carries on the business of the Fund or (ii) within 90 days of such event of withdrawal all the remaining Shareholders agree in writing to continue the business of the Fund and to select, effective as of the date of such event, one or more successor managing owners. If the Fund is dissolved as the result of an event of withdrawal and a failure of all remaining Shareholders to continue the business of the Fund and to appoint a successor managing owner as provided above within 120 days of such event of withdrawal, Shareholders holding Shares representing at least a majority (over 50%) of the net asset value of the Fund (not including Shares held by the Managing Owner and its affiliates) may elect to continue the business of the Fund by forming a new statutory trust, or reconstituted trust, on the same terms and provisions as set forth in the Trust Agreement. Any such election must also provide for the election of a managing owner to the reconstituted trust. If such an election is made, all Shareholders of the Fund will be bound thereby and continue as Shareholders of the reconstituted trust.

  The occurrence of any event which would make unlawful the continued existence of a Fund, as the case may be.

  In the event of the suspension, revocation or termination of the Managing Owner’s registration as a commodity pool operator under the CEAct, or membership with the NFA (if, in either case, such registration is required under the CEAct or the rules promulgated thereunder) unless at the time there is at least one remaining managing owner whose registration or membership has not been suspended, revoked or terminated.

  A Fund, as the case may be, becomes insolvent or bankrupt.

  The Shareholders holding Shares representing at least a majority (over 50%) of the net asset value (which excludes the Shares of the Managing Owner) vote to dissolve a Fund, notice of which is sent to the Managing Owner not less than ninety (90) days prior to the effective date of termination.

  The determination of the Managing Owner that the aggregate net assets of a Fund in relation to the operating expenses of such Fund make it unreasonable or imprudent to continue the business of such Fund, or, in the exercise of its reasonable discretion, the determination by the Managing Owner to dissolve the Fund because the aggregate net asset value of the Fund as of the close of business on any business day declines below $10 million.

  A Fund is required to be registered as an investment company under the Investment Company Act of 1940.

  DTC is unable or unwilling to continue to perform its functions, and a comparable replacement is unavailable.

  The Managing Owner determines to dissolve the Fund for any reason or no reason.

DISTRIBUTIONS

     Each Fund will make distributions at the discretion of the Managing Owner. To the extent that a Fund’s actual and projected interest income from its holdings of 3-month U.S. Treasury bills and other high credit quality short-term fixed income securities exceeds the actual and projected fees and expenses of such Fund, the Managing Owner expects periodically to make distributions of the amount of such excess. The Funds currently do not expect to make distributions with respect to capital gains. Depending on the applicable Fund’s performance for the taxable year and your own tax situation for such year, your income tax liability for the taxable year for your allocable share of such Fund’s net ordinary income or loss and capital gain or loss may exceed any distributions you receive with respect to such year.

THE ADMINISTRATOR, TRANSFER AGENT AND CUSTODIAN

     Each Fund has appointed State Street Bank and Trust Company, or State Street, a Massachusetts trust company, as the administrator of each Fund, or the Administrator, and has entered into an Administration Agreement in connection therewith.

     State Street is a participant in DTC and any successor service provider to State Street must be a participant in DTC or such other securities depository as will then be acting.

     The Funds have appointed State Street as the transfer agent of each Fund, or the Transfer Agent, and has entered into a Transfer Agency and Service Agreement in connection therewith.

     Pursuant to the Transfer Agency and Service Agreement between each Fund and the Transfer Agent, the Transfer Agent serves as each Fund’s transfer agent, dividend disbursing agent, and agent in connection with certain other activities as provided under the Transfer Agency and Service Agreement.

     The Funds have appointed State Street as the custodian of each Fund, or the Custodian, and has entered into a Custodian Agreement in connection therewith.

     Pursuant to the Custodian Agreement between the Fund and the Custodian, or Custodian Agreement, the Custodian serves as custodian of all of each Fund’s securities and cash at any time delivered to Custodian during the term of the Custodian Agreement and has authorized the Custodian to hold its securities in registered form in its name or the name of its nominees. The Custodian has established and will maintain one or more securities accounts and cash accounts pursuant to the Custodian Agreement. The Custodian will maintain books and records segregating the assets.

     The monthly fees for administrative and custody services are up to 0.0475% per annum of the average net assets per Fund up to $200 million and 0.0225% thereafter, subject to an annual minimum fee of $60,000 per Fund. Additionally, each Fund may pay the Transfer Agent approximately $13,500 per annum plus several additional and de minimis fees, as applicable.

     In connection with orders to create and redeem one or more Baskets, an Authorized Participant is required to pay a transaction fee, or AP Transaction Fee, of $500 per order, of which $50 goes directly to the Custodian and $450 goes to the applicable Fund and will be recorded as other income. The AP Transaction Fees are paid by the Authorized Participants and not by any Fund. See “Creation and Redemption of Shares – AP Transaction Fee.”

     State Street maintains certain records for the Funds as disclosed in the “Principal Office; Location of Records” section.

     State Street and any of its affiliates may from time-to-time purchase or sell Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion but have no obligation to do so.

     A summary of the material terms of the Administration Agreement, the Transfer Agency and Service Agreement, and the Custodian Agreement is disclosed in the “Material Contracts” section. Such summaries are qualified in their entirety by reference to the full agreements which are available on the SEC’s website at www.sec.gov.

     Each Fund is expected to retain the services of one or more additional service providers to assist with certain tax reporting requirements of each Fund and its Shareholders.

THE DISTRIBUTOR

     Each Fund has appointed Foreside Fund Services, LLC as the Distributor to assist the Managing Owner and the Funds with certain functions and duties relating to distribution, compliance of sales and marketing materials, and certain regulatory compliance matters. The Distributor will not open or maintain customer accounts or handle orders from the investing public for each Fund.

     Information regarding the names of the parties that have executed a Participant Agreement may be obtained from the Distributor by calling the following telephone number: (866) 543-5199.

     The Distributor will retain marketing materials separately for each Fund, at c/o Foreside Fund Services, LLC, Three Canal Plaza, Portland, ME 04101; telephone number (866) 543-5199. The Managing Owner, on behalf of each Fund, has entered into a Distribution Services Agreement with the Distributor.

     Each Fund will pay the Distributor for performing its duties on behalf of each Fund as provided under the Distribution Services Agreement. In addition, the Managing Owner will compensate the Distributor for registering certain employees of the Managing Owner in order for them to assist in marketing the Funds. The Distributor will be paid an annual fee of up to $12,000 per Fund and a monthly fee of up to 0.005% per annum of each Fund’s average monthly net asset value.

     The Distributor is not a sponsor or promoter of any of the Funds and has no responsibility for the performance of any of the Funds or the decisions made or actions taken by the Managing Owner.

     “888” Number for Investors

     Investors may contact the Managing Owner toll free in the U.S. at (888) 628-3180.

     THE SECURITIES DEPOSITORY; BOOK-ENTRY-ONLY SYSTEM; GLOBAL SECURITY

     DTC acts as securities depository for the Shares. DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of section 17A of the Exchange Act. DTC was created to hold securities of DTC Participants and to facilitate the clearance and settlement of transactions in such securities among the DTC Participants through electronic book-entry changes. This eliminates the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own DTC. Access to the DTC system is also available to others such as banks, brokers, dealers, trust companies and clearing corporations that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. DTC has agreed to administer its book-entry system in accordance with its rules and by-laws and the requirements of law.

     Individual certificates will not be issued for the Shares. Instead, global certificates are signed by the Managing Owner on behalf of each Fund, registered in the name of Cede & Co., as nominee for DTC, and deposited with DTC. The global certificates evidence all of the Shares of each Fund outstanding at any time. The representations, undertakings and agreements made on the part of each Fund in the global certificates are made and intended for the purpose of binding only the applicable Fund and not the Trustee or the Managing Owner individually.

     Upon the settlement date of any creation, transfer or redemption of Shares, DTC credits or debits, on its book-entry registration and transfer system, the amount of the Shares so created, transferred or redeemed to the accounts of the appropriate DTC Participants. The Managing Owner and the Authorized Participants designate the accounts to be credited and charged in the case of creation or redemption of Shares.

     Beneficial ownership of the Shares is limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants. Owners of beneficial interests in the Shares is shown on, and the transfer of ownership is effected only through, records maintained by DTC (with respect to DTC Participants), the records of DTC Participants (with respect to Indirect Participants), and the records of Indirect Participants (with respect to Shareholders that are not DTC Participants or Indirect Participants). Shareholders are expected to receive from or through the DTC Participant maintaining the account through which the Shareholder has purchased their Shares a written confirmation relating to such purchase.

     Shareholders that are not DTC Participants may transfer the Shares through DTC by instructing the DTC Participant or Indirect Participant through which the Shareholders hold their Shares to transfer the Shares. Shareholders that are DTC Participants may transfer the Shares by instructing DTC in accordance with the rules of DTC. Transfers are made in accordance with standard securities industry practice.

     DTC may decide to discontinue providing its service with respect to Baskets and/or the Shares of each Fund by giving notice to the Managing Owner. Under such circumstances, the Managing Owner will either find a replacement for DTC to perform its functions at a comparable cost or, if a replacement is unavailable, terminate such Fund.

     The rights of the Shareholders generally must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of DTC. Because the Shares can only be held in book-entry form through DTC and DTC Participants, investors must rely on DTC, DTC Participants and any other financial intermediary through which they hold the Shares to receive the benefits and exercise the rights described in this section. Investors should consult with their broker or financial institution to find out about procedures and requirements for securities held in book-entry form through DTC.

SHARE SPLITS

     If the Managing Owner believes that the per Share price of a Fund in the secondary market has fallen outside a desirable trading price range, the Managing Owner may declare a split or reverse split in the number of Shares outstanding and to make a corresponding change in the number of Shares of such Fund constituting a Basket.

MATERIAL CONTRACTS

     Brokerage Agreement

     Interactive Brokers LLC will serve as each Fund’s commodity broker, which we refer to as the Commodity Broker. Pursuant to the Brokerage Agreement, the Commodity Broker will provide execution services, settlement and carrying services, portfolio management services and other related services for each Fund as agreed in writing from time-to-time.

     The Brokerage Agreement will continue in effect from commencement of trading operations unless terminated. The Commodity Broker may terminate the Brokerage Agreement or its services to a Fund at any time. A Fund may close its account upon notice to the Commodity Broker electronically through the Commodity Broker’s website, but only after all positions are closed and all other requirements specified on the Commodity Broker’s website regarding account closure are satisfied.

     Pursuant to the Brokerage Agreement, each Fund accepts the Commodity Broker’s computer system “as is,” and without warranties, express or implied, including, but not limited to, the implied warranties of merchantability or fitness for a particular use, purpose or application; timeliness; freedom from interruption; or any implied warranties arising from trade usage, course of dealing or course of performance. Under no circumstances will a party be liable for any punitive, indirect, incidental, special or consequential loss or damages, including loss of business, profits or goodwill. The Commodity Broker will not be liable to a Fund by reason of delays or interruptions of service or transmissions, or failures of performance of the Commodity Broker’s computer system, regardless of cause, including, but not limited to, those caused by hardware or software malfunction; governmental, exchange or other regulatory action; acts of god; war, terrorism, or the Commodity Broker’s intentional acts. There may be delays or interruptions in the use of the Commodity Broker’s computer system, including, for example, those caused intentionally by the Commodity Broker for purposes of servicing the computer system.

     In no event will the Commodity Broker’s liability, regardless of the form of action and damages suffered by each Fund, exceed the aggregate commissions paid by each Fund to the Commodity Broker over the six (6) months prior to the event giving rise to each Fund’s claim.

     The Commodity Broker is not liable for any action or decision of any exchange, market, dealer, clearinghouse or regulator. Reliance on quotes, data or other information accessible through the Commodity Broker is at a Fund’s own risk. In no event will the Commodity Broker or the providers of such information be liable for consequential, incidental, special or indirect damages arising from use of the information.

     Absent fraud or willful misconduct, the Managing Owner will not have any liability for any of the Funds’ obligations, duties or liabilities under the Brokerage Agreement, and the Commodity Broker irrevocably waives any recourse under the Brokerage Agreement against the Managing Owner for liabilities of the Funds themselves. Notwithstanding, the Commodity Broker does not waive its rights to enforce any liabilities of the Managing Owner that may arise based on the Managing Owner’s conduct or legal obligations toward the Commodity Broker.

     Administration Agreement

     State Street Bank and Trust Company will serve as each Fund’s Administrator. Pursuant to the Administration Agreement by and between each Fund and the Administrator, the Administrator will, among other matters, coordinate the audit of each Fund’s annual financial statements, prepare certain regulatory filings and prepare annual expense budgets and certain performance information.

     The Administration Agreement will continue in effect from the commencement of trading operations unless terminated by either party on ninety (90) days’ prior written notice.

     The Administrator will have no liability in respect of any loss, damage or expense suffered by the Funds insofar as such loss, damage or expense arises from the performance of the Administrator’s duties under the Administration Agreement in reliance upon records that were maintained for a Fund by entities other than the Administrator prior to the Administrator’s appointment as administrator for such Fund. The Administrator will have no liability for any error of judgment or mistake of law or for any loss or damage resulting from the performance or nonperformance of its duties under the Administration Agreement unless solely caused by or resulting from the bad faith, negligence or willful misconduct of the Administrator, its officers or employees. The Administrator will not be liable for any special, indirect, incidental, punitive or consequential damages, including lost profits, of any kind whatsoever (including, without limitation, attorneys’ fees) under any provision of the Administration Agreement or for any such damages arising out of any act or failure to act under the Administration Agreement, each of which is hereby excluded by agreement of the parties regardless of whether such damages were foreseeable or whether either party or any entity had been advised of the possibility of such damages.

     The Administrator will not be responsible or liable for any failure or delay in performance of its obligations under the Administration Agreement arising out of or caused, directly or indirectly, by circumstances beyond its control, including without limitation, work stoppage, power or other mechanical failure, computer virus, natural disaster, governmental action or communication disruption.

     Each Fund will indemnify and hold the Administrator and its directors, officers, employees and agents harmless from all loss, cost, damage and expense, including reasonable fees and expenses for counsel, incurred by the Administrator resulting from any claim, demand, action or suit in connection with the Administrator’s acceptance of the Administration Agreement, any action or omission by it in the performance of its duties under the Administration Agreement, or as a result of acting upon any instructions reasonably believed by it to have been duly authorized by a Fund or upon reasonable reliance on information or records given or made by a Fund or the Managing Owner, provided that this indemnification will not apply to actions or omissions of the Administrator, its officers or employees in cases of its or their own gross negligence or willful misconduct.

     In any event, the Administrator’s cumulative liability limit with respect to each Fund is the amount of the total annual compensation earned by and fees payable to the Administrator with respect to each Fund during the calendar year immediately prior to the year in which the event giving rise to the liability has occurred.

     Custodian Agreement

     State Street Bank and Trust Company will serve as each Fund’s custodian, which we refer to as the Custodian. Pursuant to the Custodian Agreement, each Fund employs the Custodian as the custodian of its assets, including securities which each Fund desires to be held in places within the United States, including securities issued by the United States and securities it desires to be held outside the United States, and has authorized the Custodian to hold its securities in registered form in its name or the name of its nominees. The Custodian will establish and will maintain a segregated account or accounts for and on behalf of each applicable Fund, into which account or accounts may be transferred cash and/or securities. The Custodian will keep the books of account and/or compute the net asset value per Share of the outstanding Shares of each Fund. The Custodian will create and maintain all records relating to its activities and obligations under the Custodian Agreement. The Custodian will from time-to-time employ one or more sub-custodians.

     The Custodian Agreement will remain in full force and effect for an initial term ending August 10, 2013. After the expiration of the initial term, the Custodian Agreement will automatically renew for successive one-year terms unless a written notice of non-renewal is delivered by the non-renewing party no later than ninety (90) days prior to the expiration of the initial term or any renewal term, as the case may be.

     During the initial term and thereafter, either party may terminate the Custodian Agreement:

     (i) in the event of the other party’s material breach of a material provision of the Custodian Agreement that the other party has either failed to (a) cure or (b) establish a remedial plan to cure that is reasonably acceptable, within sixty (60) days’ written notice of such breach, or

     (ii) in the event of the appointment of a conservator or receiver for the other party or upon the happening of a like event to the other party at the direction of an appropriate agency or court of competent jurisdiction.

     Upon termination of the Custodian Agreement pursuant to the terms above with respect to any Fund, the applicable Fund will pay the Custodian its compensation due and will reimburse the Custodian for its commercially reasonable costs, expenses and disbursements.

     The Custodian will not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to the Custodian Agreement and will be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties, including any futures commission merchant acting pursuant to the terms of a three party futures or options agreement. The Custodian will be held to the exercise of reasonable care in carrying out the provisions of the Custodian Agreement, but will be kept indemnified by and will be without liability to any Fund for any action taken or omitted by it in good faith without negligence, including, without limitation, acting in accordance with any proper instruction from the applicable Fund. The Custodian will be entitled to rely on and may act upon advice of counsel (who may be counsel for the Managing Owner) on all matters, and will be without liability for any action reasonably taken or omitted pursuant to such advice. The Custodian will be entitled to rely upon, and will have no duty of inquiry with respect to, the accuracy of any representation or warranty given to it by any Fund and will be without liability for any action reasonably taken or omitted by it in reliance thereon. The Custodian will have no responsibility and will be without liability for any loss, liability, claim or expense resulting from or caused by its reliance on any information, records, reports or other data that is or was prepared or maintained for any Fund by any person other than the Custodian.

     Except as may arise from the Custodian's negligence or willful misconduct, the Custodian will be without liability to any Fund for any loss, liability, claim or expense resulting from or caused by:

     (i) events or circumstances beyond the reasonable control of the Custodian or any sub-custodian, a clearing agency acting as a securities depository, a book-entry system or any agent or nominee of any of the foregoing, including, without limitation, nationalization or expropriation, imposition of currency controls or restrictions, the interruption, suspension or restriction of trading on or the closure of any securities market, power or other mechanical or technological failures or interruptions, computer viruses or communications disruptions, acts of war or terrorism, riots, revolutions, work stoppages, natural disasters or other similar events or acts;

     (ii) errors by any Fund, the Managing Owner or any other third-party agent of any Fund in their respective instructions to the Custodian, provided these instructions have been in accordance with the Custodian Agreement;

     (iii) the insolvency of or acts or omissions by a clearing agency acting as a securities depository or a book-entry system;

     (iv) any delay or failure of any broker, agent or intermediary, central bank or other commercially prevalent payment or clearing system to deliver to the Custodian's sub-custodian or agent securities purchased or in the remittance or payment made in connection with securities sold;

     (v) any delay or failure of any company, corporation, or other body in charge or registering or transferring securities in the name of the Custodian, any Fund, the Custodian's sub-custodians, nominees or agents or any consequential losses arising out of such delay or failure to transfer such securities including non-receipt of bonus, dividends and rights and other accretions or benefits;

     (vi) delays or inability to perform its duties due to any disorder in market infrastructure with respect to any particular security, clearing agency acting as a securities depository or book-entry system; and

     (vii) any provision of any present or future law or regulation or order of the United States of America, or any state thereof, or any other country, or political subdivision thereof or of any court of competent jurisdiction.

     Transfer Agency and Service Agreement

     State Street Bank and Trust Company will serve as each Fund’s Transfer Agent. Pursuant to the Transfer Agency and Service Agreement between each Fund and the Transfer Agent, the Transfer Agent will serve as each Fund’s transfer agent, dividend disbursing agent, and agent in connection with certain other activities as provided under the Transfer Agency and Service Agreement.

     The Transfer Agency and Service Agreement will continue in effect from the commencement of trading operations unless terminated by either party on ninety (90) days’ prior written notice.

     The Transfer Agent will at all times act in good faith in its performance of all services performed under the Transfer Agency and Service Agreement,

but assumes no responsibility and will not be liable for loss or damage due to errors, including encoding and payment processing errors, unless said errors are caused by its negligence, bad faith, or willful misconduct or that of its employees, agents or subcontractors. In no event will the Transfer Agent be liable for special, indirect or consequential damages, regardless of the form of action and even if the same were foreseeable.

     The Transfer Agent will not be responsible for, and each Fund will indemnify and hold the Transfer Agent harmless from and against, any and all losses, damages, costs, charges, reasonable counsel fees (including the defense of any lawsuit in which the Transfer Agent or affiliate is a named party), payments, reasonable expenses and liability arising out of or attributable to:

     (i) all actions of the Transfer Agent or its agents or subcontractors required to be taken pursuant to the Transfer Agency and Service Agreement, provided that such actions are taken in good faith and without gross negligence or willful misconduct;

     (ii) a Fund’s breach of any representation, warranty or covenant of such Fund under the Transfer Agency and Service Agreement;

     (iii) a Fund’s lack of good faith, negligence or willful misconduct;

     (iv) the reliance upon, and any subsequent use of or action taken or omitted, by the Transfer Agent, or its agents or subcontractors on: (a) any information, records, documents, data, stock certificates or services, which are received by the Transfer Agent or its agents or subcontractors by machine readable input, facsimile, CRT data entry, electronic instructions or other similar means authorized by a Fund, and which have been prepared, maintained or performed by a Fund or any other person or firm on behalf of such Fund, including but not limited to any broker-dealer or previous transfer agent; (b) any instructions or requests of a Fund or any of its officers, employees, agents or subcontractors; (c) any instructions or opinions of legal counsel to a Fund with respect to any matter arising in connection with the services to be performed by the

Transfer Agent under the Transfer Agency and Service Agreement which are provided to the Transfer Agent after consultation with such legal counsel; or (d) any paper or document, reasonably believed to be genuine, authentic, or signed by the proper person or persons;

     (v) the offer or sale of Baskets in violation of federal or state securities laws or regulations requiring that such Baskets be registered, or in violation of any stop order or other determination or ruling by any federal or state agency with respect to the offer or sale of such Baskets;

     (vi) the negotiation and processing of any checks, wires and ACH transmissions, including without limitation, for deposit into, or credit to, a Fund’s demand deposit accounts maintained by the Transfer Agent;

     (vii) all actions relating to the transmission of Basket or Authorized Participant data through the NSCC clearing systems, if applicable; and

     (viii) any tax obligations under the tax laws of any country or of any state or political subdivision thereof, including taxes, withholding and reporting requirements, claims for exemption and refund, additions for late payment, interest, penalties and other expenses (including legal expenses) that may be assessed, imposed or charged against the Transfer Agent as transfer agent under the Transfer Agency and Service Agreement.

     In any event, the Transfer Agent’s cumulative liability limit with respect to each Fund is the amount of the total annual compensation earned by the Transfer Agent with respect to each Fund during the calendar year immediately prior to the year in which the event giving rise to the liability has occurred.

     Distribution Services Agreement

     Foreside Fund Services, LLC will serve as the exclusive distributor, or the Distributor, for each Fund. Pursuant to the Distribution Services Agreement, the Distributor acts as agent of each Fund and works with the Custodian in connection with the receipt and processing of all orders for purchases and redemptions of Baskets in the continuous distribution of Baskets of each Fund. The Distributor will review, approve and file, as appropriate, all sales and marketing materials for compliance with applicable securities laws and regulations for each Fund. The Distributor will also perform other services relating to distribution, sales and marketing materials compliance, and certain regulatory compliance matters described in the Distribution Services Agreement and such additional services as may be agreed to with the Managing Owner from time-to-time.

     The term of the Distribution Services Agreement will be two years from its effective date, and thereafter from year to year, provided that each continuance is approved annually by the Managing Owner. The Distribution Services Agreement may be terminated at any time, without the payment of any penalty, as to each individual Fund by the Managing Owner or by the Distributor, on at least sixty (60) days’ prior written notice. The Distribution Services Agreement will automatically terminate without the payment of any penalty in the event of its assignment.

     Each Fund will indemnify and hold harmless the Distributor, its affiliates and each of their respective directors, officers and employees and agents and any person who controls the Distributor against any loss, liability, claim, damages or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damages or expense and reasonable counsel fees incurred in connection therewith) arising out of or based upon:

     (i) the Distributor providing services to a Fund pursuant to the Distribution Services Agreement;

     (ii) any claim that the Registration Statement, Prospectus, product description, shareholder reports, sales literature and advertisements specifically approved by each Fund and the Managing Owner or other information filed or made public by any Fund (as from time-to-time amended) included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein (and in the case of the Prospectus and product description, in light of the circumstances under which they were made) not misleading under the Securities Act, or any other statute or the common law;

     (iii) the breach by a Fund of any obligation, representation or warranty contained in the Distribution Services Agreement; or

     (iv) a Fund’s failure to comply in any material respect with applicable securities or commodities laws.

     Each Fund will not indemnify the Distributor or hold it harmless to the extent that the statement or omission was made in reliance upon, and in conformity with, information furnished to the Funds by or on behalf of the Distributor. Each Fund will also not indemnify any of the Distributor, its officers, employees, agents or directors or these control persons with respect to any untrue statement or omission made in the Registration Statement, Prospectus or product description that is subsequently corrected in such document (or an amendment thereof or supplement thereto) if a copy of the Prospectus (or such amendment or supplement) was not sent or given to the person asserting any such loss, liability, claim, damage or expense at or before the written confirmation to such person in any case where such delivery is required by the Securities Act and the applicable Fund had notified the Distributor of the amendment or supplement prior to the sending of the confirmation.

     In no case:

     (i) is the indemnity of the Funds in favor of any of the Distributor, its officers, employees, agents or directors or such control persons to be deemed to protect any of the Distributor, its officers, employees, agents or directors or such control persons against any liability to the Funds or their respective shareholders to which any of the Distributor, its officers, employees, agents or directors or such control persons would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations under the Distribution Services Agreement, or

     (ii) are the Funds to be liable under the indemnity agreement contained in the Distribution Services Agreement with respect to any claim made against any of the Distributor, its officers, employees, agents or directors or these control persons unless any of the Distributor, its officers, employees, agents or directors or these control persons will have pursuant to the Distribution Services Agreement notified the applicable Fund in writing of the claim at its principal offices in New York, New York within a reasonable time after the summons or other first written notification giving information of the nature of the claim will have been served upon any of the Distributor, its officers, employees, agents or directors or such control persons (or after any of the Distributor, its officers, employees, agents or directors or such control persons will have received notice of service on any designated agent).

     Failure to notify the Funds of any claim will not relieve the applicable Fund from any liability that it may have to any of the Distributor, its officers, employees, agents or directors or these control persons against whom such action is brought unless failure or delay to so notify the applicable Fund prejudices such Fund’s ability to defend against such claim. The Funds will be entitled to participate at their own expense in the defense, or, if they so elect, to assume the defense of any suit brought to enforce any claims, but if the Funds elect to assume the defense, the defense will be conducted by counsel chosen by the Funds and satisfactory to any of the Distributor, its officers, employees, agents or directors or these control persons, defendant or defendants in the suit. In the event the Funds elect to assume the defense of any suit and retain counsel, any of the Distributor, its officers, employees, agents or directors or such control persons, defendant or defendants in the suit, will bear the fees and expenses of any additional counsel retained by them. If the Funds do not elect to assume the defense of any suit, they will reimburse any of the Distributor, its officers, employees, agents or directors or these control persons, defendant or defendants in the suit, for the reasonable fees and expenses of any counsel retained by them. The Funds agree to notify the Distributor promptly of the commencement of any litigation or proceedings against them or any of their officers or the Managing Owner in connection with the issuance or sale of any of the Baskets or the Shares.

     No indemnified party will settle any claim against it for which it intends to seek indemnification from the indemnifying party, under the indemnification terms of the Distribution Services Agreement, without prior written notice to and consent from the indemnifying party, which consent will not be unreasonably withheld. No indemnified or indemnifying party will settle any claim unless the settlement contains a full release of liability with respect to the other party in respect of such action.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

     The following discussion describes the material U.S. federal (and certain state and local) income tax considerations associated with the purchase, ownership and disposition of Shares as of the date hereof by U.S. Shareholders (as defined below) and non-U.S. Shareholders (as defined below). Except where noted, this discussion deals only with Shares held as capital assets by Shareholders who acquired Shares by purchase and does not address special situations, such as those of:

  dealers in securities, commodities or currencies;

  financial institutions;

  regulated investment companies (“RICs”), other than the status of the Funds as qualified publicly traded partnerships (“qualified PTPs”) within the meaning of the Code;

  real estate investment trusts;

  tax-exempt organizations;

  insurance companies;

  persons holding Shares as a part of a hedging, integrated or conversion transaction or a straddle;

  traders in securities or commodities that elect to use a mark-to-market method of accounting for their securities or commodities holdings; or

  persons liable for alternative minimum tax.

     Furthermore, the discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Regulations promulgated thereunder (the “Regulations”), and administrative and judicial interpretations thereof, all as of the date hereof, and such authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those described below.

     A “U.S. Shareholder” means a beneficial owner of Shares that is for U.S. federal income tax purposes:

  an individual citizen or resident of the United States;

  a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

  a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of such trust or (2) has a valid election in effect under applicable Regulations to be treated as a U.S. person.

     A “non-U.S. Shareholder” means a beneficial owner of Shares that is not a U.S. Shareholder.

     If a partnership or other entity or arrangement classified as a partnership for U.S. federal income tax purposes holds Shares, the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership holding Shares, we urge you to consult your own tax adviser.

     No statutory, administrative or judicial authority directly addresses the treatment of Shares or instruments similar to Shares for U.S. federal income tax purposes. As a result, we cannot assure you that the United States Internal Revenue Service (the “IRS”) or the courts will agree with the tax consequences described herein. A different treatment from that described below could adversely affect the amount, timing and character of income, gain, loss or deduction in respect of an investment in the Shares. If you are considering the purchase of Shares, we urge you to consult your own tax adviser concerning the particular U.S. federal income tax consequences to you of the purchase, ownership and disposition of Shares, as well as any consequences to you arising under the laws of any other taxing jurisdiction.

Status of the Funds

     Under current law and assuming full compliance with the terms of the Trust Agreement and applicable law (and other relevant documents), in the opinion of Sidley Austin LLP, each Fund will be classified as a partnership for U.S. federal income tax purposes. Accordingly, subject to the discussion below regarding publicly traded partnerships, none of the Funds will be a taxable entity for U.S. federal income tax purposes and none of the Funds will incur U.S. federal income tax liability.

Special Rules for Publicly Traded Partnerships

     A partnership is not a taxable entity and incurs no U.S. federal income tax liability. Section 7704 of the Code provides that publicly traded partnerships will, as a general rule, be taxed as corporations. However, an exception exists with respect to publicly traded partnerships of which 90% or more of the gross income during each taxable year consists of “qualifying income” within the meaning of Section 7704(d) of the Code (the “qualifying income exception”). Qualifying income includes dividends, interest, capital gains from the sale or other disposition of stocks and debt instruments and, in the case of a partnership (such as each Fund) a principal activity of which is the buying and selling of commodities or futures contracts with respect to commodities, income and gains derived from commodities or futures contracts with respect to commodities. Each Fund anticipates that at least 90% of its gross income for each taxable year will constitute qualifying income within the meaning of Section 7704(d) of the Code.

     There can be no assurance that the IRS will not assert that a Fund should be treated as a publicly traded partnership taxable as a corporation. No ruling has been or will be sought from the IRS, and the IRS has made no determination as to the status of any Fund for U.S. federal income tax purposes or whether any Fund’s operations generate “qualifying income” under Section 7704(d) of the Code. Whether a Fund will continue to meet the qualifying income exception is a matter that will be determined by the Fund’s operations and the facts existing at the time of future determinations. However, each Fund’s Managing Owner will use its reasonable efforts to cause each Fund to operate in such manner as is necessary for the Fund to meet the qualifying income exception.

     If a Fund were taxable as a corporation in any taxable year, either as a result of a failure to meet the qualifying income exception described above or otherwise, the Fund’s items of income, gain, loss and deduction would be reflected only on its tax return rather than being passed through to the Shareholders in the Fund, and the Fund’s net income would be taxed to it at the income tax rates applicable to domestic corporations. In addition, if a Fund were taxable as a corporation, any distribution made by the Fund to a Shareholder would be treated as taxable dividend income, to the extent of the Fund’s current or accumulated earnings and profits, or, in the absence of current and accumulated earnings and profits, as a nontaxable return of capital to the extent of the Shareholder’s tax basis in its Shares, or as taxable capital gain, after the Shareholder’s tax basis in its Shares is reduced to zero. Taxation of a Fund as a corporation could result in a material reduction in a Shareholder’s cash flow and after-tax return and thus could result in a substantial reduction of the value of the Shares in the Fund.

     The discussion below is based on Sidley Austin LLP’s opinion that each Fund will be classified as a partnership for U.S. federal income tax purposes that is not subject to corporate income tax for U.S. federal income tax purposes.

U.S. Shareholders

     Treatment of Fund Income

     A partnership does not incur U.S. federal income tax liability. Instead, each partner of a partnership is required to take into account its share of items of income, gain, loss, deduction and other items of the partnership. Accordingly, each Shareholder in a Fund will be required to include in income its allocable share of the Fund’s income, gain, loss, deduction and other items for the Fund’s taxable year ending with or within its taxable year. In computing a partner’s U.S. federal income tax liability, the items must be included, regardless of whether cash distributions are made by the partnership. Thus, Shareholders in a Fund may be required to take into account taxable income without a corresponding current receipt of cash if the Fund generates taxable income but does not make cash distributions in an amount equal to the taxable income, or if the Shareholder is not able to deduct, in whole or in part, the Shareholder’s allocable share of the Fund’s expenses or capital losses. Each Fund’s taxable year will end on December 31 unless otherwise required by law. Each Fund will use the accrual method of accounting.

     Shareholders in a Fund will take into account their share of ordinary income realized by the Fund from accruals of interest on United States Treasury securities held in the Fund’s portfolio. Each Fund may hold United States Treasury securities or other debt instruments with “acquisition discount” or “original issue discount”, in which case Shareholders in the Fund will be required to include accrued amounts in taxable income on a current basis even though receipt of those amounts may occur in a subsequent year. Each Fund may also acquire debt instruments with “market discount.” Upon disposition of market discount obligations, gain will generally be required to be treated as interest income to the extent of the market discount and Shareholders in a Fund will be required to include as ordinary income their share of the market discount that accrued during the period the obligations were held by the Fund.

     It is expected that the Funds’ investments in the Index Futures Contracts will be Section 1256 Contracts. The Code generally applies a “mark-to-market” system of taxing unrealized gains and losses on, and otherwise provides for special rules of taxation with respect to futures and other contracts that are Section 1256 Contracts. A Section 1256 Contract includes certain regulated futures contracts. Section 1256 Contracts held by a Fund at the end of the Fund’s taxable year will be treated for U.S. federal income tax purposes as if they were sold by the Fund at their fair market value on the last business day of the taxable year. The net gain or loss, if any, resulting from these deemed sales (known as “marking-to-market”), together with any gain or loss resulting from any actual sales of Section 1256 Contracts (or other termination of a Fund’s obligations under such contracts), must be taken into account by the Fund in computing its taxable income for the year. If a Section 1256 Contract held by a Fund at the end of a taxable year is sold in the following year, the amount of any gain or loss realized on the sale will be adjusted to reflect the gain or loss previously taken into account under the mark-to-market rules.

     Capital gains and losses from Section 1256 Contracts generally are characterized as short-term capital gains or losses to the extent of 40% of the gains or losses and as long-term capital gains or losses to the extent of 60% of the gains or losses.

Thus, Shareholders in a Fund will generally take into account their pro rata share of the long-term capital gains and losses and short-term capital gains and losses from Section 1256 Contracts held by the Fund and taken into account by the Fund in computing its taxable income. If a non-corporate taxpayer incurs a net capital loss for a year, the portion of the loss, if any, which consists of a net loss on Section 1256 Contracts may, at the election of the taxpayer, be carried back three years. A loss carried back to a year by a non-corporate taxpayer may be deducted only to the extent (1) the loss does not exceed the net gain on Section 1256 Contracts for the year and (2) the allowance of the carryback does not increase or produce a net operating loss for the year.

     In addition to the Index Futures Contracts, a Fund may invest in Financial Instruments, as described above under “Investment Objectives of the Funds.” A Fund’s investment in these Financial Instruments may have various tax consequences, requiring Shareholders in the Fund to recognize ordinary income or loss or capital gain or loss. In addition, the proper tax treatment of certain investments may not be entirely free from doubt. Potential investors should consult their tax advisors regarding an investment in the Funds.

     Allocation of the Funds’ Profits and Losses

     For U.S. federal income tax purposes, a Shareholder’s distributive share of a Fund’s income, gain, loss, deduction and other items will be determined by the applicable Trust Agreement, unless an allocation under the Trust Agreement does not have “substantial economic effect,” in which case the allocations will be determined in accordance with the “partners’ interests in the partnership.” Subject to the discussion below under “—Monthly Allocation and Revaluation Conventions” and “—Section 754 Election,” the allocations pursuant to the Trust Agreement should be considered to have substantial economic effect or deemed to be made in accordance with the partners’ interests in the partnership.

     If the allocations provided by the Trust Agreement were successfully challenged by the IRS, the amount of income or loss allocated to Shareholders in a Fund for U.S. federal income tax purposes under the Fund’s Trust Agreement could be increased or reduced or the character of the income or loss could be modified or both.

     As described in more detail below, the U.S. federal income tax rules that apply to partnerships are complex and their application is not always clear.

Additionally, the rules generally were not written for, and in some respects are difficult to apply to, publicly traded partnerships. Each Fund will apply certain assumptions and conventions intended to comply with the intent of the rules and to report income, gain, deduction, loss and credit to Shareholders in the Fund in a manner that reflects the economic gains and losses, but these assumptions and conventions may not comply with all aspects of the applicable Regulations. It is possible therefore that the IRS will successfully assert that assumptions made and/or conventions used do not satisfy the technical requirements of the Code or the Regulations and will require that tax items be adjusted or reallocated in a manner that could adversely impact Shareholders in a Fund.

Monthly Allocation and Revaluation Conventions and Transferor/Transferee Allocations

     In general, each Fund’s taxable income and losses will be determined monthly and will be apportioned among the Shareholders in the Fund in proportion to the number of Shares owned by each of them as of the close of the last trading day of the preceding month. By investing in Shares, a U.S. Shareholder agrees that, in the absence of an administrative determination or judicial ruling to the contrary, it will report income and loss under the monthly allocation and revaluation conventions described below.

     Under the monthly allocation convention, whomever is treated for U.S. federal income tax purposes as holding Shares as of the close of the last trading day of the preceding month will be treated as continuing to hold the Shares until immediately before the close of the last trading day of the following month. With respect to any Shares that were not treated as outstanding as of the close of the last trading day of the preceding month, the first person that is treated as holding such Shares (other than an underwriter or other person holding in a similar capacity) for U.S. federal income tax purposes will be treated as holding such Shares for this purpose as of the close of the last trading day of the preceding month. As a result, a Shareholder who has disposed of Shares prior to the close of the last trading day of a month may be allocated income, gain, loss and deduction realized after the date of transfer.

     Section 706 of the Code generally requires that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis. It is possible that transfers of Shares could be considered to occur for U.S. federal income tax purposes when the transfer is completed without regard to a Fund’s monthly convention for allocating income and deductions. If this were to occur, a Fund’s allocation method might be considered a monthly convention that does not literally comply with the requirement.

     If the IRS treats transfers of Shares as occurring throughout each month and a monthly convention is not allowed by the Regulations (or only applies to transfers of less than all of a Shareholder’s Shares) or if the IRS otherwise does not accept a Fund’s convention, the IRS may contend that taxable income or losses of the Fund must be reallocated among the Shareholders in the Fund. If such a contention were sustained, the Shareholders’ respective tax liabilities would be adjusted to the possible detriment of certain Shareholders. Each Fund’s Managing Owner is authorized to revise the Fund’s methods of allocation between transferors and transferees (as well as among Shareholders whose interests otherwise vary during a taxable period).

     In addition, for any month in which a creation or redemption of Shares in a Fund takes place, the Fund generally will credit or debit, respectively, the “book” capital accounts of the existing Shareholders in the Fund with any unrealized gain or loss in the Fund’s assets. This will result in the allocation of items of the Fund’s income, gain, loss, deduction and credit to existing Shareholders in the Fund to account for the difference between the tax basis and fair market value of property owned by the Fund at the time new Shares are issued or old Shares are redeemed (“reverse section 704(c) allocations”). The intended effect of these allocations is to allocate any built-in gain or loss in a Fund’s assets at the time of a creation or redemption of Shares to the Shareholders that economically have earned such gain or loss.

     As with the other allocations described above, each Fund generally will use a monthly convention for purposes of the reverse section 704(c) allocations. More specifically, each Fund generally will credit or debit, respectively, the “book” capital accounts of the existing Shareholders with any unrealized gain or loss in the Fund’s assets based on a calculation utilizing the average price of the Shares during the month in which the creation or redemption transaction takes place, rather than the fair market value of its assets at the time of such creation or redemption (the “revaluation convention”). As a result, it is possible that, for U.S. federal income tax purposes, (i) a purchaser of newly issued Shares will be allocated some or all of the unrealized gain in the Fund’s assets at the time it acquires the Shares or (ii) an existing Shareholder will not be allocated its entire share in the unrealized loss in the Fund’s assets at the time of such acquisition. Furthermore, the applicable Regulations generally require that the “book” capital accounts be adjusted based on the fair market value of partnership property on the date of adjustment and do not explicitly allow the adoption of a monthly revaluation convention.

     The Code and applicable Regulations generally require that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis, and that adjustments to “book” capital accounts be made based on the fair market value of partnership property on the date of adjustment. The Code and Regulations do not contemplate monthly allocation or revaluation conventions. If the IRS does not accept a Fund’s monthly allocation or revaluation convention, the IRS may contend that taxable income or losses of the Fund must be reallocated among the Shareholders in the Fund. If such a contention were sustained, the Shareholders’ respective tax liabilities would be adjusted to the possible detriment of certain Shareholders in the Fund. The Managing Owner of each Fund is authorized to revise the Fund’s allocation and revaluation methods in order to comply with applicable law or to allocate items of partnership income and deductions in a manner that reflects more accurately the Shareholders’ interests in the Fund.

     Section 754 Election

     Each Fund intends to make the election permitted by Section 754 of the Code. Such an election, once made, is irrevocable without the consent of the IRS. The making of the Section 754 election by a Fund will generally have the effect of requiring a purchaser of Shares in the Fund to adjust its proportionate share of the basis in the Fund’s assets, or the inside basis, pursuant to Section 743(b) of the Code to fair market value (as reflected in the purchase price for the purchaser’s Shares), as if it had acquired a direct interest in the Fund’s assets. The Section 743(b) adjustment is attributed solely to a purchaser of Shares and is not added to the bases of the Fund’s assets associated with all of the other Shareholders in the Fund. Depending on the relationship between a Shareholder’s purchase price for Shares and its unadjusted share of the Fund’s inside basis at the time of the purchase, the Section 754 election may be either advantageous or disadvantageous to the Shareholder as compared to the amount of gain or loss a Shareholder would be allocated absent the Section 754 election.

     The calculations under Section 754 of the Code are complex, and there is little legal authority concerning the mechanics of the calculations, particularly in the context of publicly traded partnerships. Therefore, assuming a Fund makes the election under Section 754 of the Code, it is expected that the Fund will apply certain conventions in determining and allocating the Section 743 basis adjustments to help reduce the complexity of those calculations and the resulting administrative costs. It is possible that the IRS will successfully assert that some or all of such conventions utilized by a Fund do not satisfy the technical requirements of the Code or the Regulations and, thus, will require different basis adjustments to be made.

     In order to make the basis adjustments permitted by Section 754, each Fund will be required to obtain information regarding each Shareholder’s secondary market transactions in Shares as well as creations and redemptions of Shares. Each Fund will seek the requested information from the record Shareholders, and, by purchasing Shares, each beneficial owner of Shares will be deemed to have consented to the provision of the information by the record owner of such beneficial owner’s Shares. Notwithstanding the foregoing, however, there can be no guarantee that any Fund will be able to obtain such information from record owners or other sources, or that the basis adjustments that any Fund makes based on the information it is able to obtain will be effective in eliminating disparity between a Shareholder’s outside basis in its Shares.

     Constructive Termination

     A Fund will experience a constructive termination for tax purposes if there is a sale or exchange of 50 percent or more of the total Shares in the Fund within a 12-month period. A constructive termination results in the closing of a Fund’s taxable year for all Shareholders in the Fund. In the case of a Shareholder reporting on a taxable year other than the taxable year used by a Fund (for the avoidance of doubt, each Fund’s taxable year ends December 31 and each Fund’s fiscal year ends June 30), the early closing of the Fund’s taxable year may result in more than 12 months of its taxable income or loss being includable in the Shareholder’s taxable income for the year of termination. A Fund would be required to make new tax elections after a termination, including a new election under Section 754. A termination could also result in penalties if a Fund were unable to determine that the termination had occurred.

     Treatment of Distributions

     Distributions of cash by a partnership are generally not taxable to the distributee to the extent the amount of cash does not exceed the distributee’s tax basis in its partnership interest. Thus, any cash distributions made by a Fund will be taxable to a Shareholder in the Fund only to the extent the distributions exceed the Shareholder’s tax basis in the Shares it is treated as owning (see “— Tax Basis in Fund Shares” below). Any cash distributions in excess of a Shareholder’s tax basis generally will be considered to be gain from the sale or exchange of the Shares (see “— Disposition of Shares” below).

     Creation and Redemption of Share Baskets

     Shareholders, other than Authorized Participants (or holders for which an Authorized Participant is acting), generally will not recognize gain or loss as a result of an Authorized Participant’s creation or redemption of a Basket. If a Fund disposes of assets in connection with the redemption of a Basket, however, the disposition may give rise to gain or loss that will be allocated in part to Shareholders in the Fund. An Authorized Participant’s creation or redemption of a Basket also may affect a Shareholder’s share of a Fund’s tax basis in its assets, which could affect the amount of gain or loss allocated to the Shareholder on the sale or disposition of portfolio assets by the Fund.

     Disposition of Shares

     If a U.S. Shareholder transfers Shares in a Fund and the transfer is a sale or other taxable disposition, the U.S. Shareholder will generally be required to recognize gain or loss measured by the difference between the amount realized on the sale and the U.S. Shareholder’s adjusted tax basis in the Shares sold. The amount realized will include an amount equal to the U.S. Shareholder’s share of the Fund’s liabilities, as well as any proceeds from the sale. The gain or loss recognized will generally be taxable as capital gain or loss. Capital gain of non-corporate U.S. Shareholders is eligible to be taxed at reduced rates where the Shares sold are considered held for more than one year. Capital gain of corporate U.S. Shareholders is taxed at the same rate as ordinary income. Any capital loss recognized by a U.S. Shareholder on a sale of Shares will generally be deductible only against capital gains, except that a non-corporate U.S. Shareholder may also offset up to

$3,000 per year of ordinary income with capital losses.

     Tax Basis in Shares

     A U.S. Shareholder’s initial tax basis in its Shares will equal the sum of (a) the amount of cash paid by the U.S. Shareholder for its Shares and (b) the U.S. Shareholder’s share of the Fund’s liabilities. A U.S. Shareholder’s tax basis in its Shares will be increased by (a) the U.S. Shareholder’s share of the Fund’s taxable income, including capital gain, (b) the U.S. Shareholder’s share of the Fund’s income, if any, that is exempt from tax and (c) any increase in the U.S. Shareholder’s share of the Fund’s liabilities. A U.S. Shareholder’s tax basis in its Shares will be decreased (but not below zero) by (a) the amount of any cash distributed (or deemed distributed) to the U.S. Shareholder, (b) the U.S. Shareholder’s share of the Fund’s losses and deductions, (c) the U.S. Shareholder’s share of the Fund’s expenditures that are neither deductible nor properly chargeable to its capital account and (d) any decrease in the U.S. Shareholder’s share of the Fund’s liabilities.

     Limitations on Interest Deductions

     The deductibility of a non-corporate U.S. Shareholder’s “investment interest expense” is generally limited to the amount of that Shareholder’s “net investment income.” Investment interest expense will generally include interest expense incurred by a Fund, if any, and investment interest expense incurred by the U.S. Shareholder on any margin account borrowing or other loan incurred to purchase or carry Shares. Net investment income includes gross income from property held for investment and amounts treated as portfolio income, such as dividends and interest, less deductible expenses, other than interest, directly connected with the production of investment income. For this purpose, any long-term capital gain or qualifying dividend income that is taxable at long-term capital gains rates is excluded from net investment income unless the U.S. Shareholder elects to pay tax on such capital gain or dividend income at ordinary income rates.

     Organization, Syndication and Other Expenses

     In general, expenses incurred that are considered “miscellaneous itemized deductions” may be deducted by a U.S. Shareholder that is an individual, estate or trust only to the extent that they exceed 2% of the adjusted gross income of the U.S. Shareholder. The Code imposes additional limitations (which limitations are currently being phased out through 2010 and rescheduled to be reinstated thereafter) on the amount of certain itemized deductions allowable to individuals, by reducing the otherwise allowable portion of such deductions by an amount equal to the lesser of:

  3% of the individual’s adjusted gross income in excess of certain threshold amounts; or

  80% of the amount of certain itemized deductions otherwise allowable for the taxable year.

     In addition, these expenses are also not deductible in determining the alternative minimum tax liability of a U.S. Shareholder. Each Fund will report its expenses on a pro rata basis to the Shareholders, and each U.S. Shareholder will determine separately to what extent they are deductible on the U.S. Shareholder’s tax return. A U.S. Shareholder’s inability to deduct all or a portion of the expenses could result in an amount of taxable income to such U.S. Shareholder with respect to a Fund that exceeds the amount of cash actually distributed to the U.S. Shareholder for the year. It is anticipated that management fees each Fund will pay will constitute miscellaneous itemized deductions.

     Under Section 709(b) of the Code, amounts paid or incurred to organize a partnership may, at the election of the partnership, be treated as deferred expenses, which are allowed as a deduction ratably over a period of 180 months. No fund has yet determined whether it will make such an election. A non-corporate U.S. Shareholder’s allocable share of the organizational expenses will constitute miscellaneous itemized deductions. Expenditures in connection with the issuance and marketing of Shares (so called “syndication fees”) are not eligible for the 180-month amortization provision and are not deductible.

     Passive Activity Income and Loss

     Individuals are subject to certain “passive activity loss” rules under Section 469 of the Code. Under these rules, losses from a passive activity generally may not be used to offset income derived from any source other than passive activities. Losses that cannot be currently used under this rule may generally be carried forward. Upon an individual’s disposition of an interest in the passive activity, the individual’s unused passive losses may generally be used to offset other (i.e., non-passive) income. Under current Regulations, income or loss from a Fund’s investments generally will not constitute income or losses from a passive activity. Therefore, income or loss realized by Shareholders in a Fund will not be available to offset a U.S. Shareholder’s passive losses or passive income from other sources.

     Reporting by the Funds to their Shareholders

     Each Fund will file a partnership tax return. Accordingly, tax information will be provided to Shareholders on Schedule K–1 for each calendar year as soon as practicable after the end of such taxable year. Each Schedule K–1 provided to a Shareholder will set forth the Shareholder’s share of the Fund’s tax items (i.e., interest income from United States Treasury securities, short-term and long-term capital gain or loss with respect to the futures contracts, and investment expenses for the year) in a manner sufficient for a U.S. Shareholder to complete its tax return with respect to its investment in the Shares.

     Each Shareholder, by its acquisition of Shares of a Fund, will be deemed to agree to allow brokers and nominees to provide to the Fund its name and address and such other information and forms as may be reasonably requested by the Fund for purposes of complying with its tax reporting and withholding obligations (and to waive any confidentiality rights with respect to the information and forms for this purpose) and to provide information or forms upon request.

     Given the lack of authority addressing structures similar to that of the Funds, it is not certain that the IRS will agree with the manner in which tax reporting by the Funds will be undertaken. Therefore, Shareholders should be aware that future IRS interpretations or revisions to Regulations could alter the manner in which tax reporting by the Funds and any nominee will be undertaken.

     Audits and Adjustments to Tax Liability

     Any challenge by the IRS to the tax treatment by a partnership of any item must be conducted at the partnership, rather than at the partner, level. A partnership ordinarily designates a “tax matters partner” (as defined under Section 6231 of the Code) as the person to receive notices and to act on its behalf in the conduct of such a challenge or audit by the IRS.

     Pursuant to the governing documents, the Managing Owner will be appointed the “tax matters partner” of each Fund for all purposes of the Code.

The tax matters partner, which is required by the Trust Agreement to notify all U.S. Shareholders of any U.S. federal income tax audit of any Fund, will have the authority under the Trust Agreement to conduct any IRS audits of the Fund’s tax returns or other tax related administrative or judicial proceedings and to settle or further contest any issues in such proceedings. The decision in any proceeding initiated by the tax matters partner will be binding on all U.S. Shareholders in the Fund. As the tax matters partner, the Managing Owner will have the right on behalf of all Shareholders in a Fund to extend the statute of limitations relating to the Shareholders’ U.S. federal income tax liabilities with respect to Fund items.

     A U.S. federal income tax audit of a Fund’s partnership tax return may result in an audit of the returns of the U.S. Shareholders, which, in turn, could result in adjustments of items of a Shareholder that are unrelated to the Fund as well as to the Fund’s related items. In particular, there can be no assurance that the IRS, upon an audit of a partnership tax return of a Fund or of an income tax return of a U.S. Shareholder, might not take a position that differs from the treatment thereof by the Fund. A U.S. Shareholder would be liable for interest on any deficiencies that resulted from any adjustments. Prospective U.S. Shareholders should also recognize that they might be forced to incur substantial legal and accounting costs in resisting any challenge by the IRS to items in their individual returns, even if the challenge by the IRS should prove unsuccessful.

Non-U.S. Shareholders

     Each Fund will conduct its activities in a manner that a non-U.S. Shareholder who is not otherwise carrying on a trade or business in the United States will not be considered to be engaged in a trade or business in the United States as a result of an investment in the Shares of a Fund. A non-U.S. Shareholder’s share of the interest income realized by a Fund on its holdings of United States Treasury securities will be exempt from U.S. withholding tax provided the non-U.S. Shareholder certifies on IRS Form W-8BEN (or other applicable form) that the Shareholder is not a U.S. person, provides name and address information and otherwise satisfies applicable documentation requirements.

     Non-U.S. Shareholders will not be subject to U.S. federal income tax on gains realized on the sale of Shares of a Fund or on the non-U.S. Shareholder’s share of the Fund’s gains. However, in the case of an individual non-U.S. Shareholder, the non-U.S. Shareholder will be subject to U.S. federal income tax on gains on the sale of Shares or the non-U.S. Shareholder’s distributive share of gains if the non-U.S. Shareholder is present in the United States for 183 days or more during a taxable year and certain other conditions are met.

     Non-U.S. Shareholders that are individuals will be subject to U.S. federal estate tax on the value of U.S. situs property owned at the time of their death (unless a statutory exemption or tax treaty exemption applies). It is unclear whether partnership interests (such as the Shares of a Fund) will be considered U.S. situs property. Accordingly, non-U.S. Shareholders may be subject to U.S. federal estate tax on all or part of the value of the Shares owned at the time of their death.

     Non-U.S. Shareholders are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in the Shares of a Fund.

Regulated Investment Companies

Investment in the Oil Bull/S&P500 Bear Fund or Gold Bull/S&P500 Bear Fund

     RICs may invest up to 25% of their assets in “qualified PTPs” and net income derived from an investment in a qualified PTP is qualifying income under the income source test applicable to entities seeking to qualify for the special tax treatment available to RICs under the Code. In addition, interests in a qualified PTP are treated as issued by such PTP and a RIC is not required to look through to the underlying partnership assets when testing compliance with the asset diversification tests applicable to RICs under the Code. Each of the Oil Bull/S&P500 Bear Fund and the Gold Bull/S&P500 Bear Fund (collectively, the “qualified PTP Funds”) anticipates that it will be a qualified PTP for any taxable year in which the Fund realizes sufficient gross income from its Light Sweet Crude Oil Futures Contracts or Gold Futures Contracts, respectively. However, qualification of a Fund as a qualified PTP depends on performance of the Fund for the particular tax year and there is no assurance that it will qualify in a given year or that future results of the qualified PTP Fund will conform to prior experience. Additionally, there is, to date, no regulatory guidance on the application of these rules, and it is possible that future guidance may adversely affect qualification of a Fund as a qualified PTP.

Investment in the S&P500 Bull/TBond Bear Fund, the TBond Bull/S&P500 Bear Fund or the S&P500 Bull/USD Bear Fund

     Each of the S&P500 Bull/TBond Bear Fund, the TBond Bull/S&P500 Bear Fund and the S&P500 Bull/USD Bear Fund (collectively, the “non-qualified PTP Funds”) anticipates that it will not be a qualified PTP. A RIC that invests in Shares of a non-qualified PTP Fund will be treated as owning a proportionate share of the non-qualified PTP Fund’s assets and will take into account its allocable share of the non-qualified PTP Fund’s items of income, gain, loss, and deduction when testing the various compliance requirements specifically applicable to RICs. Under current interpretation of the RIC qualification rules, a RIC’s allocable share of income from a non-qualified PTP Fund’s Index Futures Contracts and interest income from its investment in debt obligations should be treated as qualifying income. A RIC’s investment in the Shares of a non-qualifying PTP Fund will not be counted against the 25 percent limit on a RIC’s permitted investment in securities issued by qualified PTPs, and a RIC need not limit its investment in Shares of the non-qualified PTP Fund provided it otherwise can satisfy the RIC qualification requirements.

     General

     Each Fund will make available on the Managing Owner’s website periodic tax information designed to enable RIC investors in its Shares to make a determination as to the Fund’s status under the qualified PTP rules. RIC investors are urged to monitor their investment in a Fund and consult with a tax advisor regarding the treatment of its investment in Shares of a Fund and the impact of such an investment on their compliance with the income source and asset diversification requirements applicable to RICs.

Tax-Exempt Organizations

     An organization that is otherwise exempt from U.S. federal income tax is nonetheless subject to taxation with respect to its “unrelated business taxable income” (“UBTI”). Except as noted below with respect to certain categories of exempt income, UBTI generally includes income or gain derived (either directly or through a partnership) from a trade or business, the conduct of which is substantially unrelated to the exercise or performance of the organization’s exempt purpose or function.

     UBTI generally does not include passive investment income, such as dividends, interest and capital gains, whether realized by the organization directly or indirectly through a partnership (such as a Fund) in which it is a partner. This type of income is exempt, subject to the discussion of “unrelated debt-financed income” below, even if it is realized from securities trading activity that constitutes a trade or business.

     UBTI includes not only trade or business income or gain as described above, but also “unrelated debt-financed income.” This latter type of income generally consists of (1) income derived by an exempt organization (directly or through a partnership) from income producing property with respect to which there is “acquisition indebtedness” at any time during the taxable year and (2) gains derived by an exempt organization (directly or through a partnership) from the disposition of property with respect to which there is acquisition indebtedness at any time during the twelve-month period ending with the date of the disposition.

     All of the income realized by a Fund is expected to be short-term or long-term capital gain income, interest income or other passive investment income of the type specifically exempt from UBTI as discussed above. None of the Funds will borrow funds for the purpose of acquiring or holding any investments or otherwise incur “acquisition indebtedness” with respect to such investments. Therefore, a tax-exempt entity purchasing Shares of a Fund will not incur any UBTI by reason of its investment in the Shares or upon sale of such Shares provided that such tax-exempt entity does not borrow funds for the purpose of investing in the Shares.

Certain State and Local Taxation Matters

     Prospective Shareholders should consider, in addition to the U.S. federal income tax consequences described, potential state and local tax considerations in investing in the Shares.

     State and local laws often differ from U.S. federal income tax laws with respect to the treatment of specific items of income, gain, loss, deduction and credit. A Shareholder’s distributive share of the taxable income or loss of a Fund generally will be required to be included in determining its reportable income for state and local tax purposes in the jurisdiction in which the Shareholder is a resident. Each Fund may have income in one or more jurisdictions that will subject a Shareholder to tax

(and require a Shareholder to file an income tax return with the jurisdiction in respect to the Shareholder’s share of the income derived from that business). A prospective Shareholder should consult its tax adviser with respect to the availability of a credit for such tax in the jurisdiction in which the Shareholder is resident.

Backup Withholding

     Backup withholding is required in certain circumstances on certain payments paid to non-corporate Shareholders who do not furnish their correct taxpayer identification number (in the case of individuals, their social security number) and certain certifications, or who are otherwise subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld from payments made to a Shareholder may be refunded or credited against the Shareholder’s U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS in a timely manner.

     Shareholders should be aware that certain aspects of the U.S. federal, state and local income tax treatment regarding the purchase, ownership and disposition of Shares are not clear under existing law. Thus, Shareholders are urged to consult their own tax advisers to determine the tax consequences of ownership of the Shares in their particular circumstances, including the application of U.S. federal, state, local and foreign tax laws.

Recently Enacted Legislation

     Recently enacted legislation will (i) require certain foreign entities that are foreign financial institutions (as defined in Section 1471(d)(4) of the Code) to enter into an agreement with the IRS to disclose to the IRS the name, address and tax identification number of certain U.S. persons who own an interest in the foreign entity and require certain other foreign entities to provide certain other information; and (ii) with respect to payments made after December 31, 2012, impose a 30% withholding tax on certain payments of U.S. source income and proceeds from the sale of property that produces U.S. source interest or dividends if the foreign entity fails to enter into the agreement or satisfy its obligations under the legislation. Non-U.S. Shareholders are encouraged to consult with their own tax advisors regarding the possible implications of this legislation on an investment in a Fund.

     Other recently enacted legislation will impose a 3.8% tax on the net investment income (as defined in the Code) of certain individuals, trusts and estates, for taxable years beginning after December 31, 2012. U.S. Shareholders are encouraged to consult with their own advisors regarding the possible implications of this legislation on an investment in a Fund.

PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISERS BEFORE DECIDING WHETHER TO INVEST IN THE SHARES OF ANY FUND.

PURCHASES BY EMPLOYEE BENEFIT PLANS

     Although there can be no assurance that an investment in the Funds will achieve the investment objectives of an employee benefit plan in making such investment, futures investments have certain features which may be of interest to such a plan. For example, the futures markets are one of the few investment fields in which employee benefit plans can participate in leveraged strategies without being required to pay tax on “unrelated business taxable income.” See “Material U.S. Federal Income Tax Considerations — ‘Tax-Exempt Organizations’” at page 131. In addition, because they are not taxpaying entities, employee benefit plans are not subject to paying annual tax on profits (if any) of the Funds.

General

     The following section sets forth certain consequences under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code, which a fiduciary of an “employee benefit plan” as defined in, and subject to the fiduciary responsibility provisions of, ERISA or of a “plan” as defined in and subject to Section 4975 of the Code who has investment discretion should consider before deciding to invest the plan’s assets in the Funds (such “employee benefit plans” and “plans” being referred to herein as “Plans,” and such fiduciaries with investment discretion being referred to herein as “Plan Fiduciaries”). The following summary is not intended to be complete, but only to address certain questions under ERISA and the Code which are likely to be raised by the Plan Fiduciary’s own counsel.

     In general, the terms “employee benefit plan” as defined in ERISA and “plan” as defined in Section 4975 of the Code together refer to any plan or account of various types which provide retirement benefits or welfare benefits to an individual or to an employer’s employees and their beneficiaries. Such plans and accounts include, but are not limited to, corporate pension and profit sharing plans, “simplified employee pension plans,” Keogh plans for self-employed individuals (including partners), individual retirement accounts described in Section 408 of the Code and medical benefit plans.

     Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in the Funds, including the role that such an investment in the Funds would play in the Plan’s overall investment portfolio. Each Plan Fiduciary, before deciding to invest in the Funds, must be satisfied that such investment in the Funds is a prudent investment for the Plan, that the investments of the Plan, including the investment in the Funds, are diversified so as to minimize the risk of large losses and that an investment in the Funds complies with the documents of the Plan and related trust.

     EACH PLAN FIDUCIARY CONSIDERING ACQUIRING SHARES MUST CONSULT WITH ITS OWN LEGAL AND TAX ADVISERS BEFORE DOING SO. AN INVESTMENT IN THE FUND IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. NONE OF THE FUNDS IS INTENDED AS A COMPLETE INVESTMENT PROGRAM.

“Plan Assets”

     ERISA and a regulation issued thereunder (the “Plan Asset Rules”) contain rules for determining when an investment by a Plan in an entity will result in the underlying assets of such entity being assets of the Plan for purposes of ERISA and Section 4975 of the Code (i.e., “plan assets”). Those rules provide that assets of an entity will not be plan assets of a Plan which purchases an interest therein if certain exceptions apply, including (i) an exception applicable if the equity interest purchased is a “publicly-offered security” (the “Publicly-Offered Security Exception”) and (ii) an exception applicable if the investment by all “benefit plan investors” is not “significant” or certain other exceptions apply (the “Insignificant Participation Exception”).

     The Publicly-Offered Security Exception applies if the equity interest is a security that is (1) “freely transferable,” (2) part of a class of securities that is “widely held” and (3) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or (b) sold to the Plan as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933 and the class of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred. The Plan Asset Rules state that the determination of whether a security is “freely transferable” is to be made based on all relevant facts and circumstances. Under the Plan Asset Rules, a class of securities is “widely held” only if it is of a class of securities owned by 100 or more investors independent of the issuer and of each other.

     The Shares of the Funds should be considered to be publicly-offered securities. First, the Shares will be sold as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933, and the Shares will be timely registered under the Securities Exchange Act of 1934. Second, it appears that the Shares will be freely transferable because the Shares of the Funds will be freely tradable on NYSE Arca like any other exchange-listed security. Finally, it is anticipated that the Shares will be owned by at least 100 investors independent of the Funds and of each other. Therefore, the underlying assets of the Funds should not be considered to constitute assets of any Plan which purchases Shares.

Ineligible Purchasers

     In general, Shares may not be purchased with the assets of a Plan if the Managing Owner, the Commodity Broker, the Administrator, the Trustee, or any of their respective affiliates or any of their respective employees either: (a) has investment discretion with respect to the investment of such plan assets; (b) has authority or responsibility to give or regularly gives investment advice with respect to such plan assets, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such plan assets and that such advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to such Plan. A party that is described in clause (a) or (b) of the preceding sentence is a fiduciary under ERISA and the Code with respect to the Plan, and any such purchase might result in a “prohibited transaction” under ERISA and the Code.

     Except as otherwise set forth, the foregoing statements regarding the consequences under ERISA and the Code of an investment in the Funds are based on the provisions of the Code and ERISA as currently in effect, and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial or legislative changes will not occur that will not make the foregoing statements incorrect or incomplete.

     THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS OR HER ATTORNEY AND FINANCIAL ADVISERS AS TO THE PROPRIETY OF AN INVESTMENT IN SHARES IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN AND CURRENT TAX LAW.

PLAN OF DISTRIBUTION

     Initial Purchaser

     Timber Hill LLC is the Initial Purchaser of Shares of each Fund. On [________], 2010, the Initial Purchaser agreed to purchase and take delivery of 200,000 Shares of each Fund, which comprise the initial Baskets of each Fund, at a purchase price of $25.00 per Share ($2,500,000 per Basket), pursuant to an Initial Purchaser Agreement. Each Fund will commence trading immediately upon the Initial Purchaser’s purchase of its initial Baskets. No monies will be accepted by any Fund prior to the commencement of trading. The Initial Purchaser proposes to offer to the public these 200,000 Shares of each Fund at a per Share offering price that will vary depending upon, among other factors, the trading price of the Shares on NYSE Arca, the net asset value per Share and the supply of and demand for the Shares at the time of the offer. Shares of a Fund offered by the Initial Purchaser at different times may have different offering prices. The Initial Purchaser will not receive from a Fund, the Managing Owner or any of their affiliates, any fee or other compensation in connection with the sale of the Shares to the public.

     No Fund will bear any expenses in connection with the offering or sales of the Shares composing the initial Basket.

     The Managing Owner has agreed to indemnify the Initial Purchaser against certain liabilities, including liabilities under the Securities Act of 1933, and to contribute to payments that the Initial Purchaser may be required to make in respect thereof.

     Authorized Participants

     Each Fund will issue Shares in Baskets to Authorized Participants continuously as of noon Eastern Time on the business day immediately following the date on which a valid order to create a Basket is accepted by the applicable Fund. Shares of each Fund will be sold at the net asset value of 100,000 Shares as of the NAV Calculation Time, on the date that a valid order to create a Basket is accepted by the applicable Fund.

     Authorized Participants may offer to the public, from time-to-time, Shares of a Fund from any Baskets they create. Shares of a Fund offered to the public by Authorized Participants will be offered at a per Share offering price that will vary depending upon, among other factors, the trading price of the Shares of each Fund on NYSE Arca, the net asset value per Share and the supply of and demand for the Shares at the time of offer. Shares initially comprising the same Basket but offered by Authorized Participants to the public at different times may have different offering prices. Authorized Participants will not receive from the Funds, the Managing Owner or any of their affiliates, any fee or other compensation in connection with their sale of Shares to the public, although investors are expected to be charged a customary commission by their brokers in connection with purchases of Shares that will vary from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

     As of the date of this Prospectus, each of [_______] and [______] has executed a Participant Agreement relating to each Fund and are the only Authorized Participants.

Likelihood of Becoming a Statutory Underwriter

     Each Fund issues Shares in Baskets to Authorized Participants from time-to-time in exchange for cash. Because new Shares can be created and issued on an ongoing basis at any point during the life of each Fund, a “distribution,” as such term is used in the Securities Act, will be occurring. Both the Initial Purchaser and an Authorized Participant, other broker-dealer firm or its client will be deemed a statutory underwriter, and thus will be subject to the prospectus-delivery and liability provisions of the Securities Act, if it purchases a Basket from any Fund, breaks the Basket down into the constituent Shares and sells the Shares to its customers; or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. A determination of whether one is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to categorization as an underwriter. Both the Initial Purchaser and the Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the Securities Act.

     Dealers who are neither Authorized Participants nor “underwriters” but are participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of section 4(3)(C) of the Securities Act, would be unable to take advantage of the prospectus delivery exemption provided by section 4(3) of the Securities Act.

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Nature of Payment	Recipient	Payor	Amount of Payment	Services Provided
Selling Commission	Authorized Participants	Shareholders	Not to exceed 1% of the gross offering proceeds.	Brokering purchases and sales of the Shares and creating and redeeming Baskets for each Fund.
Distribution Services Fee	Foreside Fund Services, LLC	Shareholders	Not to exceed 2.5% of the gross offering proceeds.	Foreside’s distribution support (processing agent) services include negotiation of agreements in consultation with the Managing Owner and its counsel with authorized participants (“APs”), communication with APs on Fund requirements and operational events, provision of an AP order taking call-center and 800 telephone number, daily communication of create/redeem/restricted files to the adviser/custodian, communication of order verification and trade confirmations back to the AP and daily reconciliation of Fund shares.
Licensing and Compliance Services Fee	Foreside Fund Services, LLC	Managing Owner	Not to exceed 2.5% of the gross offering proceeds.	Compensation to the Distributor for registering certain employees of the Managing Owner in order for them to assist in marketing the Funds.
Compensation to Marketing Staff of Managing Owner	Registered Personnel of the Managing Owner	Managing Owner	Not to exceed 2.52% of the gross offering proceeds	Marketing of Shares

     For additional details see below.

     General

     Retail investors may purchase and sell Shares through traditional brokerage accounts. Investors who purchase Shares through a commission/fee-based brokerage account may pay commissions/fees charged by the brokerage account. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

     Investors intending to create or redeem Baskets through Authorized Participants in transactions not involving a broker-dealer registered in such investor’s state of domicile or residence should consult their legal advisor regarding applicable broker-dealer or securities regulatory requirements under the state securities laws prior to such creation or redemption.

     The Managing Owner has agreed to indemnify certain parties against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that such parties may be required to make in respect of those liabilities. The Trustee has agreed to reimburse such parties, solely from and to the extent of each respective Fund’s assets, for indemnification and contribution amounts due from the Managing Owner in respect of such liabilities to the extent the Managing Owner has not paid such amounts when due.

     The offering of Baskets is being made in compliance with Conduct Rule 2310 of the FINRA. Accordingly, the Authorized Participants will not make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of Shares. The maximum amount of items of value to be paid to FINRA Members in connection with the offering of the Shares by a Fund will not exceed 10%.

     The Authorized Participants will not charge a commission of greater than 1% of the gross offering proceeds of the offering (or in an amount equal to $1,000,000 of the $100,000,000 registered on the initial Registration Statements on Form S-1 in respect of each of the Funds with registration numbers 333–164754, 333–164758, 333–164757, 333–164756 and 333–164755) of each Fund in offering and selling the Shares comprising the Baskets of each Fund.

     Pursuant to the Distribution Services Agreement, each Fund will pay the Distributor for performing its duties on behalf of each Fund as provided under the Distribution Services Agreement. The Distributor will be paid an annual fee of up to $12,000 per Fund and a monthly fee of up to 0.005% per annum of each Fund’s average monthly net asset value.

     The payments by each Fund to the Distributor pursuant to the Distribution Services Agreement (including any fees and disbursements incurred by the Distributor in connection with the performance of its duties under the Distribution Services Agreement) will not exceed 2.5% of the gross offering proceeds of the offering (or in an amount equal to $2,500,000 of the $100,000,000 registered on the initial Registration Statements on Form S-1 in respect of each of the Funds with registration numbers 333–164754, 333–164758, 333–164757, 333–164756 and 333–164755).

     Pursuant to the Securities Activities and Services Agreement, Foreside Fund Services, LLC will be paid by the Managing Owner out of the Management Fee in an amount of approximately $50,000 per annum, plus any fees or disbursements incurred by Foreside Fund Services, LLC in connection with the performance of its duties on behalf of the Funds.

     In addition, pursuant to the Securities Activities and Services Agreement, payments (including any fees and disbursements incurred by the Distributor in connection with registering certain employees of the Managing Owner to assist in marketing each Fund’s Shares) to the Distributor by the Managing Owner will not exceed 2.5% of the gross offering proceeds of the offering (or in an amount equal to $2,500,000 of the $100,000,000 registered on the initial Registration Statements on Form S-1 in respect of each of the Funds with registration numbers 333–164754, 333–164758, 333–164757, 333–164756 and 333–164755).

     Compensation to certain registered personnel of the Managing Owner by the Managing Owner in connection with the marketing of each Fund’s Shares will not exceed 2.52% of the gross offering proceeds of the offering (or in an amount equal to $2,520,000 of the $100,000,000 registered on the initial Registration Statements on Form S-1 in respect of each of the Funds with registration numbers 333–164754, 333–164758, 333–164757, 333–164756 and 333–164755).

     FINRA members providing services to the Funds, in consultation with the Managing Owner, will monitor compensation received in connection with the Funds to determine if the payments described hereunder must be limited, when combined with selling commissions charged, in order to comply with the 10% limitation on total underwriters’ compensation pursuant to FINRA Rule 2310.

     The Shares of each Fund will be listed on NYSE Arca under the following symbols:

Fund	Symbol
FactorShares 2X: S&P500 Bull/TBond Bear	FSE
FactorShares 2X: TBond Bull/S&P500 Bear	FSA
FactorShares 2X: S&P500 Bull/USD Bear	FSU
FactorShares 2X: Oil Bull/S&P500 Bear	FOL
FactorShares 2X: Gold Bull/S&P500 Bear	FSG

LEGAL MATTERS

     Sidley Austin LLP has advised the Managing Owner in connection with the Shares being offered hereby. Sidley Austin LLP also advises the Managing Owner with respect to its responsibilities as managing owner of, and with respect to matters relating to each Fund. Sidley Austin LLP has prepared the sections “Material U.S. Federal Income Tax Considerations” with respect to U.S. Federal income tax matters and “Purchases By Employee Benefit Plans” with respect to ERISA. Sidley Austin LLP has not represented, nor will it represent any Fund or the Shareholders in matters relating to the Funds or any Fund and no other counsel has been engaged to act on their behalf. Certain opinions of counsel have been filed with the SEC as exhibits to the Registration Statement of which this Prospectus is a part.

     Richards, Layton & Finger, P.A., special Delaware counsel to the Funds, has advised the Funds in connection with the legality of the Shares being offered hereby.

EXPERTS

     The statements of assets and liabilities of FactorShares 2X: S&P500 Bull/TBond Bear, FactorShares 2X: TBond Bull/S&P500 Bear, FactorShares 2X: S&P500 Bull/USD Bear, FactorShares 2X: Oil Bull/S&P500 Bear and FactorShares 2X: Gold Bull/S&P500 Bear as of September 30, 2010 and the statement of financial condition as of September 30, 2010 and related statements of changes in member’s capital and cash flows for the period from November 2, 2009 (inception) to September 30, 2010 of Factor Capital Management, LLC, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

ADDITIONAL INFORMATION

     This Prospectus constitutes part of the Registration Statements filed by the Funds with the SEC in Washington, D.C. This Prospectus does not contain all of the information set forth in such Registration Statements, certain portions of which have been omitted pursuant to the rules and regulations of the SEC, including, without limitation, certain exhibits thereto (for example, the form of Participant Agreement). The descriptions contained herein of agreements included as exhibits to the Registration Statements are necessarily summaries; the exhibits themselves may be inspected without charge at the public reference facilities maintained by the SEC in Washington, D.C., and copies of all or part thereof may be obtained from the Commission upon payment of the prescribed fees. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of such site is www.sec.gov.

RECENT FINANCIAL INFORMATION AND ANNUAL REPORTS

     The Managing Owner will furnish you with an annual report of each Fund in which you are invested within 90 calendar days after the end of each Fund’s fiscal year as required by the rules and regulations of the CFTC, including, but not limited to, annual financial statements audited by independent registered public accountants and any other reports required by any other governmental authority that has jurisdiction over the activities of each Fund. Monthly account statements conforming to CFTC and NFA requirements will be posted on the Managing Owner’s website at www.factorshares.net. Additional reports may be posted on the Managing Owner’s website in the discretion of the Managing Owner or as required by regulatory authorities.

     You also will be provided with appropriate information to permit you to file your United States federal and state income tax returns (on a timely basis) with respect to your Shares. Tax information will be provided to Shareholders on Schedule K–1 for each calendar year as soon as practicable after the end of such taxable year.

PRIVACY POLICY OF THE MANAGING OWNER

     The Managing Owner collects non-public information about you from the following sources: (i) information received from you on applications or other forms; and (ii) information about your transactions with the Managing Owner and others. The Managing Owner does not disclose any non-public personal information about you to anyone, other than as set forth below, as permitted by applicable law and regulation. The Managing Owner may disclose non-public personal information about you to the Funds in which you invest. The Managing Owner may disclose non-public personal information about you to non-affiliated companies that work with the Managing Owner to service your account(s), or to provide services or process transactions that you have requested. The Managing Owner may disclose non-public personal information about you to parties representing you, such as your investment representative, your accountant, your tax adviser, or to other third parties at your direction/consent. If you decide to close your account(s) or become an inactive customer, the Managing Owner will adhere to the privacy policies and practices as described in this notice. The Managing Owner restricts access to your personal and account information to those employees who need to know that information to provide products and services to you. The Managing Owner maintains appropriate physical, electronic and procedural safeguards to guard your non-public personal information.

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Report of Independent Registered Public Accounting Firm

To the Unitholder
FactorShares 2X: S&P500 Bull/TBond Bear

We have audited the accompanying statement of assets and liabilities of FactorShares 2X: S&P500 Bull/TBond Bear (the “Fund”) as of September 30, 2010. This statement of assets and liabilities is the responsibility of the Fund's management. Our responsibility is to express an opinion on this statement of assets and liabilities based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of assets and liabilities is free of material misstatement. We were not engaged to perform an audit of the Fund’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of assets and liabilities, assessing the accounting principles used and significant estimates made by management, and evaluating the overall statement of assets and liabilities presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the statement of assets and liabilities referred to above presents fairly, in all material respects, the financial position of FactorShares 2X: S&P500 Bull/TBond Bear at September 30, 2010, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

New York, New York
November 2, 2010

FACTORSHARES 2X: S&P500 BULL/TBOND BEAR

Statement of Assets and Liabilities

September 30, 2010

Assets

Cash and Cash Equivalents	$1,000

Total Assets	$1,000

Liabilities and Shareholder’s Capital

Liabilities	$—
Shareholder’s Capital:
Units – 40 Units	$1,000

Total Liabilities and Shareholder’s Capital	$1,000

See accompanying notes to statement of assets and liabilities.

FACTORSHARES 2X: S&P500 BULL/TBOND BEAR

Notes to Statement of Assets and Liabilities

September 30, 2010

(1)

Organization

FactorShares 2X: S&P500 Bull/TBond Bear (the “Fund”), a Delaware statutory trust formed on January 26, 2010, has not yet commenced operations. The Fund will offer common units of beneficial interest in the Fund (the “Shares”) to investors (the “Shareholders”). The only capital contributed to the Fund as of March 22, 2010 is a capital contribution of $1,000 by Factor Capital Management, LLC (the “Managing Owner”) whereby 40 units (the “Units”) were issued to the Managing Owner for a capital contribution. Units are a class of units of beneficial interest of the Fund that are issued in exchange for its capital contribution to the Fund and represent units of fractional undivided beneficial interest in and ownership of the Fund. The Managing Owner, a wholly owned subsidiary of Factor Advisors, LLC, serves as the managing owner and commodity pool operator of the Fund. The Managing Owner and the Shareholders will share in any profits, losses, and expenses of the Fund in proportion to the percentage interest owned by each. From January 26, 2010 through September 30, 2010, the Fund had no operating activities.

The proceeds of the offering of Shares will be invested by the Fund in accordance with its investment objective.

The Fund is designed for investors who believe the large-cap U.S. equity market segment will increase in value relative to the long-dated U.S. Treasury market segment. The objective of the Fund is to seek to track approximately +200% of the daily return of the S&P U.S. Equity Risk Premium Total Return Index. The Fund seeks to track the spread, or the difference in daily returns, between the U.S. equity and interest rate market segments by primarily establishing a leveraged long position in the E-mini Standard and Poor’s 500 Stock Price IndexTM Futures (the “Equity Index Futures Contract”), and a leveraged short position in the 30- Year U.S. Treasury Bond Futures (the “Treasury Index Futures Contract”).

The Equity Index Futures Contract provides an exposure to a major benchmark index with respect to large- cap U.S. equities known as the S&P 500® Index. The Equity Index Futures Contract is a futures contract that provides and permits investors to invest in a substitute instrument in place of the underlying, speculate or hedge, as applicable, in large-cap U.S. equities. The Equity Index Futures Contract serves as a proxy for large-cap U.S. equities because the performance of the Equity Index Futures Contract is dependent upon and reflects the changes in the S&P 500®, which is an index that reflects the performance of each of the underlying 500 large-cap U.S. equities. The Treasury Index Futures Contract provides an exposure to the interest rate market segment with respect to 30-Year U.S. Treasury Bonds. The Treasury Index Futures Contract is a futures contract that provides and permits investors to invest in a substitute instrument in place of the underlying, speculate or hedge, as applicable, in the direction of interest rates with respect to long term Treasury Bonds. The Treasury Index Futures Contract serves as a proxy for 30-Year U.S. Treasury Bonds because the performance of the Treasury Index Futures Contract is dependent upon and reflects the changes in the price of the underlying 30-Year U.S. Treasury Bonds.

(2)

Summary of Significant Accounting Policies

(a) Basis of Accounting

      The accompanying statement of assets and liabilities has been prepared in conformity with U.S. generally accepted accounting principles.

(continued)

FACTORSHARES 2X: S&P500 BULL/TBOND BEAR

Notes to Statement of Assets and Liabilities

September 30, 2010

(b)

Use of Estimates

The preparation of the statement of assets and liabilities in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the statement of assets and liabilities. Actual results could differ from those estimates.

	(c)	Cash and Cash Equivalents The Fund defines cash and cash equivalents to be highly liquid investments, with original maturities of three months or less.

(d)

Income Taxes

The Fund will be classified as a partnership for United States federal income tax purposes. Accordingly, the Fund will not incur United States federal income taxes. No provision for federal, state, and local income taxes has been made in the accompanying statement of assets and liabilities, as investors are individually responsible for their own income taxes, if any, on their allocable share of the Fund’s income, gain, loss, deductions and other items.

(e)

Related Party Transactions

The Fund will pay the Managing Owner a management fee, monthly in arrears, in an amount equal to 0.75% per annum of the daily net asset value of the Fund (the “Management Fee”). The Management Fee will be paid in consideration of the Managing Owner’s advisory services to the Fund. From the Management Fee, the Managing Owner will be responsible for paying any license fee relating to the indexes tracked by the Fund.

Expenses incurred in connection with organizing the Fund and the offering of the Shares upon commencement of its trading operations will be paid by Factor Advisors, LLC, the parent and the sole owner of the Managing Owner. Expenses incurred in connection with the continuous offering of Shares of the Fund after the commencement of its trading operations will be paid by the Fund.

The Managing Owner has subscribed for 40 Units of the Fund in exchange for a capital contribution of $1,000 to the Fund.

(3)

The Offering of the Shares

Shares may be purchased from the Fund only by certain eligible financial institutions (the “Authorized Participants”), and only in one or more blocks of 100,000 Shares, called a Basket, although the initial Basket(s) will be purchased by an initial purchaser at $25 per Share ($2,500,000 per Basket). After the commencement of investment operations, the Fund will issue Shares in Baskets only to Authorized Participants continuously as of noon, Eastern time, on the business day immediately following the date on which a valid order to create a Basket is accepted by the Fund, at the net asset value of 100,000 Shares as of the closing time of NYSE Arca (“NYSE Arca”) or the last to close of the exchanges on which the Fund’s futures contracts are traded, whichever is later, on the date that a valid order to create a Basket is accepted by the Fund. An Authorized Participant is required to pay a transaction fee of $500 per order to create or redeem one or more Baskets of which $50 goes directly to the Custodian to compensate them for services in

(continued)

FACTORSHARES 2X: S&P500 BULL/TBOND BEAR

Notes to Statement of Assets and Liabilities

September 30, 2010

processing the creation and redemption of Baskets and $450 goes to the Fund and is recorded as other income.

(4)	Fees and Expenses

(a)

Organization and Offering Expenses

Expenses incurred in connection with organizing the Fund and expenses incurred up to the offering of its Shares upon commencement of its trading operations will be paid by Factor Advisors, LLC, the parent and the sole owner of the Managing Owner.

Expenses incurred in connection with the continuous offering of Shares of the Fund after the commencement of its trading operations will be paid by the Fund. These costs include registration fees paid to regulatory agencies and all legal, accounting, printing and other expenses associated therewith. These costs will be accounted for as a deferred charge and thereafter amortized to expense over twelve months on a straight-line basis or a shorter period if warranted.

(b)

Management Fee

The Fund will pay the Managing Owner the Management Fee as described in Note 2(e) above. The Management Fee will be paid in consideration of the Managing Owner’s advisory services. From the Management Fee, the Managing Owner will be responsible for paying any license fee relating to the indexes tracked by the Fund.

(c)

Brokerage Commissions and Fees

The Fund will pay to its commodity broker all brokerage commissions, including applicable exchange fees, National Futures Association fees, give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with its trading activities. On average, total charges paid to the commodity broker are expected to be less than $7.50 per round-turn trade, although the commodity broker’s brokerage commissions and trading fees are determined on a contract-by-contract basis. The Managing Owner does not expect brokerage commissions and fees to exceed 0.08% of the net asset value of the Fund in any year, although the actual amount of brokerage commissions and fees in any year or any part of any year may be greater. The effects of trading spreads, financing costs associated with financial instruments, and costs relating to the purchase of U.S. Treasury Securities or similar high credit quality short-term fixed-income or similar securities are not included in the forgoing analysis. For the period January 26, 2010 through September 30, 2010 the Fund had no activities incurred no brokerage commissions and related fees.

(d)

Routine Offering, Operational, Administrative and Other Ordinary Expenses

The Fund will pay all of the routine offering, operational, administrative and other ordinary expenses of the Fund, including, but not limited to, accounting and computer services, the fees and expenses of the trustee, administrator, custodian, transfer agent and distributor, legal and accounting fees and expenses, tax preparation expenses, filing fees, and printing, mailing and duplication costs. Such routine expenses are not expected to exceed 0.40% of the net asset value of the Fund in any year. For the period January 26, 2010 through September 30, 2010 the Fund had no activities incurred no routine offering, operational, administrative and other ordinary expenses.

(continued)

FACTORSHARES 2X: S&P500 BULL/TBOND BEAR

Notes to Statement of Assets and Liabilities

September 30, 2010

(e)

Extraordinary Fees and Expenses

The Fund will pay all the extraordinary fees and expenses, if any, it incurs. Extraordinary fees and expenses are fees and expenses which are non-recurring and unusual in nature, such as legal claims and liabilities, litigation costs or indemnification or other unanticipated expenses. Such extraordinary fees and expenses, by their nature, are unpredictable in terms of timing and amount. For the period January 26, 2010 through September 30, 2010 the Fund had no activities incurred no extraordinary fees and expenses.

(f)

Management Fee and Expenses to be Paid First Out of Interest Income

The Management Fee and the brokerage commissions and fees of the Fund are paid first out of interest income from the Fund’s holdings of U.S. Treasury bills and other high credit quality short-term fixed income securities on deposit with the commodity broker as margin or otherwise. To the extent interest income is not sufficient to cover the fees and expenses of the Fund during any period, the excess of such fees and expenses over such interest income will be paid out of income from futures trading, if any, or from sales of the Fund’s fixed income securities.

(5)	Termination The term of the Fund is perpetual unless terminated earlier in certain circumstances as described in the Prospectus.

(6)

Redemptions

On any business day, an Authorized Participant may place an order with the Managing Owner to redeem one or more Baskets. Redemption orders must be placed by no later than 5 hours prior to the close of NYSE Arca, which would be customarily 11:00 a.m. Eastern Time. However, from time-to-time, NYSE Arca may have an early close at 1:00 p.m. Eastern Time (e.g., day after Thanksgiving). On these days, redemption orders must be placed by no later than 8:00 a.m. Eastern Time, which would be 5 hours prior to the early close of NYSE Arca. The day on which the Managing Owner receives a valid redemption order is the redemption order date. Redemption orders are irrevocable. The redemption procedures allow Authorized Participants to redeem Baskets. Individual Shareholders may not redeem directly from the Fund. Instead, individual Shareholders may only redeem Shares in integral multiples of 100,000 and only through an Authorized Participant.

By placing a redemption order, an Authorized Participant agrees to deliver the Baskets to be redeemed through the Depository Trust Company’s (“DTC”) book entry system to the Fund not later than noon, Eastern time, on the business day immediately following the redemption order date. Prior to receipt of the redemption proceeds, an Authorized Participant’s DTC account will be charged the nonrefundable transaction fee due for the redemption order.

The redemption proceeds from the Fund consist of the cash redemption amount. The cash redemption amount is equal to the net asset value of the number of Basket(s) requested in the Authorized Participant’s redemption order as of the closing time of NYSE Arca or the last to close of the exchanges on which the Fund’s futures contracts are traded, whichever is later, on the redemption order date. The Managing Owner, on behalf of the Fund, will distribute the cash redemption amount at noon, Eastern time, on the business day

(continued)

FACTORSHARES 2X: S&P500 BULL/TBOND BEAR

Notes to Statement of Assets and Liabilities

September 30, 2010

immediately following the redemption order date through DTC to the account of the Authorized Participant as recorded on DTC’s book-entry system.

The redemption proceeds due from the Fund is delivered to the Authorized Participant at noon, Eastern time, on the business day immediately following the redemption order date if, by such time on such business day immediately following the redemption order date, the Fund’s DTC account has been credited with the Baskets to be redeemed. If the Fund’s DTC account has not been credited with all of the Baskets to be redeemed by such time, the redemption proceeds are delivered to the extent of whole Baskets received. Any remainder of the redemption proceeds is delivered on the next business day to the extent of remaining whole Baskets received if the Managing Owner receives the fee applicable to the extension of the redemption distribution date which the Managing Owner may, from time to time, determine and the remaining Baskets to be redeemed are credited to the Fund’s DTC account by noon, Eastern time, on such next business day. Any further outstanding amount of the redemption order shall be canceled. The Managing Owner is also authorized to deliver the redemption proceeds notwithstanding that the Baskets to be redeemed are not credited to the Fund’s DTC account by noon, Eastern time, on the business day immediately following the redemption order date if the Authorized Participant has collateralized its obligation to deliver the Baskets through DTC’s book-entry system on such terms as the Managing Owner may determine from time-to-time.

(7)

Subsequent Events

The Fund evaluated the need for disclosures and/or adjustments resulting from subsequent events through the date the statement of assets and liabilities were available to be issued. This evaluation did not result in any subsequent events that necessitated disclosures and/or adjustments.

Report of Independent Registered Public Accounting Firm

To the Unitholder
FactorShares 2X: TBond Bull/S&P500 Bear

We have audited the accompanying statement of assets and liabilities of FactorShares 2X: TBond Bull/S&P500 Bear (the “Fund”) as of September 30, 2010. This statement of assets and liabilities is the responsibility of the Fund's management. Our responsibility is to express an opinion on this statement of assets and liabilities based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of assets and liabilities is free of material misstatement. We were not engaged to perform an audit of the Fund’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of assets and liabilities, assessing the accounting principles used and significant estimates made by management, and evaluating the overall statement of assets and liabilities presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the statement of assets and liabilities referred to above presents fairly, in all material respects, the financial position of FactorShares 2X: TBond Bull/S&P500 Bear at September 30, 2010, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

New York, New York
November 2, 2010

FACTORSHARES 2X: TBOND BULL/S&P500 BEAR

Statement of Assets and Liabilities

September 30, 2010

Assets

Cash and Cash Equivalents	$1,000

Total Assets	$1,000

Liabilities and Shareholder’s Capital

Liabilities	$—
Shareholder’s Capital:
Units – 40 Units	$1,000

Total Liabilities and Shareholder’s Capital	$1,000

See accompanying notes to statement of assets and liabilities.

FACTORSHARES 2X: TBOND BULL/S&P500 BEAR

Notes to Statement of Assets and Liabilities

September 30, 2010

(1)

Organization

FactorShares 2X: TBond Bull/S&P500 Bear (the “Fund”), a Delaware statutory trust formed on January 26, 2010, has not yet commenced operations. The Fund will offer common units of beneficial interest in the Fund (the “Shares”) to investors (the “Shareholders”). The only capital contributed to the Fund as of March 22, 2010 is a capital contribution of $1,000 by Factor Capital Management, LLC (the “Managing Owner”) whereby 40 units (the “Units”) were issued to the Managing Owner for its capital contribution. Units are a class of units of beneficial interest of the Fund that are issued in exchange for a capital contribution to the Fund and represent units of fractional undivided beneficial interest in and ownership of the Fund. The Managing Owner, a wholly owned subsidiary of Factor Advisors, LLC, serves as the managing owner and commodity pool operator of the Fund. The Managing Owner and the Shareholders will share in any profits, losses, and expenses of the Fund in proportion to the percentage interest owned by each. From January 26, 2010 through September 30, 2010, the Fund had no operating activities.

The proceeds of the offering of Shares will be invested by the Fund in accordance with its investment objective.

The Fund is designed for investors who believe the long-dated U.S. Treasury market segment will increase in value relative to the large-cap U.S. equity market segment. The investment objective of the Fund is to seek to track approximately –200% of the daily return of the S&P U.S. Equity Risk Premium Total Return Index. The Fund seeks to track the spread, or the difference in daily returns, between the interest rate and U.S. equity market segments by primarily establishing a leveraged long position in the 30-Year U.S. Treasury Bond Futures (the “Treasury Index Futures Contract”) and a leveraged short position in the E-mini Standard and Poor’s 500 Stock Price IndexTM Futures (the “Equity Index Futures Contract”).

The Treasury Index Futures Contract provides an exposure to the interest rate market segment with respect to 30-Year U.S. Treasury Bonds. The Treasury Index Futures Contract is a futures contract that provides and permits investors to invest in a substitute instrument in place of the underlying, speculate or hedge, as applicable, in the direction of interest rates with respect to long term Treasury Bonds. The Treasury Index Futures Contract serves as a proxy for 30-Year U.S. Treasury Bonds because the performance of the Treasury Index Futures Contract is dependent upon and reflects the changes in the price of the underlying 30-Year U.S. Treasury Bonds. The Equity Index Futures Contract provides an exposure to a major benchmark index with respect to large-cap U.S. equities known as the S&P 500® Index. The Equity Index Futures Contract is a futures contract that provides and permits investors to invest in a substitute instrument in place of the underlying, speculate or hedge, as applicable, in large-cap U.S. equities. The Equity Index Futures Contract serves as a proxy for large-cap U.S. equities because the performance of the Equity Index Futures Contract is dependent upon and reflects the changes in the S&P 500®, which is an index that reflects the performance of each of the underlying 500 large-cap U.S. equities.

(2)

Summary of Significant Accounting Policies

(a) Basis of Accounting

The accompanying statement of assets and liabilities has been prepared in conformity with U.S. generally accepted accounting principles.

(continued)

FACTORSHARES 2X: TBOND BULL/S&P500 BEAR

Notes to Statement of Assets and Liabilities

September 30, 2010

(b)

Use of Estimates

The preparation of the statement of assets and liabilities in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the statement of assets and liabilities. Actual results could differ from those estimates.

	(c)	Cash and Cash Equivalents The Fund defines cash and cash equivalents to be highly liquid investments, with original maturities of three months or less.

(d)

Income Taxes

The Fund will be classified as a partnership for United States federal income tax purposes. Accordingly, the Fund will not incur United States federal income taxes. No provision for federal, state, and local income taxes has been made in the accompanying statement of assets and liabilities, as investors are individually responsible for their own income taxes, if any, on their allocable share of the Fund’s income, gain, loss, deductions and other items.

(e)

Related Party Transactions

The Fund will pay the Managing Owner a management fee, monthly in arrears, in an amount equal to 0.75% per annum of the daily net asset value of the Fund (the “Management Fee”). The Management Fee will be paid in consideration of the Managing Owner’s advisory services to the Fund. From the Management Fee, the Managing Owner will be responsible for paying any license fee relating to the indexes tracked by the Fund.

Expenses incurred in connection with organizing the Fund and the offering of the Shares upon commencement of its trading operations will be paid by Factor Advisors, LLC, the parent and the sole owner of the Managing Owner. Expenses incurred in connection with the continuous offering of Shares of the Fund after the commencement of its trading operations will be paid by the Fund.

The Managing Owner has subscribed for 40 Units of the Fund in exchange for a capital contribution of $1,000 to the Fund.

(3)

The Offering of the Shares

Shares may be purchased from the Fund only by certain eligible financial institutions (the “Authorized Participants”), and only in one or more blocks of 100,000 Shares, called a Basket, although the initial Basket(s) will be purchased by an initial purchaser at $25 per Share ($2,500,000 per Basket). After the commencement of investment operations, the Fund will issue Shares in Baskets only to Authorized Participants continuously as of noon, Eastern time, on the business day immediately following the date on which a valid order to create a Basket is accepted by the Fund, at the net asset value of 100,000 Shares as of the closing time of NYSE Arca (“NYSE Arca”) or the last to close of the exchanges on which the Fund’s futures contracts are traded, whichever is later, on the date that a valid order to create a Basket is accepted by the Fund. An Authorized Participant is required to pay a transaction fee of $500 per order to create or redeem one or more Baskets of which $50 goes directly to the Custodian to compensate them for services in

(continued)

FACTORSHARES 2X: TBOND BULL/S&P500 BEAR

Notes to Statement of Assets and Liabilities

September 30, 2010

processing the creation and redemption of Baskets and $450 goes to the Fund and is recorded as other income.

(4)	Fees and Expenses

(a)

Organization and Offering Expenses

Expenses incurred in connection with organizing the Fund and expenses incurred up to the offering of its Shares upon commencement of its trading operations will be paid by Factor Advisors, LLC, the parent and the sole owner of the Managing Owner.

Expenses incurred in connection with the continuous offering of Shares of the Fund after the commencement of its trading operations will be paid by the Fund. These costs include registration fees paid to regulatory agencies and all legal, accounting, printing and other expenses associated therewith. These costs will be accounted for as a deferred charge and thereafter amortized to expense over twelve months on a straight-line basis or a shorter period if warranted.

(b)

Management Fee

The Fund will pay the Managing Owner the Management Fee as described in Note 2(e) above. The Management Fee will be paid in consideration of the Managing Owner’s advisory services. From the Management Fee, the Managing Owner will be responsible for paying any license fee relating to the indexes tracked by the Fund.

(c)

Brokerage Commissions and Fees

The Fund will pay to its commodity broker all brokerage commissions, including applicable exchange fees, National Futures Association fees, give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with its trading activities. On average, total charges paid to the commodity broker are expected to be less than $7.50 per round-turn trade, although the commodity broker’s brokerage commissions and trading fees are determined on a contract-by-contract basis. The Managing Owner does not expect brokerage commissions and fees to exceed 0.11% of the net asset value of the Fund in any year, although the actual amount of brokerage commissions and fees in any year or any part of any year may be greater. The effects of trading spreads, financing costs associated with financial instruments, and costs relating to the purchase of U.S. Treasury Securities or similar high credit quality short-term fixed-income or similar securities are not included in the forgoing analysis. For the period January 26, 2010 through September 30, 2010 the Fund had no activities and incurred no brokerage commissions and related fees.

(d)

Routine Offering, Operational, Administrative and Other Ordinary Expenses

The Fund will pay all of the routine offering, operational, administrative and other ordinary expenses of the Fund, including, but not limited to, accounting and computer services, the fees and expenses of the trustee, administrator, custodian, transfer agent and distributor, legal and accounting fees and expenses, tax preparation expenses, filing fees, and printing, mailing and duplication costs. Such routine expenses are not expected to exceed 0.40% of the net asset value of the Fund in any year. For the period January 26, 2010 through September 30, 2010 the Fund had no activities and incurred no routine offering, operational, administrative and other ordinary expenses.

(continued)

FACTORSHARES 2X: TBOND BULL/S&P500 BEAR

Notes to Statement of Assets and Liabilities

September 30, 2010

(e)

Extraordinary Fees and Expenses

The Fund will pay all the extraordinary fees and expenses, if any, it incurs. Extraordinary fees and expenses are fees and expenses which are non-recurring and unusual in nature, such as legal claims and liabilities, litigation costs or indemnification or other unanticipated expenses. Such extraordinary fees and expenses, by their nature, are unpredictable in terms of timing and amount. For the period January 26, 2010 through September 30, 2010 the Fund had no activities and incurred no extraordinary fees and expenses.

(f)

Management Fee and Expenses to be Paid First Out of Interest Income

The Management Fee and the brokerage commissions and fees of the Fund are paid first out of interest income from the Fund’s holdings of U.S. Treasury bills and other high credit quality short-term fixed income securities on deposit with the commodity broker as margin or otherwise. To the extent interest income is not sufficient to cover the fees and expenses of the Fund during any period, the excess of such fees and expenses over such interest income will be paid out of income from futures trading, if any, or from sales of the Fund’s fixed income securities.

(5)	Termination The term of the Fund is perpetual unless terminated earlier in certain circumstances as described in the Prospectus.

(6)

Redemptions

On any business day, an Authorized Participant may place an order with the Managing Owner to redeem one or more Baskets. Redemption orders must be placed by no later than 5 hours prior to the close of NYSE Arca, which would be customarily 11:00 a.m. Eastern Time. However, from time-to-time, NYSE Arca may have an early close at 1:00 p.m. Eastern Time (e.g., day after Thanksgiving). On these days, redemption orders must be placed by no later than 8:00 a.m. Eastern Time, which would be 5 hours prior to the early close of NYSE Arca. The day on which the Managing Owner receives a valid redemption order is the redemption order date. Redemption orders are irrevocable. The redemption procedures allow Authorized Participants to redeem Baskets. Individual Shareholders may not redeem directly from the Fund. Instead, individual Shareholders may only redeem Shares in integral multiples of 100,000 and only through an Authorized Participant.

By placing a redemption order, an Authorized Participant agrees to deliver the Baskets to be redeemed through the Depository Trust Company’s (“DTC”) book entry system to the Fund not later than noon, Eastern time, on the business day immediately following the redemption order date. Prior to receipt of the redemption proceeds, an Authorized Participant’s DTC account will be charged the nonrefundable transaction fee due for the redemption order.

The redemption proceeds from the Fund consist of the cash redemption amount. The cash redemption amount is equal to the net asset value of the number of Basket(s) requested in the Authorized Participant’s redemption order as of the closing time of NYSE Arca or the last to close of the exchanges on which the Fund’s futures contracts are traded, whichever is later, on the redemption order date. The Managing Owner, on behalf of the Fund, will distribute the cash redemption amount at noon, Eastern time, on the business day immediately following the redemption order date through DTC to the account of the Authorized Participant as recorded on DTC’s book-entry system.

(continued)

FACTORSHARES 2X: TBOND BULL/S&P500 BEAR

Notes to Statement of Assets and Liabilities

September 30, 2010

The redemption proceeds due from the Fund is delivered to the Authorized Participant at noon, Eastern time, on the business day immediately following the redemption order date if, by such time on such business day immediately following the redemption order date, the Fund’s DTC account has been credited with the Baskets to be redeemed. If the Fund’s DTC account has not been credited with all of the Baskets to be redeemed by such time, the redemption proceeds are delivered to the extent of whole Baskets received. Any remainder of the redemption proceeds is delivered on the next business day to the extent of remaining whole Baskets received if the Managing Owner receives the fee applicable to the extension of the redemption distribution date which the Managing Owner may, from time to time, determine and the remaining Baskets to be redeemed are credited to the Fund’s DTC account by noon, Eastern time, on such next business day. Any further outstanding amount of the redemption order shall be canceled. The Managing Owner is also authorized to deliver the redemption proceeds notwithstanding that the Baskets to be redeemed are not credited to the Fund’s DTC account by noon, Eastern time, on the business day immediately following the redemption order date if the Authorized Participant has collateralized its obligation to deliver the Baskets through DTC’s book-entry system on such terms as the Managing Owner may determine from time-to-time.

(7)

Subsequent Events

The Fund evaluated the need for disclosures and/or adjustments resulting from subsequent events through the date the statement of assets and liabilities were available to be issued. This evaluation did not result in any subsequent events that necessitated disclosures and/or adjustments.

Report of Independent Registered Public Accounting Firm

To the Unitholder
FactorShares 2X: S&P500 Bull/USD Bear

We have audited the accompanying statement of assets and liabilities of FactorShares 2X: S&P500 Bull/USD Bear (the “Fund”) as of September 30, 2010. This statement of assets and liabilities is the responsibility of the Fund's management. Our responsibility is to express an opinion on this statement of assets and liabilities based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of assets and liabilities is free of material misstatement. We were not engaged to perform an audit of the Fund’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of assets and liabilities, assessing the accounting principles used and significant estimates made by management, and evaluating the overall statement of assets and liabilities presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the statement of assets and liabilities referred to above presents fairly, in all material respects, the financial position of FactorShares 2X: S&P500 Bull/USD Bear at September 30, 2010, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

New York, New York
November 2, 2010

FACTORSHARES 2X: S&P500 BULL/USD BEAR

Statement of Assets and Liabilities

September 30, 2010

Assets

Cash and Cash Equivalents	$1,000

Total Assets	$1,000

Liabilities and Shareholder’s Capital

Liabilities	$—
Shareholder’s Capital:
Units – 40 Units	$1,000

Total Liabilities and Shareholder’s Capital	$1,000

See accompanying notes to statement of assets and liabilities.

FACTORSHARES 2X: S&P500 BULL/USD BEAR

Notes to Statement of Assets and Liabilities

September 30, 2010

(1)

Organization

FactorShares 2X: S&P500 Bull/USD Bear (the “Fund”), a Delaware statutory trust formed on January 26, 2010, has not yet commenced operations. The Fund will offer common units of beneficial interest in the Fund (the “Shares”) to investors (the “Shareholders”). The only capital contributed to the Fund as of March 22, 2010 is a capital contribution of $1,000 by Factor Capital Management, LLC (the “Managing Owner”) whereby 40 units (the “Units”) were issued to the Managing Owner for its capital contribution. Units are a class of units of beneficial interest of the Fund that are issued in exchange for a capital contribution to the Fund and represent units of fractional undivided beneficial interest in and ownership of the Fund. The Managing Owner, a wholly owned subsidiary of Factor Advisors, LLC, serves as the managing owner and commodity pool operator of the Fund. The Managing Owner and the Shareholders will share in any profits, losses, and expenses of the Fund in proportion to the percentage interest owned by each. From January 26, 2010 through September 30, 2010, the Fund had no operating activities.

The proceeds of the offering of Shares will be invested by the Fund in accordance with its investment objective.

The Fund is designed for investors who believe the large-cap U.S. equity market segment will increase in value relative to the general indication of the international value of the U.S. dollar. The objective of the Fund is to seek to track approximately +200% of the daily return of the S&P 500® Non-US Dollar Index. The Fund seeks to track the spread, or the difference in daily returns, between the U.S. equity and currency market segments by primarily establishing a leveraged long position in the E-mini Standard and Poor’s 500 Stock Price IndexTM Futures (the “Equity Index Futures Contract”) and a leveraged short position in the U.S. Dollar Index® Futures (the “Currency Index Futures Contract”).

The Equity Index Futures Contract provides an exposure to a major benchmark index with respect to large- cap U.S. equities known as the S&P 500® Index. The Equity Index Futures Contract is a futures contract that provides and permits investors to invest in a substitute instrument in place of the underlying, speculate or hedge, as applicable, in large-cap U.S. equities. The Equity Index Futures Contract serves as a proxy for large-cap U.S. equities because the performance of the Equity Index Futures Contract is dependent upon and reflects the changes in the S&P 500®, which is an index that reflects the performance of each of the underlying 500 large-cap U.S. equities. The Currency Index Futures Contract provides an exposure to a general indication of the international value of the U.S. dollar relative to the six major world currencies — Euro, Japanese Yen, British Pound, Canadian Dollar, Swedish Krona and Swiss Franc. The Currency Index Futures Contract is a futures contract that provides and permits investors to invest in a substitute instrument in place of the underlying, speculate or hedge, as applicable, in the direction of the U.S. dollar relative to a basket of six major world currencies. The Currency Index Futures Contract serves as a proxy for the international value of the U.S. dollar relative to the six major world currencies because the performance of the Currency Index Futures Contract is dependent upon and reflects the changes in the U.S. Dollar Index (USDX®), which is an index which reflects the performance of each of the underlying basket of six major world currencies relative to the U.S. dollar.

(2)

Summary of Significant Accounting Policies

(a) Basis of Accounting

The accompanying statement of assets and liabilities has been prepared in conformity with U.S. generally accepted accounting principles.

(continued)

FACTORSHARES 2X: S&P500 BULL/USD BEAR

Notes to Statement of Assets and Liabilities

September 30, 2010

(b)

Use of Estimates

The preparation of the statement of assets and liabilities in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the statement of assets and liabilities. Actual results could differ from those estimates.

	(c)	Cash and Cash Equivalents The Fund defines cash and cash equivalents to be highly liquid investments, with original maturities of three months or less.

(d)

Income Taxes

The Fund will be classified as a partnership for United States federal income tax purposes. Accordingly, the Fund will not incur United States federal income taxes. No provision for federal, state, and local income taxes has been made in the accompanying statement of assets and liabilities, as investors are individually responsible for their own income taxes, if any, on their allocable share of the Fund’s income, gain, loss, deductions and other items.

(e)

Related Party Transactions

The Fund will pay the Managing Owner a management fee, monthly in arrears, in an amount equal to 0.75% per annum of the daily net asset value of the Fund (the “Management Fee”). The Management Fee will be paid in consideration of the Managing Owner’s advisory services to the Fund. From the Management Fee, the Managing Owner will be responsible for paying any license fee relating to the indexes tracked by the Fund.

Expenses incurred in connection with organizing the Fund and the offering of the Shares upon commencement of its trading operations will be paid by Factor Advisors, LLC, the parent and the sole owner of the Managing Owner. Expenses incurred in connection with the continuous offering of Shares of the Fund after the commencement of its trading operations will be paid by the Fund.

The Managing Owner has subscribed for 40 Units of the Fund in exchange for a capital contribution of $1,000 to the Fund.

(3)

The Offering of the Shares

Shares may be purchased from the Fund only by certain eligible financial institutions (the “Authorized Participants”), and only in one or more blocks of 100,000 Shares, called a Basket, although the initial Basket(s) will be purchased by an initial purchaser at $25 per Share ($2,500,000 per Basket). After the commencement of investment operations, the Fund will issue Shares in Baskets only to Authorized Participants continuously as of noon, Eastern time, on the business day immediately following the date on which a valid order to create a Basket is accepted by the Fund, at the net asset value of 100,000 Shares as of the closing time of NYSE Arca (“NYSE Arca”) or the last to close of the exchanges on which the Fund’s futures contracts are traded, whichever is later, on the date that a valid order to create a Basket is accepted by the Fund. An Authorized Participant is required to pay a transaction fee of $500 per order to create or redeem one or more Baskets of which $50 goes directly to the Custodian to compensate them for services in

(continued)

FACTORSHARES 2X: S&P500 BULL/USD BEAR

Notes to Statement of Assets and Liabilities

September 30, 2010

processing the creation and redemption of Baskets and $450 goes to the Fund and is recorded as other income.

(4)	Fees and Expenses

(a)

Organization and Offering Expenses

Expenses incurred in connection with organizing the Fund and expenses incurred up to the offering of its Shares upon commencement of its trading operations will be paid by Factor Advisors, LLC, the parent and the sole owner of the Managing Owner.

Expenses incurred in connection with the continuous offering of Shares of the Fund after the commencement of its trading operations will be paid by the Fund. These costs include registration fees paid to regulatory agencies and all legal, accounting, printing and other expenses associated therewith. These costs will be accounted for as a deferred charge and thereafter amortized to expense over twelve months on a straight-line basis or a shorter period if warranted.

(b)

Management Fee

The Fund will pay the Managing Owner the Management Fee as described in Note 2(e) above. The Management Fee will be paid in consideration of the Managing Owner’s advisory services. From the Management Fee, the Managing Owner will be responsible for paying any license fee relating to the indexes tracked by the Fund.

(c)

Brokerage Commissions and Fees

The Fund will pay to its commodity broker all brokerage commissions, including applicable exchange fees, National Futures Association fees, give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with its trading activities. On average, total charges paid to the commodity broker are expected to be less than $7.50 per round-turn trade, although the commodity broker’s brokerage commissions and trading fees are determined on a contract-by-contract basis. The Managing Owner does not expect brokerage commissions and fees to exceed 0.10% of the net asset value of the Fund in any year, although the actual amount of brokerage commissions and fees in any year or any part of any year may be greater. The effects of trading spreads, financing costs associated with financial instruments, and costs relating to the purchase of U.S. Treasury Securities or similar high credit quality short-term fixed-income or similar securities are not included in the forgoing analysis. For the period January 26, 2010 through September 30, 2010 the Fund had no activities and incurred no brokerage commissions and related fees.

(d)

Routine Offering, Operational, Administrative and Other Ordinary Expenses

The Fund will pay all of the routine offering, operational, administrative and other ordinary expenses of the Fund, including, but not limited to, accounting and computer services, the fees and expenses of the trustee, administrator, custodian, transfer agent and distributor, legal and accounting fees and expenses, tax preparation expenses, filing fees, and printing, mailing and duplication costs. Such routine expenses are not expected to exceed 0.40% of the net asset value of the Fund in any year. For the period January 26, 2010 through September 30, 2010 the Fund had no activities and incurred no routine offering, operational, administrative and other ordinary expenses.

(continued)

FACTORSHARES 2X: S&P500 BULL/USD BEAR

Notes to Statement of Assets and Liabilities

September 30, 2010

(e)

Extraordinary Fees and Expenses

The Fund will pay all the extraordinary fees and expenses, if any, it incurs. Extraordinary fees and expenses are fees and expenses which are non-recurring and unusual in nature, such as legal claims and liabilities, litigation costs or indemnification or other unanticipated expenses. Such extraordinary fees and expenses, by their nature, are unpredictable in terms of timing and amount. For the period January 26, 2010 through September 30, 2010 the Fund had no activities and incurred no extraordinary fees and expenses.

(f)

Management Fee and Expenses to be Paid First Out of Interest Income

The Management Fee and the brokerage commissions and fees of the Fund are paid first out of interest income from the Fund’s holdings of U.S. Treasury bills and other high credit quality short-term fixed income securities on deposit with the commodity broker as margin or otherwise. To the extent interest income is not sufficient to cover the fees and expenses of the Fund during any period, the excess of such fees and expenses over such interest income will be paid out of income from futures trading, if any, or from sales of the Fund’s fixed income securities.

(5)	Termination The term of the Fund is perpetual unless terminated earlier in certain circumstances as described in the Prospectus.

(6)

Redemptions

On any business day, an Authorized Participant may place an order with the Managing Owner to redeem one or more Baskets. Redemption orders must be placed by no later than 5 hours prior to the close of NYSE Arca, which would be customarily 11:00 a.m. Eastern Time. However, from time-to-time, NYSE Arca may have an early close at 1:00 p.m. Eastern Time (e.g., day after Thanksgiving). On these days, redemption orders must be placed by no later than 8:00 a.m. Eastern Time, which would be 5 hours prior to the early close of NYSE Arca. The day on which the Managing Owner receives a valid redemption order is the redemption order date. Redemption orders are irrevocable. The redemption procedures allow Authorized Participants to redeem Baskets. Individual Shareholders may not redeem directly from the Fund. Instead, individual Shareholders may only redeem Shares in integral multiples of 100,000 and only through an Authorized Participant.

By placing a redemption order, an Authorized Participant agrees to deliver the Baskets to be redeemed through the Depository Trust Company’s (“DTC”) book entry system to the Fund not later than noon, Eastern time, on the business day immediately following the redemption order date. Prior to receipt of the redemption proceeds, an Authorized Participant’s DTC account will be charged the nonrefundable transaction fee due for the redemption order.

The redemption proceeds from the Fund consist of the cash redemption amount. The cash redemption amount is equal to the net asset value of the number of Basket(s) requested in the Authorized Participant’s redemption order as of the closing time of NYSE Arca or the last to close of the exchanges on which the Fund’s futures contracts are traded, whichever is later, on the redemption order date. The Managing Owner, on behalf of the Fund, will distribute the cash redemption amount at noon, Eastern time, on the business day

(continued)

FACTORSHARES 2X: S&P500 BULL/USD BEAR

Notes to Statement of Assets and Liabilities

September 30, 2010

immediately following the redemption order date through DTC to the account of the Authorized Participant as recorded on DTC’s book-entry system.

The redemption proceeds due from the Fund is delivered to the Authorized Participant at noon, Eastern time, on the business day immediately following the redemption order date if, by such time on such business day immediately following the redemption order date, the Fund’s DTC account has been credited with the Baskets to be redeemed. If the Fund’s DTC account has not been credited with all of the Baskets to be redeemed by such time, the redemption proceeds are delivered to the extent of whole Baskets received. Any remainder of the redemption proceeds is delivered on the next business day to the extent of remaining whole Baskets received if the Managing Owner receives the fee applicable to the extension of the redemption distribution date which the Managing Owner may, from time to time, determine and the remaining Baskets to be redeemed are credited to the Fund’s DTC account by noon, Eastern time, on such next business day. Any further outstanding amount of the redemption order shall be canceled. The Managing Owner is also authorized to deliver the redemption proceeds notwithstanding that the Baskets to be redeemed are not credited to the Fund’s DTC account by noon, Eastern time, on the business day immediately following the redemption order date if the Authorized Participant has collateralized its obligation to deliver the Baskets through DTC’s book-entry system on such terms as the Managing Owner may determine from time-to-time.

(7)

Subsequent Events

The Fund evaluated the need for disclosures and/or adjustments resulting from subsequent events through the date the statement of assets and liabilities were available to be issued. This evaluation did not result in any subsequent events that necessitated disclosures and/or adjustments.

Report of Independent Registered Public Accounting Firm

To the Unitholder
FactorShares 2X: Oil Bull/S&P500 Bear

We have audited the accompanying statement of assets and liabilities of FactorShares 2X: Oil Bull/S&P500 Bear (the “Fund”) as of September 30, 2010. This statement of assets and liabilities is the responsibility of the Fund's management. Our responsibility is to express an opinion on this statement of assets and liabilities based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of assets and liabilities is free of material misstatement. We were not engaged to perform an audit of the Fund’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of assets and liabilities, assessing the accounting principles used and significant estimates made by management, and evaluating the overall statement of assets and liabilities presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the statement of assets and liabilities referred to above presents fairly, in all material respects, the financial position of FactorShares 2X: Oil Bull/S&P500 Bear at September 30, 2010, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

New York, New York
November 2, 2010

FACTORSHARES 2X: OIL BULL/S&P500 BEAR

Statement of Assets and Liabilities

September 30, 2010

Assets

Cash and Cash Equivalents	$1,000

Total Assets	$1,000

Liabilities and Shareholder’s Capital

Liabilities	$—
Shareholder’s Capital:
Units – 40 Units	$1,000

Total Liabilities and Shareholder’s Capital	$1,000

See accompanying notes to statement of assets and liabilities.

FACTORSHARES 2X: OIL BULL/S&P500 BEAR

Notes to Statement of Assets and Liabilities

September 30, 2010

(1)

Organization

FactorShares 2X: Oil Bull/S&P500 Bear (the “Fund”), a Delaware statutory trust formed on January 26, 2010, has not yet commenced operations. The Fund will offer common units of beneficial interest in the Fund (the “Shares”) to investors (the “Shareholders”). The only capital contributed to the Fund as of March 22, 2010 is a capital contribution of $1,000 by Factor Capital Management, LLC (the “Managing Owner”) whereby 40 units (the “Units”) were issued to the Managing Owner for its capital contribution. Units are a class of units of beneficial interest of the Fund that are issued in exchange for a capital contribution to the Fund and represent units of fractional undivided beneficial interest in and ownership of the Fund. The Managing Owner, a wholly owned subsidiary of Factor Advisors, LLC, serves as the managing owner and commodity pool operator of the Fund. The Managing Owner and the Shareholders will share in any profits, losses, and expenses of the Fund in proportion to the percentage interest owned by each. From January 26, 2010 through September 30, 2010, the Fund had no operating activities.

The proceeds of the offering of Shares will be invested by the Fund in accordance with its investment objective.

The Fund is designed for investors who believe that crude oil will increase in value relative to the large-cap U.S. equity market segment. The objective of the Fund is to seek to track approximately +200% of the daily return of the S&P Crude Oil - Equity Spread Total Return Index. The Fund seeks to track the spread, or the difference in daily returns, between the oil and U.S. equity market segments by primarily establishing a leveraged long position in the Light Sweet Crude Oil Futures (“Oil Index Futures Contract”) and a leveraged short position in the E-mini Standard and Poor’s 500 Stock Price IndexTM Futures (the “Equity Index Futures Contract”).

The Oil Index Futures Contract provides an exposure to the oil market segment with respect to light sweet crude oil. The Oil Index Futures Contract is a futures contract that provides and permits investors to invest in a substitute instrument in place of the underlying, speculate or hedge, as applicable, in the direction of the value of light sweet crude oil. The Oil Index Futures Contract serves as a proxy for light sweet crude oil because the performance of the Oil Index Futures Contract is dependent upon and reflects the changes in the price of light sweet crude oil. The Equity Index Futures Contract provides an exposure to a major benchmark index with respect to large-cap U.S. equities known as the S&P 500® Index. The Equity Index Futures Contract is a futures contract that provides and permits investors to invest in a substitute instrument in place of the underlying, speculate or hedge, as applicable, in large-cap U.S. equities. The Equity Index Futures Contract serves as a proxy for large-cap U.S. equities because the performance of the Equity Index Futures Contract is dependent upon and reflects the changes in the S&P 500®, which is an index that reflects the performance of each of the underlying 500 large-cap U.S. equities.

(2)	Summary of Significant Accounting Policies

	(a)	Basis of Accounting The accompanying statement of assets and liabilities has been prepared in conformity with U.S. generally accepted accounting principles.

(continued)

FACTORSHARES 2X: OIL BULL/S&P500 BEAR

Notes to Statement of Assets and Liabilities

September 30, 2010

(b)	Use of Estimates

The preparation of the statement of assets and liabilities in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the statement of assets and liabilities. Actual results could differ from those estimates.

	(c)	Cash and Cash Equivalents The Fund defines cash and cash equivalents to be highly liquid investments, with original maturities of three months or less.

(d)

Income Taxes

The Fund will be classified as a partnership for United States federal income tax purposes. Accordingly, the Fund will not incur United States federal income taxes. No provision for federal, state, and local income taxes has been made in the accompanying statement of assets and liabilities, as investors are individually responsible for their own income taxes, if any, on their allocable share of the Fund’s income, gain, loss, deductions and other items.

(e)

Related Party Transactions

The Fund will pay the Managing Owner a management fee, monthly in arrears, in an amount equal to 0.75% per annum of the daily net asset value of the Fund (the “Management Fee”). The Management Fee will be paid in consideration of the Managing Owner’s advisory services to the Fund. From the Management Fee, the Managing Owner will be responsible for paying any license fee relating to the indexes tracked by the Fund.

Expenses incurred in connection with organizing the Fund and the offering of the Shares upon commencement of its trading operations will be paid by Factor Advisors, LLC, the parent and the sole owner of the Managing Owner. Expenses incurred in connection with the continuous offering of Shares of the Fund after the commencement of its trading operations will be paid by the Fund.

The Managing Owner has subscribed for 40 Units of the Fund in exchange for a capital contribution of $1,000 to the Fund.

(3)

The Offering of the Shares

Shares may be purchased from the Fund only by certain eligible financial institutions (the “Authorized Participants”), and only in one or more blocks of 100,000 Shares, called a Basket, although the initial Basket(s) will be purchased by an initial purchaser at $25 per Share ($2,500,000 per Basket). After the commencement of investment operations, the Fund will issue Shares in Baskets only to Authorized Participants continuously as of noon, Eastern time, on the business day immediately following the date on which a valid order to create a Basket is accepted by the Fund, at the net asset value of 100,000 Shares as of the closing time of NYSE Arca (“NYSE Arca”) or the last to close of the exchanges on which the Fund’s futures contracts are traded, whichever is later, on the date that a valid order to create a Basket is accepted by the Fund. An Authorized Participant is required to pay a transaction fee of $500 per order to create or redeem one or more Baskets of which $50 goes directly to the Custodian to compensate them for services in

(continued)

FACTORSHARES 2X: OIL BULL/S&P500 BEAR

Notes to Statement of Assets and Liabilities

September 30, 2010

processing the creation and redemption of Baskets and $450 goes to the Fund and is recorded as other income.

(4)	Fees and Expenses

(a)

Organization and Offering Expenses

Expenses incurred in connection with organizing the Fund and expenses incurred up to the offering of its Shares upon commencement of its trading operations will be paid by Factor Advisors, LLC, the parent and the sole owner of the Managing Owner.

Expenses incurred in connection with the continuous offering of Shares of the Fund after the commencement of its trading operations will be paid by the Fund. These costs include registration fees paid to regulatory agencies and all legal, accounting, printing and other expenses associated therewith. These costs will be accounted for as a deferred charge and thereafter amortized to expense over twelve months on a straight-line basis or a shorter period if warranted.

(b)

Management Fee

The Fund will pay the Managing Owner the Management Fee as described in Note 2(e) above. The Management Fee will be paid in consideration of the Managing Owner’s advisory services. From the Management Fee, the Managing Owner will be responsible for paying any license fee relating to the indexes tracked by the Fund.

(c)

Brokerage Commissions and Fees

The Fund will pay to its commodity broker all brokerage commissions, including applicable exchange fees, National Futures Association fees, give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with its trading activities. On average, total charges paid to the commodity broker are expected to be less than $7.50 per round-turn trade, although the commodity broker’s brokerage commissions and trading fees are determined on a contract-by-contract basis. The Managing Owner does not expect brokerage commissions and fees to exceed 0.19% of the net asset value of the Fund in any year, although the actual amount of brokerage commissions and fees in any year or any part of any year may be greater. The effects of trading spreads, financing costs associated with financial instruments, and costs relating to the purchase of U.S. Treasury Securities or similar high credit quality short-term fixed-income or similar securities are not included in the forgoing analysis. For the period January 26, 2010 through September 30, 2010 the Fund had no activities and incurred no brokerage commissions and related fees.

(d)

Routine Offering, Operational, Administrative and Other Ordinary Expenses

The Fund will pay all of the routine offering, operational, administrative and other ordinary expenses of the Fund, including, but not limited to, accounting and computer services, the fees and expenses of the trustee, administrator, custodian, transfer agent and distributor, legal and accounting fees and expenses, tax preparation expenses, filing fees, and printing, mailing and duplication costs. Such routine expenses are not expected to exceed 0.40% of the net asset value of the Fund in any year. For the period January 26, 2010 through September 30, 2010 the Fund had no activities and incurred no routine offering, operational, administrative and other ordinary expenses.

(continued)

FACTORSHARES 2X: OIL BULL/S&P500 BEAR

Notes to Statement of Assets and Liabilities

September 30, 2010

(e)

Extraordinary Fees and Expenses

The Fund will pay all the extraordinary fees and expenses, if any, it incurs. Extraordinary fees and expenses are fees and expenses which are non-recurring and unusual in nature, such as legal claims and liabilities, litigation costs or indemnification or other unanticipated expenses. Such extraordinary fees and expenses, by their nature, are unpredictable in terms of timing and amount. For the period January 26, 2010 through September 30, 2010 the Fund had no activities and incurred no extraordinary fees and expenses.

(f)

Management Fee and Expenses to be Paid First Out of Interest Income

The Management Fee and the brokerage commissions and fees of the Fund are paid first out of interest income from the Fund’s holdings of U.S. Treasury bills and other high credit quality short-term fixed income securities on deposit with the commodity broker as margin or otherwise. To the extent interest income is not sufficient to cover the fees and expenses of the Fund during any period, the excess of such fees and expenses over such interest income will be paid out of income from futures trading, if any, or from sales of the Fund’s fixed income securities.

(5)	Termination The term of the Fund is perpetual unless terminated earlier in certain circumstances as described in the Prospectus.

(6)

Redemptions

On any business day, an Authorized Participant may place an order with the Managing Owner to redeem one or more Baskets. Redemption orders must be placed by no later than 5 hours prior to the close of NYSE Arca, which would be customarily 11:00 a.m. Eastern Time. However, from time-to-time, NYSE Arca may have an early close at 1:00 p.m. Eastern Time (e.g., day after Thanksgiving). On these days, redemption orders must be placed by no later than 8:00 a.m. Eastern Time, which would be 5 hours prior to the early close of NYSE Arca. The day on which the Managing Owner receives a valid redemption order is the redemption order date. Redemption orders are irrevocable. The redemption procedures allow Authorized Participants to redeem Baskets. Individual Shareholders may not redeem directly from the Fund. Instead, individual Shareholders may only redeem Shares in integral multiples of 100,000 and only through an Authorized Participant.

By placing a redemption order, an Authorized Participant agrees to deliver the Baskets to be redeemed through the Depository Trust Company’s (“DTC”) book entry system to the Fund not later than noon, Eastern time, on the business day immediately following the redemption order date. Prior to receipt of the redemption proceeds, an Authorized Participant’s DTC account will be charged the nonrefundable transaction fee due for the redemption order.

The redemption proceeds from the Fund consist of the cash redemption amount. The cash redemption amount is equal to the net asset value of the number of Basket(s) requested in the Authorized Participant’s redemption order as of the closing time of NYSE Arca or the last to close of the exchanges on which the Fund’s futures contracts are traded, whichever is later, on the redemption order date. The Managing Owner, on behalf of the Fund, will distribute the cash redemption amount at noon, Eastern time, on the business day

(continued)

FACTORSHARES 2X: OIL BULL/S&P500 BEAR

Notes to Statement of Assets and Liabilities

September 30, 2010

immediately following the redemption order date through DTC to the account of the Authorized Participant as recorded on DTC’s book-entry system.

The redemption proceeds due from the Fund is delivered to the Authorized Participant at noon, Eastern time, on the business day immediately following the redemption order date if, by such time on such business day immediately following the redemption order date, the Fund’s DTC account has been credited with the Baskets to be redeemed. If the Fund’s DTC account has not been credited with all of the Baskets to be redeemed by such time, the redemption proceeds are delivered to the extent of whole Baskets received. Any remainder of the redemption proceeds is delivered on the next business day to the extent of remaining whole Baskets received if the Managing Owner receives the fee applicable to the extension of the redemption distribution date which the Managing Owner may, from time to time, determine and the remaining Baskets to be redeemed are credited to the Fund’s DTC account by noon, Eastern time, on such next business day. Any further outstanding amount of the redemption order shall be canceled. The Managing Owner is also authorized to deliver the redemption proceeds notwithstanding that the Baskets to be redeemed are not credited to the Fund’s DTC account by noon, Eastern time, on the business day immediately following the redemption order date if the Authorized Participant has collateralized its obligation to deliver the Baskets through DTC’s book-entry system on such terms as the Managing Owner may determine from time-to-time.

(7)

Subsequent Events

The Fund evaluated the need for disclosures and/or adjustments resulting from subsequent events through the date the statement of assets and liabilities were available to be issued. This evaluation did not result in any subsequent events that necessitated disclosures and/or adjustments.

Report of Independent Registered Public Accounting Firm

To the Unitholder
FactorShares 2X: Gold Bull/S&P500 Bear

We have audited the accompanying statement of assets and liabilities of FactorShares 2X: Gold Bull/S&P500 Bear (the “Fund”) as of September 30, 2010. This statement of assets and liabilities is the responsibility of the Fund's management. Our responsibility is to express an opinion on this statement of assets and liabilities based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of assets and liabilities is free of material misstatement. We were not engaged to perform an audit of the Fund’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of assets and liabilities, assessing the accounting principles used and significant estimates made by management, and evaluating the overall statement of assets and liabilities presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the statement of assets and liabilities referred to above presents fairly, in all material respects, the financial position of FactorShares 2X: Gold Bull/S&P500 Bear at September 30, 2010, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

New York, New York
November 2, 2010

FACTORSHARES 2X: GOLD BULL/S&P500 BEAR

Statement of Assets and Liabilities

September 30, 2010

Assets

Cash and Cash Equivalents	$1,000

Total Assets	$1,000

Liabilities and Shareholder’s Capital

Liabilities	$—
Shareholder’s Capital:
Units – 40 Units	$1,000

Total Liabilities and Shareholder’s Capital	$1,000

See accompanying notes to statement of assets and liabilities.

FACTORSHARES 2X: GOLD BULL/S&P500 BEAR

Notes to Statement of Assets and Liabilities

September 30, 2010

(1)

Organization

FactorShares 2X: Gold Bull/S&P500 Bear (the “Fund”), a Delaware statutory trust formed on January 26, 2010, has not yet commenced operations. The Fund will offer common units of beneficial interest in the Fund (the “Shares”) to investors (the “Shareholders”). The only capital contributed to the Fund as of March 22, 2010 is a capital contribution of $1,000 by Factor Capital Management, LLC (the “Managing Owner”) whereby 40 units (the “Units”) were issued to the Managing Owner for its capital contribution. Units are a class of units of beneficial interest of the Fund that are issued in exchange for a capital contribution to the Fund and represent units of fractional undivided beneficial interest in and ownership of the Fund. The Managing Owner, a wholly owned subsidiary of Factor Advisors, LLC, serves as the managing owner and commodity pool operator of the Fund. The Managing Owner and the Shareholders will share in any profits, losses, and expenses of the Fund in proportion to the percentage interest owned by each. From January 26, 2010 through September 30, 2010, the Fund had no operating activities.

The proceeds of the offering of Shares will be invested by the Fund in accordance with its investment objective.

The Fund is designed for investors who believe that gold will increase in value relative to the large-cap U.S. equity market segment. The objective of the Fund is to seek to track approximately +200% of the daily return of the S&P Gold - Equity Spread Total Return Index. The Fund seeks to track the spread, or the difference in daily returns, between the gold and U.S. equity market segments by primarily establishing a leveraged long position in the Gold Futures (the “Gold Index Futures Contract”) and a leveraged short position in the E-mini Standard and Poor’s 500 Stock Price IndexTM Futures (the “Equity Index Futures Contract”).

The Gold Index Futures Contract provides an exposure to the precious metals market segment with respect to gold. The Gold Index Futures Contract is a futures contract that provides and permits investors to invest in a substitute instrument in place of the underlying, speculate or hedge, as applicable, in the direction of the value of gold. The Gold Index Futures Contract serves as a proxy for gold because the performance of the Gold Index Futures Contract is dependent upon and reflects the changes in the price of gold. The Equity Index Futures Contract provides an exposure to a major benchmark index with respect to large-cap U.S. equities known as the S&P 500® Index. The Equity Index Futures Contract is a futures contract that provides and permits investors to invest in a substitute instrument in place of the underlying, speculate or hedge, as applicable, in large-cap U.S. equities. The Equity Index Futures Contract serves as a proxy for large-cap U.S. equities because the performance of the Equity Index Futures Contract is dependent upon and reflects the changes in the S&P 500®, which is an index that reflects the performance of each of the underlying 500 large-cap U.S. equities.

(2)	Summary of Significant Accounting Policies

	(a)	Basis of Accounting The accompanying statement of assets and liabilities has been prepared in conformity with U.S. generally accepted accounting principles.

(b)

Use of Estimates

The preparation of the statement of assets and liabilities in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported

(continued)

FACTORSHARES 2X: GOLD BULL/S&P500 BEAR

Notes to Statement of Assets and Liabilities

September 30, 2010

amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the statement of assets and liabilities. Actual results could differ from those estimates.

	(c)	Cash and Cash Equivalents The Fund defines cash and cash equivalents to be highly liquid investments, with original maturities of three months or less.

(d)

Income Taxes

The Fund will be classified as a partnership for United States federal income tax purposes. Accordingly, the Fund will not incur United States federal income taxes. No provision for federal, state, and local income taxes has been made in the accompanying statement of assets and liabilities, as investors are individually responsible for their own income taxes, if any, on their allocable share of the Fund’s income, gain, loss, deductions and other items.

(e)

Related Party Transactions

The Fund will pay the Managing Owner a management fee, monthly in arrears, in an amount equal to 0.75% per annum of the daily net asset value of the Fund (the “Management Fee”). The Management Fee will be paid in consideration of the Managing Owner’s advisory services to the Fund. From the Management Fee, the Managing Owner will be responsible for paying any license fee relating to the indexes tracked by the Fund.

Expenses incurred in connection with organizing the Fund and the offering of the Shares upon commencement of its trading operations will be paid by Factor Advisors, LLC, the parent and the sole owner of the Managing Owner. Expenses incurred in connection with the continuous offering of Shares of the Fund after the commencement of its trading operations will be paid by the Fund.

The Managing Owner has subscribed for 40 Units of the Fund in exchange for a capital contribution of $1,000 to the Fund.

(3)

The Offering of the Shares

Shares may be purchased from the Fund only by certain eligible financial institutions (the “Authorized Participants”), and only in one or more blocks of 100,000 Shares, called a Basket, although the initial Basket(s) will be purchased by an initial purchaser at $25 per Share ($2,500,000 per Basket). After the commencement of investment operations, the Fund will issue Shares in Baskets only to Authorized Participants continuously as of noon, Eastern time, on the business day immediately following the date on which a valid order to create a Basket is accepted by the Fund, at the net asset value of 100,000 Shares as of the closing time of NYSE Arca (“NYSE Arca”) or the last to close of the exchanges on which the Fund’s futures contracts are traded, whichever is later, on the date that a valid order to create a Basket is accepted by the Fund. An Authorized Participant is required to pay a transaction fee of $500 per order to create or redeem one or more Baskets of which $50 goes directly to the Custodian to compensate them for services in processing the creation and redemption of Baskets and $450 goes to the Fund and is recorded as other income.

(continued)

FACTORSHARES 2X: GOLD BULL/S&P500 BEAR

Notes to Statement of Assets and Liabilities

September 30, 2010

(4)	Fees and Expenses

(a)

Organization and Offering Expenses

Expenses incurred in connection with organizing the Fund and expenses incurred up to the offering of its Shares upon commencement of its trading operations will be paid by Factor Advisors, LLC, the parent and the sole owner of the Managing Owner.

Expenses incurred in connection with the continuous offering of Shares of the Fund after the commencement of its trading operations will be paid by the Fund. These costs include registration fees paid to regulatory agencies and all legal, accounting, printing and other expenses associated therewith. These costs will be accounted for as a deferred charge and thereafter amortized to expense over twelve months on a straight-line basis or a shorter period if warranted.

(b)

Management Fee

The Fund will pay the Managing Owner the Management Fee as described in Note 2(e) above. The Management Fee will be paid in consideration of the Managing Owner’s advisory services. From the Management Fee, the Managing Owner will be responsible for paying any license fee relating to the indexes tracked by the Fund.

(c)

Brokerage Commissions and Fees

The Fund will pay to its commodity broker all brokerage commissions, including applicable exchange fees, National Futures Association fees, give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with its trading activities. On average, total charges paid to the commodity broker are expected to be less than $7.50 per round-turn trade, although the commodity broker’s brokerage commissions and trading fees are determined on a contract-by-contract basis. The Managing Owner does not expect brokerage commissions and fees to exceed 0.13% of the net asset value of the Fund in any year, although the actual amount of brokerage commissions and fees in any year or any part of any year may be greater. The effects of trading spreads, financing costs associated with financial instruments, and costs relating to the purchase of U.S. Treasury Securities or similar high credit quality short-term fixed-income or similar securities are not included in the forgoing analysis. For the period January 26, 2010 through September 30, 2010 the Fund had no activities and incurred no brokerage commissions and related fees.

(d)

Routine Offering, Operational, Administrative and Other Ordinary Expenses

The Fund will pay all of the routine offering, operational, administrative and other ordinary expenses of the Fund, including, but not limited to, accounting and computer services, the fees and expenses of the trustee, administrator, custodian, transfer agent and distributor, legal and accounting fees and expenses, tax preparation expenses, filing fees, and printing, mailing and duplication costs. Such routine expenses are not expected to exceed 0.40% of the net asset value of the Fund in any year. For the period January 26, 2010 through September 30, 2010 the Fund had no activities and incurred no routine offering, operational, administrative and other ordinary expenses.

(continued)

FACTORSHARES 2X: GOLD BULL/S&P500 BEAR

Notes to Statement of Assets and Liabilities

September 30, 2010

(e)

Extraordinary Fees and Expenses

The Fund will pay all the extraordinary fees and expenses, if any, it incurs. Extraordinary fees and expenses are fees and expenses which are non-recurring and unusual in nature, such as legal claims and liabilities, litigation costs or indemnification or other unanticipated expenses. Such extraordinary fees and expenses, by their nature, are unpredictable in terms of timing and amount. For the period January 26, 2010 through September 30, 2010 the Fund had no activities and incurred no extraordinary fees and expenses.

(f)

Management Fee and Expenses to be Paid First Out of Interest Income

The Management Fee and the brokerage commissions and fees of the Fund are paid first out of interest income from the Fund’s holdings of U.S. Treasury bills and other high credit quality short-term fixed income securities on deposit with the commodity broker as margin or otherwise. To the extent interest income is not sufficient to cover the fees and expenses of the Fund during any period, the excess of such fees and expenses over such interest income will be paid out of income from futures trading, if any, or from sales of the Fund’s fixed income securities.

(5)	Termination The term of the Fund is perpetual unless terminated earlier in certain circumstances as described in the Prospectus.

(6)

Redemptions

On any business day, an Authorized Participant may place an order with the Managing Owner to redeem one or more Baskets. Redemption orders must be placed by no later than 5 hours prior to the close of NYSE Arca, which would be customarily 11:00 a.m. Eastern Time. However, from time-to-time, NYSE Arca may have an early close at 1:00 p.m. Eastern Time (e.g., day after Thanksgiving). On these days, redemption orders must be placed by no later than 8:00 a.m. Eastern Time, which would be 5 hours prior to the early close of NYSE Arca. The day on which the Managing Owner receives a valid redemption order is the redemption order date. Redemption orders are irrevocable. The redemption procedures allow Authorized Participants to redeem Baskets. Individual Shareholders may not redeem directly from the Fund. Instead, individual Shareholders may only redeem Shares in integral multiples of 100,000 and only through an Authorized Participant.

By placing a redemption order, an Authorized Participant agrees to deliver the Baskets to be redeemed through the Depository Trust Company’s (“DTC”) book entry system to the Fund not later than noon, Eastern time, on the business day immediately following the redemption order date. Prior to receipt of the redemption proceeds, an Authorized Participant’s DTC account will be charged the nonrefundable transaction fee due for the redemption order.

The redemption proceeds from the Fund consist of the cash redemption amount. The cash redemption amount is equal to the net asset value of the number of Basket(s) requested in the Authorized Participant’s redemption order as of the closing time of NYSE Arca or the last to close of the exchanges on which the Fund’s futures contracts are traded, whichever is later, on the redemption order date. The Managing Owner, on behalf of the Fund, will distribute the cash redemption amount at noon, Eastern time, on the business day

(continued)

FACTORSHARES 2X: GOLD BULL/S&P500 BEAR

Notes to Statement of Assets and Liabilities

September 30, 2010

immediately following the redemption order date through DTC to the account of the Authorized Participant as recorded on DTC’s book-entry system.

The redemption proceeds due from the Fund is delivered to the Authorized Participant at noon, Eastern time, on the business day immediately following the redemption order date if, by such time on such business day immediately following the redemption order date, the Fund’s DTC account has been credited with the Baskets to be redeemed. If the Fund’s DTC account has not been credited with all of the Baskets to be redeemed by such time, the redemption proceeds are delivered to the extent of whole Baskets received. Any remainder of the redemption proceeds is delivered on the next business day to the extent of remaining whole Baskets received if the Managing Owner receives the fee applicable to the extension of the redemption distribution date which the Managing Owner may, from time to time, determine and the remaining Baskets to be redeemed are credited to the Fund’s DTC account by noon, Eastern time, on such next business day. Any further outstanding amount of the redemption order shall be canceled. The Managing Owner is also authorized to deliver the redemption proceeds notwithstanding that the Baskets to be redeemed are not credited to the Fund’s DTC account by noon, Eastern time, on the business day immediately following the redemption order date if the Authorized Participant has collateralized its obligation to deliver the Baskets through DTC’s book-entry system on such terms as the Managing Owner may determine from time-to-time.

(7)

Subsequent Events

The Fund evaluated the need for disclosures and/or adjustments resulting from subsequent events through the date the statement of assets and liabilities were available to be issued. This evaluation did not result in any subsequent events that necessitated disclosures and/or adjustments.

Report of Independent Registered Public Accounting Firm

To the Unitholder and Members of the Board of Managers
Factor Capital Management, LLC

We have audited the accompanying statement of financial condition of Factor Capital Management, LLC (the “Company”) as of September 30, 2010 and the related statements of changes in member’s capital and cash flows for the period from November 2, 2009 (inception) to September 30, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall statement of assets and liabilities presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Factor Capital Management, LLC at September 30, 2010, and changes in its member’s capital and its cash flows for the period from November 2, 2009 (inception) to September 30, 2010 in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

New York, New York
November 2, 2010

FACTOR CAPITAL MANAGEMENT, LLC

Statement of Financial Condition

September 30, 2010

Assets

Cash and cash equivalents	$1,000
Investment in FactorShares 2X: S&P500 Bull/TBond Bear	1,000
Investment in FactorShares 2X: TBond Bull/S&P500 Bear	1,000
Investment in FactorShares 2X: S&P500 Bull/USD Bear	1,000
Investment in FactorShares 2X: Oil Bull/S&P500 Bear	1,000
Investment in FactorShares 2X: Gold Bull/S&P500 Bear	1,000

Total assets	$6,000

Liabilities and Member’s Capital

Liabilities:	$—
Member’s Capital:	6,000

Total member’s capital	6,000

Total liabilities and member’s capital	$6,000

See accompanying notes to financial statements.

FACTOR CAPITAL MANAGEMENT, LLC

Statement of Changes in Member’s Capital

Period from November 2, 2009 (inception) to September 30, 2010

Member’s Capital, November 2, 2009 (inception):	$—
Capital contribution from Factor Advisors, LLC	6,000

Member’s capital, September 30, 2010	$6,000

See accompanying notes to financial statements.

FACTOR CAPITAL MANAGEMENT, LLC

Statement of Cash Flows

Period from November 2, 2009 (inception) to September 30, 2010

Cash flows from investing activities:
Purchase of investments in FactorShares 2X: S&P500 Bull/TBond
Bear, FactorShares 2X: TBond Bull/S&P500 Bear, FactorShares 2X:
S&P500 Bull/USD Bear, FactorShares 2X: Oil Bull/S&P500 Bear and
FactorShares 2X: Gold Bull/S&P500 Bear	(5,000)

Net cash used in investing activities	(5,000)

Cash flows from financing activities:
Capital contribution from Factor Advisors, LLC	6,000

Net cash provided by investing activities	6,000

Net change in cash and cash equivalents	1,000
Cash at November 2, 2009 (inception)	—

Cash at September 30, 2010	$1,000

See accompanying notes to financial statements.

FACTOR CAPITAL MANAGEMENT, LLC

Notes to Financial Statements

September 30, 2010

(1)

Organization and Basis of Presentation

Factor Capital Management, LLC (the “Company”), a Delaware limited liability company, was formed on November 2, 2009 and is a wholly owned subsidiary of Factor Advisors, LLC. The Company is registered as a commodity pool operator with the Commodity Futures Trading Commission and is a member of the National Futures Association. The Company serves as the managing owner of each of FactorShares 2X: S&P500 Bull/TBond Bear, FactorShares 2X: TBond Bull/S&P500 Bear, FactorShares 2X: S&P500 Bull/USD Bear, FactorShares 2X: Oil Bull/S&P500 Bear and FactorShares 2X: Gold Bull/S&P500 Bear (collectively referred to as the “Funds”) and is also the commodity pool operator for the Funds.

(2)	Summary of Significant Accounting Policies

(a)

Basis of Accounting

The accompanying financial statements have been prepared in conformity with U.S. generally accepted accounting principles. As the Company did not have any revenues or expenses during the period from November 2, 2009 (inception) to September 30, 2010, a statement of operations is not presented herein.

(b)

Use of Estimates

The preparation of the financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and revenues and expenses and disclosure of contingent assets and liabilities during the reporting period of the financial statements. Actual results could differ from those estimates.

	(c)	Cash and cash equivalents The Company defines cash and cash equivalents to be highly liquid investments, with original maturities of three months or less.

(d)

Income Taxes

As the Company does not have any revenues or expenses during the period from November 2, 2009 to September 30, 2010, no provision for United States federal or state income taxes has been made.

(e)

Related Party Transactions

Each Fund will pay the Company a management fee, monthly in arrears, in an amount equal to 0.75% per annum of the daily net asset value of such Fund (the “Management Fee”). The Management Fee will be paid in consideration of the Company’s advisory services to the Funds. From the Management Fee, the Company will be responsible for paying any license fee relating to the indexes tracked by the Funds.

Expenses incurred in connection with organizing each Fund and the offering of common units of beneficial interest in each Fund (the “Shares”) upon commencement of its trading operations will

(continued)

FACTOR CAPITAL MANAGEMENT, LLC

Notes to Financial Statements

September 30, 2010

be paid by Factor Advisors, LLC (“Factor Advisors”), the parent and the sole owner of the Company. Expenses incurred in connection with the continuous offering of Shares of each Fund after the commencement of its trading operations will be paid by each Fund. Factor Advisors will also pay all expenses incurred by the Company in connection with its organization and operation until the commencement of each Fund’s trading operations.

The Company has subscribed for 40 Units of each Fund in exchange for a capital contribution of $1,000 to each Fund. Units are a class of units of beneficial interest of a Fund that are issued in exchange for a capital contribution to a Fund and represent units of fractional undivided beneficial interest in and ownership of such Fund.

(3)

Subsequent Events

The Company evaluated the need for disclosures and/or adjustments resulting from subsequent events through the date the statement of assets and liabilities were available to be issued. This evaluation did not result in any subsequent events that necessitated disclosures and/or adjustments.

PART TWO

STATEMENT OF ADDITIONAL INFORMATION

FactorShares 2X: S&P500 Bull/TBond Bear
FactorShares 2X: TBond Bull/S&P500 Bear
FactorShares 2X: S&P500 Bull/USD Bear
FactorShares 2X: Oil Bull/S&P500 Bear
FactorShares 2X: Gold Bull/S&P500 Bear
Shares of Beneficial Interest

The Shares are speculative securities which involve the risk of loss.
Past performance is not necessarily indicative of future results.

See “The Risks You Face” beginning at page 27 in Part One.

THIS PROSPECTUS IS IN TWO PARTS:
A DISCLOSURE DOCUMENT AND A STATEMENT OFADDITIONAL INFORMATION.
THESE PARTS ARE BOUND TOGETHER, AND BOTH CONTAIN
IMPORTANT INFORMATION. YOU MUST READ THE
STATEMENT OFADDITIONAL INFORMATION
IN CONJUNCTION WITH THE
DISCLOSURE DOCUMENT.

[______], 2010

FACTOR CAPITAL MANAGEMENT, LLC
Managing Owner

PART TWO

STATEMENT OF ADDITIONAL INFORMATION

TABLE OF CONTENTS

GENERAL INFORMATION RELATING TO FACTOR ADVISORS, LLC

     Factor Advisors, LLC is a Delaware limited liability company formed on May 15, 2009. Factor Advisors, LLC has its registered office at 300 Delaware Avenue, Suite 800, Wilmington, Delaware 19801, c/o SR Services, LLC. Factor Advisors, LLC has its principal office at 1 Penn Plaza, 36th Floor, New York, New York 10119; telephone number (212) 786-7481.

     Factor Advisors, LLC is the parent company of the Managing Owner.

     The activities of Factor Advisors, LLC include the development of factor-based investment products and resources. Factor investing is an index-based approach to constructing and analyzing a portfolio according to its exposure to unique sources of risk such as equity, interest rates and currencies.

     In addition to the principals listed under the section “Description of the Shares; The Funds; Certain Material Terms of the Trust Agreements –The Managing Owner,” Mr. Richard Roll also co-founded Factor in May 2009 and serves as Director of Research of the Managing Owner. Mr. Roll does not serve as a principal of the Managing Owner. Mr. Roll is the Japan Alumni Chair Professor of Finance at UCLA Anderson, California where he has been a Professor since July 1976. Mr. Roll earned his Bachelor's degree in Aeronautical Engineering from Auburn University in 1961, and his M.B.A. in 1963 from the University of Washington. In 1968, Mr. Roll received his Ph.D. from the Graduate School of Business at the University of Chicago in economics, finance, and statistics.

THE FUTURES MARKETS

Futures Contracts

     Futures contracts are standardized contracts made on United States or foreign exchanges that call for the future delivery of specified quantities of various agricultural and tropical commodities, industrial commodities, currencies, financial instruments or metals at a specified time and place. The contractual obligations, depending upon whether one is a buyer or a seller, may be satisfied either by taking or making, as the case may be, physical delivery of an approved grade of commodity or by making an offsetting sale or purchase of an equivalent but opposite futures contract on the same, or mutually off-setting, exchange prior to the designated date of delivery. As an example of an offsetting transaction where the physical commodity is not delivered, the contractual obligation arising from the sale of one contract of December 2011 wheat on a commodity exchange may be fulfilled at any time before delivery of the commodity is required by the purchase of one contract of December 2011 wheat on the same exchange. The difference between the price at which the futures contract is sold or purchased and the price paid for the offsetting purchase or sale, after allowance for brokerage commissions, constitutes the profit or loss to the trader. Certain futures contracts, such as those for stock or other financial or economic indices approved by the CFTC or Eurodollar contracts, settle in cash (irrespective of whether any attempt is made to offset such contracts) rather than delivery of any physical commodity.

Hedgers and Speculators

     The two broad classes of persons who trade futures interest contracts are “hedgers” and “speculators.” Commercial interests, including farmers, that market or process commodities, and financial institutions that market or deal in commodities, including interest rate sensitive instruments, foreign currencies and stocks, and which are exposed to currency, interest rate and stock market risks, may use the futures markets for hedging. Hedging is a protective procedure designed to minimize losses that may occur because of price fluctuations occurring, for example, between the time a processor makes a contract to buy or sell a raw or processed commodity at a certain price and the time he must perform the contract. The futures markets enable the hedger to shift the risk of price fluctuations to the speculator. The speculator risks his capital with the hope of making profits from price fluctuations in futures interests contracts. Speculators rarely take delivery of commodities, but rather close out their positions by entering into offsetting purchases or sales of futures interests contracts. Since the speculator may take either a long or short position in the futures markets, it is possible for him to make profits or incur losses regardless of whether prices go up or down.

Futures Exchanges

     Futures exchanges provide centralized market facilities for trading futures contracts and options (but not forward contracts). Members of, and trades executed on, a particular exchange are subject to the rules of that exchange. Among the principal exchanges in the United States are the Chicago Board of Trade, the Chicago Mercantile Exchange, the New York Mercantile Exchange and ICE Futures U.S.

     Each futures exchange in the United States has an associated “clearing house.” Once trades between members of an exchange have been confirmed, the clearing house becomes substituted for each buyer and each seller of contracts traded on the exchange and, in effect, becomes the other party to each trader’s open position in the market. Thereafter, each party to a trade looks only to the clearing house for performance. The clearing house generally establishes some sort of security or guarantee fund to which all clearing members of the exchange must contribute; this fund acts as an emergency buffer that enables the clearing house, at least to a large degree, to meet its obligations with regard to the “other side” of an insolvent clearing member’s contracts. Furthermore, clearing houses require margin deposits and continuously mark positions to market to provide some assurance that their members will be able to fulfill their contractual obligations. Thus, a central function of the clearing houses is to ensure the integrity of trades, and members effecting futures transactions on an organized exchange need not worry about the solvency of the party on the opposite side of the trade; their only remaining concerns are the respective solvencies of their commodity broker and the clearing house. The clearing house “guarantee” of performance on open positions does not run to customers. If a member firm goes bankrupt, customers could lose money.

     Foreign futures exchanges differ in certain respects from their U.S. counterparts. In contrast to U.S. exchanges, certain foreign exchanges are “principals’ markets,” where trades remain the liability of the traders involved, and the exchange clearing house does not become substituted for any party.

Daily Limits

     Most U.S. futures exchanges (but generally not foreign exchanges or banks or dealers in the case of forward contracts) limit the amount of fluctuation in futures interests contract prices during a single trading day by regulation. These regulations specify what are referred to as “daily price fluctuation limits” or more commonly “daily limits.” The daily limits establish the maximum amount that the price of a futures interests contract may vary either up or down from the previous day’s settlement price. Once the daily limit has been reached in a particular futures interest, no trades may be made at a price beyond the limit. See Risk Factor (51) under the section “The Risks You Face.”

     The terms and conditions of the Index Futures Contracts that a Fund will invest in determine if such contracts are subject to “daily limits.”

Position Accountability Limits

     Futures exchanges may impose position accountability limits, or Position Accountability Limits, with respect to certain futures contracts traded on each particular futures exchange. Position Accountability Limits are triggers that bring an investor’s position(s) to the attention of the exchange. Through the application of Position Accountability Limits, exchanges can prohibit any person from holding a position of more than a specific number of such futures contracts. Under the rules of a futures exchange, an investor that holds a certain number of futures contracts may be required by the futures exchange to limit or decrease its holdings of such futures contracts pursuant to the futures exchange’s Position Accountability Limits. Position Accountability Limits are intended to diminish, eliminate or prevent sudden or unreasonable fluctuations or unwarranted changes in the prices of futures contracts. Subject to any relevant exemptions, traders may not exceed the number of futures contracts that the trader may hold under the Position Accountability Limits, either individually, or in the aggregate with other persons with whom they are under common control or ownership. Position Accountability Limits are subject to change by the relevant futures exchange.

Regulations

     Futures exchanges in the United States are subject to regulation under the Commodity Exchange Act, or CEAct, by the CFTC, the governmental agency having responsibility for regulation of futures exchanges and trading on those exchanges.

     The CEAct and the CFTC also regulate the activities of “commodity trading advisors” and “commodity pool operators” and the CFTC has adopted regulations with respect to certain of such persons’ activities. Pursuant to its authority, the CFTC requires a commodity pool operator (such as the Managing Owner) to keep accurate, current and orderly records with respect to each pool it operates. The CFTC may suspend the registration of a commodity pool operator if the CFTC finds that the operator has violated the CEAct or regulations thereunder and in certain other circumstances. Suspension, restriction or termination of the Managing Owner’s registration as a commodity pool operator would prevent it, until such time (if any) as such registration were to be reinstated, from managing, and might result in the termination of, the Funds. The CEAct gives the CFTC similar authority with respect to the activities of commodity trading advisors. The Funds themselves are not registered with the CFTC in any capacity.

     The CEAct requires all “futures commission merchants,” such as the Commodity Broker, to meet and maintain specified fitness and financial requirements, segregate customer funds from proprietary funds and account separately for all customers’ funds and positions, and to maintain specified book and records open to inspection by the staff of the CFTC.

     The CEAct also gives the states certain powers to enforce its provisions and the regulations of the CFTC.

     Shareholders are afforded certain rights for reparations under the CEAct. Shareholders may also be able to maintain a private right of action for certain violations of the CEAct. The CFTC has adopted rules implementing the reparation provisions of the CEAct which provide that any person may file a complaint for a reparations award with the CFTC for violation of the CEAct against a floor broker, futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, and their respective associated persons.

     Pursuant to authority in the CEAct, the NFA has been formed and registered with the CFTC as a “registered futures association.” At the present time, the NFA is the only non-exchange self-regulatory organization for commodities professionals. NFA members are subject to NFA standards relating to fair trade practices, financial condition, and consumer protection. As the self-regulatory body of the commodities industry, the NFA promulgates rules governing the conduct of commodity professionals and disciplines those professionals who do not comply with such standards. The CFTC has delegated to the NFA responsibility for the registration of commodity trading advisors, commodity pool operators, futures commission merchants, introducing brokers and their respective associated persons and floor brokers. The Commodity Broker and the Managing Owner are members of the NFA (the Funds themselves are not required to become members of the NFA).

     The CFTC has no authority to regulate trading on foreign commodity exchanges and markets.

Margin

     “Initial” or “original” margin is the minimum amount of funds that must be deposited by a futures trader with his commodity broker in order to initiate futures trading or to maintain an open position in futures contracts. “Maintenance” margin is the amount (generally less than initial margin) to which a trader’s account may decline before he must deliver additional margin. A margin deposit is like a cash performance bond. It helps assure the futures trader’s performance of the futures interests which contracts he purchases or sells. Futures interests are customarily bought and sold on margins that represent a very small percentage (ranging upward from less than 2%) of the purchase price of the underlying commodity being traded. Because of such low margins, price fluctuations occurring in the futures markets may create profits and losses that are greater, in relation to the amount invested, than are customary in other forms of investments. The minimum amount of margin required in connection with a particular futures interests contract is set from time-to-time by the exchange on which such contract is traded, and may be modified from time-to-time by the exchange during the term of the contract.

     Brokerage firms carrying accounts for traders in futures interests contracts may not accept lower, and generally require higher, amounts of margin as a matter of policy in order to afford further protection for themselves.

     Margin requirements are computed each day by a commodity broker. When the market value of a particular open futures interests contract position changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the commodity broker. If the margin call is not met within a reasonable time, the broker may close out a Fund’s position. With respect to the Managing Owner’s trading, only the Managing Owner, and not a Fund or its Shareholders personally, will be subject to margin calls.

EXHIBIT A

PRIVACY NOTICE

     The importance of protecting the investors’ privacy is recognized by each of FactorShares 2X: S&P500 Bull/TBond Bear, FactorShares 2X: TBond Bull/S&P500 Bear, FactorShares 2X: S&P500 Bull/USD Bear, FactorShares 2X: Oil Bull/S&P500 Bear and FactorShares 2X: Gold Bull/S&P500 Bear (collectively, the “Funds”) and Factor Capital Management, LLC (the “Managing Owner”). The Funds and the Managing Owner protect personal information they collect about you by maintaining physical, electronic and procedural safeguards to maintain the confidentiality and security of such information.

     Categories Of Information Collected. In the normal course of business, the Funds and the Managing Owner may collect the following types of information concerning investors in the Funds who are natural persons:

  Information provided in the Participant Agreements and other forms (including name, address, social security number, income and other financial-related information); and

  Data about investor transactions (such as the types of investments the investors have made and their account status).

     How the Collected Information is Used. Any and all nonpublic personal information received by the Funds or the Managing Owner with respect to the investors who are natural persons, including the information provided to the Funds by such an investor in the Participant Agreement, will not be shared with nonaffiliated third parties which are not service providers to the any of the Funds or the Managing Owner without prior notice to such investors. Such service providers include but are not limited to the Authorized Participants, the Commodity Broker, administrators, auditors and the legal advisers of the Funds. Additionally, the Funds and/or the Managing Owner may disclose such nonpublic personal information as required by applicable laws, statutes, rules and regulations of any government, governmental agency or self-regulatory organization or a court order. The same privacy policy will also apply to the Shareholders who have fully redeemed.

     For questions about the privacy policy, please contact the appropriate Fund.

[Remainder of page left blank intentionally.]

Ex. P-1

Until [______], 2010 (25 days after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

FACTORSHARES 2X: S&P500 BULL/TBOND BEAR
FACTORSHARES 2X: TBOND BULL/S&P500 BEAR
FACTORSHARES 2X: S&P500 BULL/USD BEAR
FACTORSHARES 2X: OIL BULL/S&P500 BEAR
FACTORSHARES 2X: GOLD BULL/S&P500 BEAR

PART II
Information Not Required in Prospectus

Item 13. Other Expenses of Issuance and Distribution.

     The following expenses reflect the estimated amounts required to prepare and file this Registration Statement and complete the offering of the Shares (other than selling commissions).

Approximate
Amount

Securities and Exchange Commission Registration Fee	$7,130
FINRA Filing Fee	10,500
Printing Expenses	2,000
Fees of Independent Registered Public Accounting Firm	8,000
Fees of Counsel	250,000

Total	$277,630*

* Represents an estimate of the portion of fees and expenses of the Fund that are common to this Registration Statement and the Registration Statement for each of FactorShares 2X: S&P500 Bull/TBond Bear (SEC File No. 333-164754), FactorShares 2X: TBond Bull/S&P500 Bear (SEC File No. 333-164758), FactorShares 2X: Oil Bull/S&P500 Bear (SEC File No. 333-164756) and FactorShares 2X: Gold Bull/S&P500 Bear (SEC File No. 333-164755), which are being filed concurrently with this Registration Statement.

Item 14. Indemnification of Directors and Officers.

     Section 4.7 of the Amended and Restated Declaration of Trust and Trust Agreement of each of the Funds filed as exhibits to this Registration Statement and, as amended from time-to-time, provides for the indemnification of the Managing Owner. The Managing Owner (including Covered Persons as provided under each Amended and Restated Declaration of Trust and Trust Agreement) shall be indemnified by the Funds, as the case may be, against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with its activities for the Funds, as the case may be, provided that (i) the Managing Owner was acting on behalf of or performing services for the Funds, as the case may be, and has determined, in good faith, that such course of conduct was in the best interests of the Funds, as the case may be, and such liability or loss was not the result of fraud, gross negligence, bad faith or willful misconduct, or a material breach of the Amended and Restated Declaration of Trust and Trust Agreement on the part of the Managing Owner and (ii) any such indemnification will only be recoverable from the Trust Estate (as such term is defined in the Amended and Restated Declaration of Trust and Trust Agreement). All rights to indemnification permitted therein and payment of associated expenses shall not be affected by the dissolution or other cessation to exist of the Managing Owner, or the withdrawal, adjudication of bankruptcy or insolvency of the Managing Owner, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the U.S. Code by or against the Managing Owner. The source of payments made in respect of indemnification under either Amended and Restated Declaration of Trust and Trust Agreement shall be from assets of the Funds, as the case may be.

Item 15. Recent Sales of Unregistered Securities.

     None.

Item 16. Exhibits and Financial Statement Schedules.

     The following documents (unless otherwise indicated) are filed herewith and made a part of this Registration Statement:

     (a) Exhibits. The following exhibits are filed herewith:

Exhibit
Number	Description of Document

1.1	Form of Initial Purchaser Agreement*

4.1	Form of Amended and Restated Declaration of Trust and Trust Agreement of FactorShares 2X: S&P500 Bull/USD Bear

4.2	Form of Participant Agreement*

4.3	Form of Privacy Notice (annexed to the Prospectus as Exhibit A)

5.1	Form of Opinion of Richards, Layton & Finger, P.A., as to legality

8.1	Form of Opinion of Sidley Austin LLP as to income tax matters

10.1	Form of Brokerage Agreement*

10.2	Form of Administration Agreement*

10.3	Form of Custodian Agreement*

10.4	Form of Transfer Agency and Service Agreement*

10.5	Form of Distribution Services Agreement*

23.1	Form of Consent of Sidley Austin LLP is included as part of this Registration Statement

23.2	Form of Consent of Richards, Layton & Finger, P.A., is included as part of Exhibit 5.1 to this Registration Statement

23.3	Form of Consent of Sidley Austin LLP as tax counsel is included as part of Exhibit 8.1 to this Registration Statement

23.4.1	Consent of Ernst & Young, LLP, Independent Registered Public Accounting Firm, is included as part of this Registration Statement

23.4.2	Consent of Ernst & Young, LLP, Independent Registered Public Accounting Firm, is included as part of this Registration Statement

23.4.3	Consent of Ernst & Young, LLP, Independent Registered Public Accounting Firm, is included as part of this Registration Statement

23.4.4	Consent of Ernst & Young, LLP, Independent Registered Public Accounting Firm, is included as part of this Registration Statement

23.4.5	Consent of Ernst & Young, LLP, Independent Registered Public Accounting Firm, is included as part of this Registration Statement

24.1	Power of Attorney (included on the signature page to this registration statement)

* Previously filed as an exhibit to Pre-Effective Amendment No. 2 to Form S-1 on August 17, 2010 and incorporated herein by reference.

     (b) The following financial statements are included in the Prospectus:

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, That:

(A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S–8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

(B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S–3 or Form F–3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

	(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

	(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

	(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

(a) The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

	(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

	(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

	(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to officers, directors or controlling persons of the registrant pursuant to the provisions described in Item 14 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by an officer, director, or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such officer, director or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Managing Owner of the Registrant has duly caused this Pre-Effective Amendment No. 3 to the Registration Statement on Form S-1 to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the 3rd day of November, 2010.

FactorShares 2X: S&P500 Bull/USD Bear

By:	Factor Capital Management, LLC,
its Managing Owner

By:	/s/ Karlheinz Muhr
Name: Karlheinz Muhr
Title: Chairman

By:	/s/ Stuart J. Rosenthal
Name: Stuart J. Rosenthal
Title: Chief Executive Officer

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that Karlheinz Muhr constitutes and appoints Stuart J. Rosenthal as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution and revocation, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he or she might or could do in person, lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 3 to the Registration Statement on Form S-1 has been signed by the following persons on behalf of the Managing Owner of the Registrant in the capacities and on the date indicated.

Factor Capital Management, LLC,
Managing Owner Of the Registrant

/s/ Karlheinz Muhr	Chairman	November 3, 2010
Name: Karlheinz Muhr

/s/ Stuart J. Rosenthal	Chief Executive Officer	November 3, 2010
Name: Stuart J. Rosenthal

/s/ Mary Byra	Principal Financial Officer	November 3, 2010
Name: Mary Byra

     (Being principal executive officer, the principal financial and accounting officer and all of the managers of the Board of Managers of Factor Capital Management, LLC)

Factor Capital Management, LLC,
Managing Owner Of the Registrant

/s/ Karlheinz Muhr	Chairman	November 3, 2010
Name: Karlheinz Muhr

/s/ Stuart J. Rosenthal	Chief Executive Officer	November 3, 2010
Name: Stuart J. Rosenthal

/s/ Mary Byra	Principal Financial Officer	November 3, 2010
Name: Mary Byra